                                                Filed Pursuant to Rule 424(b)(1)
                                                Registration No. 333-12521



PROSPECTUS

                                9,843,750 Shares

                              Steel Dynamics, Inc.
                                  COMMON STOCK
                            ------------------------
OF THE 9,843,750 SHARES OF COMMON STOCK BEING OFFERED HEREBY, 9,375,000 SHARES ARE BEING SOLD BY THE COMPANY AND 468,750 SHARES ARE BEING SOLD BY THE SELLING
 STOCKHOLDERS. SEE "PRINCIPAL AND SELLING STOCKHOLDERS." THE COMPANY WILL NOT
   RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF THE SHARES OF COMMON STOCK
     BY THE SELLING STOCKHOLDERS. OF THE 9,843,750 SHARES OF COMMON STOCK
      BEING OFFERED, 7,875,000 SHARES ARE BEING OFFERED INITIALLY IN THE
       UNITED STATES AND CANADA BY THE U.S. UNDERWRITERS AND 1,968,750
       SHARES ARE BEING OFFERED INITIALLY OUTSIDE THE UNITED STATES AND
        CANADA BY THE INTERNATIONAL UNDERWRITERS. SEE "UNDERWRITERS."
         PRIOR TO THE OFFERINGS, THERE HAS BEEN NO PUBLIC MARKET FOR
          THE COMMON STOCK OF THE COMPANY. SEE "UNDERWRITERS" FOR A
           DISCUSSION OF THE FACTORS CONSIDERED IN DETERMINING THE
                        INITIAL PUBLIC OFFERING PRICE.
                           ------------------------

   THE COMMON STOCK HAS BEEN APPROVED FOR QUOTATION ON THE NASDAQ NATIONAL MARKET, SUBJECT TO OFFICIAL NOTICE OF ISSUANCE, UNDER THE SYMBOL "STLD."

                            ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR INFORMATION THAT SHOULD BE
                      CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                            ------------------------
                               PRICE $16 A SHARE
                            ------------------------

                                                          UNDERWRITING                        PROCEEDS TO
                                          PRICE TO       DISCOUNTS AND      PROCEEDS TO         SELLING
                                           PUBLIC        COMMISSIONS(1)      COMPANY(2)       STOCKHOLDERS
                                      ----------------  ----------------  ----------------  ----------------
Per Share...........................       $16.00             $.92             $15.08            $15.08
Total(3)............................    $157,500,000       $9,056,250       $141,375,000       $7,068,750

------------
    (1) The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriters."
    (2) Before deducting expenses payable by the Company estimated at $875,000.
    (3) Certain stockholders have granted the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of 1,476,562 additional Shares of Common Stock at the price to public less underwriting discounts and commissions, for the purpose of covering over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions, proceeds to Company and proceeds to Selling Stockholders will be $181,124,992.00, $10,414,687.04, $141,375,000.00 and
        $29,335,304.96, respectively. See "Underwriters."
                            ------------------------
    The Shares are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Shearman & Sterling, counsel for the Underwriters. It is expected that delivery of the Shares will be made on or about November 27, 1996 at the office of Morgan Stanley & Co. Incorporated, New York, N.Y., against payment therefor in immediately available funds.
                            ------------------------

MORGAN STANLEY & CO.                             PAINEWEBBER INCORPORATED
   Incorporated

McDONALD & COMPANY                               SALOMON BROTHERS INC
   Securities, Inc.


November 21, 1996

[Various photographs of mini-mill equipment]

THE EXISTING MILL
JANUARY 1996

- Twin Shell, 195t, AC, Electric Arc Furnace Battery
- Ladle Metallurgy Facility, Desulphurization
- SMS, Thin-Slab Caster
- Tunnel Furnace for Direct Charge
- Six Stand, SMS Hot Mill, Single Downcoiler
- CAPACITY @ 1,400,000 TONS


THE COLD MILL PROJECT
MID 1997

- Continuous Pickle Line
- Hot-Rolled Products Galvanizing Line
- Semi-Tandem 2-Stand Reversing Cold-Rolling Mill
- Cold-Rolled Products Galvanizing Line
- Batch Annealing Furnaces
- Temper Mill
- PLANNED CAPACITY @ 1,000,000 TONS


THE IRON DYNAMICS PROJECT
LATE 1998

- Pelletizing Plant
- Rotary Hearth Reduction Furnace
- PLANNED DRI CAPACITY @ 520,000 TONNES


THE CASTER PROJECT
LATE 1998

- Second Hybrid Electric Arc Furnace
- Second Thin-Slab Caster
- Second Tunnel Furnace
- Second Downcoiler
- PLANNED INCREMENTAL CAPACITY @ 1,000,000 TONS



[[LOGO] SDI
STEEL DYNAMICS, INC.]


     IN CONNECTION WITH THE OFFERINGS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDER OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREBY SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

     For investors outside the United States: No action has been or will be taken in any jurisdiction by the Company, any Selling Stockholder or any Underwriter that would permit a public offering of the Common Stock or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company, the Selling Stockholders and the Underwriters to inform themselves about, and to observe any restrictions as to, the offering of the Common Stock and the distribution of this Prospectus.
                            ------------------------

     In this Prospectus, references to "dollar" and "$" are to United States dollars, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.
                            ------------------------

     Until December 16, 1996 (25 days after the date of this Prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.
                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    4
Risk Factors..........................   10
Use of Proceeds.......................   18
Dividend Policy.......................   18
Dilution..............................   19
Capitalization........................   20
Selected Consolidated Financial
  Data................................   21
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   22
Business..............................   29
Management............................   52
Certain Transactions..................   62

                                        PAGE
                                        ----
Principal and Selling Stockholders....   65
Description of Certain Indebtedness...   67
Description of Capital Stock..........   69
Shares Eligible for Future Sale.......   72
Certain United States Federal Tax
  Consequences for Non-United States
  Holders.............................   74
Underwriters..........................   77
Legal Matters.........................   80
Experts...............................   81
Available Information.................   81
Index to Consolidated Financial
  Statements..........................  F-1

                            ------------------------

     The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited by its independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited consolidated financial information.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the Company's Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise indicates, "Steel Dynamics," "SDI" or the "Company" means Steel Dynamics, Inc. and its consolidated subsidiaries. "Common Stock" means the Company's Common Stock, par value $.01 per share. Unless otherwise indicated, the information contained in this Prospectus (i) assumes that the U.S. Underwriters' over-allotment option is not exercised and (ii) gives effect to a
28.06 for 1.00 split of the Common Stock effected in November 1996. As used in this Prospectus, the term "tonne" means a metric tonne, equal to 2,204.6 pounds, and the term "ton" means a net ton, equal to 2,000 pounds. Certain information contained in this summary and elsewhere in this Prospectus, including information with respect to the Company's plans and strategy for its business, are forward-looking statements. For a discussion of important factors which could cause actual results to differ materially from the forward-looking statements contained herein, see "Risk Factors."

                                  THE COMPANY

OVERVIEW

     Steel Dynamics owns and operates a new, state-of-the-art flat-rolled steel mini-mill, which commenced operations in January 1996. The Company was founded by executives and managers who pioneered the development of thin-slab/flat-rolled compact strip production ("CSP") technology and directed the construction and operation of the world's first thin-slab/flat-rolled mini-mill. Building upon their past experience with CSP technology, management founded SDI to produce steel more efficiently, at a lower cost and of higher quality. Steel Dynamics' goal is to become the low cost producer of a broad range of flat-rolled steel products, including hot-rolled, cold-rolled and galvanized sheet, and to serve more markets than any other flat-rolled mini-mill. In addition, the Company intends to participate in the development and use of new technologies to produce a broad range of steel products.

     The Company was founded in September 1993 by Keith E. Busse, Mark D. Millett and Richard P. Teets, Jr. Steel Dynamics commenced construction of the mini-mill in October 1994 and commissioned it in December 1995. The Company believes that this 14-month construction period is the fastest ever for this kind of facility. In addition, the Company believes that the approximately $275.7 million initial capital cost of its mini-mill is approximately $75.0 million, or approximately 20%, less than the cost of comparable mini-mills currently operating. Actual production at the mini-mill of primary grade steel commenced on January 2, 1996. The mill achieved an annualized production rate of 930,000 tons by the end of September 1996, or 66% of its capacity of 1.4 million tons, making the mini-mill's start-up and ramp-up the fastest in the industry.

     Pursuant to the Company's plan to develop downstream processing facilities to produce further value-added steel products, Steel Dynamics is currently constructing a cold mill, contiguous to the mini-mill, with a 1.0 million ton annual capacity (the "Cold Mill Project") which is scheduled for completion during the second half of 1997. Steel Dynamics also plans to add a second melting furnace, a second caster and tunnel furnace, and an additional coiler in 1998 to expand its annual production capacity of hot-rolled steel from 1.4 million tons to approximately 2.4 million tons (the "Caster Project"). In addition, through its wholly-owned subsidiary, Iron Dynamics, Inc. ("IDI"), the Company intends to construct a 520,000 tonne annual capacity plant for the manufacture of direct reduced iron ("DRI"), which the Company expects to be completed in 1998 (the "IDI Project"). The DRI, after further processing into 430,000 tonnes of liquid pig iron, will be used in SDI's mini-mill as a steel scrap substitute.

     Management strategically located the Company's mini-mill within close proximity to its natural customer base, steel service centers and other end users, abundant supplies of automotive and other steel scrap (SDI's principal raw material), competitive sources of power, and numerous rail and truck transportation routes. Steel Dynamics believes that its strategic location provides it with sales and marketing as well as production cost advantages. The Company has secured a stable baseload of sales through long-term "off-take" contracts with two major steel consumers, a 30,000 ton per month sales contract with Heidtman Steel Products, Inc. ("Heidtman"), a major Midwest-based steel service center and distributor and an affiliate of one of the Company's stockholders, and a 12,000 ton per month sales contract with Preussag Stahl AG ("Preussag"), a major German steel manufacturer and a stockholder of the Company, with affiliate distributors and steel service centers throughout the United States. The Company has also sought to assure itself of a secure supply of steel scrap and scrap substitute. To accomplish this objective, SDI has entered into a long-term scrap purchasing services contract with OmniSource Corporation ("OmniSource"), one of the largest scrap dealers in the Midwest and an affiliate of one of the Company's stockholders. In addition, the Company has also sought to assure itself of a secure supply of scrap substitute material for use as a lower cost complement to steel scrap as part of the Company's melt mix. SDI has entered into a long-term 300,000 tonne per year "off-take" contract to purchase iron carbide from Qualitech Steel Corporation's ("Qualitech's") iron carbide facility currently under construction in Corpus Christi, Texas which is expected to be completed in 1998. Additional scrap substitute material will be provided through the Company's IDI Project.

     Although the Company reported net income for July, August and September 1996, the Company had incurred aggregate net losses since commencing commercial operations in January 1996 through June 29, 1996 of approximately $14.1 million. In addition, from September 7, 1993 through December 31, 1995, the Company had incurred an aggregate of approximately $29.9 million of net losses, resulting principally from operating expenses during start-up.

STRATEGY

     The Company's business strategy is to use advanced CSP hot-rolled steelmaking and cold-rolling technologies to produce high surface quality flat-rolled steel in a variety of value-added sizes, gauges and surface treatments, emphasizing low production costs, reliable product quality and excellent customer service. In addition, SDI intends to remain financially strong and competitive through the selective purchasing of scrap and scrap substitutes to offset the effects of cyclical cost/price imbalances. The principal elements of the Company's strategy include:

     - Achieve Lowest Conversion Costs in Industry. Steel Dynamics' electric arc furnace ("EAF"), caster and rolling mill designs represent substantial improvements over earlier mini-mills using CSP technology. These improvements have been designed to speed the steelmaking process, to limit "power off time" and other non-productive time in the EAF, to reduce the per ton cost of consumables and to yield higher quality finished steel product. By designing and using equipment that is more efficient, requires less periodic maintenance or rebuilding, requires less consumables and improves the consistency and reliability of the steelmaking process, the Company believes that it will achieve lower unit costs for converting metallics and other raw materials into flat-rolled steel. The Company believes that its per ton manufacturing costs are already among the lowest in the industry.

     - Emphasize Value-Added Products. Steel Dynamics believes that it will be able to produce thinner gauge (down to .040") steel in hot-rolled form with consistently better surface and edge characteristics than most other flat-rolled producers. The Company believes that its high quality, thinner hot-rolled products will compete favorably with certain more expensive cold-rolled (further processed) products, enabling it to obtain higher margins. In addition, with the completion of the Cold Mill Project, SDI expects to devote a substantial portion of its hot-rolled products to the production of higher value-added cold-rolled and galvanized products, as well as thinner gauges, down to .015". This increased product breadth should also allow the Company to broaden its customer base.

     - Secure Reliable Sources of Low Cost Metallics. The principal raw material used in the Company's mini-mill is steel scrap which represents approximately 45% to 50% of the Company's total manufacturing costs. Steel Dynamics has pursued a three-part strategy to secure access to adequate low cost supplies of steel scrap and steel scrap substitute materials. First, the Company has entered into a long-term steel scrap contract with OmniSource. Second, SDI has sought to further this strategy through its iron carbide "off-take" contract with Qualitech. Third, Steel Dynamics is pursuing the IDI Project to produce DRI as a lower cost complement for use in the melt mix with steel scrap.

     - Secure a Solid Baseload of Hot Band Sales. In order to help ensure consistent and efficient plant utilization, SDI has entered into six-year "off-take" sales and distribution agreements with Heidtman and Preussag, pursuant to which Heidtman has agreed to purchase at least 30,000 tons and Preussag has agreed to purchase at least an average of 12,000 tons of the Company's flat-rolled products per month, at the Company's market price, subject to certain volume and single run discounts.

     - Increase Unit Growth at Low Capital Cost. SDI seeks to continue to grow its production of flat-rolled steel coil at low capital and unit costs. The Company plans to use approximately $75.0 million of the net proceeds of the offerings to finance its Caster Project. The Caster Project, which is expected to be completed in 1998, will increase the annual production capacity of the Company's mini-mill from 1.4 to approximately 2.4 million tons of hot-rolled steel. The Caster Project will enable the Company to better use the increased rolling and finishing capacity that its Cold Mill Project will provide when completed in 1997. The foundations and infrastructure necessary to house and support the second caster have been pre-planned into the existing plant and, therefore, the 1.0 million additional tons of annual hot-rolled steel capacity should be added at a relatively low capital cost. In addition, management intends to continue to explore new production technologies to further lower its unit costs of production.

     - Incentivize Employees. In contrast to the high fixed labor costs of many of the Company's competitors, SDI has established certain incentive compensation programs specifically designed to reward employee teams for their efforts towards enhancing productivity, thereby encouraging a sense of ownership throughout Steel Dynamics. Production employees actively share in the Company's success through a production bonus and a conversion cost bonus. The production bonus is directly tied to the quantity and quality of products manufactured during a particular shift. The conversion cost bonus encourages employees to use materials and resources more efficiently. Steel Dynamics' employees' bonuses may equal or exceed their base hourly wage.

     - Pursue Future Opportunities. Steel Dynamics believes that technology development and management's experience will provide significant opportunities for SDI in a broad range of markets, potentially including flat-rolled, non-flat-rolled, stainless and specialty steels. The Company plans to pursue opportunities through greenfield projects, strategic alliances or acquisitions to secure the long-term future growth and profitability of SDI. Steel Dynamics will seek to enter new steel markets and to produce new steel products using the latest technology, with the objective of being a low cost producer. In addition, the Company has a technology sharing agreement with Preussag which will provide SDI with Preussag's expertise and know-how in steel manufacturing, particularly steel finishing.

                                 THE OFFERINGS

Common Stock offered:
  By the Company.............................  9,375,000 shares
  By the Selling Stockholders................  468,750 shares
          Total..............................  9,843,750 shares
  United States offering.....................  7,875,000 shares
  International offering.....................  1,968,750 shares
Common Stock to be outstanding after the
  offerings(1)...............................  47,803,341 shares
Use of proceeds..............................  The net proceeds to the Company will be used to prepay approximately $65.5 million of
                                               outstanding indebtedness (including
                                               prepayment premiums and accrued interest
                                               thereon) and to finance the Caster Project
                                               (approximately $75.0 million). The Company
                                               will not receive any proceeds from the sale
                                               by the Selling Stockholders of Common Stock
                                               in the offerings. See "Use of Proceeds."
Nasdaq National Market symbol................  "STLD"

---------------
(1) Based on 36,636,869 shares of Common Stock outstanding on September 28, 1996, as adjusted to reflect the exercise of warrants (the "Warrants") to purchase 1,791,472 shares of Common Stock at an aggregate purchase price of $400,560 which were exercised after such date. Excludes 634,159 shares of Common Stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $4.25 per share.

                                  RISK FACTORS

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE COMMON STOCK, SEE "RISK FACTORS." The risk factors include
(i) Start-up; Limited Operating History; Recent Losses, (ii) Variability of Financial Results; Production Shutdowns, (iii) Significant Capital Requirements,
(iv) Cost of Steel Scrap and Other Raw Materials, (v) Cyclicality of Steel Industry and End User Markets, (vi) Competition, (vii) Risks Related to Scrap Substitutes, (viii) Reliance on Major Customers, (ix) Potential Costs of Environmental Compliance, (x) Dependence upon Key Management, (xi) Restrictions on Payment of Dividends on Common Stock, (xii) Restrictive Covenants, (xiii) Absence of Prior Public Market and Possible Volatility of Stock Prices, (xiv) Shares Eligible for Future Sale, (xv) Anti-Takeover Provisions and (xvi) Dilution.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table sets forth summary consolidated financial and operating data for the dates and periods indicated. The monthly summary statement of operations data are derived from unaudited consolidated financial statements of the Company and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary to present fairly such data. Operating results for interim periods are not necessarily indicative of a full year's operations. The consolidated financial data as of and for the nine months ended September 28, 1996 are derived from the Company's audited consolidated financial statements appearing elsewhere in this Prospectus. The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                         MONTH ENDED(1)
                                ------------------------------------------------------------------------------------------------
                                JANUARY 27,   FEBRUARY 24,   MARCH 30,   APRIL 27,   MAY 25,    JUNE 29,   JULY 27,   AUGUST 24,
                                   1996           1996         1996        1996        1996       1996     1996(2)       1996
                                -----------   ------------   ---------   ---------   --------   --------   --------   ----------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER TON AMOUNTS)
STATEMENT OF
 OPERATIONS DATA:
Net sales......................  $   3,558      $ 10,183     $ 18,546    $  17,874   $ 20,941   $ 27,560   $ 18,286    $ 25,277
Cost of products
 sold..........................      5,610        11,281       18,294       16,532     18,951     24,925     15,704      20,546
                                  --------     ---------     --------     --------   --------   --------   --------    --------
 Gross profit
   (loss)......................     (2,052)       (1,098)         252        1,342      1,990      2,635      2,582       4,731
Selling, general and
 administrative expenses.......        776           799        1,234        1,006      1,154        924        863       1,178
                                  --------     ---------     --------     --------   --------   --------   --------    --------
 Income (loss) from
   operations..................     (2,828)       (1,897)        (982 )        336        836      1,711      1,719       3,553
Foreign currency gain (loss)...        235          (189)         108          127         20        (41)       (94)         (6)
Interest expense(3)............      1,650         1,896        2,291        1,879      1,930      2,482      1,675       1,887
Interest income................         33            28           32          101        176        209        117          92
                                  --------     ---------     --------     --------   --------   --------   --------    --------
 Net income (loss)(4)..........  $  (4,210)     $ (3,954)    $ (3,133 )  $  (1,315)  $   (898)  $   (603)  $     67    $  1,752
                                  ========     =========     ========     ========   ========   ========   ========    ========
Net income (loss) per
 share(4)......................  $    (.13)     $   (.12)    $   (.10 )  $    (.04)  $   (.02)  $   (.02)  $     --    $    .04
Weighted average common shares
 outstanding(4)(5).............     32,537        32,537       32,871       34,123     37,798     37,798     39,729      39,758
OTHER DATA:
Shipments
 (net tons)....................     13,093        35,966       65,855       60,187     69,384     89,069     56,280      75,629
Hot band production (net
 tons)(6)......................     22,282        38,777       66,871       62,226     66,407     84,758     58,411      76,033
Prime tons produced(6).........     15,495        28,690       50,220       54,215     58,242     78,577     53,996      73,096
Prime ton
 percentage....................       69.5%         74.0%        75.1%        87.1%      87.7%      92.7%      92.4%       96.1%
Yield percentage(7)............       78.3%         85.4%        84.9%        84.9%      89.2%      87.0%      88.3%       87.8%
Average sales price per prime
 ton...........................  $     302      $    313     $    313    $     319   $    317   $    322   $    336    $    346
Effective capacity
 utilization(8)................       19.9%         34.6%        47.8%        55.6%      59.3%      60.5%      69.5%       67.9%
Man-hours per net ton
 produced......................       1.77           .83          .66          .73        .69        .65        .61         .61
Number of employees (end of
 period).......................        224           230          238          248        252        255        256         259
Operating profit (loss) per net
 ton shipped...................  $ (215.99)     $ (52.74)    $ (14.91 )  $    5.58   $  12.05   $  19.21   $  30.54    $  46.98
Depreciation and
 amortization..................  $     466      $    951     $  1,453    $   1,413   $  1,532   $  1,844   $  1,219    $  1,616
Net cash provided by (used in):
 Operating activities..........  $ (13,293)     $ (4,040)    $(10,404 )  $ (13,434)  $ (9,784)  $  7,019   $ (6,623)   $ 12,108
 Investing activities..........  $     114      $   (247)    $ (4,682 )  $  (1,268)  $(32,153)  $  1,639   $    757    $  9,015
 Financing activities..........  $  12,953      $  3,917     $ 19,486    $  43,683   $    484   $ (4,048)  $   (652)   $    (32)
EBITDA(9)......................  $  (2,362)     $   (946)    $    471    $   1,749   $  2,368   $  3,555   $  2,938    $  5,169

                                                NINE MONTHS
                                                   ENDED
                                                 SEPTEMBER
                                 SEPTEMBER 28,      28,
                                     1996           1996
                                 -------------  ------------

                                <
STATEMENT OF
 OPERATIONS DATA:
Net sales......................     $32,394       $174,619
Cost of products
 sold..........................      26,414        158,257
                                   --------       --------
 Gross profit
   (loss)......................       5,980         16,362
Selling, general and
 administrative expenses.......       1,413          9,347
                                   --------       --------
 Income (loss) from
   operations..................       4,567          7,015
Foreign currency gain (loss)...         100            260
Interest expense(3)............       2,360         18,050
Interest income................         169            957
                                   --------       --------
 Net income (loss)(4)..........     $ 2,476       $ (9,818)
                                   ========       ========
Net income (loss) per
 share(4)......................     $   .06       $   (.27)
Weighted average common shares
 outstanding(4)(5).............      41,162         35,940
OTHER DATA:
Shipments
 (net tons)....................      96,659        562,122
Hot band production (net
 tons)(6)......................      92,984        568,749
Prime tons produced(6).........      85,470        498,001
Prime ton
 percentage....................        91.9%          87.6%
Yield percentage(7)............        89.2%          86.9%
Average sales price per prime
 ton...........................     $   348       $    330
Effective capacity
 utilization(8)................        66.4%          53.5%
Man-hours per net ton
 produced......................         .61            .73
Number of employees (end of
 period).......................         263            263
Operating profit (loss) per net
 ton shipped...................     $ 47.25       $  12.48
Depreciation and
 amortization..................     $ 2,224       $ 12,718
Net cash provided by (used in):
 Operating activities..........     $(7,174)      $(45,625)
 Investing activities..........     $(4,888)      $(31,713)
 Financing activities..........     $25,227       $101,018
EBITDA(9)......................     $ 6,791       $ 19,733

                                                                                                          SEPTEMBER 28, 1996
                                                                                                      ---------------------------
                                                                                                                         AS
                                                                                                       ACTUAL       ADJUSTED(10)
                                                                                                      --------     --------------
                                                                                                            (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...........................................................................  $ 30,564        $105,965
Working capital.....................................................................................    58,848         134,249
Property, plant, and equipment, net.................................................................   289,431         289,431
Total assets........................................................................................   422,368         496,299
Long-term debt (including current portion)..........................................................   257,705         198,700
Stockholders' equity................................................................................   123,636         256,746

                                                   (footnotes on following page)

 (1) The Company commenced actual production of primary grade steel in January 1996. Accordingly, management believes that the Company's results of operations prior to 1996 are not indicative of results to be expected in the future. See "Selected Consolidated Financial Data." Management believes that during the start-up phase, while the Company is in the process of ramping up steel production, monthly data provides a potential investor with meaningful information to evaluate an investment in the Company. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. The Company does not intend to continue to disclose its statement of operations and other data on a monthly basis.

 (2) The Company's accounting year, which ends on December 31, consists of quarterly reporting periods of two four-week months, followed by a five-week month. For operational purposes July 1996, which would have been a four-week month, and December 1996, which would typically be a five-week month, are three week- and four week-months, respectively, to take into account scheduled semi-annual shutdowns for maintenance. Beginning in 1997, the Company intends to change to a quarterly maintenance shutdown schedule and, as a result, for operational purposes, each fiscal quarter will consist of two four-week months and a four and one half-week month.

 (3) Interest expense for the nine months ended September 28, 1996 would have been approximately $12.3 million, giving pro forma effect to the offerings and the application of net proceeds therefrom to prepay (a) all $55.0 million principal amount of the Company's outstanding 11% Subordinated Notes due 2002 (the "Subordinated Notes") and (b) approximately $9.1 million of the Company's Senior Term Loan Notes (the "Term Loan Notes"). These adjustments (i) assume that the transactions occurred as of January 1, 1996 and (ii) assume that the average interest rate on the Term Loan Notes during the period was 7.6%. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

 (4) For the nine months ended September 28, 1996, on a pro forma basis, giving effect to the transactions described in footnote 3 above and the exercise of the Warrants as if they had occurred as of January 1, 1996, the Company's net loss and net loss per share would have been approximately $4.1 million and $.09, respectively. The pro forma net loss and net loss per share does not give effect to an extraordinary charge of approximately $8.3 million ($.9 million in cash) that the Company expects to incur as a result of the prepayment of the Subordinated Notes. Pro forma net loss per share is based on the weighted average number of common shares outstanding during the period plus the issuance of 9,375,000 shares of Common Stock offered by the Company hereby and 1,791,472 shares of Common Stock upon exercise of the Warrants.

 (5) Weighted average common shares outstanding for each period presented give effect to the anti-dilutive effect of shares issued from September 23, 1995 through September 23, 1996 using the treasury stock method. Common Stock equivalents are included only when dilutive.

 (6) Hot band production refers to the total production of finished coiled products. Prime tons refer to hot bands produced which meet or exceed metallurgical and quality standards for surface, shape, and metallurgical properties.

 (7) Yield percentage refers to tons of finished products divided by tons of raw materials.

 (8) Effective capacity utilization is the ratio of tons produced for the operational month to the operational month's capacity based on an annual capacity of 1.4 million tons.

 (9) EBITDA represents operating income before depreciation and amortization. Based on its experience in the steel industry, the Company believes that EBITDA and related measures of cash flow serve as important financial analysis tools for measuring and comparing steel companies in several areas, such as liquidity, operating performance and leverage. However, EBITDA is not a measurement of financial performance under generally accepted accounting principles ("GAAP") and may not be comparable to other similarly titled measures of other companies. EBITDA should not be considered as an alternative to operating or net income (as determined in accordance with GAAP), as an indicator of the Company's performance or as an alternative to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. See the Company's Consolidated Statements of Operations and Consolidated Statements of Cash Flows, including the notes thereto, appearing elsewhere in this Prospectus.

(10) As adjusted to give effect to the transactions described in footnote 3 above and the exercise of the Warrants as if they had occurred as of September 28, 1996. See "Use of Proceeds." As adjusted stockholders' equity reflects an extraordinary charge of approximately $8.3 million ($.9 million in cash) that the Company expects to incur as a result of the prepayment of the Subordinated Notes.

                                  RISK FACTORS

     Prospective investors should consider carefully the following factors in addition to other information set forth in this Prospectus in evaluating an investment in the shares of the Common Stock offered hereby.

START-UP; LIMITED OPERATING HISTORY; RECENT LOSSES

     The Company was formed in September 1993 and commenced commercial quality production at its thin-slab steel mini-mill in January 1996. The Company is in the process of ramping up steel production to full capacity. The Company has experienced normal start-up and operational difficulties in bringing its mini-mill into full scale production, and the mini-mill is not yet operating at full capacity. By the end of September 1996, the Company was operating at an annualized production rate of 930,000 tons, or 66% of full capacity. Because of the high fixed cost nature of operating a steel mill, failure to bring production to, or maintain production at, full capacity could have a material adverse effect on the Company's cost and pricing structure and on its resulting ability to compete and results of operations. Although the Company believes that the start-up difficulties it experienced are typical of those encountered when a new steel mill commences production, there is no assurance that the Company will not continue to experience operational difficulties beyond start-up difficulties, or that it will ultimately achieve or be able to sustain full production. In addition, the Company could experience construction, start-up or operational difficulties as it implements the Cold Mill, IDI and Caster Projects. There can be no assurance that the Company will be able to operate its mini-mill at full capacity or that the Cold Mill, IDI and Caster Projects will be successfully built, started-up, and integrated with the Company's existing operations. Management has no experience in building or operating scrap substitute manufacturing plants. The Company's continued rapid development and the implementation of the Cold Mill, IDI and Caster Projects may place a strain on its administrative, operational and financial resources. As the Company increases its production and expands its customer base, there will be additional demands on the Company's ability to coordinate sales and marketing efforts with production. The failure to produce at full capacity, coordinate its sales and marketing efforts with production or manage its future development and growth, or the emergence of unexpected production difficulties could adversely affect the Company's business, results of operations and financial condition.

     Because the Company commenced commercial quality production in January 1996, the Company's results of operations for prior periods will not be comparable with future periods. As a result, there is only limited financial and operating information available for a potential investor to evaluate an investment in the Common Stock. Although the Company reported net income for July, August and September 1996, the Company has incurred aggregate net losses since start-up of production of prime grade flat-rolled steel on January 2, 1996 and through September 28, 1996 of approximately $9.8 million. As of September 28, 1996 the Company had an accumulated deficit of approximately $39.7 million. These losses have resulted principally from operating expenses during start-up. The Company will experience additional start-up losses in connection with the Cold Mill, IDI and Caster Projects. There can be no assurance that the Company's operations will continue to be profitable. If the Company cannot maintain profitability it may not be able to make required debt service payments and the value of the Common Stock could be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

VARIABILITY OF FINANCIAL RESULTS; PRODUCTION SHUTDOWNS

     The Company's results of operations are substantially affected by variations in the realized sales prices of its products, which in turn depend both on prevailing prices for steel and demand for particular products. In 1995, spot prices for hot bands dropped in the second and third quarters by approximately $40 and $20 per ton, respectively. Operating results have been, and in the future will be, affected by numerous factors, including the prices and availability of raw materials, particularly steel scrap and scrap substitutes, the demand for and prices of the Company's products, the level of competition, the level of unutilized production capacity in the steel industry, the mix of products sold by the Company, the timing and pricing of large orders, start-up difficulties with respect to the Cold Mill Project, IDI Project or Caster Project, the integration and modification of facilities and other factors. There can be no assurance that these events and circumstances or other events or circumstances, such as seasonal factors like weather, disruptions in the transportation, energy or the Company's customers' industries or an economic downturn adversely affecting the steel industry, generally, or the Company, in particular, will not occur, any of which could have a material adverse effect on the Company.

     The Company's manufacturing processes are dependent upon certain critical pieces of steelmaking equipment, such as its EAF and continuous caster, which on occasion may be out of service due to routine scheduled maintenance or as the result of equipment failures. This interruption in the Company's production capabilities could result in fluctuations in the Company's quarterly results of operations. The most significant scheduled maintenance outages are planned to occur quarterly, for three days at a time, and involve routine maintenance work. Other routine scheduled maintenance could limit the Company's production for a period of less than a day, while unanticipated equipment failures could limit the Company's production for a longer period.

     Equipment failures at its plant could limit or shut down the Company's production. During the first ten months of its operations, the Company experienced some equipment failures, none of which lasted more than two days. In order to reduce the risk of equipment failure, the Company follows a comprehensive maintenance and loss prevention program, has on-site maintenance and repair facilities, and maintains an inventory of spare parts and machinery. For example, the Company maintains a spare EAF transformer as well as spare caster parts, mechanical parts and electrical controls for its cranes and other tools. No assurance can be given, however, that material shutdowns will not occur in the future or that a shutdown would not have a material adverse affect on the Company. In addition to equipment failures, the mill is also subject to the risk of catastrophic loss.

SIGNIFICANT CAPITAL REQUIREMENTS

     The Company's business is capital intensive and will require substantial expenditures for, among other things, the purchase and maintenance of equipment used in its steelmaking and finishing operations and compliance with environmental laws. In addition, the construction and start-up of the Cold Mill, IDI and Caster Projects (collectively, the "Expansion Projects") will require substantial capital.

     The Company currently estimates that the funds required for the construction and start-up of (i) the Cold Mill Project, which is expected to be completed in the second half of 1997, will total approximately $200.0 million,
(ii) the IDI Project, which is expected to be completed in 1998, will total approximately $65.0 million and (iii) the Caster Project, which is expected to be completed in the second quarter of 1998, will total approximately $75.0 million. There can be no assurance that the Expansion Projects will be completed as planned or at the costs currently budgeted or that the Company will have adequate sources of funds for any such future capital expenditures. The Company may also require additional financing in the event it decides to enter into strategic alliances or make acquisitions.

     The Company intends to use cash on hand, funds from operations and borrowings under the Credit Agreement (as defined) to finance the construction and startup of the Cold Mill Project. The Company's Credit Agreement provides for a $150.0 million senior term loan facility for the construction of the Cold Mill Project. Borrowings under the Credit Agreement are conditioned upon the Company's compliance with various financial and other covenants and other conditions set forth therein and, as a result, there can be no assurance that such financing will be available to the Company as planned. See "Description of Certain Indebtedness." The Company intends to use $20.0 million of the $25.4 million of net proceeds it recently received from the private placement of its Common Stock to finance a portion of the IDI Project and intends to finance the remaining $45.0 million of expenditures required to construct and fund the start-up operating losses for the IDI Project with indebtedness (the "IDI Financing"). The IDI Financing will be raised by IDI, the Company's wholly owned subsidiary. Although IDI is negotiating to obtain such indebtedness, it has not yet secured a commitment. No assurances can be given that the IDI Financing will be obtained on terms acceptable to the Company or within the limitations contained in the Credit Agreement. The Company intends to use approximately $75.0 million of the net proceeds from the offerings to finance the Caster Project. The extent of additional financing will depend on the success of the Company's business. There can be no assurance that additional financing, if needed, will be available to the Company or, if available, that it can be obtained on terms acceptable to the Company and within the limitations contained in the Credit Agreement or any future financing, including the IDI Financing. Failure to obtain the required funds could delay or prevent some portion of the Expansion Projects from being implemented or completed, which could have a material adverse effect on the Company. See "-- Restrictive Covenants."

COST OF STEEL SCRAP AND OTHER RAW MATERIALS

     The Company's principal raw material is scrap metal derived from, among other sources, junked automobiles, industrial scrap, railroad cars and railroad track materials, agricultural machinery and demolition scrap from obsolete structures, containers and machines. The prices for scrap are subject to market forces largely beyond the control of the Company, including demand by U.S. and international steel producers, freight costs and speculation. The prices for scrap have varied significantly and may vary significantly in the future. In addition, the Company's operations require substantial amounts of other raw materials, including various types of pig iron, alloys, refractories, oxygen, natural gas and electricity, the price and availability of which are also subject to market conditions. The Company may not be able to adjust its product prices, especially in the short-term, to recover the costs of increases in scrap and other raw material prices. The Company's future profitability may be adversely affected to the extent it is unable to pass on higher raw material and energy costs to its customers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Steel Scrap and Scrap Substitute Resources" and "-- Energy Resources."

CYCLICALITY OF STEEL INDUSTRY AND END USER MARKETS

     The steel industry is highly cyclical in nature and sensitive to general economic conditions. The financial condition and results of operations of companies in the steel industry are generally affected by macroeconomic fluctuations in the U.S. and global economies. The Company is particularly sensitive to trends in the automotive, oil and gas, gas transmission, construction, commercial equipment, rail transportation, agriculture and durable goods industries, because these industries are significant markets for the Company's products and are highly cyclical. In the early 1980s, U.S. integrated steel producers incurred significant restructuring charges associated with efforts to reduce excess capacity. Significant losses and bankruptcies in certain cases, occurred as a result of a number of factors, including worldwide production overcapacity, increased U.S. and global competition, low levels of steel demand, substitution of alternative materials for steel, high labor costs, inefficient plants and the strength of the U.S. dollar relative to other currencies. In the late 1980s, earnings of U.S. steel producers benefitted from improved industry conditions. During the 1990 to 1992 downturn, substantial excess worldwide manufacturing capacity for steel products, combined with a worldwide economic slowdown, resulted in a substantial decrease in the demand for steel products, increased competition and a decline in financial performance for the steel industry. Although demand for steel products recovered and the profitability of the industry has improved recently, there can be no assurance that economic conditions will remain favorable to the steel industry. Future economic downturns, a stagnant economy or currency fluctuations may adversely affect business, results of operations, and financial condition of the Company.

COMPETITION

     Competition within the steel industry can be intense. The Company competes primarily on the basis of price, quality, and the ability to meet customers' product specifications and delivery schedules. Many of the Company's competitors are integrated steel producers which are larger, have substantially greater capital resources and experience, and, in some cases, have lower raw material costs than the Company. The Company also competes with other mini-mills which may have greater financial resources. The highly competitive nature of the industry, combined with excess production capacity in some products, may in the future exert downward pressure on prices for certain of the Company's products. In addition, in the case of certain product applications, steel competes with other materials, including plastics, aluminum, graphite composites, ceramics, glass, wood and concrete. There can be no assurance that the Company will be able to compete effectively in the future.

     U.S. The Company's products compete with many integrated hot-rolled coil producers, such as Rouge Steel Co. and National Steel Corp.'s Great Lakes Steel Division in the Detroit area, LTV Steel Co., Inc., Inland Steel Co., Bethlehem Steel Corp., U.S. Steel, Acme Steel Co. and Beta Steel Corp. in the northwest Indiana and Chicago area, as well as a growing number of hot-rolled mini-mills, such as Nucor Corporation's ("Nucor's") Crawfordsville, Indiana and Hickman, Arkansas facilities and the Gallatin Steel Company's mini-mill in Ghent, Kentucky. New hot-rolled band producing mini-mills are scheduled to be opened by Delta Steel, the BHP/Northstar joint venture in Delta, Ohio, and TRICO Steel, the three-way, joint venture in Alabama among LTV Steel Co., Inc., Sumitomo Metal USA Corp. and British Steel, in 1997. Despite significant reductions in raw steel production capacity by major U.S. producers over the last decade, the U.S. industry continues to be adversely affected, from time to time, by excess world capacity. According to the American Iron and Steel Institute (the "AISI"), annual U.S. raw steel production capacity was reduced from approximately 154 million tons in 1982 to approximately 112 million tons in 1995. This reduction resulted in higher utilization rates. Average utilization of U.S. industry capacity improved from approximately 61% in the 1982 to 1986 period to approximately 83% in the 1987 to 1991 period, was approximately 89% in 1993, 93% in 1994 and 93% in 1995. Recent improved production efficiencies also have begun to increase overall production capacity in the United States. Excess production capacity exists in certain product lines in U.S. markets and, to a greater extent, worldwide. Increased industry overcapacity, coupled with economic recession, would intensify an already competitive environment.

     Over the last decade, extensive downsizings have necessitated costly restructuring charges that, when combined with highly competitive market conditions, have resulted at times in substantial losses for some U.S. integrated steel producers. A number of U.S. integrated steel producers have gone through bankruptcy reorganization. These reorganizations have resulted in somewhat reduced capital costs for these producers and may permit them to price their steel products at levels below those that they could have otherwise maintained.

     An increasing number of mini-mills have entered or are expected to enter the EAF-based thin-slab/flat-rolled steel market in the next several years. These mini-mills have cost structures and management cultures more closely akin to those of the Company than to the integrated producers. Flat-rolled mini-mill production capacity increased from 4.0 million tons in 1994 to approximately 5.0 million tons in 1995, and industry sources expect this cumulative flat-rolled mini-mill capacity to reach up to 14.9 million tons in 1997 and up to 18.7 million tons in 1998. The Company's penetration into the flat-rolled steel market is limited by geographic considerations, to some extent by gauge and width of product specifications and by metallurgical and physical quality requirements. Based on product type and geographic location, the Company believes it will most closely compete with the following mini-mills: Nucor's Crawfordsville, Indiana facility, Gallatin Steel's Ghent, Kentucky facility, Delta Steel's Delta, Ohio facility, and, to a more limited extent, Nucor's Hickman, Arkansas facility, Nucor's Berkeley County, South Carolina facility, and TRICO Steel's facility in northern Alabama. Each of these mills produces hot-rolled product, however, only an affiliate of the anticipated Delta Steel facility in Delta, Ohio is expected to produce hot-rolled galvanized product, and only Nucor's Crawfordsville, Indiana facility produces cold-rolled and cold-rolled galvanized products.

     Non-U.S. U.S. steel producers face significant competition from certain non-U.S. steel producers who may have lower labor costs. In addition, U.S. steel producers may be adversely affected by fluctuations in the relationship between the U.S. dollar and non-U.S. currencies. Furthermore, some non-U.S. steel producers have been owned, controlled or subsidized by their governments, and their decisions with respect to production and sales may be, or may have been in the past, influenced more by political and economic policy considerations than by prevailing market conditions. Some non-U.S. producers of steel and steel products have continued to ship into the U.S. market despite decreasing profit margins or losses. If certain pending trade proceedings ultimately do not halt or otherwise provide relief from such trade practices, if other relevant U.S. trade laws are weakened, if world demand for steel eases or if the U.S. dollar strengthens, an increase in the market share of imports may occur, which could adversely affect the pricing of the Company's products. The costs for current and future environmental compliance may place U.S. steel producers, including the Company, at a competitive disadvantage with respect to non-U.S. steel producers, which are not subject to environmental requirements as stringent as those in the U.S.

RISKS RELATED TO SCRAP SUBSTITUTES

     The process that the Company currently plans to use to produce DRI in the IDI Project (the "IDI Process") has not been previously used commercially for this purpose. There are many alternative technologies available to produce commercially viable scrap substitute material, but only a small number have been commercially operated. The technologies that the Company intends to use in its IDI Project have not been previously combined into a steel scrap substitute production facility. There is a risk, therefore, that the IDI Process will not produce DRI for a price that makes it commercially viable as a steel scrap substitute. If the IDI Process does not work as planned, the capital costs incurred in designing and building the facility may be largely unrecoverable, the planned 430,000 tonnes of low cost liquid pig iron that was intended to be available annually to help lower the Company's overall metallics costs might be unavailable or available at higher costs, and the impact could be materially adverse to the Company's profitability. In addition, the Company does not have any experience in the production of DRI and there can be no assurance that the Company will be able to successfully design, construct and operate the IDI Project or that the expected production capacity will be achieved. Although the technologies to be employed by Qualitech to produce iron carbide in its Corpus Christi, Texas plant currently under construction have been used commercially, Qualitech is a start-up company, and there is no assurance that it will be able to successfully complete that project, or that the project, when completed, will produce commercially viable iron carbide. If this material were not available to the Company, the Company could be unable to secure a comparable amount of similar material or the cost to the Company could be materially higher, causing the Company to rely more heavily on potentially higher-priced steel scrap for a greater proportion of its melt mix. See "Business -- The Company's Steelmaking Equipment and Technology -- The IDI Project" and "-- Steel Scrap and Scrap Substitute Resources."

RELIANCE ON MAJOR CUSTOMERS

     The Company has entered into long-term "off-take" contracts with Heidtman and with Preussag pursuant to which they have agreed to purchase an aggregate of at least 42,000, or 36%, of the Company's monthly output capacity. If the Company's actual output is less than its full capacity, as it has been to date, sales to these customers increase as a percentage of the Company's total net sales. For the nine months ended September 28, 1996, these customers accounted for 37% and 10%, respectively, of the Company's total net sales, and the Company's top five customers accounted for approximately 66% of its total net sales. Although the Company expects to continue to depend upon certain customers for a significant percentage of its net sales, there can be no assurance that any of the Company's customers will continue to purchase its steel from the Company. A loss of one or more of them, or of a group of its next largest customers could have a material adverse effect on the Company's results of operations and financial condition. Heidtman is an affiliate of a stockholder of the Company. The President and Chief Executive Officer of Heidtman serves as the designated director of such stockholder and another stockholder on the Company's Board of Directors. Preussag is a stockholder of the Company and a representative of Preussag serves on the Company's Board of Directors. If the terms of the "off-take" contracts are or become burdensome to these companies, or if a dispute arises over the contracts, either or both of the "off-take" providers could be viewed as having a conflict of interest between what they perceive to be best for their companies as "off-take" buyers and what is best for the Company as the product seller.

POTENTIAL COSTS OF ENVIRONMENTAL COMPLIANCE

     U.S. steel producers, including the Company, are subject to stringent federal, state and local laws and regulations relating to, among other things, wastewater, air emissions, toxic use reduction and hazardous material disposal. The Company believes that its facility is in material compliance with these laws and regulations and does not believe that future compliance with such laws and regulations will have a material adverse effect on its results of operations or financial condition. The Company has made, and will continue to make, expenditures to comply with such provisions. The Company generates certain waste products, such as EAF dust, that are classified as hazardous waste and must be properly disposed of under applicable environmental laws, which, despite the Company's due care, could result in the imposition of strict liability for the costs of clean-up of any landfills to which the waste may have been transported.

     Environmental legislation and regulations and related administrative policies have changed rapidly in recent years. It is likely that the Company will be subject to increasingly stringent environmental standards in the future (including those under the Clean Air Act Amendments of 1990, the Clean Water Act Amendments of 1990, stormwater permit program and toxic use reduction programs) and will be required to make additional expenditures, which could be significant, relating to environmental matters on an ongoing basis. In addition, due to the possibility of unanticipated regulatory or other developments, the amount and timing of future environmental expenditures may vary substantially from those currently anticipated.

DEPENDENCE UPON KEY MANAGEMENT

     The Company's ability to maintain its competitive position is dependent to a large degree on the services of its senior management team, including Keith E. Busse, President and Chief Executive Officer, Mark D. Millett, Vice President of Melting and Casting, Richard P. Teets, Jr., Vice President of Rolling and Finishing, and Tracy L. Shellabarger, Vice President and Chief Financial Officer. Although these senior managers all have employment agreements with, and are substantial stockholders of, the Company, there can be no assurance that such individuals will remain with the Company. The loss of the services of any of these individuals or an inability to attract, retain and maintain additional senior management personnel could have a material adverse effect on the Company. There can be no assurance that the Company will be able to retain its existing senior management personnel or to attract additional qualified senior management personnel. See "Management." The Company maintains key man life insurance on Messrs. Busse, Millett, Teets and Shellabarger.

RESTRICTIONS ON PAYMENT OF DIVIDENDS ON COMMON STOCK

     The Company has never paid any dividends on its Common Stock and does not anticipate paying dividends on its Common Stock in the foreseeable future. In addition, the Company is currently prohibited from declaring cash dividends on the Common Stock under its Credit Agreement. See "Dividend Policy" and "Description of Certain Indebtedness."

RESTRICTIVE COVENANTS

     The Company's Credit Agreement restricts the Company's ability to incur additional indebtedness, except (i) refinancings of indebtedness incurred under the Credit Agreement and other existing indebtedness, (ii) licensing or royalty fees payable to SMS Schloemann-Siemag AG and (iii) unsecured indebtedness in an aggregate principal amount at any one time not greater than $5.0 million. In addition, the Credit Agreement prohibits the Company from making capital expenditures (other than specified permitted capital expenditures) in any fiscal year in excess of the lesser of (i) $20.0 million and (ii) the sum of $12.0 million plus 25% of excess cash flow for the immediately preceding year plus 70% of the amount of capital expenditures allowed but not made in the immediately preceding fiscal year. The Company may make specified permitted capital expenditures including up to $230.0 million for the Cold Mill Project, up to $55.0 million for the Caster Project and an equity investment of up to $25.0 million for the IDI Project. The Company is also prohibited from creating liens on its properties except (i) liens created in connection with its indebtedness under the Credit Agreement and in connection with its existing indebtedness,
(ii) liens created and/or deposits made in the ordinary course of business for taxes and assessments, workmen's compensation, unemployment insurance and other social security obligations, bids, surety and appeal bonds and the like and
(iii) purchase money liens on assets acquired after completion of the Cold Mill Project in an aggregate amount not to exceed $5.0 million. The Credit Agreement contains additional restrictive covenants, including among others, covenants restricting the Company and its subsidiaries with respect to: investments in additional equipment and business opportunities, entering into certain contracts, disposition of property or assets, the payment of dividends, entering into sale-leaseback transactions, entering into transactions with affiliates, mergers and consolidations, the making of payments on and modifications of certain indebtedness and modification of certain agreements. In addition, the Credit Agreement requires the Company to meet certain financial tests, including maintaining (a) its current ratio at or above 1.3, (b) its leverage ratio at or below 2.25 for 1996, 2.10 for 1997, 1.90 for 1998, 1.40 for 1999 and 1.00
thereafter, (c) its tangible net worth at or above the sum of (i) $45.0 million and

(ii) 50% of cumulative net income at such time and (d) its fixed charge coverage ratio at or above 1.00 for 1996, 1.15 for 1997 and 1998, and 1.25 thereafter. See "Description of Certain Indebtedness." In addition, the Stockholders Agreement dated as of June 30, 1994 (the "Stockholders Agreement"), among the Company and the stockholders party thereto, contains a number of restrictive covenants. See "Description of Capital Stock -- The Stockholders Agreement." In addition to a voting agreement for the election of all ten of the Company's Directors, the Stockholders Agreement restricts the stockholders from selling, transferring, assigning, pledging, or otherwise disposing of their shares without first according all other parties "first offer" rights, and, even if declined, enables any stockholder who wishes to do so to particpate with the selling stockholder in any proposed sale (thereby reducing the amount of shares the selling stockholder would otherwise be entitled to sell). These restrictions do not apply to affiliate Transfers (as defined) within a stockholder group, to public sales, or to a sale of the Company, and the restriction will cease to apply entirely upon the realization of a "public float" (defined as the date upon which at least 25% of the Company's Common Stock has been sold pursuant to effective registration statements under the Securities Act). Except with the prior written consent of holders of 70% of the outstanding shares of Common Stock subject to the Stockholders Agreement, until a Public Float has been realized, the Company is not permitted to pay dividends or make distributions, redeem, purchase, or acquire its own equity securities, issue debt or equity securities (except for stock options), make investments (except for investments in limited financial instruments) in excess of $5.0 million, merge, sell or dispose of assets in excess of $5.0 million, acquire an interest in any business involving consideration of $2.0 million or more, or make capital expenditures in excess of $5.0 million. These restrictions may make it more difficult for the Company to operate in a manner that it deems necessary or appropriate to take advantage of opportunities, to adjust to operational difficulties or to respond to other difficulties.

ABSENCE OF PRIOR PUBLIC MARKET AND POSSIBLE VOLATILITY OF STOCK PRICES

     Prior to the offerings, there has been no public market for the Common Stock. The initial public offering price of the Common Stock was determined by negotiations among the Company, the Selling Stockholders and the Underwriters and may not be indicative of the market price for shares of the Common Stock after the offerings. For a description of the factors considered in determining the initial public offering price, see "Underwriters -- Pricing of the Offerings." Although the Common Stock has been approved for quotation on the Nasdaq National Market ("Nasdaq"), subject to official notice of issuance, there can be no assurance that an active trading market for the Common Stock will develop or if developed, that such a market will be sustained. The market price for shares of the Common Stock may be significantly affected by such factors as the Company's net sales, earnings and cash flow, the difference between the Company's actual results and results expected by investors and analysts, news announcements including price reductions by the Company or its competitors or changes in general market conditions. In addition, broad market fluctuation and general economic conditions may adversely affect the market price of the Common Stock, regardless of the Company's actual performance.

SHARES ELIGIBLE FOR FUTURE SALE

     The future sale of a substantial number of shares of Common Stock in the public market following the offerings, or the perception that such sales could occur, could adversely affect the market price for the Common Stock and could make it more difficult for the Company to raise funds through equity offerings in the future. Upon completion of the offerings, the Company expects to have 47,803,341 shares of Common Stock outstanding. Of these shares, the 9,843,750 shares of Common Stock sold in the offerings will be freely tradeable without restriction under the Securities Act of 1933, as amended (the "Securities Act"), except for any such shares which may be acquired by an "affiliate" of the Company. The remaining 37,959,591 shares of Common Stock outstanding will be "restricted securities" and may in the future be sold without registration under the Securities Act to the extent permitted by Rule 144 under the Securities Act or any applicable exemption under the Securities Act. See "Shares Eligible for Future Sale." In connection with the offerings, the Company, its executive officers and directors, the Selling Stockholders, and certain other stockholders of the Company, have agreed that, subject to certain exceptions, they will not sell, offer or contract to sell any shares of Common Stock without the prior written consent of Morgan Stanley & Co. Incorporated, for a period of 180 days after the date of this Prospectus. Certain of the Company's existing stockholders also have registration rights with respect to their Common Stock. In addition, as soon as practicable after the offerings, the Company intends to file a registration statement under the Securities Act to register shares of Common Stock reserved for issuance under the Company's 1994 and 1996 Incentive Stock Option Plans, thus permitting the resale of such shares by non-affiliates upon issuance in the public market without restriction under the Securities Act. As of October 26, 1996, options to purchase 634,159 shares were outstanding under these Plans. See "Management -- Employee Plans," "Description of Capital Stock -- The Registration Agreement," "Shares Eligible for Future Sale" and "Underwriters."

ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Indiana Business Corporation Law (the "BCL"), and certain provisions of the Stockholders Agreement may have the effect of delaying or preventing transactions involving a change of control of the Company, including transactions in which stockholders might otherwise receive a substantial premium for their shares over then current market prices, may limit the ability of stockholders to approve transactions that they may deem to be in their best interests or may delay or frustrate the removal of incumbent directors. In addition, as long as the stockholders party to the Stockholders Agreement hold a majority of the Company's outstanding Common Stock, they will be able to elect all of the Company's directors. After giving effect to the offerings, the stockholders party to the Stockholders Agreement will hold 79.4 % of the outstanding shares of Common Stock. See "Description of Capital
Stock -- Certain Provisions of Indiana Law Regarding Takeovers" and "-- The Stockholders Agreement."

DILUTION

     Investors in the Common Stock offered hereby will experience an immediate dilution of $10.90 per share in the net tangible book value of their shares of Common Stock. See "Dilution."

                                USE OF PROCEEDS

     The net proceeds to the Company from the offerings are estimated to be approximately $140.5 million, after deducting estimated underwriting discounts and commissions and offering expenses. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

     The Company will use the net proceeds of the offerings: (i) to prepay approximately $55.0 million principal amount of the Company's Subordinated Notes (which bear interest at 11% per annum and mature on September 30, 2002), together with accrued interest to the date of payment (estimated to be approximately $.5 million) and a prepayment premium of approximately $.9 million, (ii) to finance approximately $75.0 million of construction and start-up costs for the Caster Project and (iii) to prepay approximately $9.1 million of Term Loan Notes outstanding under the Credit Agreement, together with accrued interest to the date of prepayment. The Term Loan Notes outstanding under the Credit Agreement bear interest at variable rates (8.0% weighted average rate at September 28, 1996) and mature in 2002. See "Description of Certain Indebtedness." The Company intends on funding its Caster Project over the next 30 months. Pending such use, the Company will invest these funds in short-term, marketable, investment grade securities. See "Risk
Factors -- Significant Capital Requirements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                DIVIDEND POLICY

     The Company has never declared or paid cash dividends on its Common Stock. The Company currently anticipates that all of its future earnings will be retained to finance the expansion of its business and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. Any determination to pay cash dividends in the future will be at the discretion of the Company's Board of Directors after taking into account various factors, including the Company's financial condition, results of operations, outstanding indebtedness, current and anticipated cash needs and plans for expansion. The payment of dividends on the Company's Common Stock is subject, in any event, to limitations under the terms of the Company's Credit Agreement. See "Description of Certain Indebtedness."

                                    DILUTION

     The pro forma net tangible book value of the Company at September 28, 1996 after giving effect to the exercise of the Warrants would have been approximately $109.4 million or $2.85 per share of Common Stock. Pro forma net tangible book value per share is determined by dividing the net tangible book value (total assets less net intangibles and less total liabilities) by the number of outstanding shares of Common Stock. After giving effect to the sale by the Company of 9,375,000 shares of Common Stock offered hereby and the application of the net proceeds as set forth under "Use of Proceeds," the net tangible book value of the Company as of September 28, 1996, would have been approximately $244.0 million or $5.10 per share, representing an immediate increase in net tangible book value of $2.25 per share to the existing stockholders and an immediate dilution to investors purchasing shares in the offerings of $10.90 per share. The following table illustrates this per share dilution:

    Initial public offering price......................................             $ 16.00
      Pro forma net tangible book value per share at September 28,
         1996..........................................................  $  2.85
      Increase per share attributable to sale of Common Stock in the
         offerings.....................................................     2.25
                                                                          ------
    Pro forma net tangible book value per share after the offerings....                5.10
                                                                                    -------
                                                                                        ---
    Dilution per share to investors who purchase Common Stock in the
      offerings........................................................             $ 10.90
                                                                                    ==========

     The foregoing table does not give effect to the exercise of outstanding options granted to employees to purchase 634,159 shares of Common Stock at a weighted average exercise price of $4.25 per share. If all such outstanding options were exercised, the dilution to new investors would be $10.96 per share.

     The following table sets forth on a pro forma basis as of September 28, 1996, the number of shares and percentage of total outstanding Common Stock purchased, the total consideration and percentage of total consideration paid and the weighted average price per share paid by existing stockholders (including the holders of the Warrants) and by investors purchasing the shares of Common Stock offered by the Company hereby.

                                       SHARES PURCHASED          TOTAL CONSIDERATION          WEIGHTED
                                    ----------------------     ------------------------     AVERAGE PRICE
                                      NUMBER       PERCENT        AMOUNT        PERCENT       PER SHARE
                                    ----------     -------     ------------     -------     -------------
Existing stockholders(1)..........  38,428,341       80.4%     $158,559,705       51.4%        $  4.12
New investors.....................   9,375,000       19.6       150,000,000       48.6           16.00
                                     ---------        ---         ---------        ---
          Total...................  47,803,341      100.0%     $308,559,705      100.0%
                                     =========        ===         =========        ===

---------------
(1) Sales by the Selling Stockholders in the offerings (assuming no exercise of the U.S. Underwriters' over-allotment option) will cause the number of shares held by existing stockholders to be reduced, and the number of shares held by new investors to be increased by 468,750. See "Principal and Selling Stockholders."

                                 CAPITALIZATION

     The following table sets forth the actual cash and cash equivalents, current maturities of long-term debt and capitalization of the Company as of September 28, 1996, and as adjusted to give effect to the offerings and the exercise of the Warrants and the application of the net proceeds therefrom. This information should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                           SEPTEMBER 28, 1996
                                                                        ------------------------
                                                                         ACTUAL      AS ADJUSTED
                                                                        --------     -----------
                                                                         (IN THOUSANDS, EXCEPT
                                                                           SHARE INFORMATION)
Cash and cash equivalents.............................................  $ 30,564      $ 105,965
                                                                        ========       ========
Current maturities of long-term debt..................................  $  5,840      $   5,840
                                                                        ========       ========
Long-term debt, excluding current maturities:
  Revolving credit facility...........................................  $     --      $      --
  Senior term loans...................................................   150,000        140,900
  11% subordinated notes..............................................    49,905(1)          --
  Other(2)............................................................    51,960         51,960
                                                                        --------       --------
          Total long-term debt........................................   251,865        192,860
Stockholders' equity:
  Common Stock, $.01 par value per share, 100,000,000 shares authorized, 36,636,869 shares issued and outstanding; 47,803,341
     shares issued and outstanding, as adjusted.......................       366            478
  Additional paid-in capital..........................................   163,341        303,804
  Amounts due from stockholders.......................................      (325)            --
  Accumulated deficit.................................................   (39,746)       (47,536)
                                                                        --------       --------
          Total stockholders' equity..................................   123,636        256,746
                                                                        --------       --------
            Total capitalization......................................  $375,501      $ 449,606
                                                                        ========       ========

---------------

(1) The Subordinated Notes are recorded net of unamortized debt discount (approximately $5.1 million as of September 28, 1996). The Subordinated Notes were originally issued with warrants to purchase Common Stock. A portion of the net proceeds from the sale of the Subordinated Notes was allocated to additional paid-in capital to reflect the issuance of the warrants. The remaining debt discount will be expensed in connection with the prepayment of the Subordinated Notes with a portion of the net proceeds of the offerings.

(2) For a description of other long-term debt, see Note 3 to the Company's Consolidated Financial Statements appearing elsewhere in this Prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data of the Company for the periods indicated. The selected consolidated financial data for the period from September 7, 1993 (date of inception) through December 31, 1993, as of December 31, 1993, 1994 and 1995 and September 28, 1996, for each of the two years in the period ended December 31, 1995 and for the nine months ended September 28, 1996 are derived from the Company's Consolidated Financial Statements appearing elsewhere in this Prospectus which have been audited by Deloitte & Touche LLP. The selected consolidated financial data for the nine months ended September 30, 1995 are derived from the unaudited consolidated financial statements of the Company and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly such data. Operating results for interim periods are not necessarily indicative of a full year's operations. The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                   SEPTEMBER 7, 1993        YEAR ENDED
                                  (DATE OF INCEPTION)      DECEMBER 31,                  NINE MONTHS ENDED
                                        THROUGH         -------------------   ---------------------------------------
                                   DECEMBER 31, 1993      1994       1995     SEPTEMBER 30, 1995   SEPTEMBER 28, 1996
                                  -------------------   --------   --------   ------------------   ------------------
                                                     (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net sales.......................        $    --         $     --   $    137       $       --           $  174,619
Cost of products sold...........             --               --      3,169               --              158,257
                                       --------         --------   ----------     ----------           ----------
    Gross profit (loss).........             --               --     (3,032)              --               16,362
Selling, general and
  administrative expenses.......          1,159            4,192     13,580            8,640                9,347
                                       --------         --------   ----------     ----------           ----------
    Income (loss) from
      operations................         (1,159)          (4,192)   (16,612)          (8,640)               7,015
Foreign currency gain (loss)....                          (4,952)    (3,272)          (2,658)                 260
Interest expense(1).............              2               43        564              139               18,050
Interest income.................              1              307        560              463                  957
                                       --------         --------   ----------     ----------           ----------
    Net loss(2).................        $(1,160)        $ (8,880)  $(19,888)      $  (10,974)          $   (9,818)
                                       ========         ========   ==========     ==========           ==========
Net loss per share(2)...........        $  (.07)        $   (.36)  $   (.62)      $     (.34)          $     (.27)
Weighted average common shares
  outstanding(2)(3).............         15,931           24,679     31,975           31,952               35,940
BALANCE SHEET DATA (END OF
  PERIOD):
Cash and cash equivalents.......        $   117         $ 28,108   $  6,884       $    3,202           $   30,564
Working capital.................            (29)           8,230    (14,488)          (2,995)              58,848
Property, plant, and equipment,
  net...........................            200           54,566    274,197          204,796              289,431
Total assets....................            521           94,618    320,679          227,989              422,368
Long-term debt (including
  current maturities)...........            800           11,949    223,054          151,012              257,705
Stockholders' equity
  (deficiency)..................           (429)          62,536     62,972           66,820              123,636

---------------
(1) Interest expense for the nine months ended September 28, 1996 would have been approximately $12.3 million, giving pro forma effect to the offerings and the application of net proceeds therefrom to prepay (a) all $55.0 million principal amount of the Company's outstanding Subordinated Notes and
    (b) approximately $9.1 million of the Company's Term Loan Notes. These adjustments assume that (i) the transactions occurred as of January 1, 1996 and (ii) the average interest rate on the Term Loan Notes during the period was 7.6%. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(2) For the nine months ended September 28, 1996, on a pro forma basis, giving effect to the transactions described in footnote 1 above and the exercise of the Warrants as if they had occurred as of January 1, 1996, the Company's net loss and net loss per share would have been approximately $4.1 million and $.09, respectively. The pro forma net loss and net loss per share does not give effect to an extraordinary charge of approximately $8.3 million ($.9 million in cash) that the Company expects to incur as a result of the prepayment of the Subordinated Notes. Pro forma net loss per share is based on the weighted average number of common shares outstanding during the period plus the issuance of 9,375,000 shares of Common Stock offered by the Company hereby and the 1,791,472 shares of Common Stock upon exercise of the Warrants.

(3) Weighted average common shares outstanding for each period presented give effect to the anti-dilutive effect of shares issued from September 23, 1995 through September 23, 1996 using the treasury stock method. Common Stock equivalents are included only when dilutive.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with, and is qualified in its entirety by reference to, the Company's Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. Certain information contained below, including information with respect to the Company's plans with respect to the Cold Mill, IDI and Caster Projects, are forward-looking statements. See "Risk Factors" for a discussion of important factors which could cause actual results to differ materially from the forward-looking statements contained herein.

OVERVIEW

     Steel Dynamics owns and operates a new, state-of-the-art flat-rolled steel mini-mill, which commenced operations in January 1996. The Company was founded by executives and managers who pioneered the development of thin-slab/flat-rolled CSP technology and directed the construction and operation of the world's first thin-slab/flat-rolled mini-mill. Building upon their past experience with CSP technology, management founded SDI to produce steel more efficiently, at a lower cost and of higher quality. Steel Dynamics' goal is to become the low cost producer of a broad range of flat-rolled steel products, including hot-rolled, cold-rolled and galvanized sheet, and to serve more markets than any other flat-rolled mini-mill. In addition, the Company intends to participate in the development and use of new technologies to produce a broad range of steel products.

     The Company was founded in September 1993 by Keith E. Busse, Mark D. Millett and Richard P. Teets, Jr. Steel Dynamics commenced construction of the mini-mill in October 1994 and commissioned it in December 1995. The Company believes that this 14-month construction period is the fastest ever for this kind of facility. In addition, the Company believes that the approximately $275.7 million initial capital cost of its mini-mill is approximately $75.0 million, or approximately 20%, less than the cost of comparable mini-mills currently operating. Actual production at the mini-mill of primary grade steel commenced on January 2, 1996. The mill achieved an annualized production rate of 930,000 tons by the end of September 1996, or 66% of its capacity of 1.4 million tons, making the mini-mill's start-up and ramp-up the fastest in the industry.

     Pursuant to the Company's plan to develop downstream processing facilities to produce further value-added steel products, Steel Dynamics is currently constructing a cold mill, contiguous to the mini-mill, with a 1.0 million ton annual capacity which is scheduled for completion during the second half of 1997. Steel Dynamics also plans to add a second melting furnace, a second caster and tunnel furnace, and an additional coiler in 1998 to expand its annual production capacity of hot-rolled steel from 1.4 million tons to approximately
2.4 million tons. In addition, through IDI, the Company intends to construct a 520,000 tonne annual capacity plant for the manufacture of DRI, which the Company expects to be completed in 1998. The DRI, after further processing into 430,000 tonnes of liquid pig iron, will be used in SDI's mini-mill as a steel scrap substitute.

     Management strategically located the Company's mini-mill within close proximity to its natural customer base, steel service centers and other end users, abundant supplies of automotive and other steel scrap (SDI's principal raw material), competitive sources of power, and numerous rail and truck transportation routes. Steel Dynamics believes that its strategic location provides it with sales and marketing as well as production cost advantages. The Company has secured a stable baseload of sales through long-term "off-take" contracts with two major steel consumers, a 30,000 ton per month sales contract with Heidtman, a major Midwest-based steel service center and distributor and an affiliate of one of the Company's stockholders, and a 12,000 ton per month sales contract with Preussag, a major German steel manufacturer and a stockholder of the Company, with affiliate distributors and steel service centers throughout the United States. The Company has also sought to assure itself of a secure supply of steel scrap and scrap substitute. To accomplish this objective, SDI has entered into a long-term scrap purchasing services contract with OmniSource, one of the largest scrap dealers in the Midwest and an affiliate of one of the Company's stockholders. In addition, the Company has also sought to assure itself of a secure supply of scrap substitute material for use as a lower cost complement to steel scrap as part of the Company's melt mix. SDI has entered into a long-term 300,000 tonne per year

"off-take" contract to purchase iron carbide from Qualitech's iron carbide facility currently under construction in Corpus Christi, Texas which is expected to be completed in 1998. Additional scrap substitute material will be provided through the IDI Project.

     The Company's business strategy is to use advanced CSP hot-rolled steel making and cold-rolling technologies to produce high surface quality flat-rolled steel in a variety of value-added sizes, gauges and surface treatments, emphasizing low production costs, reliable product quality and excellent customer service. In addition, SDI intends to remain financially strong and competitive through the selective purchasing of scrap and scrap substitutes to offset the effects of cyclical cost/price imbalances.

     Since commencing commercial operations in January 1996, through June 29, 1996, the Company incurred net losses of approximately $14.1 million and had an accumulated deficit of approximately $44.0 million. However, in July, a three-week operating period, August 1996, a four-week operating period, and September 1996, a five-week operating period, SDI reported monthly net income of approximately $67,000, approximately $1.8 million and approximately $2.5 million as a result of shipments of approximately 56,000, 76,000 and 97,000 tons, respectively, representing approximately 67%, 68% and 69%, respectively, of capacity.

     The Company's operations are subject to the cyclical nature of the steel industry and the U.S. economy as a whole. U.S. steel industry production was approximately 104.9 million tons in 1995, an increase of 8.0% from an average during the prior three-year period of approximately 97.1 million tons. This increase was due primarily to an improvement of general economic conditions and increased demand for durable goods. For instance, the production of U.S. cars and trucks in 1995 increased to approximately 12.0 million units from an annual average during the prior three-year period of approximately 11.0 million units. U.S. steel production in 1995 increased approximately 4.3% to approximately
104.9 million tons compared to approximately 100.6 million tons in 1994. Shipments increased over the same corresponding period from approximately 95.1 million tons to approximately 97.5 million tons, an increase of approximately 2.5%. Other factors which affect the performance of the Company include increasing competition from U.S. and international steel producers (both integrated mills and mini-mills), worldwide supply and demand for hot bands and the strength of the U.S. dollar relative to the currencies of other steel producing countries.

     The following table summarizes the annual raw steel capacity, raw steel production, utilization rates and finished shipments information for the U.S. steel industry (as reported by the AISI) for the years 1993 through 1995:

                             U.S. RAW STEEL     U.S. RAW STEEL                     TOTAL U.S.
YEAR                           CAPABILITY         PRODUCTION       UTILIZATION     SHIPMENTS
----                         --------------     --------------     -----------     ----------
                                                   (THOUSANDS OF TONS)
1993.......................      109,900             97,877            89.1%         89,022
1994.......................      108,200            100,579            93.0%         95,084
1995.......................      112,400            104,930            93.4%         97,494

     The Company believes that the current market for flat-rolled steel appears to be sufficiently strong to absorb the current capacity of integrated and mini-mill producers. In 1995, spot prices for hot band dropped significantly in the second and third quarters, approximately $40 and $20 per ton, respectively, before recovering by $10 per ton in the fourth quarter. Since December 1995, a series of spot price increases for hot band amounting to $30 to $40 per ton have been announced by leading U.S. producers, the most recent of which was announced effective for the third quarter of 1996. Although Steel Dynamics believes the immediate outlook for the U.S. economy remains positive, there can be no assurance that the level of net tons shipped in the industry and current price levels will continue or increase from present levels in view of the modest nature of the improvement in the U.S. economy to date, increasing worldwide competition within the steel industry and increasing steel production capacity.

     Net Sales. The Company's net sales are a function of net tons shipped, prices and mix of products. SDI has experienced continued net sales growth since start-up and expects that trend to continue due to increasing production and shipments as well as improving pricing. In addition, the Company's products are sold out through the end of the fourth quarter of 1996 (the latest date for which Steel Dynamics has accepted orders).

     SDI has not entered into any fixed-price, long-term (exceeding one calendar quarter) contracts for the sale of steel. Although fixed price contracts may reduce the risk of price declines, these contracts also limit the ability of the Company to take advantage of price increases. All of the Company's orders are taken at its announced pricing levels with price discounts for high volume purchases when appropriate. SDI is also able to charge premium prices for certain grades of steel, dimensions of product, or certain smaller volumes, based upon the cost of production. When the Cold Mill Project is completed in the second half of 1997, the Company will be able to manufacture more value-added products requiring more exacting tolerances, thinner gauges, finer surface conditions, and galvanized coatings, thereby enabling it to charge premium prices.

     Of the Company's shipments through September 28, 1996, approximately 37% have been purchased by Heidtman and 10% have been purchased by Preussag pursuant to long-term "off-take" contracts based upon market pricing. In addition to this stable baseload of demand, the Company is continually seeking to attract new customers for its products. The Company had 18 customers at the end of January 1996 and the number of the Company's customers has grown to 100 at the end of September. SDI is also continually seeking to enter new markets. Of the Company's shipments since start-up, the Company believes that approximately 23% has been used in the automotive industry, approximately 18% for tubing, approximately 13% for construction, approximately 12% for commercial equipment, with the balance for appliances and rail, machinery, agriculture and recreational equipment. Steel Dynamics believes that when the Cold Mill Project is completed, it will be able to broaden its customer base, diversify its product mix and access more profitable markets. See "Business -- The Flat-Rolled Market."

     Cost of Products Sold. All direct and indirect manufacturing costs are included in costs of products sold. The principal elements comprising Steel Dynamics' current costs of products sold are steel scrap and scrap substitutes, electricity, natural gas, oxygen and argon, electrodes, alloys, depreciation and direct and indirect labor and benefits.

     Steel scrap and scrap substitutes represent the most significant component of the Company's total cost of products sold. Although SDI believes that there will be an ample supply of high quality, low residual scrap in the future, the Company recognizes that the construction of additional mini-mills, increased efficiency of the steel making process and the continuing general recovery in steel prices have led to increased demand for, and higher prices of, steel scrap. The Company believes that, over the long-term, prices of steel scrap will continue to be volatile but its price ranges will likely increase. As a result, Steel Dynamics has pursued a three-part strategy to secure access to adequate supplies of steel scrap and lower cost steel scrap substitute materials. First, the Company has entered into a long-term steel scrap contract with OmniSource. Second, SDI has sought to assure itself of a secure supply of scrap substitute material as a lower cost complement for use in the melt mix with steel scrap through its iron carbide "off-take" contract with Qualitech. Third, the Company is pursuing the IDI Project to develop DRI.

     The Company purchases its electricity from American Electric Power ("AEP"), pursuant to a contract which extends through 2005. The contract designates a portion of the Company's load as "firm" with the majority of the load designated as "interruptible." The blended rate under the contract is favorable and when the mill reaches full production is expected to be between $.024 and $.025 per kilowatt hour ("kWh"). The Company has a "primary firm" natural gas delivery contract on the Panhandle Eastern Pipeline that extends through May 2000 and an interruptible delivery contract with NIPSCO/NIFL/Crossroads that extends through December 2000. The Company believes the combined negotiated cost of natural gas and its transportation to be favorable. The Company has also contracted for all of its estimated requirements of natural gas at $1.91 per decatherm through July 1997. The Company maintains a liquid propane tank farm on site with sufficient reserves to sustain operations for approximately two weeks in the event of an interruption in the natural gas supply. SDI purchases all of its requirements for oxygen and argon from Air Products and Chemicals, Inc. ("Air Products"), which built a large plant adjacent to the mini-mill. Air Products uses its plant to supply other customers as well as the Company. As a result, the Company has been able to buy its oxygen and argon at what SDI believes to be favorable prices. Steel Dynamics generally purchases its other raw materials, such as electrodes and alloys, in the open market from various sources and their availability and price are subject to market conditions.

     For manufacturing plant and equipment, the Company uses the units-of-production method of depreciation.

     The current work force of Steel Dynamics consists of approximately 200 hourly and 60 salaried personnel. For September 1996, the Company's employment costs per ton shipped were approximately $14. The Company has established certain incentive compensation programs specifically designed to reward employee teams for their productivity efforts. Production employees actively share in SDI's success through a production bonus, a conversion cost bonus and a profit sharing plan. The Company's employees are not represented by any labor unions.

     Selling, General & Administrative. Selling, general and administrative expenses are comprised of all costs associated with the sales, finance/accounting, materials and transportation, and administrative departments. These costs include labor and benefits, advertising, promotional materials, bad debt expenses and professional fees. These costs are not directly affected by sales volumes. SDI has established a Profit Sharing Plan for eligible employees under which a minimum of 5% of pretax profits are paid into a "profit sharing pool." The majority of the profit sharing pool is used to fund the Profit Sharing Plan, with the balance paid to employees as a cash bonus in March of each year. Selling, general and administrative expenses also include all non-capitalized start-up costs associated with the construction of the Cold Mill Project, including all labor and benefits, utilities and general supplies and services. The Company expects that these costs will increase through the construction and start-up of the Cold Mill Project. The Company may incur additional selling, general and administrative expenses as a result of becoming a publicly-held company.

     Foreign Currency Gain (Loss). The foreign currency gains and losses represent transaction gains and losses incurred by the Company for purchases of equipment used within the Company's mini-mill. A portion of the purchase price, as stated within the contract to purchase the equipment, was denominated in German marks. The Company committed to purchase the equipment in December 1993 with settlement of the liability primarily occurring during the construction period of the mini-mill. No foreign currency financial instruments were entered into as a result of this equipment purchase to hedge the foreign currency risk. No commitments for equipment purchases denominated in a foreign currency exist at December 31, 1995 or September 28, 1996. The Company's strategy for managing foreign currency risk will depend on the facts and circumstances of the related transactions and the Company will consider risk management strategies, as appropriate.

     Interest Expense. During the construction of the mini-mill, the costs related to construction expenditures are considered to be assets qualifying for interest capitalization under Statement of Financial Accounting Standards ("SFAS") No. 34, "Capitalization of Interest Cost." Capitalized interest for the year ended December 31, 1994 ("Fiscal 1994"), the year ended December 31, 1995 ("Fiscal 1995"), the nine months ended September 30, 1995 (the "1995 Nine-Month Period") and the nine months ended September 28, 1996 (the "1996 Nine-Month Period") was approximately $.3 million, $10.1 million, $6.0 million and $.1 million, respectively. There was no capitalized interest for the period from September 7, 1993 (date of inception) to December 31, 1993 ("Fiscal 1993"). Management expects that a majority of the interest on the indebtedness incurred to finance the construction of the Cold Mill and the IDI Projects will be capitalized.

     Taxes. At September 28, 1996, the Company had available net operating loss carryforwards ("NOLs") for federal income tax purposes of approximately $42.0 million of which $.2 million expire in 2009, $2.3 million expire in 2010 and $39.5 million expire in 2011. Because of the Company's limited operating history, a valuation allowance for net deferred tax assets has been provided.

RESULTS OF OPERATIONS

     Founded in September 1993, SDI commenced actual production of primary grade steel in January 1996. Accordingly, the Company's historical results of operations are not indicative of results to be expected in the future.

     Net Sales. Net sales totaled approximately $174.6 million for the 1996 Nine-Month Period. SDI commenced commercial production of primary grade steel on January 2, 1996 and has continued to increase its net sales as its production of prime tons increased. By the end of September 1996, the Company was operating at an annualized rate of 930,000 tons, or at 66% of full capacity. In addition, the average sales price per prime ton increased from $302 for January 1996 to $348 for September 1996. For Fiscal 1993, Fiscal 1994 and Fiscal 1995, during which time the mini-mill was under construction, Steel Dynamics had no net sales other than $137,000 in December 1995 from the sale of approximately 600 tons of secondary grade steel.

     Cost of Products Sold. Cost of products sold totaled approximately $158.3 million, or 91% of net sales, for the 1996 Nine-Month Period. As the Company continues to increase the number of prime tons sold, the Company expects that cost of products sold will continue to increase but, as a percentage of net sales, the cost of products sold will decrease. For Fiscal 1995 cost of products sold was $3.2 million.

     Selling, General and Administrative. Selling, general and administrative was approximately $1.2 million, $4.2 million and $13.6 million for Fiscal 1993, Fiscal 1994 and Fiscal 1995, respectively and approximately $8.6 million and $9.3 million for the 1995 Nine-Month Period and the 1996 Nine-Month Period, respectively. The increasing costs through 1995 were due to the increasing employee base as construction activity accelerated toward completion in December 1995.

     Interest Expense. Interest expense totaled approximately $2,000, $43,000 and $564,000 for Fiscal 1993, Fiscal 1994 and Fiscal 1995, respectively, and approximately $139,000 and $18.1 million for the 1995 Nine-Month Period and the 1996 Nine-Month Period, respectively. The low level of interest expense during Fiscal 1993, Fiscal 1994 and Fiscal 1995 reflects the effect of capitalizing interest relating to construction costs.

     Foreign Currency Gain (Loss). Foreign currency loss totaled approximately $0, $5.0 million and $3.3 million for Fiscal 1993, Fiscal 1994 and Fiscal 1995, respectively, and approximately $2.7 million for the 1995 Nine-Month Period. In the 1996 Nine-Month Period, foreign currency gain totaled $260,000.

     Interest Income. Interest income totaled approximately $1,000, $307,000 and $560,000 for Fiscal 1993, Fiscal 1994 and Fiscal 1995, respectively, and approximately $463,000 and $957,000 for the 1995 Nine-Month Period and the 1996 Nine-Month Period, respectively.

     Taxes. At September 28, 1996, the Company had available NOLs for federal income tax purposes of approximately $42.0 million of which $.2 million expire in 2009, $2.3 million expire in 2010 and $39.5 million expire in 2011. Because of the Company's limited operating history, a valuation allowance for net deferred tax assets has been provided.

LIQUIDITY AND CAPITAL RESOURCES

     Steel Dynamics' business is capital intensive and requires substantial expenditures for, among other things, the purchase and maintenance of equipment used in its steelmaking and finishing operations and compliance with environmental laws. See "Risk Factors -- Significant Capital Requirements" and "-- Potential Costs of Environmental Compliance." The Company's liquidity needs arise primarily from capital investments, working capital requirements and principal and interest payments on its indebtedness. Since its inception, SDI has met these liquidity requirements with cash provided by equity, long-term borrowings, state and local government grants and capital cost reimbursements.

     Net cash used in operating activities totaled approximately $22.7 million for Fiscal 1993 through Fiscal 1995. During the 1996 Nine-Month Period, the Company used net cash of approximately $45.6 million in operating activities. Net cash used in investing activities totaled approximately $246.4 million for Fiscal 1993 through Fiscal 1995 and approximately $31.7 million for the 1996 Nine-Month Period. Investing activities primarily consisted of capital expenditures of approximately $268.4 million for the construction of the Company's existing facility and the beginning of the Cold Mill Project. Cash provided by financing activities totaled approximately $276.0 million for Fiscal 1993 through Fiscal 1995 and approximately $101.0 million for the 1996 Nine-Month Period.

     In June 1994, the Company issued $55.0 million principal amount of the Subordinated Notes (together with warrants to purchase Common Stock) to finance a portion of the construction of the mini-mill. All of the

Subordinated Notes will be repaid with a portion of the net proceeds from the offerings. See "Use of Proceeds."

     The Credit Agreement provides for (i) up to an aggregate of $300.0 million of senior term loans and (ii) a $45.0 million revolving credit facility (the "Revolving Credit Facility") for working capital purposes, subject to borrowing base restrictions. Indebtedness outstanding under the Credit Agreement is secured by a first priority lien on substantially all of the assets of the Company. Of the $300.0 million in senior term loan commitments the Company borrowed $150.0 million for the construction of the mini-mill and $150.0 million was designated and remains available for the construction of the Cold Mill Project. See "Description of Certain Indebtedness." As of September 28, 1996, $150.0 million of senior term loans were outstanding and there were no outstanding borrowings under the Revolving Credit Facility. The Company will prepay $9.1 million of such indebtedness with a portion of the net proceeds from the offerings. See "Use of Proceeds."

     As of September 28, 1996, after giving pro forma effect to the offerings and the application of the net proceeds therefrom, the Company's long-term debt (including current portion) would have been approximately $198.7 million and SDI would have had approximately $150.0 million available under the Credit Agreement to finance the Cold Mill Project. Most of the Company's indebtedness will bear interest at floating rates, causing the Company's results of operations to be affected by prevailing interest rates.

     The Company currently estimates that the funds required for the construction and start-up (including capital expenditures) of the Expansion Projects will total approximately $340.0 million (approximately $200.0 million for the Cold Mill Project; approximately $65.0 million for the IDI Project and approximately $75.0 million for the Caster Project). The Company may also require additional financing in the event it decides to enter into strategic alliances or make acquisitions. See "Risk Factors -- Significant Capital Requirements."

     The Company intends to use $20.0 million of the $25.4 million of net proceeds it recently received from the private placement of its Common Stock to finance a portion of the IDI Project and intends to finance the remaining $45.0 million with the IDI Financing. Although IDI is negotiating to obtain the IDI Financing, it has not yet secured a commitment. No assurance can be given that the IDI Financing will be obtained on terms acceptable to the Company or at all. See "Certain Transactions."

     The Company intends to use approximately $75.0 million of the net proceeds from the offerings to finance the Caster Project. The Company intends to finance the Cold Mill Project with cash on hand and borrowings under the Credit Agreement. Borrowings under the Credit Agreement are conditioned upon the Company's compliance with various financial and other covenants and other conditions set forth therein and, as a result, there can be no assurance that such financing will be available to the Company as planned. See "Description of Certain Indebtedness." The extent of additional financing required, if any, by the Company will depend on the success of the Company's business. There can be no assurance that additional financing, if needed, will be available to the Company or, if available, that it can be obtained on terms acceptable to the Company and within the limitations contained in the Credit Agreement or the terms of any future financings, including the IDI Financing. Failure to obtain the required funds could delay or prevent some portion of the Expansion Projects from being implemented or completed, which could have a material adverse effect on the Company. See "Risk-Factors -- Significant Capital Requirements."

ENVIRONMENTAL EXPENDITURES AND OTHER CONTINGENCIES

     SDI has incurred and, in the future, will continue to incur capital expenditures and operating expenses for matters relating to environmental control, remediation, monitoring and compliance. Capital expenditures for environmental control for the Fiscal 1994, Fiscal 1995 and 1996 Nine-Month Period were approximately $595,000, $15.9 million, and $790,000, respectively, and operating expenses relating to environmental matters were approximately $0, $30,000, and $2.1 million, for the same periods. SDI has planned environmental capital expenditures for the years ending December 31, 1996, 1997, and 1998 of approximately $1.0 million, $3.0 million, and $6.1 million, respectively. In addition, the Company expects to incur expenses relating to environmental matters of approximately $2.7 million, $4.3 million, and $4.4 million, for the years ending December 31, 1996, 1997, and 1998, respectively. Steel Dynamics believes that compliance with current environmental laws and regulations is not likely to have a material adverse effect on the Company's financial condition, results of operations or liquidity; however, environmental laws and regulations have changed rapidly in recent years and SDI may become subject to more stringent environmental laws and regulations in the future. See "Risk Factors -- Potential Costs of Environmental Compliance."

RECENT ACCOUNTING PRONOUNCEMENTS

     SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets, and for Long-Lived Assets to be Disposed of " and SFAS No. 123, "Accounting for Stock-Based Compensation" were adopted effective January 1, 1996. Adopting these standards had no effect on the Company's financial position, results of operations or cash flows in 1996.

INFLATION

     SDI does not believe that inflation has had a material effect on its results of operations over the periods presented.

                                    BUSINESS

OVERVIEW

     Steel Dynamics owns and operates a new, state-of-the-art flat-rolled steel mini-mill, which commenced operations in January 1996. The Company was founded by executives and managers who pioneered the development of thin-slab/flat-rolled CSP technology and directed the construction and operation of the world's first thin-slab/flat-rolled mini-mill. Building upon their past experience with CSP technology, management founded SDI to produce steel more efficiently, at a lower cost and of higher quality. Steel Dynamics' goal is to become the low cost producer of a broad range of flat-rolled steel products, including hot-rolled, cold-rolled and galvanized sheet, and to serve more markets than any other flat-rolled mini-mill. In addition, the Company intends to participate in the development and use of new technologies to produce a broad range of steel products.

     The Company was founded in September 1993 by Keith E. Busse, Mark D. Millett and Richard P. Teets, Jr. Steel Dynamics commenced construction of the mini-mill in October 1994 and commissioned it in December 1995. The Company believes that this 14-month construction period is the fastest ever for this kind of facility. In addition, the Company believes that the approximately $275.7 million initial capital cost of its mini-mill is approximately $75.0 million, or approximately 20%, less than the cost of comparable mini-mills currently operating. Actual production at the mini-mill of primary grade steel commenced on January 2, 1996. The mill achieved an annualized production rate of 930,000 tons by the end of September 1996, or 66% of its capacity of 1.4 million tons, making the mini-mill's start-up and ramp-up the fastest in the industry.

     Pursuant to the Company's plan to develop downstream processing facilities to produce further value-added steel products, Steel Dynamics is currently constructing a cold mill, contiguous to the mini-mill, with a 1.0 million ton annual capacity which is scheduled for completion during the second half of 1997. Steel Dynamics also plans to add a second melting furnace, a second caster and tunnel furnace, and an additional coiler in 1998 to expand its annual production capacity of hot-rolled steel from 1.4 million tons to approximately
2.4 million tons. In addition, through IDI, the Company intends to construct a 520,000 tonne annual capacity plant for the manufacture of DRI, which the Company expects to be completed in 1998. The DRI, after further processing into 430,000 tonnes of liquid pig iron, will be used in SDI's mini-mill as a steel scrap substitute.

     Management strategically located the Company's mini-mill within close proximity to its natural customer base, steel service centers and other end users, abundant supplies of automotive and other steel scrap (SDI's principal raw material), competitive sources of power, and numerous rail and truck transportation routes. Steel Dynamics believes that its strategic location provides it with sales and marketing as well as production cost advantages. The Company has secured a stable baseload of sales through long-term "off-take" contracts with two major steel consumers, a 30,000 ton per month sales contract with Heidtman, a major Midwest-based steel service center and distributor and an affiliate of one of the Company's stockholders, and a 12,000 ton per month sales contract with Preussag, a major German steel manufacturer and a stockholder of the Company, with affiliate distributors and steel service centers throughout the United States. The Company has also sought to assure itself of a secure supply of steel scrap and scrap substitute. To accomplish this objective, SDI has entered into a long-term scrap purchasing services contract with OmniSource, one of the largest scrap dealers in the Midwest and an affiliate of one of the Company's stockholders. In addition, the Company has also sought to assure itself of a secure supply of scrap substitute material for use as a lower cost complement to steel scrap as part of the Company's melt mix. SDI has entered into a long-term 300,000 tonne per year "off-take" contract to purchase iron carbide from Qualitech's iron carbide facility currently under construction in Corpus Christi, Texas which is expected to be completed in 1998. Additional scrap substitute material will be provided through the Company's IDI Project.

STRATEGY

     The Company's business strategy is to use advanced CSP hot-rolled steelmaking and cold-rolling technologies to produce high surface quality flat-rolled steel in a variety of value-added sizes, gauges and surface treatments, emphasizing low production costs, reliable product quality and excellent customer service. In addition, SDI intends to remain financially strong and competitive through the selective purchasing of scrap and scrap substitutes to offset the effects of cyclical cost/price imbalances. The principal elements of the Company's strategy include:

     - Achieve Lowest Conversion Costs in Industry. Steel Dynamics' EAF, caster and rolling mill designs represent substantial improvements over earlier mini-mills using CSP technology. These improvements have been designed to speed the steelmaking process, to limit "power off time" and other non-productive time in the EAF, to reduce the per ton cost of consumables and to yield high quality finished steel product. By designing and using equipment that is more efficient, requires less periodic maintenance or rebuilding, requires less consumables and improves the consistency and reliability of the steelmaking process, the Company believes that it will achieve lower unit costs for converting metallics and other raw materials into flat-rolled steel. The Company believes that its per ton manufacturing costs are already among the lowest in the industry.

     - Emphasize Value-Added Products. Steel Dynamics believes that it will be able to produce thinner gauge (down to .040") steel in hot-rolled form with consistently better surface and edge characteristics than most other flat-rolled producers. The Company believes that its high quality, thinner hot-rolled products will compete favorably with certain more expensive cold-rolled (further processed) products, enabling it to obtain higher margins. In addition, with the completion of the Cold Mill Project, SDI expects to devote a substantial portion of its hot-rolled products to the production of higher value-added cold-rolled and galvanized products, as well as thinner gauges, down to .015". This increased product breadth should also allow the Company to broaden its customer base.

     - Secure Reliable Sources of Low Cost Metallics. The principal raw material used in the Company's mini-mill is steel scrap which represents approximately 45% to 50% of the Company's total manufacturing costs. Steel Dynamics has pursued a three-part strategy to secure access to adequate low cost supplies of steel scrap and steel scrap substitute materials. First, the Company has entered into a long-term steel scrap contract with OmniSource. Second, SDI has sought to further this strategy through its iron carbide "off-take" contract with Qualitech. Third, Steel Dynamics is pursuing the IDI Project to produce DRI as a lower cost complement for use in the melt mix with steel scrap.

     - Secure a Solid Baseload of Hot Band Sales. In order to help ensure consistent and efficient plant utilization, SDI has entered into six-year "off-take" sales and distribution agreements with Heidtman and Preussag, pursuant to which Heidtman has agreed to purchase at least 30,000 tons and Preussag has agreed to purchase at least an average of 12,000 tons of the Company's flat-rolled products per month, at the Company's market price, subject to certain volume and single run discounts.

     - Increase Unit Growth at Low Capital Cost. SDI seeks to continue to grow its production of flat-rolled steel coil at low capital and unit costs. The Company plans to use approximately $75.0 million of the net proceeds of the offerings to finance its Caster Project. The Caster Project, which is expected to be completed in 1998, will increase the annual production capacity of the Company's mini-mill from 1.4 to approximately 2.4 million tons of hot-rolled steel. The Caster Project will enable the Company to better use the increased rolling and finishing capacity that its Cold Mill Project will provide when completed in 1997. The foundations and infrastructure necessary to house and support the second caster have been pre-planned into the existing plant and, therefore, the 1.0 million additional tons of annual hot-rolled steel capacity should be added at a relatively low capital cost. In addition, management intends to continue to explore new production technologies to further lower its unit costs of production.

     - Incentivize Employees. In contrast to the high fixed labor costs of many of the Company's competitors, SDI has established certain incentive compensation programs specifically designed to reward employee teams for their efforts towards enhancing productivity, thereby encouraging a sense of ownership throughout Steel Dynamics. Production employees actively share in the Company's success through a production bonus and a conversion cost bonus. The production bonus is directly tied to the quantity and quality of products manufactured during a particular shift. The conversion cost bonus encourages employees to use materials and resources more efficiently. Steel Dynamics' employees' bonuses may equal or exceed their base hourly wage.

     - Pursue Future Opportunities. Steel Dynamics believes that technology development and management's experience will provide significant opportunities for SDI in a broad range of markets, potentially including flat-rolled, non-flat-rolled, stainless and specialty steels. See "-- The Flat-Rolled Market." The Company plans to pursue opportunities through greenfield projects, strategic alliances or acquisitions to secure the long-term future growth and profitability of SDI. Steel Dynamics will seek to enter new steel markets and to produce new steel products using the latest technology, with the objective of being a low cost producer. In addition, the Company has a technology sharing agreement with Preussag which will provide SDI with Preussag's expertise and know-how in steel manufacturing, particularly steel finishing.

INDUSTRY OVERVIEW

     The steel industry has historically been and continues to be highly cyclical in nature, influenced by a combination of factors including periods of economic growth or recession, strength or weakness of the U.S. dollar, worldwide production capacity, levels of steel imports and tariffs. The industry has also been affected by other company-specific factors such as failure to adapt to technological change, plant inefficiency, and high labor costs. As an industry, most U.S. steel producers suffered losses between 1982 and 1986, earned profits between 1987 and 1989, weakened again through the end of 1992, strengthened during 1993 and 1994, weakened again in 1995 and appear to be strengthening at the present time. Steel, regardless of product type, is a commodity that responds to forces of supply and demand, and prices have been volatile and have fluctuated in reaction to general and industry specific economic conditions. Under such conditions, a steel company must be a low cost, efficient producer and a quality manufacturer.

     There are generally two kinds of primary steel producers, "integrated" and "mini-mill." The following diagram illustrates the differences in production methodologies between the typical multi-step integrated mill production process and the typical continuous mini-mill melting-casting-rolling process.

                                 [FLOW CHART]

     Steel manufacturing by an "integrated" producer involves a series of distinct but related processes, often separated in time and in plant geography. This process generally involves ironmaking followed by steelmaking, followed by billet or slab making, followed by reheating and further rolling into steel plate or bar, or flat-rolling into sheet steel or coil. These processes may, in turn, be followed by various finishing processes (including cold-rolling) or various coating processes (including galvanizing). In integrated producer steelmaking, coal is converted to coke in a coke oven, then combined in a blast furnace with iron ore (or pellets) and limestone to produce pig iron, and then combined with scrap in a "basic oxygen" or other furnace to produce raw or liquid steel. Once produced, the liquid steel is metallurgically refined and then either poured as ingots for later reheating and processing or transported to a continuous caster for casting into a billet or slab, which is then further shaped or rolled into its final form. Typically, though not always, and whether by design or as a result of downsizing or re-configuration, many of these processes take place in separate and remote facilities.

     In contrast, a mini-mill employs an electric arc furnace to directly melt scrap steel or steel scrap substitute, thus entirely eliminating the energy-intensive blast furnace. A mini-mill incorporates the melt shop, ladle metallurgical station, casting, and rolling into a unified continuous flow. The melting process begins with the charging of a furnace vessel with scrap steel, carbon, and lime, following which the vessel's top is swung into place and electrodes lowered into the scrap through holes in the top of the furnace. Electricity is then applied to melt the scrap. The liquid steel is then checked for chemistry and the necessary metallurgical adjustments are made while the steel is still in the melting furnace or, if the plant has a separate staging area for that process (as SDI's does), the material is transported by a ladle to an area, commonly known as a ladle metallurgy station. From there, the liquid steel is transported by ladle to a turret at the continuous caster, wherein it is then transferred into a tundish, a kind of reservoir, which controls the flow of the liquid steel into a water-cooled copper-lined mold (collectively, the "caster") from which it exits as an externally solid billet or slab. After a billet is cast, it is then cut to length and either shipped as billets or stored until needed for further rolling or processing (which would involve reheating) or it may be sent directly into the rolling process, after which it may then be cut to length, straightened, or stacked and bundled. In the case of thin-slab casting, however, the slabs proceed directly into a tunnel furnace, which maintains and equalizes the slab's temperature, and then after descaling, into the first stand of the rolling mill operation. In this rolling process, the steel is progressively reduced in thickness. In the case of sheet steel, it is wound into coil and may be sold either directly to end users or to intermediate steel processors or service centers, where it may be pickled, cold-rolled, annealed, tempered, or galvanized.

     As a group, mini-mills are generally characterized by lower costs of production and higher productivity than the integrated steelmakers. This is due, in part, to the mini-mills' lower capital costs and to their lower operating costs resulting from their streamlined melting process and smaller, more efficient plant layouts. Moreover, mini-mills have tended to employ a management culture that emphasizes worker empowerment and flexible, incentive-oriented non-union labor practices. The smaller plant size of the mini-mill operation also permits greater flexibility in locating the facility to optimize access to scrap supply, attractive energy costs, infrastructure and markets. Furthermore, the mini-mill's more efficient plant size and layout, which incorporates the melt shop, metallurgical station, casting and rolling in a unified continuous flow under the same roof (as contrasted with integrated mills, which have typically been downsized and re-configured over time and thus may perform each of these functions in separate facilities), have reduced or eliminated costly re-handling and re-heating of partially finished product. Mini-mills, moreover, have tended to be more willing to adapt to newer, more innovative and aggressive management styles, featuring decentralized decision-making. They have also adapted more quickly to the use of newer, more cost effective and efficient machinery and equipment, translating technological advances in the industry into more efficient production more quickly than the integrated mills.

EVOLUTION OF COMPACT STRIP PRODUCTION TECHNOLOGY

     Mini-mills have been producing steel since the early 1960s when EAFs and continuous casting were initially commercialized. For many of those years, the mini-mills focused almost exclusively on lower-quality, lower-priced "long products," including merchant shapes such as rebar, wire, rod, angles, and structurals, due to the mini-mill's relatively smaller size, initial quality limitations and early power and capacity limitations. In 1989, however, a mini-mill, using the world's first CSP machine employing a revolutionary mold design, directly cast a 2" slab that was less than 25% of the thickness of the typical 8" to 10" slabs cast by the integrated producers.

     The CSP technology was one of the most significant advances in steelmaking in the last forty years. The thinner slab greatly reduces costs, as less reduction is necessary in the hot-strip rolling mill to create hot-rolled bands or coils of steel, and there is substantially less re-heating required prior to rolling. Most important, the development of this thin-slab casting technology, with its lower capital cost requirement, allowed for the entry of the mini-mills into the flat-rolled segment of the steel market.

THE FLAT-ROLLED MARKET

     The flat-rolled market represents the largest steel product group, accounting for approximately 62.4% of the total annual U.S. steel shipments. Flat-rolled products consist of hot-rolled, cold-rolled, and coated sheet and coil. Currently, the Company's products consist only of hot-rolled coil. This product group has been the fastest growing segment of the U.S. steel market over the last 40 years, amounting to approximately 60.8 million tons of shipments in 1995. The following table shows the U.S. flat-rolled shipments by hot-rolled, cold-rolled, and coated production (as reported by the AISI) for the last five years.

                                                                  YEAR ENDED DECEMBER 31,
                                                          ----------------------------------------
                                                          1991     1992     1993     1994     1995
                                                          ----     ----     ----     ----     ----
                                                                     (MILLIONS OF TONS)
Hot-Rolled(1)...........................................  20.8     20.8     22.7     24.6     26.8
Cold-Rolled(2)..........................................  13.0     14.2     14.4     14.7     14.1
Coated(3)...............................................  13.9     15.6     18.3     20.2     19.9
                                                          ----     ----     ----     ----     ----
          Total.........................................  47.7     50.6     55.4     59.5     60.8
                                                          ====     ====     ====     ====     ====
% Total Steel Shipments.................................  60.6%    61.6%    62.3%    62.6%    62.4%

---------------
(1) Includes pipe/tube, sheet, strip and plate in coils.
(2) Includes blackplate, sheet, strip and electrical.
(3) Includes tin coated, hot dipped, galvanized, electrogalvanized and all other metallic coated.

     The following chart presents 1995 U.S. industry flat-rolled product shipments by market segment (as reported by the AISI):

                                 [PIE CHART]

     Hot-Rolled Products. All coiled flat-rolled steel is initially hot-rolled, a process that consists of passing an ingot or a cast slab through a multi-stand rolling mill to reduce its thickness to less than 1/2" and, in some mills, to less than 1/16". Hot-rolled steel is minimally processed steel coil that is used in the manufacture of various non-surface critical applications such as automobile suspension arms, frames, wheels, and other unexposed parts in auto and truck bodies, agricultural equipment, construction products, machinery, tubing, pipe, tools, lawn care products and guard rails. The U.S. market for hot-rolled steel in 1995 was approximately 26.8 million tons, excluding imports. This is a market segment that the Company's existing mini-mill currently serves. The following chart presents 1995 U.S. industry hot-rolled product shipments by market segment (as reported by the AISI):

                                 [PIE CHART]

     Cold-Rolled Products. Cold-rolled steel is hot-rolled steel that has been further processed through a pickler and then successively passed through a rolling mill without reheating until the desired gauge (or thickness) and other physical properties have been achieved. Cold-rolling reduces gauge and hardens the steel and, when further processed through an annealing furnace and a temper mill, improves uniformity, ductility and formability. Cold-rolling can also impart various surface finishes and textures. Cold-rolled steel is used in applications that demand higher quality or finish, such as exposed automobile and appliance panels. As a result, cold-rolled prices are typically higher than hot-rolled. The U.S. market for cold-rolled steel in 1995 was approximately 14.1 million tons, excluding imports. This is a market segment that the Company's cold mill will serve when completed in 1997. The following chart presents 1995 U.S. industry cold-rolled product shipments by market segment (as reported by the AISI):

                                 [PIE CHART]

     Coated Products. Coated steel is usually cold-rolled sheet that has been coated with a non-ferrous metal to render it corrosion-resistant and to improve its paintability. Hot-dipped galvanized, electrogalvanized and aluminized products are types of coated steels. These are also the highest value-added sheet products because they require the greatest degree of processing and tend to have the strictest quality requirements. Coated steel is used in high volume applications such as automotive, household appliances, roofing and siding, heating and air conditioning equipment, air ducts, switch boxes, chimney flues, awnings, garbage cans and food containers. The use of coated steels in the U.S. has increased dramatically over the last 40 years. The U.S. market for coated steels in 1995 was approximately 19.9 million tons, excluding imports. This market segment will be served by SDI's cold mill when completed in 1997. The following chart presents 1995 U.S. industry coated product shipments by market segment (as reported by the AISI):

           LOGO

THE COMPANY'S PRODUCTS AND APPLICATIONS

     The Company's current array of hot-rolled products includes a variety of high quality mild and medium carbon and high strength low alloy hot-rolled bands in 40" to 62" widths and in thicknesses from .500" down to .040" (1 mm). These products are suitable for mechanical and structural tubing, gas and fluid transmission piping, metal building systems, parts and components for automobiles, trucks, trailers, and recreational vehicles, rail cars, ships, barges, and other marine equipment, agricultural equipment and farm implements, lawn, garden, and recreational equipment, industrial machinery and shipping containers. SDI believes that, because of innovations made in its state-of-the-art caster, its basic production hot band has surface and edge quality characteristics that exceed those of the other thin-slab/flat-rolled mini-mills operating currently. The Company also believes that the surface and edge quality of its hot bands compares favorably with conventional mills. Steel Dynamics believes that it is able to access a substantial portion of the current U.S. shipped hot-rolled market of 26.8 million tons. Based on information from its customers, the following chart displays SDI's 1996 flat-rolled shipments, for the first nine months of its operations, by market classification of the ultimate end user, regardless of whether the Company's hot band was further processed by a steel service center or other intermediate processor before being shipped to the end user.

      END USER INDUSTRY     PERCENTAGE                     TYPICAL APPLICATIONS
    ----------------------  ----------     ----------------------------------------------------
    Automotive............       23%       Safety restraints, suspension, frame
    Tubing................       18        Structural tube, mechanical tube, conduit
    Construction..........       13        Metal buildings, piling, safety grating
    Commercial equipment..       12        Racks, shelving, hardware
    Machinery.............        6        Construction equipment, machine tools
    Rail..................        4        Rail car sides, tops, end caps
    Residential
      equipment...........        4        Lawn equipment, garden implements, motion furniture
    Appliances............        3        Liners, backs, brackets
    Agriculture...........        2        Farm equipment, feeders, bins
    Other.................       15        Exercise and recreational equipment
                            ----------
              Total.......      100%
                            ==========

     After completion of the Cold Mill Project (expected to occur during the second half of 1997), SDI expects to produce a full range of hot-rolled, hot-rolled coated, cold-rolled and cold-rolled coated products. At that time, the Company expects to devote a substantial portion of its hot bands to the production of higher value added products, including galvanized coatings, as well as thinner gauge cold-rolled, down to .015(). This increased product breadth should also allow SDI to broaden its direct customer base, so that many of the products required by end user consumers could be purchased directly from the Company, instead of through an intermediate processor or steel service center. The Company believes that upon completion of the Cold Mill Project it will be able to access a substantial portion of the current U.S. shipped flat-rolled market of 60.8 million tons.

THE COMPANY'S CUSTOMERS AND MARKETS

     Intermediate Steel Processors and Steel Service Centers. The Company's customers currently are primarily intermediate steel processors and steel service centers. Of Steel Dynamics' total net sales since the Company commenced operations, 81% were to steel processors or service centers. These steel processors and service centers typically act as intermediaries between primary steel producers, such as SDI, and the various end user manufacturers that require further processing of hot bands. The additional processing performed by the intermediate steel processors and service centers include pickling, galvanizing, cutting to length, slitting to size, leveling, blanking, shape correcting, edge rolling, shearing and stamping. After the completion of the Cold Mill Project, the Company expects to provide additional value-added cold-rolling and coating services. The Company expects, however, that its intermediate steel processor and service center customers will remain an integral part of its future customer base and plans to continue to sell its hot bands and other products to these customers after the Cold Mill Project is complete.

     The Company's largest customers, Heidtman and Preussag, accounted in the aggregate for approximately 47% of Steel Dynamics' total net sales through September 28, 1996. While the loss of either Heidtman or Preussag as a customer, or a significant reduction in the business generated by Heidtman or Preussag, might have a material adverse effect on SDI's results of operations, the Company believes its relationships with these two companies have enabled it to baseload the mill, thus helping to ensure consistent and sufficient plant utilization. Heidtman and Preussag are the only two customers of SDI that have accounted, individually, for more than 10% of the Company's total net sales through September 28, 1996. Heidtman is an affiliate of one of the Company's stockholders and Preussag is a stockholder. See "Principal and Selling Stockholders." The Company's five largest customers in the aggregate accounted for approximately 66% of total net sales through September 28, 1996. See "Risk Factors -- Reliance on Major Customers."

     SDI has a six-year purchasing agreement with Heidtman for the purchase of at least 30,000 tons of the Company's hot band products per month, at market prices, determined by reference to the lowest prices charged by other thin-slab mini-mills or conventional mills for the same products. The price at which the Company is required to sell 30,000 tons of steel coil to Heidtman cannot be higher than the lowest price at which SDI offers its products to any other customer. Heidtman is entitled to single run as well as certain volume discounts. In addition, Heidtman has priority purchase rights to the Company's secondary material and field claim material. The Company's aggregate sales to Heidtman (including its affiliated companies) through September 28, 1996 has amounted to 201,500 tons.

     SDI also has a six-year Purchasing, U.S. Sales and Export Distribution Agreement (the "Preussag Purchasing Agreement") with Preussag pursuant to which, and subject to the Company's obligations to fill Heidtman's orders, Preussag is obligated to purchase an average of at least 12,000 tons per month of the Company's available products, at a market price determined by reference to the Company's price sheet and by reference to prevailing competitive market prices charged to large customers by other mills within the Company's typical marketing area. Preussag is entitled to single run and certain volume discounts. Under the Preussag Purchasing Agreement, the Company has also appointed Preussag as its preferred distributor for all sales to customers outside the United States, Canada and Mexico. See "-- International Sales." Preussag's affiliated companies include: Delta Steel, Inc., located in Houston, Texas; Feralloy Corporation, located in Chicago, Illinois; Feralloy North American Steel Co., LP, located in Melvindale, Michigan; Preussag Handel, Canada, located in Vancouver, British Columbia, Canada; Preussag Handel, GmbH, located in Mexico City,

Mexico; and Preussag International Steel Corporation, located in Atlanta, Georgia. The Company's aggregate sales to Preussag (including its affiliated companies) through September 28, 1996 has amounted to 56,800 tons.

     Direct Sales to End Users. The Company sells directly to end users, including manufacturers of cold-rolled strip, oil and gas transmission pipe, and mechanical and structural tubing. The Company employs a 12-person direct sales staff, consisting of a Manager of Sales and Marketing, three Field Sales Managers, a Manager of Secondary Sales, with the balance dedicated to inside sales and administration. Steel Dynamics plans on keeping its end user sales and support staff small and efficient, reflecting the Company's emphasis on cost-containment and productivity.

     Geographic Proximity to Customers. The following map illustrates the geographic proximity of certain of the more significant U.S. markets for flat-rolled sheet to the Company's mini-mill in Butler, Indiana.

                                    [MAP]

     Of the Company's total net sales through September 28, 1996, more than 80% were to customers within 300 miles of SDI. In addition to its low production costs, the Company believes that it also enjoys a pricing advantage over most of its competitors due to freight savings to its customers to the north and east of SDI's mini-mill, where it sold 60% of its flat-rolled steel through September 28, 1996.

     International Sales. Of the Company's total net sales through September 28, 1996, sales outside the continental United States accounted for less than 5%. Pursuant to the Preussag Purchasing Agreement, the Company has appointed Preussag its preferred distributor for all sales to customers outside the United States, Canada and Mexico (the "Export Territory"). Under the Preussag Purchasing Agreement, if the Company wishes to sell in the Export Territory, it must notify Preussag of the products available for sale and the price of these products. Preussag must then use its best efforts to solicit these sales and to present the Company with any purchase orders for the product, which the Company may then accept or reject. Sales within the Export Territory are for Preussag's own account, regardless of whether Preussag is purchasing for its use or for resale. If the Company receives an unsolicited offer to purchase any products from a prospective customer in the Export Territory, the Company must notify Preussag of the terms and Preussag has a right of first refusal to effect the purchase. For sales in the Export Territory, Preussag is entitled to a sales commission in addition to any other applicable discounts or rebates. The Company has also entered into a "second look" export sales agreement for such international sales with Sumitomo Corporation of America ("Sumitomo"). Sumitomo is also a stockholder in the Company.

THE COMPANY'S STEELMAKING EQUIPMENT AND TECHNOLOGY

     Steel Dynamics' thin-slab/flat-rolled steelmaking equipment represents the state-of-the-art in EAF melting and thin-slab casting and rolling technology and embodies advancements and improvements reflecting the combined design and operating experience with thin-slab steelmaking of the Company's three founders, Keith E. Busse, Mark D. Millett, and Richard P. Teets, Jr. The Company's existing equipment and technology, as well as the design criteria of the equipment and technology that will constitute the Cold Mill Project and the Caster Project, are intended to improve steelmaking speed, efficiency and output, result in less "power off" and down time, require less maintenance, prolong equipment life and produce steel of better consistency and of better surface and edge qualities.

     The Existing Mill. The principal steelmaking equipment that comprises the existing thin-slab/flat-rolling plant that is currently producing the Company's hot bands consists of a melting furnace, a ladle metallurgy station, a turret, thin-slab caster and rolling mill.

      [SCHEMATIC DRAWING OF THE COMPANY'S CURRENT STEELMAKING PROCESS]

     The Electric Arc Furnace. The Company's EAF is a 165-ton capacity tap weight (195-ton gross weight with a 30-ton "hot heel") Fuchs AC-powered 120 MVA high reactance twin-shell EBT (eccentric bottom tap) furnace, consisting of two melting hearths working off of a single power source. Although such a large capacity furnace might have suggested the use of DC power, SDI purchased an AC-powered unit but with a reactor added to the electrical system on the primary side of the transformer. In addition to saving approximately 30% in the capital cost of the EAF (as compared to a DC-type unit), the AC-powered EAF is designed to use smaller electrodes, which are less expensive than those required by a DC-type EAF, and to consume a smaller amount of electrodes per pound of steel produced. With a large capacity EAF, such as Steel Dynamics' furnace, using a DC power source would require substantially larger (28() to 30() diameter) electrodes, which cost up to 30% more per pound than the smaller (24() diameter) electrodes required by the Company's AC-powered EAF. Furthermore, electrode consumption by the Company's EAF (a substantial operating cost component) is designed to be less than a DC-powered unit, approximately 3.2 pounds per ton vs.
3.8 to 4.0 pounds per ton, a function of lower amperage to the electrode brought about by the reactor, which allows it to mimic the power characteristics of the DC EAF.

     SDI's twin-shell EAF design results in virtually continuous melting and reduces the tap-to-tap time (i.e. the length of time between successive melting cycles or "heats"). While melting is being done on one side, the other vessel can be tapped and then refilled with scrap and readied for the next melt. In a single EAF with a 60-minute tap-to-tap time, typically 10 to 15 minutes is taken to tap liquid metal, gun refractories onto the side walls of the furnace, re-sand and repair the tap hole, and recharge the vessel with scrap. Therefore, for a small incremental capital cost of a second vessel, there is an approximate 20% increase in productivity gained by reducing the tap-to-tap time. Preheating of the scrap will occur in the idle vessel with both oxygen and natural gas, at a fairly low cost, aided by the 30-ton "hot heel" of melted scrap remaining in the idle vessel after tapping. This design enables the Company to save the additional capital cost of competing technologies such as a shaft furnace with a scrap preheating feature. The Company believes that shaft furnaces do not work well with larger pieces of scrap, such as the industrial bundles which the Company purchases. An additional attractive feature of the twin-shell design is that if there is a maintenance problem requiring work on one vessel, melting can proceed in the other vessel without interruption. Electricity consumption in the EAF is approximately 350 to 375 kWh per ton.

     Ladle Metallurgy Station. The Company has a separate ladle metallurgy station, built by Fuchs, consisting of two small EAFs, each of which consumes approximately 25 kWh of electricity per ton of steel, and a desulfurization station. A separate ladle refining station, located apart from the primary melting furnace, allows metallurgical adjustments to be effected, while still maintaining the steel at a sufficiently high temperature during the refining stage. This maximizes the time that the primary furnace can be used for scrap melting, while enabling the molten steel to continue through metallurgical testing, stirring, alloying, desulfurization, reheating and other adjustments, on its way to the casting deck. There are two ladle stations, each of which receives molten steel from the primary furnaces after tapping. When the adjustment process has been completed the refined metal is then transported by overhead crane to the casting deck. The ladles are placed on a turret, which rotates an empty ladle away from the top of the casting machine while simultaneously replacing it with a full ladle, allowing for a continuous process. The molten steel flows from the ladle to a tundish (a holding reservoir) and then directly into the mold of the casting machine.

     The Thin-Slab Caster. The state-of-the-art continuous thin-slab caster was built by SMS Schloemann-Siemag AG and SMS Concast and is equipped with Liquid Core Reduction ("LCR") which the Company has not yet activated. LCR enables the caster to perform as a typical thin slab caster producing 50 mm slabs for hot rolling, as well as allowing the flexibility to produce slabs from 40 mm to 80 mm thick by using a variable thickness mold and movable segments. This feature is designed to ensure greater quality and a more diversified product line for the Company by reducing turbulence in the mold; providing for "soft reduction" on segregation sensitive grades; improving hot rolling reduction ratios on thick gauge products and the reduction of hot rolling loads to produce light gauge products.

     The caster is also equipped with a newly designed submerged entry nozzle ("SEN"), with an improved geometry. This permits the walls of the SEN to be thicker, resulting in longer SEN life and, in turn, enables the Company to run a "string" of 12 heats before the SEN requires replacement (in contrast with 10 or less with a smaller SEN). These advantages are directly reflected in increased productivity. Within the newly designed SEN, SDI has incorporated a new baffle design to modify the fluid flow of molten steel into the mold cavity which slows and more evenly distributes the molten steel into the mold as compared to previous designs. This results in a quieter top surface of the liquid steel in the mold (at the meniscus), a more uniform solidification of the shell, and effectively eliminates sub-surface inclusions. The tundish design has been upgraded to include state-of-the-art baffle and other flow modification dividers which allow for maximum flotation and subsequent removal of inclusions prior to the molten steel entering the SEN.

     The Hot-Rolling Mill. The Company's rolling mill is a state-of-the-art, six-stand rolling mill built by SMS Schloemann-Siemag AG. The hot-rolling mill is equipped with a specially designed high pressure 6,000 psi water descaling system to remove the mill scale after the steel emerges from the Bricmont-supplied tunnel furnace just before entering the rolling mill. This system provides an exceptionally clean surface while minimizing the cooling of the 2,000(++)F slab. The tunnel furnace restores heat lost during the casting process. The rolling mill is equipped with the latest electronic and hydraulic controls. Each rolling stand is driven by a high-powered 10,000 horsepower mill drive motor. The normal exit speed of light gauge steel, prior to coiling as it exits the last stand of the rolling mill, is approximately 10.5 meters per second. The Company's smaller more closely-spaced rolls on the run-out table will help prevent the steel strip from cobbling when rolling lighter gauges. When rolling to a thickness of 1 mm (.040()), the exit speed will remain the same until the sheet is captured in the down-coiler, at which point it will "zoom" the strip to a faster speed of 13.3 meters per second; which increases productivity. The last two stands of the rolling mill use specially designed work rolls to facilitate the Company's ability to roll to the thinnest gauge of any hot mill in the industry. Steel Dynamics' coiler is approximately 210 feet from the last stand of the rolling mill, and all necessary foundations and infrastructure have been pre-engineered and constructed to accommodate the second coiler that will be added as part of the Caster Project.

     Throughout the rolling process, laser optical measuring equipment and multiple x-ray devices measure all strip dimensions, allowing adjustments to occur continuously and providing feedback information to the mill process controls and computers. All positioning and control equipment used to adjust the rolling mill is hydraulically operated and regulated electronically to achieve a high degree of accuracy. The entire production process is monitored and controlled by both business and process computers. Production schedules are created based on order input information and transmitted to the mill computers by the plant business system. Mathematical models then determine the optimum settings for the tunnel furnace, the hot rolling mill and the strip cooling sprays. This information is then directly transmitted to the equipment controlling the rolling operations. As the material is processed, operating and quality data are gathered and stored for analysis of operating performance and for documentation of product parameters to the customer. The system then coordinates and monitors the shipping process, and prints all relevant paper work for shipping when the coil leaves the plant.

     The Cold Mill Project. The Cold Mill Project is under construction adjacent to and south of the existing hot mill. Design work and equipment specification for the Cold Mill Project began in November 1995. Site preparation work began in July 1996, and foundation work began in August 1996. The budgeted cost for the Cold Mill Project is approximately $200.0 million.

                 [SCHEMATIC DRAWING OF THE COLD MILL PROJECT]

     The Cold Mill Project will consist of a continuous pickle line, two hot dipped galvanizing lines, a semi-tandem two-stand reversing cold-rolling mill, batch annealing furnaces and a temper mill. The pickle line will consist of a dual payoff system, scale breaker, shallow bath pickling section, rinsing section and recoiler built by Davy International; the hot dipped galvanizing lines will consist of dual payoff, cleaning, annealing, coating, rolling, tension leveling, post-coating treatment, and recoiling systems built by Davy International and others; the semi-tandem two-stand reversing cold-rolling mill will consist of a payoff system, two take-up reels, two four-high stands, full instrumentation and quality controls, to be built by SMS Schloemann-Siemag AG; the batch annealing furnaces will be built by Ebner Furnaces and will consist of 18 bases and nine hydrogen annealing bells; and the temper mill will consist of a single four-high stand built by SMS Schloemann-Siemag AG. All electric drives and controls will be supplied by the General Electric Corporation, a stockholder of SDI. One of the galvanizing lines will process primarily hot-rolled product, while the second galvanizing line will process primarily cold-rolled product.

     The pickle line will begin at the existing hot strip mill building, and will deliver pickled product to a coil storage facility centrally located in the cold-rolling and processing facility. Configuring the facility in this manner eliminates the need for equipment to transfer coils to the cold-rolling facility. At the entry end of the pickle line, there are two reels to unwind coils and a welder to join the coils together. Coils will be unwound on alternate reels and attached end to end by the welder, creating a continuous strip through the pickle tanks. The center section of the 700-foot pickle line consists of the scale breaker/tension leveler, the pickling tanks, where the strip moves through a bath of hydrochloric acid that thoroughly cleans the strip in preparation for galvanizing and rolling operations, and the rinse tanks. At the delivery end of the line there is a reel for recoiling the pickled product, and shearing facilities to separate the strip back into discrete coils. After recoiling, each coil is stored in the central coil storage facility.

     From the central coil storage area, coils can proceed in either of two directions. Some coils will be immediately galvanized on the hot-rolled galvanizing line. The ability of the hot-rolling mill to produce steel strip that is extremely thin by comparison will allow for immediate galvanizing without the need for further rolling in the cold-rolling mill. The hot-rolled galvanizing line is designed to efficiently handle this type of material.

     Hot-rolled coils that are not intended for immediate galvanizing will be processed on the cold-rolling mill. SDI's cold-rolling mill will be unique in that it will be a semi-tandem two-stand reversing cold-rolling operation. This configuration provides considerably higher throughput than a conventional single-stand reversing mill, yet also takes advantage of considerably lower equipment costs than the conventional four to six-stand tandem cold-rolling mill. The rolling mill is configured with multiple x-ray gauges, hydraulic bending systems, rolling solution controls, gauge controls and strip flatness controls used to produce an extremely high level of product quality parameters. The cold-rolling mill will also use a process control computer using sophisticated mathematical models to optimize both quality and throughput.

     Cold-rolled product that requires galvanizing will proceed to the cold-rolled galvanizing line. There it will be annealed and coated. The cold-rolled galvanizing line is quite similar to the hot-rolled galvanizing line, but will have a more elaborate and larger strip heating furnace. This larger furnace is required to anneal cold-rolled product, which is not necessary on hot-rolled product. Designing the pickle line and the two galvanizing lines concurrently and procuring the equipment from the same manufacturer has allowed a high degree of commonality of parts between the three lines. This provides a high degree of flexibility and cost savings with regard to management of spare parts.

     Cold-rolled product that does not require galvanizing will then proceed to the batch annealing furnaces. The batch annealing furnaces heat and then cool the coils in a controlled manner to reduce the hardness of the steel that is created in the cold-rolling process. The batch annealing furnaces will heat the steel in a hydrogen environment that optimizes the efficiency of the heating process and produces a product that is superior to conventional batch annealing with regard to cleanliness and uniform metallurgical characteristics. The heating and cooling of the coils is regulated by means of computer models based on current knowledge of heat transfers and steel characteristics.

     Product from the annealing furnaces will then be temper-rolled. The temper-rolling facility is a single stand four-high rolling mill designed for relatively light reduction of the product. The temper mill introduces a small amount of hardness into the product and further ensures the overall flatness and surface quality of the product. The temper mill will also have an x-ray gauge to monitor strip thickness. This mill was purchased concurrently with the two-stand cold-rolling mill from the same manufacturer. This provides a high degree of flexibility and cost savings with regard to management of spare parts.

     Product from both galvanizing lines and the temper mill will be delivered directly from the processes to a common coil storage area, where they will then be shipped by either truck or rail.

     As in its hot mill, all facilities in the cold mill will be linked by means of business and process computers. Business systems will be expanded to comprehend order entry of the additional cold mill products and all line scheduling will be accomplished in the business computer systems, with schedules transmitted to the appropriate process related computers. Operating and quality data will also be collected for analysis and quality control purposes, and for reporting product data to customers.

     The Caster Project. The Caster Project, which the Company believes will enable it to increase its annual production capacity of hot-rolled steel from
1.4 million tons to approximately 2.4 million tons, primarily involves the design and construction of an additional hybrid EAF, a second thin-slab caster, a second tunnel furnace, a second coiler and minor modifications to the meltshop building. The total cost of the Caster Project is estimated to be approximately $75.0 million. The Company expects this project to be completed in 1998. The following diagram shows the components of SDI's hot-mill upon completion of the Caster Project.

                               [CASTER GRAPHIC]

     The necessary foundations and infrastructure to house and support the second caster were pre-planned into the existing plant at the time of its design and construction. This should allow SDI to add additional annual capacity of 1.0 million tons of hot-rolled steel at an incrementally low capital cost. The Company believes that these additional tons will allow it to maximize its rolling and finishing capacity that its Cold Mill Project is expected to provide in the second half of 1997.

     The equipment that is being considered as a part of the Caster Project is similar in design and use to the equipment that constitutes the existing mini-mill facility.

     The IDI Project. The IDI Project consists of the design, construction, and operation of a facility for the manufacture of DRI for use by Steel Dynamics (or, when desired, for resale to others) as a steel scrap substitute. The Company has studied and considered many alternative methods of securing a low cost source of steel scrap substitute material. Some of these methods are in limited commercial use while others have not been tested commercially, either for their ability to successfully yield useable substitute iron units or, even if technologically successful, their ability to do so at a cost that makes its use as a scrap substitute commercially feasible. The existing commercial processes differ by the type of raw feedstock they employ and the type of reductant that is used to "reduce" the feedstock to useable or semi-finished iron units. The Company currently intends to use the IDI Process, which uses low cost iron ore fines that are ultimately reduced to DRI in a rotary hearth furnace using coal as the reductant. The resulting DRI will be converted by SDI into liquid pig iron in a hybrid EAF and desulphurization station, intended to yield a final iron content of 96% (with little sulphur and gangue).

                         [FLOW CHART OF IDI PROCESS]

     Background of Alternative Scrap Substitute Methodologies. DRI is a metallic product produced from iron ore that is used as an alternative or complementary feedstock in EAF steelmaking, blast furnaces and other iron and steelmaking applications. Of the approximately 30.7 million tonnes of DRI produced in 1995, over 90% was produced by either the Midrex or HYL processes, both of which use lump form iron ore or pellets that are treated in a direct reduction shaft furnace with natural gases to reduce the iron oxide to metallic iron. Although these processes are proven to work commercially, iron ore pellets tend to command a premium over iron ore fines. There are a number of other processes that use iron ore fines with natural gas as a reductant. One of these has been selected by Qualitech in building its iron carbide production facility, with which the Company has a long-term 300,000 tonne per year "off-take" contract.

     The IDI Process. While the IDI Process has not been commercially employed, the Company believes that it has the technical capability to develop and implement the IDI Process. Moreover, the Company believes that the IDI Process, when combined with further processing by SDI, will produce a liquid pig iron with a richer iron content, at a lower cost, using readily available raw material and energy resources, than any other available process considering the location of SDI's mill.

     The IDI Project will use low cost standard iron ore fines, which will be combined with ground coal, mixed with a bentonite binder and other fluxes, and then pelletized. The resulting green pellets will be fed onto a rotary hearth furnace, where they will be heated to 1,300(++)C for approximately 12 to 15 minutes, after which they will be removed by water-cooled screws to a refractory-lined container. At this stage, the DRI will be expected to have an iron content of approximately 81% to 82%, which is less than optimum. Although this product would be commercially viable, IDI intends to transport the DRI to Steel Dynamics for melting in SDI's hybrid EAF where gangue will be reduced, and then to SDI's desulphurization station, where impurities, such as sulphur, will be reduced. This reduction process is expected to reduce the resulting DRI to 96% to 97% metallic iron (versus an average 91% to 94% for standard DRI or 94% to 96% for standard manufactured pig iron), and which would have characteristics similar to that produced in conventional blast furnaces. The hybrid EAF and desulphurization station will be located within the Company's existing melt shop in Butler, Indiana, as part of the Caster Project. An added benefit which the Company expects to realize from the use of this process is that electricity consumption can be lowered by the chemical energy available from the carbon, as well as from the fact that the liquid pig iron is expected to contain no iron oxide (versus 6% iron oxide in most other available DRI), which would otherwise take additional energy to reduce. Furthermore, since the resulting liquid pig iron would already be molten at 2,400(++)F, the electrical energy required in the Company's regular EAF would be substantially reduced when the liquid pig iron is introduced into the melt mix, resulting in not only an electrical consumption savings but a reduction in electrode consumption as well. The Company believes that there would be an approximate 20% productivity gain if pig iron produced by the IDI Process constituted 25% of the melt mix, and more if iron carbide is also added into the melt mix.

     Steel Dynamics believes that the anticipated advantages of the IDI Process are that it permits the use of high silica iron ore fines, which are the cheapest iron ore units available (approximately $20 per ton cheaper than DRI pellets), that the fines do not have to be sized or graded, that pricing of the fines appears to be stable, and that coal as the reductant is abundantly available and not affected by global shortages that sometimes affect gas availability and prices. Additionally, the IDI Process is expected to allow for the use, as additional raw materials, of EAF dust and mill scale, which the Company will generate and will be able to purchase from other area mills. At present, the Company generates 30,000 tons of EAF dust per year, which otherwise causes the Company to incur disposal costs in excess of $120 per ton.

     Steel Dynamics also believes that the DRI which it expects IDI to begin producing in 1998, when combined into the melt mix with iron carbide to be manufactured by Qualitech, and which the Company expects to begin receiving in 1998, will enable the Company to use these steel scrap substitute materials for up to 40% of its metallics charge, thus reducing its dependency upon low residual scrap (the most expensive grade).

STEEL SCRAP AND SCRAP SUBSTITUTE RESOURCES

     Steel scrap is the single most important raw material used in the Company's steelmaking process, representing approximately 45% to 50% of the direct cost of a ton of finished steel. All steel scrap, however, is not the same. As it relates to final product quality, EAF flat-rolled producers, such as the Company, can only tolerate a maximum .2% level of "residuals" (i.e. non-ferrous metallic contamination such as copper, nickel, tin, chromium, and molybdenum, which, once having been dissolved into steel cannot be refined out). In order for the scrap melt to provide this level of quality under present circumstances (without the anticipated availability of future scrap substitute products), the mill must use approximately 60% of "low residual" steel scrap or an equivalent material. There are many grades of scrap (for example, Steel Dynamics maintains 10 to 12 separate grades of scrap in its 20-acre scrap holding yard on premises adjacent to the mini-mill), but scrap can be broadly categorized as either "obsolete scrap" or "prompt industrial scrap." Obsolete scrap, which is derived from discarded agricultural and construction equipment, consumer goods such as automobiles and appliances, container drums and building demolition scrap, generally contains residuals that exceed the tolerable maximums for EAF use (the only exception being old structural steel and rails that were made from Bessemer and open-hearth steel production process with high iron content, the supply of which is limited). Prompt industrial scrap, on the other hand, is produced as a by-product of various metalworking operations, such as steel fabricators, machine shops, automobile production and stamping plants, and is the most desirable for EAF steelmaking due to the traceability of its origins and to the fact that it is generally "low residual" scrap. Such low residual scrap generally takes the form of No. 1 Dealer Bundles, No. 1 Factory Bundles, busheling, and clips. Many variables impact scrap prices, the most critical of which is U.S. steel production. Generally, as steel demand increases, so does scrap demand (and resulting prices).

     Until 1989 when Nucor commenced flat-rolled production of steel in its Crawfordsville, Indiana mini-mill and the subsequent opening of additional thin-slab/flat-rolled mini-mills (including the Company's), the availability of low residual scrap kept pace with demand, indeed exceeded demand, enabling the United States to be a net exporter of low residual scrap. By 1994, however, the supply of low residual scrap became tighter, although the shortfall was made up by a combination of pig iron use, obsolete structural steel, and, to a limited extent, non-U.S. or imported DRI. This supply/demand pressure on the cost of low residual scrap is expected to continue, as more flat-rolled EAF production comes on-line, although this may be mitigated to some extent by the anticipated production of more steel scrap substitute material (such as the IDI Project or Qualitech's iron carbide production facility).

     The Company uses various grades of obsolete (and thus less expensive) scrap in its melt mix, which it blends with its low residual scrap to keep within final tolerances. To the extent that SDI will be able to introduce the relatively pure pig iron that it expects to obtain from IDI's DRI (commencing in 1998), or the Qualitech iron carbide which it expects to begin receiving in 1998, Steel Dynamics believes that it will be able to use greater amounts of lower-priced obsolete scrap in its melt and still remain within acceptable limits.

     There are several regions in the United States where scrap generation exceeds consumption within the region. One of these regions is in the Midwest. The Company believes that it enjoys freight savings versus other current mini-mill competitors for scrap generated near the mini-mill and made available to Steel Dynamics for use in its mini-mill.

     The Company believes that the demand for low residual steel scrap will rise more rapidly than the supply in the coming years. This belief has prompted SDI, as a means of maintaining a low metallics cost, to seek and secure both a strong and dependable source through which to purchase steel scrap of all grades, including low residual scrap, and a reliable source for lower cost steel scrap substitute resources. SDI has accomplished this through a long-term scrap purchase agreement with OmniSource, and, in addition to its own IDI Project, through a long-term purchase contract for iron carbide with Qualitech.

     Steel Scrap. The Company has entered into a six-year Agreement To Provide Scrap Purchasing Services And Certain Priority Purchase Rights with OmniSource, an affiliate of Heavy Metal, L.C., a stockholder of the Company. See "Principal and Selling Stockholders." Pursuant to this agreement, OmniSource has agreed to act as the Company's exclusive scrap purchasing agent and to use its best efforts to locate and secure for the Company's mini-mill such scrap supplies as SDI may from time-to-time wish to purchase, at the lowest then available market prices for material of like grade, quantity and delivery dates. The cost to the Company of OmniSource-owned scrap is the price at which OmniSource, in bona fide market transactions, can actually sell material of like grade, quality and quantity. With respect to general market scrap, the cost to the Company is the price at which OmniSource can actually purchase that scrap in the market (without mark-up or any other additional cost). For its services, OmniSource receives a commission per gross ton of scrap received by Steel Dynamics at its mini-mill. All final decisions regarding scrap purchases belong to the Company, and SDI maintains the sole right to determine its periodic scrap needs, including the extent to which it may employ steel scrap substitutes in lieu of or in addition to steel scrap. No commission is payable to OmniSource for scrap substitutes purchased or manufactured by the Company.

     During the first nine months of 1996, the Company purchased 661,000 tons of steel scrap from OmniSource, and expects to purchase an average of 100,000 to 120,000 tons of steel scrap per month once full production is reached in 1997. Thereafter, although SDI expects that its total output in tons of flat-rolled steel coil will increase from 1.4 million to approximately 2.4 million after the completion of the Cold Mill and Caster Projects, the Company expects that its receipt of substantial quantities of steel scrap substitute material, both iron carbide from Qualitech and DRI from the IDI Project, will mitigate its continued dependency on low residual steel scrap. Steel Dynamics believes that its scrap purchasing relationship with OmniSource, an affiliate of one of the Company's stockholders, provides the Company with excellent access to available steel scrap within its primary scrap generation area.

     Steel Scrap Substitutes. In June 1996, the Company entered into an Iron Carbide Off-Take Agreement (the "Iron Carbide Agreement") with Qualitech, in whose parent SDI is a 4% stockholder. The Iron Carbide Agreement is for five years, running from the time that Qualitech begins commercial production of iron carbide, and is subject to renewal. Qualitech is building a 660,000 tonne annual capacity iron carbide facility in Corpus Christi, Texas, of which 300,000 tonnes annually is expected to be sold to Steel Dynamics at a formula purchase price based on various components of Qualitech's costs of production, which the Company believes is favorable, and with a ceiling price which SDI believes will be favorable relative to the price of steel scrap. The Company will also purchase iron carbide from Qualitech during Qualitech's ramp-up commencing as early as 1998, although the amount of iron carbide that SDI can anticipate receiving during that period is unknown. In addition to the Iron Carbide Agreement, the Company has formed IDI, which is designing and will construct a 520,000 tonne capacity rotary hearth-based DRI production facility. See "Certain Transactions."

ENERGY RESOURCES

     SDI believes that it has very favorable energy rates, both electricity and gas, as well as for oxygen. These rates are critical to the Company in maintaining its status as a low-cost provider of flat-rolled steel.

     Electricity. The plant operates at an average electrical power consumption level of 100 million watts, under an electric service contract with AEP that extends through 2005. The contract designates a capacity reservation of 150,000 kVa with provisions allowing for a total capacity increase of 80,000 kVa for new load connected within five years of the commencement date with a one-year notice of intent requirement. The contract designates a portion of the Company's load as "firm," which is billed under the applicable AEP retail tariff. All of the rest of the Company's load is designated as "interruptible service," which allows customers the option of accepting varying levels of risk of power interruption as a trade-off for discounted energy prices. With interruptible service, the Company is subject to risk of interruption at any time in the operation of the AEP System, as a result of an AEP annual peak demand, or even when AEP can receive a higher market price from an alternate buyer. Under such circumstances, the Company has the option of matching the market price of the alternate buyer in order to avoid interruption.

     The interruptible load is billed as either "base" energy or as "peak" energy. The base energy charge is derived monthly from a formula that includes a discounted demand component, an energy component, and a fuel component. A peak energy charge, or "real-time price," is calculated hourly for differing peak-period hours throughout the year. The real-time price is defined as AEP's incremental cost of supplying energy that otherwise would not have been incurred if such energy had not been supplied to the Company, plus a fixed cost increment. The Company's average price of electricity for the month of September 1996 was $.027 per kWh. The Company's negotiated rate with AEP, once it reaches full capacity, however, should be in the range of $.024 and $.025 per kWh, which SDI believes is relatively attractive.

     Electrical power to the plant site is supplied by AEP over its 14-mile, 345,000 volt transmission line directly to the Company's own electrical substation. The Company entered into a Transmission Facilities Agreement with AEP to pay "contributions in aid of construction" for the electric transmission lines, and these payments to AEP from the Company, pursuant to a $7.8 million 20-year note, at 8% interest, which commenced January 1, 1996, amounts to $65,400 per month. According to the Transmission Facilities Agreement, if any other users use these transmission lines, the amount owed by SDI would decrease. Additionally, the Company entered into a Substation Facilities Agreement with AEP whereby AEP provided the financing for Steel Dynamics' on-site substation and related facilities. This financing totaled $13.0 million as of January 1, 1996, and requires repayment, at 8% interest, commencing January 1, 1996, over a 15-year period, amounting to monthly payments of $125,000.

     Gas. The Company uses approximately 3,200 decatherms (equivalent to 1,000 BTUs or 1,000 cubic feet) of natural gas per day. The Company holds a "Primary Firm" delivery contract on the Panhandle Eastern Pipeline that extends through May 2000, costing the Company $.42 per decatherm, with a current fuel surcharge equal to 5.72% of the gas the Company flows. The Company also has an interruptible delivery contract with NIPSCO/NIFL/Crossroads ("LDC") that extends through December 2000, costing the Company $.20 per decatherm with a fuel surcharge of .2%. LDC takes the gas from the Panhandle Eastern Pipeline and delivers it to the mini-mill.

     The actual purchase of the gas itself is currently contracted through July 1997 for $1.91 per decatherm. The Company maintains a liquid propane tank farm on site with sufficient reserves to sustain operations for approximately two weeks in the event of an interruption in the natural gas supply. During February 1996, when severe weather conditions disrupted the flow of natural gas, the Company operated on liquid propane for a period of eight days.

     Oxygen. Steel Dynamics uses oxygen, as well as nitrogen and argon for production purposes, which it purchases from Air Products, which built a plant on land adjacent to the Butler, Indiana mill site. Air

Products uses its plant not only to supply the Company, but also to provide oxygen and other gasses to other industrial customers. As a result, SDI has been able to effect very favorable oxygen and other gas purchase prices on the basis of Air Products' volume production.

COMPETITION

     Competition within the steel industry can be intense. The Company competes primarily on the basis of price, quality, and the ability to meet customers' product specifications and delivery schedules. Many of the Company's competitors are integrated steel producers which are larger, have substantially greater capital resources and experience, and, in some cases, have lower raw material costs than the Company. The Company also competes with other mini-mills which may have greater financial resources. The highly competitive nature of the industry, combined with excess production capacity in some products, may in the future exert downward pressure on prices for certain of the Company's products. In addition, in the case of certain product applications, steel competes with other materials, including plastics, aluminum, graphite composites, ceramics, glass, wood and concrete.

     U.S. The Company's products compete with many integrated hot-rolled coil producers, such as Rouge Steel Co. and National Steel Corp.'s Great Lakes Steel Division in the Detroit area, LTV Steel Co., Inc., Inland Steel Co., Bethlehem Steel Corp., U.S. Steel, Acme Steel Co. and Beta Steel Corp. in the northwest Indiana and Chicago area, as well as a growing number of hot-rolled mini-mills, such as Nucor's Crawfordsville, Indiana and Hickman, Arkansas facilities and the Gallatin Steel Company's mini-mill in Ghent, Kentucky. New hot-rolled band producing mini-mills are scheduled to be opened by Delta Steel in Delta, Ohio and TRICO Steel in Alabama in 1997. Despite significant reductions in raw steel production capacity by major U.S. producers over the last decade, the U.S. industry continues to be adversely affected, from time to time, by excess world capacity. According to the AISI, annual U.S. raw steel production capacity was reduced from approximately 154 million tons in 1982 to approximately 112 million tons in 1995. This reduction resulted in higher utilization rates. Average utilization of U.S. industry capacity improved from approximately 61% in the 1982 to 1986 period to approximately 83% in the 1987 to 1991 period, was approximately 89% in 1993, 93% in 1994 and 93% in 1995. Recent improved production efficiencies also have begun to increase overall production capacity in the United States. Excess production capacity exists in certain product lines in U.S. markets and, to a greater extent, worldwide. Increased industry overcapacity, coupled with economic recession, would intensify an already competitive environment.

     Over the last decade, extensive downsizings have necessitated costly restructuring charges that, when combined with highly competitive market conditions, have resulted at times in substantial losses for some U.S. integrated steel producers. A number of U.S. integrated steel producers have gone through bankruptcy reorganization. These reorganizations have resulted in somewhat reduced capital costs for these producers and may permit them to price their steel products at levels below those that they could have otherwise maintained.

     An increasing number of mini-mills have entered or are expected to enter the EAF-based thin-slab/flat-rolled steel market in the next several years. These mini-mills have cost structures and management cultures more closely akin to those of the Company than to the integrated producers. Flat-rolled mini-mill production capacity increased from 4.0 million tons in 1994 to approximately 5.0 million tons in 1995, and industry sources expect this cumulative flat-rolled mini-mill capacity to reach up to 14.9 million tons in 1997 and up to 18.7 million tons in 1998. The Company's penetration into the total flat-rolled steel market is limited by geographic considerations, to some extent by gauge and width of product specifications, and by metallurgical and physical quality requirements. Based on product type and geographic location, the Company believes it will most closely compete with the following mini-mills: Nucor's Crawfordsville, Indiana facility, Gallatin Steel's Ghent, Kentucky facility, Delta Steel's Delta, Ohio facility, and, to a more limited extent, Nucor's Hickman, Arkansas facility, Nucor's Berkeley County, South Carolina facility, and TRICO Steel's facility in northern Alabama. Of the anticipated 14.9 million tons of 1997 flat-rolled mini-mill capacity, the Company believes that it will most closely compete for approximately 4.6 million of those flat-rolled tons. Each of these mills will produce hot-rolled product, however, only an affiliate of the anticipated Delta Steel facility in Delta, Ohio is expected to produce hot-rolled galvanized product, and only Nucor's Crawfordsville, Indiana facility is expected to produce cold-rolled and cold-rolled galvanized products.

     Non-U.S. U.S. steel producers face significant competition from certain non-U.S. steel producers who may have lower labor costs. In addition, U.S. steel producers may be adversely affected by fluctuations in the relationship between the U.S. dollar and non-U.S. currencies. Furthermore, some non-U.S. steel producers have been owned, controlled or subsidized by their governments, and their decisions with respect to production and sales may be, or may have been in the past, influenced more by political and economic policy considerations than by prevailing market conditions. Some non-U.S. producers of steel and steel products have continued to ship into the U.S. market despite decreasing profit margins or losses. If certain pending trade proceedings ultimately do not halt or otherwise provide relief from such trade practices, if other relevant U.S. trade laws are weakened, if world demand for steel eases or if the U.S. dollar strengthens, an increase in the market share of imports may occur, which could adversely affect the pricing of the Company's products. The costs for current and future environmental compliance may place U.S. steel producers, including the Company, at a competitive disadvantage with respect to non-U.S. steel producers, which are not subject to environmental requirements as stringent as those in the United States.

BACKLOG

     SDI's backlog was approximately 248,000 tons of flat-rolled product or $87.0 million as of September 28, 1996.

FACILITIES

     The Company's plant is situated on a greenfield 806-acre site in DeKalb County, Indiana, strategically located within eight miles of Interstate 69 (north-south), twenty miles from the Indiana Toll Road System (east-west Interstate 80). In addition, a cross-country high pressure gas line is located three-quarters of a mile north of the plant, and a 14-mile, 345,000 volt transmission line brings electrical power to the Company's own electrical sub-station. In addition, two truck scales and one rail scale have been installed. The land was formerly farm land, and 67 acres are still being farmed. The site is served by the east-west rail lines of Conrail, the north-south lines of the Norfolk & Southern Railway, and the east-west lines of CSX. Railroad spurs and switching apparatus link the plant with all three railroads. Within the plant site, the Company has 10 1/2 miles of railroad track, serving both the plant and the on-site 20-acre scrap yard facility operated by the Company to receive, hold, and stage its scrap. Water is supplied by two 12" 2,500 gallon per minute wells which are located on site and which pump out of an aquifer, located between 160 and 190 feet down, into a 13.0 million gallon reservoir. Water from this reservoir is pumped to a service water piping system that links the reservoir to the various water treatment facilities that support the steelmaking processes.

     There are three main buildings that comprise the mill. They are the melt shop building, containing four bays totaling 103,740 square feet, the tunnel furnace building, which is 675 feet long and which is, 54,511 square feet in area (connecting the melt shop to the hot mill), and the hot mill building, 283,558 square feet in size, consisting of two bays in width and is 1,146 feet in length. The tunnel furnace building is serviced by a 10-ton crane, and the hot mill building is serviced by three 80 ton cranes. Office buildings on site include a general administrative corporate headquarters building, consisting of 12,000 square feet, a building for the hot rolling, engineering and safety personnel, consisting of 6,000 square feet, a melt shop office, consisting of 2,000 square feet, and a shipping office of 1,000 square feet. There is an employee services building of 8,000 square feet that includes a shower and locker room facility, as well as the plant cafeteria. A 22,000 square foot warehouse has been constructed to receive, store, and manage necessary parts and materials to maintain the plant.

     Other support facilities include a bag house and a water treatment system with buildings located at various places in the plant. The bag house captures the gasses from the melting operation and cleans them to comply with all federal emissions standards. The bag house is capable of cleaning 1.5 million cubic feet per minute of these gasses. The water treatment system cleans, cools, and recirculates the water used by the plant in various processes at the overall rate of 100,000 gallons per minute.

     The Company considers its manufacturing and operating facilities adequate for its needs, including the Expansion Projects, and for the foreseeable future.

     Equipment failures at its plant could limit or shut down the Company's production. During the first ten months of its operations, the Company experienced some equipment failures, none of which lasted more than two days. In order to reduce the risk of equipment failure, SDI follows a comprehensive maintenance and loss prevention program, has on-site maintenance and repair facilities, and maintains an inventory of spare parts and machinery. For example, the Company maintains a spare EAF transformer as well as spare caster parts, mechanical parts and electrical controls for its cranes and other tools. No assurance can be given, however, that material shutdowns will not occur in the future or that a shutdown would not have a material adverse affect on Steel Dynamics. In addition to equipment failures, the mill is also subject to the risk of catastrophic loss. The Company believes that it maintains adequate property damage insurance to provide for reconstruction of damaged equipment, as well as business interruption insurance to mitigate losses resulting from any production shutdown caused by an insured loss.

     The Company's executive offices are located at 4500 County Road 59, Butler, Indiana 46721 and its telephone number is (219) 868-8000.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to substantial and evolving environmental laws and regulations concerning, among other things, emissions to the air, discharges to surface and ground water, noise control and the generation, handling, storage, transportation, treatment and disposal of toxic and hazardous substances. SDI believes that its facilities are in material compliance with all provisions of federal and state laws concerning the environment and does not believe that future compliance with such provisions will have a material adverse effect on its results of operations or financial conditions. Since environmental laws and regulations are becoming increasingly more stringent, the Company's environmental capital expenditures and costs for environmental compliance may increase in the future. In addition, due to the possibility of unanticipated regulatory or other developments, the amount and timing of future environmental expenditures may vary substantially from those currently anticipated. The cost for current and future environmental compliance may also place U.S. steel producers at a competitive disadvantage with respect to foreign steel producers, which may not be required to undertake equivalent costs in their operations.

     Under CERCLA, the Environmental Protection Agency ("EPA") has the authority to impose joint and several liability for the remediation of contaminated properties upon generators of waste, current and former site owners and operators, transporters and other potentially responsible parties, regardless of fault or the legality of the original disposal activity. Many other states, including Indiana, have statutes and regulatory authorities similar to CERCLA and to the EPA. Steel Dynamics has a hazardous waste hauling agreement with The Waste Management Company of Indiana, Inc. to properly dispose of its flue dust, ash, and other waste products of steelmaking, but there can be no assurance that, even through no fault of the Company, SDI may not still be cited as a waste generator by reason of an environmental clean up at a site to which its waste products were transported.

EMPLOYEES

     SDI's work force consists of approximately 200 hourly and 60 salaried personnel as of September 28, 1996. The Company's employees are not represented by labor unions. The Company believes that its relationship with its employees is good.

     Performance Based Incentive Compensation Program. SDI has established certain incentive compensation programs for its employees, designed to encourage them to be productive by paying bonuses to groups of employees, based on various measures of productivity. The programs are designed to reward employees for productivity efforts. It is not unusual for a significant amount of an employee's total compensation to consist of such bonuses.

     The productivity of the employees is measured by focusing on groups of employees and not individual performance. Three groups of employees participate in the bonus program: production, administrative and clerical, and department managers and officers. Each group of employees has its own bonus program or programs. See "Management -- Employee Plans" for a description of the department manager/officer incentive bonus.

     Production employees, consisting of those directly involved in the melting, casting and rolling processes, are eligible to participate in two cash bonus programs: the production bonus and the conversion cost bonus programs. The production bonus, if any, is based upon the quantity of quality product produced that week. The amount of the production bonus is determined for and allocated to each shift of employees. Depending upon the amount of quality product produced, the bonus may be equal to or greater than the base hourly wage paid to an employee. The conversion cost bonus is determined and paid on a monthly basis based on the costs for converting raw material into finished product. The program is intended to encourage employees to be efficient in converting the raw materials into finished steel. Costs of raw materials, over which the production employees have no control, are not considered.

     SDI has also established a cash bonus plan for non-production employees, including accountants, engineers, secretaries, accounting clerks and receptionists. Bonuses under the plan are based upon the Company's return on assets.

     SDI has also established the 1994 Stock Option Plan, 1996 Stock Option Plan, the Profit Sharing Plan and the Retirement Savings Plan for certain of its employees. See "Management -- Employee Plans."

RESEARCH AND DEVELOPMENT

     At the present time, the Company engages in no substantial third-party research and development activities. Steel Dynamics, however, is continually working to improve the quality, efficiency and cost-effectiveness of its EAF-based thin-slab/flat-rolled CSP technology. The Company is also engaged in development efforts in connection with the IDI Project.

PATENTS AND TRADEMARKS

     The Company filed an application with the U.S. Patent and Trademark Office to register the mark "SDI" and an accompanying design of a steel coil. The mark was published on September 3, 1996, in the Official Gazette and not opposed within 30 days. A notice of allowance is expected to be issued.

LEGAL PROCEEDINGS

     The Company is involved in various lawsuits arising in the normal course of business. In management's opinion, the ultimate outcome of these lawsuits will not have a material effect on the results of operations or on the financial condition of the Company.

                                   MANAGEMENT

     The Company's Board of Directors consists of ten directors. Directors and executive officers of the Company are elected to serve until they resign or are removed or are otherwise disqualified to serve or until their successors are elected and qualified. Directors of the Company are elected at the annual meeting of stockholders. The directors and executive officers of the Company, their ages as of August 31, 1996 and positions are as follows:

             NAME               AGE                  POSITION WITH THE COMPANY
------------------------------  ---   --------------------------------------------------------
Keith E. Busse................  53    President, Chief Executive Officer and Director
Mark D. Millett...............  37    Vice President of Melting and Casting and Director
Richard P. Teets, Jr. ........  41    Vice President of Rolling and Finishing and Director
Tracy L. Shellabarger.........  39    Vice President of Finance, Chief Financial Officer and
                                      Director
John C. Bates.................  53    Director
Leonard Rifkin(a).............  65    Director
Paul B. Edgerley(b),(c).......  40    Director
William D. Strittmatter(d)....  40    Director
William Laverack,
  Jr.(b),(e)..................  39    Director
Dr. Jurgen Kolb(f)............  53    Director

------------

(a) Mr. Rifkin serves as the designated director of the "Heavy Metal Shares" pursuant to the Stockholders Agreement. Pursuant to the Bylaws and the Stockholders Agreement, Daniel M. Rifkin has been designated as the Heavy Metal Shares' alternate director to serve in place of the designated director in case of absence or unavailability. See "Description of Capital Stock -- The Stockholders Agreement."

(b) Member of the Audit Committee.

(c) Mr. Edgerley serves as the designated director of the "Bain Shares" pursuant to the Stockholders Agreement. Pursuant to the Bylaws and the Stockholders Agreement, Robert C. Gay has been designated as the Bain Shares' alternate director to serve in place of the designated director in case of absence or unavailability. See "Description of Capital Stock -- The Stockholders Agreement."

(d) Mr. Strittmatter serves as the designated director of the "GECC Shares" pursuant to the Stockholders Agreement. Pursuant to the Bylaws and the Stockholders Agreement, Molly Ferguson has been designated as the GECC Shares' alternate director to serve in place of the designated director in case of absence or unavailability. See "Description of Capital Stock -- The Stockholders Agreement."

(e) Mr. Laverack serves as the designated director of the "Whitney Shares" pursuant to the Stockholders Agreement. Pursuant to the Bylaws and the Stockholders Agreement, Michael Stone has been designated as the Whitney Shares' alternate director to serve in place of the designated director in case of absence or unavailability. See "Description of Capital Stock -- The Stockholders Agreement."

(f) Mr. Kolb serves as the designated director of the "Preussag Shares" pursuant to the Stockholders Agreement. Pursuant to the Bylaws and the Stockholders Agreement, Dr. Jorg Fuhrmann has been designated as the Preussag Shares' alternate director to serve in place of the designated director in case of absence or unavailability. See "Description of Capital Stock -- The Stockholders Agreement."

     Keith E. Busse co-founded the Company in September 1993 and has been its President and Chief Executive Officer and a director since its inception. Mr. Busse is also the President and Chief Executive Officer and a director of IDI. Previously, for a period of 21 years, he worked for Nucor in a variety of positions, first as Division Controller and then as Vice President and General Manager of Nucor's Vulcraft Division, and then, additionally as the Vice President and General Manager of Nucor's Fastener Division. In 1987, he was given the responsibility to coordinate and direct the building in Crawfordsville, Indiana of the world's first thin-slab/flat-rolled mini-mill (the "Crawfordsville Mini-Mill"). Mr. Busse remained with Nucor's Crawfordsville Division as its Vice President and General Manager until his resignation in August 1993. Mr. Busse is a director of Qualitech Steel Holdings, Inc.

     Mark D. Millett co-founded the Company in September 1993 and has been its Vice President of Melting and Casting and a director since its inception. Previously, Mr. Millett worked for Nucor since 1982 as chief metallurgist at its Darlington, South Carolina facility and then as manager of its Hazelett thin-slab casting project in 1985. In 1987, Mr. Millett joined Mr. Busse's senior management team to help build the Crawfordsville Mini-Mill, and from 1987 until his resignation in August 1993, Mr. Millett served as the Melting and Casting Manager for the Crawfordsville Mini-Mill.

     Richard P. Teets, Jr. co-founded the Company in September 1993 and has been its Vice President of Rolling and Finishing and a director since its inception. Previously, Mr. Teets worked for LTV Steel Co., Inc., in its engineering, maintenance, and production areas, and in 1987, was hired by Nucor to be one of the senior managers to assist Messrs. Busse and Millett in the construction of the Crawfordsville Mini-Mill, overseeing the actual engineering and construction process, including its electrical, mechanical, and environmental aspects. In 1991, Mr. Teets assumed the responsibilities for the Crawfordsville Mini-Mill's cold-rolling and finishing operations as its Manager.

     Tracy L. Shellabarger joined the Company as its Vice President of Finance and Chief Financial Officer and a director in July 1994. Previously, from 1987, Mr. Shellabarger worked for Nucor, first as its Manager of Internal Audit in its Charlotte, North Carolina home office, and, eight months later, as its Controller at the Crawfordsville Mini-Mill, where he also served as a member of the senior management team that constructed and operated that facility for Nucor.

     John C. Bates was elected a director of the Company in September 1994, as the designated director of the "Keylock/Mazelina Shares" under the Stockholders Agreement. Mr. Bates is the President and Chief Executive Officer of Heidtman, which he joined in 1963, and for which he has served as its President and Chief Executive Officer since 1969. Mr. Bates is also a director of Heidtman and of National City Bank, N.W.

     Leonard Rifkin was elected a director of the Company in November 1994, as the designated director of the "Heavy Metal Shares" under the Stockholders Agreement. Mr. Rifkin has been the President and Chief Executive Officer of OmniSource since 1959 and since September 1996 has been Chairman of the Board. He is also a director of Qualitech Steel Holdings, Inc.

     Paul B. Edgerley was elected a director of the Company in September 1996, as the designated director of the "Bain Shares" under the Stockholders Agreement, having previously served as an alternate director from September 1994. Mr. Edgerley has been a Managing Director of Bain Capital, Inc. since May 1993 and has been a general partner of Bain Venture Capital since 1990. Mr. Edgerley was a principal of Bain Capital Partners from 1988 through 1990. Mr. Edgerley is also a director of GS Industries, Inc. and AMF Group, Inc.

     William D. Strittmatter was elected a director of the Company in September 1994, as the designated director of the "GECC Shares" under the Stockholders Agreement. Mr. Strittmatter is a Vice-President and Senior Credit Officer of General Electric Capital Corporation, which he joined in 1982. Mr. Strittmatter is also a director of Newsprint South, Inc. and is Vice Chairman of Shanghai Zhadian Gas Turbine Power Generation Co., Ltd.

     William Laverack, Jr. was elected a director of the Company in September 1994, as the designated director of the "Whitney Shares" under the Stockholders Agreement. Mr. Laverack is a general partner of J.H. Whitney & Co., a private equity and mezzanine capital investment firm, which he joined in 1993. Prior to joining Whitney, he was with Gleacher & Co., a mergers and acquisitions advisory firm, from 1991 to 1993, and from 1985 to 1991 was employed by Morgan Stanley & Co. Incorporated in its Merchant Banking Group. Mr. Laverack is also a director of CRA Managed Care, Inc., The North Face, Inc. and Qualitech Steel Holdings, Inc.

     Dr. Jurgen Kolb was elected a director of the Company in April 1996, as the designated director of the "Preussag Shares" under the Stockholders Agreement. Dr. Kolb is a member of the Executive Board of Preussag Stahl AG, which he joined in 1986. Dr. Kolb is also a member of the Supervisory Board of Preussag Handel Gmbh and of Ruhrkohle Bergbau A.G., is Chairman of the Supervisory Board of Universal GmbH and of Peiner Agrar and Huttenstoffe GmbH; and is a director of Feralloy Corporation.

     Daniel M. Rifkin was elected as an alternate director of the Company in November 1994, having been designated as such by "Heavy Metal Shares" to serve as director of the Company in Leonard Rifkin's absence or unavailability. Daniel
M. Rifkin is the son of Leonard Rifkin. Mr. Rifkin is the President and Chief Operating Officer of OmniSource, which he joined in 1979.

     Robert C. Gay was elected as an alternate director of the Company in September 1996, having been designated as such by the "Bain Shares" to serve as director of the Company in Mr. Edgerley's absence or unavailability. Mr. Gay has been a managing director of Bain Capital, Inc. since 1996 and has been a general partner of Bain Venture Capital since 1989. From 1988 through 1989, Mr. Gay was a principal of Bain Venture Capital. Mr. Gay is a Vice Chairman of the Board of Directors of IHF Capital, Inc., parent of ICON Health & Fitness, Inc. In addition, Mr. Gay is a director of Alliance Entertainment Corp., GT Bicycles, Inc., GS Industries, Inc. and its subsidiary, GS Technologies Operating Co., Inc. and Physio-Control International Corporation.

     Molly Ferguson was elected as an alternate director of the Company in September 1994, having been designated as such by the "GECC Shares" to serve as director of the Company in Mr. Strittmatter's absence or unavailability. Ms. Ferguson is a Manager, Operations of General Electric Capital Corporation which she joined in 1987.

     Michael L. Stone was elected as an alternate director of the Company in September, 1994, having been designated as such by the "Whitney Shares" to serve as a director of the Company in Mr. Laverack's absence or unavailability. Mr. Stone is a general partner of J.H. Whitney & Co., a private equity and mezzanine capital investment firm, which he joined in 1989. Mr. Stone was an associate of the firm from 1989 through January 1992, at which time he became a general partner.

     Dr. Jorg Fuhrmann was elected as an alternate director of the Company in November 1994, having been designated as such by the "Preussag Shares" to serve as a director of the Company in Dr. Kolb's absence or unavailability. Dr. Fuhrmann is a member of the Executive Board of Preussag Stahl AG, which he joined in 1995.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation paid by the Company for services rendered for 1995 for the Chief Executive Officer and the other three most highly compensated executive officers of the Company whose salary and bonus amounts exceeded $100,000 (collectively, the "Named Executive Officers"). The amounts shown include compensation for services rendered in all capacities.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                          ------------------------------------------
                                                                        OTHER ANNUAL        ALL OTHER
      NAME AND PRINCIPAL POSITION         SALARY($)     BONUS($)(1)     COMPENSATION     COMPENSATION(2)
----------------------------------------  ---------     -----------     ------------     ---------------
Keith E. Busse..........................  $ 275,000      $ 180,000        $     --           $ 1,320
  President and Chief Executive Officer
Mark D. Millett.........................    165,000         90,000              --               469
  Vice President
Richard P. Teets, Jr. ..................    165,000         90,000              --               446
  Vice President
Tracy L. Shellabarger...................    120,000         28,515          87,882(3)            366
  Vice President and Chief Financial
     Officer

------------
(1) Represents guaranteed bonuses through construction of mill.

(2) Represents matching contributions made by the Company under its Retirement Savings Plan and optional life insurance.

(3) Amount reimbursed for the payment of interest and taxes to Mr. Shellabarger for interest payments on a $750,000 promissory note payable to the Company. The promissory note will be forgiven in connection with the offerings. See "-- Employment Agreements."

OPTIONS

     None of the Named Executive Officers was granted options to purchase Common Stock in 1995, nor were any options to purchase Common Stock held by any Named Executive Officer as of December 31, 1995.

DIRECTOR COMPENSATION

     At present, no separate compensation or fees are payable to directors of the Company for their services, other than reimbursement of expenses incurred with respect to such services. The Company expects, however, that new directors that are not employed by or otherwise affiliated with the Company or its stockholders will be paid in a manner and at a level consistent with industry practice.

COMMITTEES OF THE BOARD OF DIRECTORS

     Prior to the offerings, the Board of Directors of the Company had no formal committees. Immediately prior to the completion of the offerings, the Board of Directors will establish an Audit Committee. The Board of Directors may also establish other committees to assist in the discharge of its responsibilities.

     The Audit Committee will make recommendations to the Board of Directors regarding the independent auditors to be nominated for election by the stockholders and will review the independence of such auditors, approve the scope of the annual audit activities of the independent auditors, approve the audit fee payable to the independent auditors and review such audit results. Deloitte & Touche LLP presently serves as the independent auditors of the Company.

     The Board of Directors, acting as a compensation committee, will provide a general review of the Company's compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Board of Directors will review the Chief Executive Officer's recommendations on (i) compensation of all officers of the Company and (ii) adopting and changing major Company compensation policies and practices.

EMPLOYMENT AGREEMENTS

     Effective as of June 24, 1994, the Company entered into an Employment Agreement with Mr. Busse for a term of five years, to serve as President and Chief Executive Officer. Mr. Busse received a Base Salary of $275,000 for 1995 and will receive a Base Salary of $290,000 for 1996. The Employment Agreement provides for an annual bonus (an "Annual Bonus"). The bonus is determined by making an award among executive employees selected by the Board of Directors in proportion to their respective base salaries, out of an "Annual Bonus Pool" consisting of 4% of the Company's pre-tax earnings, less an amount equal to 10% of the "equity investment" in the Company, determined as of the beginning of the year. The Annual Bonus is subject to first, a maximum of 200% of Base Salary paid in cash, then, a maximum of 100% of Base Salary paid in restricted stock vesting ratably over four years. For the first five years of employment, the Annual Bonus is guaranteed at not less than 60% of Base Salary, regardless of the Company's profitability. In addition, Mr. Busse received an additional sum of $30,000 during 1995 and will receive $30,000 during 1996 and 1997.

     In the event that Mr. Busse's employment is terminated by the Company for cause, Mr. Busse is entitled to compensation earned prior to the date of termination computed pro rata up to and including the date of termination and all further obligations of the Company will terminate. For purposes of Mr. Busse's Employment Agreement, "cause" is defined as Mr. Busse's willful and knowing commission of a criminal act under applicable state or federal law. In the event that Mr. Busse's employment is terminated by the Company without "cause" or if he terminates his employment for certain specified reasons, Mr. Busse is entitled to all compensation set forth in his Employment Agreement, subject to Mr. Busse's reasonable duty to mitigate his damages, and provided that compensation payable to Mr. Busse will be reduced on a dollar for dollar basis to the extent of pre-tax compensation received by Mr. Busse from any competitor of the Company. In the event that Mr. Busse terminates his employment for any other reason, he will receive no further compensation under his employment agreement. Upon termination of Mr. Busse's employment due to his disability or death, the Company will continue paying to Mr. Busse or his estate, as the case may be, a base salary during the remainder of the five-year term; provided that in the case of disability, such payments will be reduced to the extent of any benefits paid by workers' compensation, or under any state disability benefit program or under any disability policy maintained by the Company.

     Effective June 24, 1994, the Company entered into five-year Employment Agreements with Mr. Millett and Mr. Teets, pursuant to which Mr. Millett, as Vice President of Melting and Casting, and Mr. Teets, as

Vice President of Rolling and Finishing, received a Base Salary of $165,000 for 1995 and will receive a Base Salary of $175,000 for 1996. Both Mr. Millett and Mr. Teets are entitled to an Annual Bonus, calculated in the same manner and subject to the same limitations discussed above for Mr. Busse. The termination provisions contained in the Employment Agreements with Messrs. Millett and Teets are identical to those contained in the Employment Agreement with Mr. Busse.

     Effective July 7, 1994, the Company entered into a four-year Employment Agreement with Mr. Shellabarger, to serve as Chief Financial Officer, at a Base Salary for 1995 of $120,000 ($135,000 for 1996). Mr. Shellabarger is entitled to an Annual Bonus calculated in the same manner and subject to the same limitations discussed above for Mr. Busse. In addition, the Company sold to Mr. Shellabarger, at the commencement of his employment, 280,601 shares of its Common Stock, at an aggregate purchase price of $750,100, for which he executed a promissory note for $750,000, secured by a pledge of the stock, due and payable in July 1998. Installments of interest are payable in July 1995 through 1997. Mr. Shellabarger is to receive an additional $70,000 annual bonus so long as the promissory note is outstanding and Mr. Shellabarger is employed by the Company to offset the interest payments due on the note. Pursuant to the terms of his employment agreement the note will be forgiven in connection with the offerings. See "Certain Transactions."

     The termination provisions contained in Mr. Shellabarger's Employment Agreement are substantially similar to those contained in the other Employment Agreements. For purposes of Mr. Shellabarger's Employment Agreement, "cause" is defined as (i) dishonesty with respect to the Company or any of its subsidiaries; (ii) the unexcused failure, neglect, or refusal to perform his duties and responsibilities, despite being apprised of such failure, neglect or refusal and given a reasonable period to correct such problem; (iii) willful misfeasance or nonfeasance of duty intended to injure or having the effects of injuring the business or business opportunities of the Company or any of its subsidiaries; or (iv) his conviction of a crime that materially adversely affects the business of the Company or any of its subsidiaries, or his ability to perform his duties and responsibilities as contemplated by the Employment Agreement.

     After the initial employment term expires, and although each of the foregoing Employment Agreements continues only on a month-to-month basis thereafter (unless renewed), Messrs. Busse, Millett, Teets, and Shellabarger are entitled to six months of severance pay, at their Base Salary, if employment is in fact not continued.

     All four Named Executive Officers receive major medical, long-term disability, and term life insurance equal to twice their Base Salaries.

EMPLOYEE PLANS

     Officer and Manager Cash and Stock Bonus Plan. In October 1996, the board of directors adopted and the stockholders approved an Officer and Manager Cash and Stock Bonus Plan (the "Bonus Plan"), which prescribes cash and stock bonus awards based upon the Company's profitability and the Officer's and Manager's relative base salaries.

     Under the Bonus Plan, 5% of an amount determined by subtracting from the Company's "Adjusted Pre-Tax Net Income" an amount equal to 10% of "Stockholder's Equity" as determined by the Company's audited Consolidated Balance Sheets, is placed into a "Distribution Pool," from which the bonus awards are made. Adjusted Pre-Tax Net Income for any of the Company's fiscal years, commencing January 1, 1997, is defined as the Company's net income before taxes, extraordinary items and bonuses payable to Participants under the Bonus Plan, as determined by the Company's outside auditors, except that, to the extent reasonably determinable, the effect upon Adjusted Pre-Tax Net Income of any income and start-up expenses associated with significant capital expenditures, for a period not to exceed twelve months following start-up, are to be excluded from and not taken into account in determining Adjusted Pre-Tax Net Income. "Participants" under the Bonus Plan include "Officers" and "Managers" selected from time to time to participate in the Bonus Plan by a committee of the Board which administers the Bonus Plan, consisting of at least two members of the Board, each of whom should be both a "non-employee director" (as defined in Rule 16(b)-3 under Section 16 of the Exchange Act) and an "outside director" as defined in Section 162 of the Code. The Board currently serves as the committee, in the absence of the appointment of a separate committee. At the present time, four

Officers (the President and three Vice-Presidents) and four Managers have been selected to participate in the Bonus Plan.

     Once the Distribution Pool has been calculated, and if it is a positive number, the Participants are entitled to receive a bonus, payable in cash and, if the Distribution Pool is sufficient, in stock of the Company, up to the amount prescribed in the Bonus Plan's formula. Specifically, each Participant is entitled to receive a cash bonus in an amount determined by multiplying the amount in the Distribution Pool by the Participant's Bonus Percentage (as defined below), except that, with respect to an Officer, the cash bonus is not to exceed two times the Officer's base salary and, with respect to a Manager, the cash bonus is not to exceed the Manager's base salary. Inasmuch as Keith E. Busse, Mark D. Millett, Richard P. Teets, Jr. and Tracy L. Shellabarger, the four Officers currently covered by the Bonus Plan, have existing employment agreements which provide for the payment of a cash bonus, and in order to preclude duplication of bonus payments, the Bonus Plan provides that the amount of any cash bonus payable to those Officers under their existing employment agreements is to be deducted from the cash bonus, if any, payable to them under the Bonus Plan. The "Participant's Bonus Percentage" means, in any year with respect to a Participant, a fraction, the numerator of which is equal to either
(i) with respect to an Officer, two (2) times the Officer's base salary or (ii) with respect to a Manager, the Manager's base salary (both (i) and (ii) are defined as the "Participant's Adjusted Base Salary"), and the denominator of which is equal to the sum of all the Participants' Adjusted Base Salaries.

     If there is any excess in the Distribution Pool over the sum of the aggregate cash bonuses payable under the Bonus Plan to all Participants and the amounts deducted from the cash bonuses otherwise payable to Messrs. Busse, Millett, Teets and Shellabarger because of bonuses already payable to them under their employment agreements (which sum is defined as the "Adjusted Distribution Pool"), the amount thereof is to be distributed to the Participants in the form of "Restricted Stock." Each Participant is to receive that number of shares of Restricted Stock having a fair market value, at the time of issuance, equal to the product of that Participant's Bonus Percentage and the Adjusted Distribution Pool, except that, with respect to an Officer, the aggregate fair market value of the Restricted Stock so issued is not to exceed the Officer's Base Salary, and, with respect to a Manager, the aggregate fair market value of the Restricted Stock so issued is not to exceed 50% of the Manager's Base Salary. The Bonus Plan provides that Restricted Stock will vest and become nonforfeitable over a four year period. Commencing on January 1 following the year with respect to which the Restricted Stock was issued, the stock will vest and become nonforfeitable at the rate of 25% thereof for each full year following the year with respect to which the Restricted Stock was issued. Upon termination of a Participant's employment for any reason other than retirement, all shares of Restricted Stock of that Participant which were not vested at the time of termination of employment are required to be forfeited and returned to the Company (although the committee, in its discretion, may waive the forfeiture provisions). Until vested, Restricted Stock is not permitted to be transferred, assigned, sold, pledged, or otherwise disposed of in any manner, nor subject to levy, attachment or other legal process, and, while restricted, the stock certificates evidencing those shares are required to be legended and held by the Company. Subject to these limitations, however, and as long as a forfeiture has not occurred, the Participant is treated as the owner of the Restricted Stock with full dividend and voting rights.

     The total number of shares of Common Stock of the Company reserved for distribution pursuant to the Restricted Stock portion of the Bonus Plan is 450,000 shares, subject to adjustment in the event of any stock dividends, stock splits, combinations or exchanges of shares, recapitalizations or other changes in the capital structure of the Company, as well as any other corporate transaction or event having any effect similar to any of the foregoing. If any such event occurs, the aggregate number of shares reserved for issuance under the Bonus Plan would be adjusted to equitably reflect the effect of such changes. The Bonus Plan will commence with the Company's fiscal year beginning January 1, 1997, and no cash or stock bonuses under this Bonus Plan will accrue until after the conclusion of the Company's 1997 fiscal year.

     Because the attainment of the performance goals is not certain, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future.

     The Company has also established other bonus plans for its employees. See "Business -- Employees."

     Stock Option Plans. The following general discussion of certain features of the Company's 1994 Incentive Stock Option Plan (the "1994 Plan") and the 1996 Incentive Stock Option Plan (the "1996 Plan") is subject to and qualified in its entirety by reference to the 1994 Plan and the 1996 Plan, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     1994 Incentive Stock Option Plan. In December 1994, the Company adopted the 1994 Plan, which was approved by stockholders in March 1995. Under the 1994 Plan, the Company's Board of Directors, or a committee designated by the Board of Directors, grants to managers, supervisors and professionals of the Company (48 employees) incentive stock options ("ISOs") intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of an ISO granted to any participant is the fair market value at the time of the grant (110% of fair market value in the case of an ISO granted to a 10% stockholder). ISOs granted under the 1994 Plan become exercisable on the fifth anniversary of the date of grant or at such time and subject to such terms and conditions as determined by the Board of Directors or a committee designated by the Board of Directors. In no event will exercise be permitted after ten years from the date of grant (five years, in the case of an ISO granted to a 10% stockholder). If an option expires or terminates without having been exercised in full, the unpurchased shares will continue to be available for award under the 1994 Plan. An ISO may be exercised during the life of the participant solely by the participant or the participant's duly appointed guardian or personal representative. The total number of shares of Common Stock available for awards under the 1994 Plan is 1,102,765 shares, subject to adjustment for future stock splits, stock dividends and similar events. As of September 28, 1996, there were options for 634,159 shares outstanding under the 1994 Plan, none of which were exercisable.

     Awards under the 1994 Plan are determined by the Board of Directors (or a committee designated by the Board of Directors) in its discretion. For this reason, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future.

     1996 Incentive Stock Option Plan. In October 1996, the Company adopted and the stockholders approved the 1996 Plan. The 1996 Plan covers all full-time employees of SDI (approximately 260 employees as of October 28, 1996) and its subsidiaries, including officers, department managers, supervisors, professional staff, and hourly employees, and provides for automatic semi-annual grants of stock options to all such employees, by position category, in the following amounts, based upon the fair market value of the Company's Common Stock on each semi-annual grant date, with an exercise price equal to the same fair market value on such date (110% of fair market value in the case of 10% stockholders):

                                                                    GRANTS    SEMI-ANNUAL
                                POSITION                           PER YEAR   GRANT VALUE
        ---------------------------------------------------------  --------   -----------
        President................................................      2        $80,000
        Vice-President...........................................      2         60,000
        Manager..................................................      2         30,000
        Supervisors/Professionals
             Grade 3.............................................      2         15,000
             Grade 2.............................................      2         12,500
             Grade 1.............................................      2         10,500
        Hourly...................................................      2          2,500

The stock options are intended to qualify as ISOs under the Code, except that to the extent that the aggregate fair market value (determined as of the time of the option grant) of all shares of Common Stock with respect to which ISOs are first exercisable by an individual optionee in any calendar year (under all plans of the Company and any parent or subsidiary) exceeds $100,000, the excess of the options over $100,000 will be issued as nonstatutory stock options, not qualifying as ISOs. In any fiscal year of the Company, no employee may be granted options to purchase more than 300,000 shares of the Company's Common Stock.

     The 1996 Plan is a five year plan, which terminates December 31, 2001. Options issued under the 1996 Plan become exercisable six months after the date of grant and must be exercised no later than five years thereafter. Subject to certain exceptions, the employee must remain in the continuous employment of the

Company or any of its subsidiaries from the date of grant to and including the date of exercise. Options are not transferable, except by will or pursuant to a qualified domestic relations order, or as permitted under Section 422 of the Code or under applicable Securities and Exchange Commission rules, and may be exercised, during the optionee's lifetime, only by the optionee. No shares of Common Stock may be issued until full payment has been made, and an optionee has no right to any dividends or other rights of a stockholder with respect to shares subject to an option until such time as the stock has actually been issued in the optionee's name in accordance with the 1996 Plan. If an option expires or terminates without having been exercised in full, the unpurchased shares will continue to be available for award under the 1996 Plan.

     The 1996 Plan is to be administered by a committee of directors appointed by the Board from time to time and consisting of at least two members of the Board each of whom must be both a "non-employee director," as defined in Rule 16(b)-3 promulgated under Section 16 of the Securities Exchange Act of 1934, and an "outside director" as that term is used in Section 162 of the Code and the regulations thereunder. Currently, in the absence of the appointment of a committee by the Board, the Board is serving as the committee. The committee is required to administer the 1996 Plan so as to comply at all times with Rule 16(b)-3 of the Exchange Act and Sections 162, 421, 422, and 424 of the Code.

     The Board may amend, alter, or discontinue the 1996 Plan at any time and from time to time. The total number of shares of Common Stock available for award under the 1996 Plan is 1,403,000, subject to adjustment for future stock splits, stock dividends and similar events. As of October 28, 1996, no options had been issued under the 1996 Plan.

     Set forth below is a chart summarizing the grants that will be made under the 1996 Plan upon completion of the offerings:

                        1996 INCENTIVE STOCK OPTION PLAN

                                   NAME                                  NUMBER OF OPTIONS
    ------------------------------------------------------------------  --------------------
    Keith E. Busse....................................................          5,000
      President and Chief Executive Officer
    Mark D. Millett...................................................          3,750
      Vice President
    Richard P. Teets, Jr..............................................          3,750
      Vice President
    Tracy L. Shellabarger.............................................          3,750
      Vice President and Chief Financial Officer
    Executive Group...................................................         23,750
    Non-Employee Director Group.......................................             --
    Non-Executive Officer Employee Group..............................         64,531

     Certain Federal Income Tax Consequences of Options.

     Incentive Stock Options. Certain federal income tax consequences to optionees and the Company of ISOs granted under the 1994 and 1996 Plans are set forth in the following summary.

     An employee to whom an ISO is granted will not recognize income at the time of grant or exercise of such ISO. No federal income tax deduction will be allowable to the employee's employer upon the grant or exercise of such ISO. However, upon the exercise of an ISO, any excess in the fair market price of the Common Stock over the exercise price constitutes a tax preference item which may have alternative minimum tax consequences for the employee. When the employee sells such shares more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the exercise price. If the employee does not hold such shares for the required period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and the regulations thereunder and the Company will generally be entitled to a federal income deduction in the amount of such ordinary compensation issues.

     Nonstatutory Stock Options. An employee to whom a nonstatutory stock option ("NSO") is granted will not recognize income at the time of grant of such option. When such employee exercises a NSO, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value, as of the date of option exercise, of the shares the employee receives upon such exercise over the exercise price paid. The tax basis of such shares to the employee will be equal to the exercise price paid plus the amount, if any, includible in the employee's gross income, and the employee's holding period for such shares will commence on the date which the employee recognizes taxable income in respect of such shares. Gain or loss upon a subsequent sale of any Common Stock received upon the exercise of a NSO generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). Certain additional rules apply if the exercise price is paid in shares previously owned by the participant. Subject to the applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of a NSO in an amount equal to the ordinary compensation income recognized by the employee. This deduction will be allowed, in general, for the taxable year of the Company in which the employee recognizes such ordinary income.

     Profit Sharing Plan. Steel Dynamics has also established a Profit Sharing Plan, for eligible employees. The plan is a "qualified plan" for federal income tax purposes. Under the Profit Sharing Plan, the Company allocates each year to a trust fund such sum, if any, as the Board of Directors determines, up to an amount equal to 15% of the wages paid to Profit Sharing Plan participants ("profit sharing pool"). The profit sharing pool is used to fund the Profit Sharing Plan as well as a separate cash profit sharing bonus which is paid to employees in March of the following year. The allocation between the Profit Sharing Plan contribution and the cash bonus amount is determined by the Board of Directors each year. Employees become eligible to participate in the Profit Sharing Plan after they have completed 30 days of employment with the Company. An employee is entitled to a Profit Sharing Plan allocation only if that employee has worked at least 1,000 hours during the year. An employee becomes fully vested over a period of seven years of service with the Company, subject to prior vesting in the event of retirement, death or disability. Contributions to the Profit Sharing Plan by Steel Dynamics are deductible by the Company and the contributions and the income earned thereon are not taxable to an employee until actually received by the employee at a later date.

     Retirement Savings Plan. SDI has also established a Retirement Savings Plan for eligible employees, which is also a "qualified plan" for federal income tax purposes. Employees become eligible to participate in the Retirement Savings Plan on the first day of the month following the date of employment with the Company. Contributions to the Retirement Savings Plan by the employees may be made on a pre-tax basis and the income earned on such contributions is not taxable to an employee until actually received at a later date. Generally, employees may contribute on a pre-tax basis up to 8% of their eligible compensation. SDI matches employee contributions in an amount equal to a minimum of 5% of the employee's pre-tax contribution, subject to certain applicable tax law limitations and to profitability levels of the Company. Employees are immediately 100% vested with respect to their pre-tax contributions and the Company's matching contributions. Contributions by Steel Dynamics are deductible by the Company and contributions and the income earned thereon are not taxable to the employee until actually received.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The full Board of Directors acts as a compensation committee. See "-- Committees of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS.

     The Company's Amended and Restated Articles of Incorporation (the "Articles") limit the liability of directors by providing that the Company shall indemnify an individual made a party to a proceeding, because the individual is or was a director, against liability incurred in the proceeding if the individual's conduct was in good faith, and if the individual reasonably believed, in the case of "official conduct" with the Company, that the individual's conduct was in its best interests (or at least that the individual's conduct was not opposed to the Company's best interests), and, in the case of any criminal proceeding, that the individual either had reasonable cause to believe that his conduct was lawful, or had no reasonable cause to believe that his conduct was unlawful. These subsections prohibit indemnity if a director is found liable in a proceeding by the Company against the director (or a stockholder derivative action), or in connection with a proceeding in which the director has been adjudged liable for having improperly received a personal benefit in his capacity as a director. Further, in a direct action by the Company (or in a derivative action), indemnification is permitted but only to the extent of reasonable expenses incurred by the director in connection with the proceeding.

     The underlying statutory standard for director liability in Indiana, however, is broad, providing that a director is not liable for any action taken as a director, or any failure to take any action, unless the director has breached or failed to perform the duties of the director's office, and the breach or failure to perform constitutes willful misconduct or recklessness.

                              CERTAIN TRANSACTIONS

     Since commencing commercial production of steel in January 1996, through September 28, 1996, the Company has sold 201,500 tons of its hot bands to Heidtman (and its affiliated companies) for $65.1 million, pursuant to a six-year "off-take" agreement. See "Business -- The Company's Customers and Markets." John Bates is the President and Chief Executive Officer of Heidtman and is a member of Steel Dynamics' Board of Directors, designated by the Keylock Investments Limited stockholder in which Heidtman and Mr. Bates own a controlling interest, and by the Mazelina Anstalt stockholder (collectively, the owners of 5,823,097 shares of the Company's Common Stock, or 15.2% of the total outstanding shares prior to the offerings). Keylock Investments Limited was one of the Company's initial investors, becoming a stockholder in September 1993. Pursuant to the Company's off-take agreement with Heidtman, Heidtman has a 6-year obligation to purchase from the Company, and the Company is obligated to sell to Heidtman, at least 30,000 tons of the Company's hot band products per month. Heidtman also has priority purchase rights to the Company's secondary and field claim material. The Company's pricing to Heidtman is determined by reference to the lowest prices charged by other thin-slab mini-mills or conventional mills for the same products, and the Company cannot charge Heidtman higher prices than the lowest prices at which it offers its products to any other customer. In addition, in 1995 the Company sold approximately 32 unimproved acres of its plant site to Heidtman for $96,000, for the construction by Heidtman of a steel center processing and storage facility. See "Principal and Selling Stockholders."

     Pursuant to a six-year "off-take" agreement, the Company has sold 56,800 tons of its steel coil to Preussag for an aggregate of $18.5 million during the nine months ended September 28, 1996. Under this agreement, the Company is obligated to sell to Preussag, and Preussag is required to purchase, not less than 12,000 tons per month of the Company's available products, for either domestic or export use or resale, at market prices determined by reference to the Company's price sheet and by reference to prevailing competitive market prices charged to large customers by other mills within the Company's marketing area. In addition, Preussag has been appointed as the Company's preferred distributor for all export sales to customers outside the United States, Canada and Mexico. See "Business -- The Company's Customers and Markets." Dr. Jurgen Kolb, a director of the Company, is a member of the Executive Board of Preussag Stahl AG and Preussag owns 6,089,865 shares of Common Stock, or 15.8% of the total outstanding shares prior to the offerings. See "Principal and Selling Stockholders."

     Pursuant to a six-year scrap purchasing agreement with OmniSource, the Company purchased an aggregate of 661,000 tons of steel scrap for $91.1 million during the nine months ended September 28, 1996, and paid OmniSource a total of $1.2 million in fees. See "Business -- Steel Scrap and Scrap Substitute Resources." Leonard Rifkin is the Chairman of the Board and Chief Executive Officer of OmniSource and is a member of Steel Dynamics' Board of Directors designated by the Heavy Metal, L.C. stockholder (the owner of 6,233,926 shares of the Company's Common Stock, or 16.2% of the total outstanding shares prior to the offerings). Leonard Rifkin, together with members of his family, and OmniSource collectively own a controlling interest in Heavy Metal, L.C. See "Principal and Selling Stockholders." Heavy Metal, L.C. was one of the Company's initial investors, becoming a stockholder in September 1993. Pursuant to the OmniSource scrap purchasing agreement, OmniSource acts as the exclusive scrap purchasing agent for the Company's steel scrap, which may involve sales of OmniSource's own scrap, at the prevailing market prices which OmniSource can get for the same product, or it may involve brokering of general market scrap, for which the Company pays whatever is the lowest market price for which OmniSource can purchase that product. OmniSource is paid a commission per gross ton of scrap received by the Company at its mini-mill. In addition, OmniSource maintains a scrap handling facility, with its own equipment and staff, on the Company's plant site. OmniSource does not pay rent for this facility.

     The Company has entered into a five-year "off-take" agreement with Qualitech, pursuant to which the Company has agreed to purchase from Qualitech approximately 300,000 tonnes of iron carbide that Qualitech intends to produce commencing in 1998. See "Business -- Steel Scrap and Scrap Substitute Resources." Steel Dynamics owns approximately 4.3% of the common stock of Qualitech Steel Holdings, Inc. ("Holdings"), the parent company of Qualitech. In addition, Keith E. Busse, Leonard Rifkin, and William Laverack, directors of the Company, also serve on Holdings' 12-member board of directors. OmniSource and Leonard

Rifkin, affiliates of Heavy Metal, L.C., one of the Company's stockholders, own approximately 6% of Holdings' common stock, and Whitney Equity Partners, L.P., an affiliate of J.H. Whitney & Co., a stockholder of the Company (of which Mr. Laverack is a general partner) owns approximately 10% of Holdings' common stock. The Company's iron carbide supply contact with Qualitech represents approximately 45% of Qualitech's estimated plant capacity, and the contract was considered vital to Qualitech's successful financing of its iron carbide project, which is presently under construction. OmniSource also has an iron carbide off-take contract with Qualitech, for 120,000 tonnes of iron carbide annually.

     The Company has entered into a six year "second look" export sales agreement with Sumitomo. See "Business -- The Company's Customers and Markets." Sumitomo and its parent Sumitomo Corporation (Japan) own in the aggregate 1,582,620 shares of Common Stock or 4.1% of the total outstanding shares prior to the offerings. The export sales agreement applies if Preussag declines to handle the particular export sale. In addition, Sumitomo and IDI have entered into a Sale of Excess Product Agreement, pursuant to which Sumitomo will represent IDI, once it is producing DRI, in selling up to half of any of IDI's excess DRI that is not needed by the company for its own use and consumption. No export sales have been made to date under this agreement.

     The Company's wholly owned subsidiary, IDI, has also entered into an agreement with Sumitomo, pursuant to which IDI has agreed to sell to or through Sumitomo up to 50% of any DRI that IDI manufactures starting in 1998 which Steel Dynamics does not retain for its own consumption. Such sales would be at the then prevailing market prices, either for Sumitomo's own account or on a sales commission basis for sale to third parties. In addition, IDI has agreed to enter into a license agreement with Sumitomo pursuant to which Sumitomo would be authorized, on an exclusive worldwide basis, except for the United States and Canada, and except for additional plants that IDI may wish to construct for its own use or for SDI's use, to sublicense others or to use any proprietary know-how or other intellectual property that constitutes the IDI Process or is part of the IDI Project and which may be developed by IDI in connection with the manufacture of DRI, or by Steel Dynamics either in connection with the conversion of DRI into liquid pig iron or in connection with the use thereof in the steelmaking process. Such license rights contemplate that Sumitomo would build and construct plants using this technology for itself or for others within the licensed territory. IDI would be entitled to receive a one-time license fee from Sumitomo, based upon each plant's rated production capacity, plus a negotiated royalty fee for the use of any IDI or SDI patents that may be acquired by IDI or SDI in connection with the enterprise. Any underlying royalties or fees that might have to be paid to third parties would be passed through to Sumitomo or to its sub-licensees. IDI has also agreed to afford Sumitomo an opportunity to provide its proposed DRI plant with its raw material and equipment supplies, on a competitive basis that is intended to secure for IDI the lowest and best prices for the supplies and products.

     In September 1996, the Company closed two interrelated private placements of Common Stock pursuant to agreements that were entered into during the first and second quarters of 1996. In February 1996, the Company accepted subscriptions from existing stockholders and others, all "accredited" purchasers, for the purchase, at approximately $8.20 per share, of approximately $11.9 million of Common Stock, as part of the Company's efforts to place an aggregate of $25.0 million of Common Stock to be used in whole or in part to finance its IDI Project. In the exercise or waiver of their limited preemptive rights under the Stockholders Agreement existing stockholders and others, owning collectively (prior to the purchase) an aggregate of 26,444,666 shares of the Company's Common Stock, or 78.0% of the total then outstanding, agreed to purchase that amount. The purchase price was determined by reference to the arm's length Stock Purchase Agreement of December 1995 with Preussag, relating to the purchase by Preussag of $50.0 million of Common Stock at approximately $8.55 per share, which contained a provision that contemplated the Company's sale to existing stockholders or to others of up to $10 million of its shares of Common Stock at a purchase price of approximately $8.20 per share. Because of the interrelatedness of the Company's placement of the balance of approximately $13.0 million before the IDI Project could be undertaken, the approximately $11.9 million private placement was not closed until September 1996, at which time the Company also closed a $13.5 million private placement of its Common Stock with Sumitomo and Sumitomo Corporation (Japan), which was agreed to by the parties in April 1996, at a per share purchase price of approximately $10.51. This purchase price was determined at arm's length by the Company's Board of Directors, in negotiations with Sumitomo.

     During August and September, 1996, in connection with its Cold Mill Project, the Company entered into two agreements with units of General Electric Corporation, of which General Electric Capital Corporation, the owner of 5,750,029 of the Company's shares of Common Stock, or 15.0% of the total outstanding shares prior to the offerings is a wholly-owned subsidiary, for the purchase of equipment for the Cold Mill Project in the aggregate amount of approximately $23.4 million. This contract was entered into as a result of a competitive bidding process conducted by the Company in the same manner that it has used in connection with the letting of other equipment and supply agreements for its existing mini mill and for its Cold Mill Project.

     The Company is intending to use a portion of the proceeds of the offerings to prepay all $55.0 million principal amount of the Subordinated Notes, together with accrued interest thereon and a prepayment premium. General Electric Capital Corporation and Whitney Subordinated Debt Fund, L.P., which owned $15.0 million principal amount and $18.5 million principal amount of the Subordinated Notes, respectively, are also each stockholders of the Company, owning 15.0% and 1.4% respectively, of the Company's shares of Common Stock prior to the offerings.

     In July 1994, the Company sold Mr. Shellabarger, the Chief Financial Officer and a director of the Company, 280,601 shares of Common Stock, and accepted a $750,000 promissory note in partial payment of the purchase price. Pursuant to the terms of his employment agreement, the note will be forgiven in connection with the offerings. See "Management -- Employment Agreements."

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 28, 1996, and as adjusted to reflect the sale of the Common Stock offered hereby, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer, (iv) each Selling Stockholder and (v) all executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by them.

                                            SHARES BENEFICIALLY                    SHARES BENEFICIALLY
                                             OWNED PRIOR TO THE                      OWNED AFTER THE
                                                 OFFERINGS          NUMBER OF           OFFERINGS
                                            --------------------   SHARES BEING   ----------------------
   NAME AND ADDRESS OF BENEFICIAL OWNER       NUMBER     PERCENT     OFFERED        NUMBER       PERCENT
------------------------------------------  ----------   -------   ------------   ----------     -------
Heavy Metal, L.C.(1)......................  6,233,926      16.2%           --      6,233,926       13.0%
Preussag Stahl AG(2)......................  6,089,865      15.8            --      6,089,865       12.7
Bain Capital Entities(3)..................  5,128,889      13.3            --      5,128,889       10.7
General Electric Capital Corporation(4)...  5,750,029      15.0            --      5,750,029       12.0
Keylock Investments Limited(5)............  3,017,139       7.9            --      3,017,139        6.3
Mazelina Anstalt(6).......................  2,805,958       7.3            --      2,805,958        5.9
J.H. Whitney & Co.(7).....................  1,753,591       4.6            --      1,753,591        3.7
Sumitomo Corporation of America(8)........   812,173        2.1       135,562        676,611        1.4
Sumitomo Corporation (Japan)(9)...........   770,447        2.0            --        770,447        1.6
Keith E. Busse(10)........................  1,823,909       4.7       140,300      1,683,609        3.5
Richard P. Teets, Jr......................  1,122,406       2.9            --      1,122,406        2.3
Mark D. Millett...........................  1,063,957       2.8            --      1,063,957        2.2
Tracy L. Shellabarger.....................   280,601         .7            --        280,601         .6
Leonard Rifkin(11)........................  6,233,926      16.2            --      6,233,926       13.0
OmniSource Corporation(12)................  6,233,926      16.2            --      6,233,926       13.0
John C. Bates(13).........................  3,017,139       7.9            --      3,017,139        6.3
Heidtman Steel Products, Inc.(14).........  3,017,139       7.9            --      3,017,139        6.3
Paul B. Edgerley(15)......................  5,128,889      13.3            --      5,128,889       10.7
William D. Strittmatter(16)...............  5,750,029      15.0            --      5,750,029       12.0
William Laverack, Jr.(17).................  1,753,591       4.6            --      1,753,591        3.7
Dr. Jurgen Kolb(18).......................  6,089,865      15.8            --      6,089,865       12.7
SDI Limited Partnership(19)...............   173,889         .5        13,780        160,109         .3
Lincoln National Life Insurance Company...   119,396         .3        59,698         59,698         .1
Lincoln National Income Fund, Inc.........    29,856          *        14,928         14,928          *
LDI, Ltd. ................................    29,856          *        29,856             --         --
KLANS Associates..........................    25,451          *         3,125         22,326          *
APT Holdings Corporation(20)..............   208,094         .5        71,501        136,593         .3
Directors and Executive Officers
  as a Group (10 persons)(13, 15-18)......  32,264,312     84.0       140,300     32,124,012       67.2

------------
  *  Less than .1%.

 (1) The address of this stockholder is 1650 21st Street, Santa Monica, CA
     90404.

 (2) The address of this stockholder is Eisenhuttenstrasse 99 D-38223, 38239 Salzgitter, Germany.

 (3) The address for these stockholders is Two Copley Place, Boston, MA 02116. Consists of 2,140,444 held of record by Bain Capital Fund IV, L.P. ("Fund IV"), 2,449,533 held by Bain Capital Fund IV-B, L.P. ("Fund IV-B"), 412,575 held by BCIP Associates, L.P., and 126,337 held by BCIP Trust Associates, L.P. (collectively, the "Bain Capital Entities"). If the U.S. Underwriters exercise their over-allotment option in full, the shares beneficially owned after the offerings by Fund IV would be 1,687,572, Fund IV-B would be 1,931,267, BCIP Associates, L.P. would be 325,285 and BCIP Trust Associates, L.P. would be 99,608.

 (4) The address of this stockholder is 1600 Summer Street, Fifth Floor, Stamford, CT 06927.

 (5) The address of this stockholder is 17 Dame Street, Dublin 2, Republic of Ireland.

 (6) The address of this stockholder is c/o Lic. for Gertrud Beck, Stadtle 36, 9490 Vaduz, Liechtenstein.

 (7) The address of this stockholder is 177 Broad Street, Stamford, CT 06901. Consists of 961,060 held of record by Whitney 1990 Equity Fund, L.P. (the "Whitney Equity Fund"), 240,279 held of record by J.H. Whitney & Co., and 552,252 shares held of record by the Whitney Subordinated Debt Fund.

 (8) The address of this stockholder is 5000 USX Tower, 600 Grant Street, Pittsburgh, PA 15219. In September 1996 Sumitomo Corporation entered into a "second look" export distribution agreement with the Company, and in October 1996 entered into a Sale of Excess Product Agreement with IDI. Two representatives designated by Sumitomo Corporation serve on IDI's five person Board of Directors. If the U.S. Underwriters exercise their over-allotment option in full, the shares beneficially owned by Sumitomo Corporation of America would be 513,750.

 (9) The address of this stockholder is Josuikai Building, 2-1-1 Hitotsubashi, Chiyoda-ku, Tokyo, 101, Japan. Sumitomo Corporation is an affiliate of Sumitomo Corporation of America. See footnote (8).

(10) Mr. Busse is the President and Chief Executive Officer and a director of the Company, and is one of the Company's founders.

(11) Consists of 6,233,926 shares of Common Stock held of record by Heavy Metal, L.C. that Mr. Rifkin may be deemed to beneficially own due to his relationship with other beneficial owners of that entity. Mr. Rifkin is a member of Heavy Metal, L.C., a member-managed limited liability company. Three of Mr. Rifkin's adult sons also hold membership units, as does OmniSource, of which Mr. Rifkin is Chairman of the Board and a director. See "Certain Transactions." Mr. Rifkin disclaims beneficial ownership of all but 587,018 of these shares.

(12) Consists of 6,233,926 shares of Common Stock held of record by Heavy Metal, L.C. that OmniSource may be deemed to beneficially own due to its relationship with Heavy Metal, L.C. OmniSource is a member of Heavy Metal, L.C., a member-managed limited liability company. Leonard Rifkin, OmniSource's Chairman of the Board and a director, is also a member of Heavy Metal, L.C. OmniSource disclaims beneficial ownership of all but 1,716,439 of these shares.

(13) Consists of all 3,017,139 shares of Common Stock held of record by Keylock Investments Limited that Mr. Bates may be deemed to beneficially own due to his relationship with Keylock Investments Limited. Mr. Bates and Heidtman own a controlling interest in Keylock Investments Limited.

(14) Consists of 3,017,139 shares of Common Stock held of record by Keylock Investments Limited that Heidtman may be deemed to beneficially own due to its relationship with Keylock Investments Limited. Heidtman and its President, John F. Bates, own a controlling interest in Keylock Investments Limited.

(15) Consists of all 5,128,889 shares of Common Stock held of record by the Bain Entities that Mr. Edgerley may be deemed to beneficially own due to his relationship with those entities. Mr. Edgerley is a Managing Director of Bain Capital, Inc., which manages the Bain Capital Entities. Mr. Edgerley disclaims beneficial ownership of these shares.

(16) Consists of all 5,750,029 shares of Common Stock held of record by General Electric Capital Corporation that Mr. Strittmatter may be deemed to beneficially own due to his relationship with that entity. Mr. Strittmatter is a Vice President and Senior Credit Officer of General Electric Capital Corporation. Mr. Strittmatter disclaims beneficial ownership of these shares.

(17) Consists of all 1,753,591 shares of Common Stock held of record by the Whitney Equity Fund, J.H. Whitney & Co., and Whitney Subordinated Debt Fund that Mr. Laverack may be deemed to beneficially own due to his relationship with those entities. Mr. Laverack is a general partner of J.H. Whitney & Co., an affiliate of Whitney Equity Fund and Whitney Subordinated Debt Fund. Mr. Laverack disclaims beneficial ownership of these shares.

(18) Consists of all 6,089,865 shares of Common Stock held of record by Preussag that Mr. Kolb may be deemed to beneficially own due to his relationship with that entity. Mr. Kolb is a member of the Executive Board of Preussag Stahl AG. Mr. Kolb disclaims beneficial ownership of these shares.

(19) If the U.S. Underwriters exercise their over-allotment option in full, SDI Limited Partnership would sell its remaining shares of Common Stock.

(20) APT Holdings Corporation is an affiliate of Mellon Bank, N.A., one of the Company's lenders and the agent under its Credit Agreement. If the U.S. Underwriters exercise their over-allotment option in full, the shares beneficially owned after the offerings by APT Holdings Corporation would be 68,158.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following is a brief description of the basic terms of and instruments governing certain indebtedness of the Company. The following discussion does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the instruments governing the respective indebtedness, which instruments are filed as exhibits to the Registration Statement of which this Prospectus is a part.

     The Company entered into a Credit Agreement, dated as of June 30, 1994, as amended (the "Credit Agreement"), with Mellon Bank, N.A. (the "Agent") and the lenders party thereto (the "Lenders"), which provides for (i) up to an aggregate of $300.0 million of senior term loans ("Senior Term Loans") and (ii) a $45.0 million revolving credit facility (the "Revolving Credit Facility") for working capital purposes. Indebtedness outstanding under the Credit Agreement is secured by a first priority lien on substantially all of the assets of the Company.

     Of the $300.0 million in senior term loan commitments, $150.0 million was designated for the construction of the Company's mini-mill and $150.0 million was designated and remains available for the construction of the Cold Mill Project. Borrowings under the Revolving Credit Facility are subject to a borrowing base consisting of specified percentages of eligible inventory and receivables.

     The Revolving Credit Facility will mature on September 30, 2000. The Senior Term Loans will amortize semi-annually from September 30, 1997 to March 31, 2002. Borrowings under the Revolving Credit Facility must be repaid to the extent such borrowings exceed the borrowing base. In addition, the Company is required to make prepayments under certain circumstances from excess cash flow, asset sales, insurance proceeds, condemnation awards and issuances of debt or equity.

     Borrowings under the Revolving Credit Facility bear interest at the option of the Company, at (i) the "Base Rate" plus an applicable margin, depending on the status of the construction of the mini-mill and Cold Mill Project or (ii) the "Euro-Rate" plus an applicable margin (the "Euro-Rate Option"). The Senior Term Loans bear interest on the basis of the Euro-Rate Option. The "Base Rate" for any day is defined as the greater of (A) the prime rate for such day or (B)
 .50% plus the federal funds effective rate for such day. The "Euro-Rate" for any day is defined as the rate for each funding segment determined by the Agent by dividing the rate of interest quoted on the Reuter's screen ISDA page to be the average of the rates per annum for deposits in dollars offered to major money center banks in the London interbank market two business days prior to the first day of the funding period in amounts comparable to the funding segment and with maturities comparable to such funding period by 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate Reserve Percentage is the percentage as determined by the Agent which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System representing the maximum reserve requirement with respect to eurocurrency funding of a member bank.

     The Company's Credit Agreement restricts the Company's ability to incur additional indebtedness, except (i) refinancings of indebtedness incurred under the Credit Agreement and other existing indebtedness, (ii) licensing or royalty fees payable to SMS Schloemann-Siemag AG and (iii) unsecured indebtedness in an aggregate principal amount at any one time not greater than $5.0 million. In addition, the Credit Agreement prohibits the Company from making capital expenditures (other than specified permitted capital expenditures) in any fiscal year in excess of the lesser of (i) $20.0 million and (ii) the sum of $12.0 million plus 25% of excess cash flow for the immediately preceding year plus 70% of the amount of capital expenditures allowed but not made in the immediately preceding fiscal year. The Company may make specified permitted capital expenditures including up to $230.0 million for the Cold Mill Project, up to $55.0 million for the Caster Project and an equity investment of up to $25.0 million for the IDI Project. The Company is also prohibited from creating liens on its properties except (i) liens created in connection with its indebtedness under the Credit Agreement and in connection with its existing indebtedness,
(ii) liens created and/or deposits made in the ordinary course of business for taxes and assessments, workmen's compensation, unemployment insurance and other social security obligations, bids, surety and appeal bonds and the like and
(iii) purchase money liens on assets acquired after completion of the Cold Mill Project in an aggregate amounted not to exceed $5.0 million. The Credit Agreement contains additional restrictive covenants, including among others, covenants restricting the Company and its subsidiaries with respect to: investments in additional equipment and business opportunities, entering into certain contracts, disposition of property or assets, the payment of dividends, entering into sale-leaseback transactions, entering into transactions with affiliates, mergers and consolidations, the making of payments on and modification of certain indebtedness and modification of certain agreements. In addition, the Credit Agreement requires the Company to meet certain financial tests, including maintaining (a) its current ratio at or above 1.3, (b) its leverage ratio at or below 2.25 for 1996, 2.10 for 1997, 1.90 for 1998, 1.40 for 1999 and 1.00 thereafter, (c) its tangible net worth at or above the sum of (i) $45.0 million and (ii) 50% of cumulative net income at such time and (d) its fixed charge coverage ratio at or above 1.00 for 1996, 1.15 for 1997 and 1998, and 1.25 thereafter.

     The failure of the Company to satisfy any of the covenants will constitute an event of default under the Credit Agreement, notwithstanding the Company's ability to meet its debt service obligations. The Credit Agreement also contains customary events of default, including the nonpayment of principal, interest, fees and other amounts, change of control, change of management and cross-defaults to certain other obligations of the Company and certain events including bankruptcy, reorganization and insolvency of the Company, SMS Schloemann-Siemag AG, Heidtman or OmniSource.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary of certain provisions of the Common Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Articles and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part, as well as by the provisions of Indiana's law. Upon consummation of the offerings, the Company's authorized capital stock will consist of 100,000,000 shares of Common Stock, par value $.01 per share. As of October 30, 1996 there were 38,428,341 shares of Common Stock issued and outstanding, validly issued and fully paid and non-assessable, that were held of record by 29 stockholders. As of September 28, 1996, 634,159 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. The Articles do not provide for cumulative voting in the election of directors and, thus, holders of a majority of the shares of Common Stock may elect all of the directors standing for election. However, under the Stockholders Agreement, stockholders of the Company having the power to vote in the aggregate 79.4% of the shares of the Company's Common Stock outstanding after the offerings, have agreed to vote their shares in the election of directors for representatives of stockholder parties designated by them. All 10 of the Company's directors have been elected in this manner and will continue to be so long as the Stockholders Agreement is in effect and the stockholders party to the Stockholders Agreement hold a majority of the Company's outstanding Common Stock. See "-- The Stockholders Agreement." Accordingly, these stockholder parties will retain the power to elect the entire Board of Directors of the Company.

     All holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon the liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company that are available after the payment of all debts and liabilities. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities, nor are there any redemption or sinking fund provisions applicable to the Common Stock.

     All outstanding shares of Common Stock are, and the shares to be issued in the offerings will be, validly issued, fully paid, and non-assessable.

CERTAIN PROVISIONS OF INDIANA LAW REGARDING TAKEOVERS

     As an Indiana corporation, the Company is subject to certain provisions of Indiana law which may discourage or render more difficult an unsolicited takeover of the Company. There are two principal statutes relating to this issue that constitute part of the BCL, the statute regulating "business combinations" and the statute regulating "control share acquisitions."

     Under Chapter 43 of the BCL relating to "business combinations" a corporation (with 100 or more stockholders) may not engage in any "business combination" with any "interested" stockholder for a period of five years following the interested stockholder's "share acquisition date" unless the business combination or the purchase of shares made by the interested stockholder was approved by the corporation's board of directors prior to the interested stockholder's share acquisition date. The term "business combination" is broadly defined to apply to any merger or consolidation of the corporation and the interested stockholder, as well as any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in a single or a series of transactions) to or with the interested stockholder (or any affiliate or associate thereof) of any assets of the corporation if the transaction represents 10% or more of the corporation's assets, outstanding shares of stock, or consolidated net income of the corporation. Similarly, the issuance or transfer by the corporation of any of its (or its subsidiary's) stock that has an aggregate market value equal to 5% or more of all the outstanding shares of stock to the interested stockholder (or any affiliate or associate thereof) is a "business combination," except if it is in connection with the distribution of a dividend or the exercise of warrants paid or made pro rata to all stockholders. The term is applicable as well to the adoption of any plan of liquidation or dissolution proposed by or under any understanding with an interested stockholder (or an affiliate or associate thereof), and to any reclassification of securities, recapitalization, merger or consolidation with any subsidiary, or any other transaction proposed by or under any arrangement with the interested stockholder (or any affiliate or associate thereof) that has the "effect" of increasing the proportionate interest of the interested stockholder in the corporation.

     An "interested stockholder," as defined, is any person (other than the corporation or a subsidiary) that is the beneficial owner of 10% or more of the voting power, or an affiliate or associate of the corporation that at any time within the five prior years was the beneficial owner of 10% or more of the voting power. For purposes of the statute, the "share acquisition date" is the date upon which the person first becomes an interested stockholder of a corporation. So long as the board of directors does not approve of the business combination with the interested stockholder, the five year "blackout" period, in which the business combination is prohibited, applies, and the board of directors is required to render its decision within a 30-day period (or sooner if required by the Securities Exchange Act of 1934 (the "Exchange Act")).

     In addition to the absolute five-year business combination prohibition, the statute also requires that, any business combination between the corporation and an interested stockholder must satisfy additional statutory conditions. The board of directors must have approved of the business combination before the interested stockholder's share acquisition date, or a majority of the outstanding voting stock not beneficially owned by the interested stockholder must have approved the business combination at a meeting held no earlier than five years after the interested stockholder's share acquisition date, or the business combination transaction must meet certain per share values to all stockholders (keyed to the highest per share price paid by the interested stockholder within the prior five-year period). All consideration must also be paid either in cash or in the same form as the interested stockholder has used to acquire the largest number of shares acquired by it. Furthermore, the statute requires an interested stockholder to purchase all remaining shares of stock, if any are purchased, not just one class or series.

     Under Chapter 42 of the BCL, the "control share acquisition" statute, "control shares" (shares that, in the election of directors, could exercise or direct the exercise of voting power of one-fifth, one-third or a majority or more of all of the voting power) of any "issuing public corporation" (one hundred or more stockholders, principal office or place of business, or substantial assets within Indiana, or 10% of its stockholders resident in Indiana) that are acquired in a "control share acquisition" by an "acquiring person" will be accorded only such voting rights, after the acquisition, as are specifically conferred by the stockholders, voting as a group, excluding all "interested shares." If a person holding "interested shares" engages in a control share acquisition of control shares, and the stockholders have not acted to specifically grant those acquired shares the voting rights they had prior to the control share acquisition, the acquired shares lose their voting rights. A majority of the shares (excluding interested shares) must be voted to confer voting rights upon the acquiring person. The only exemption from this statute is if the corporation's articles of incorporation or its bylaws provide that this statute does not apply to control share acquisitions of the corporation's shares, and such provisions must exist prior to the occurrence of any "control share acquisition." However, the Company does not have such a provision in either its Articles or in its Bylaws. Furthermore, if the Articles or Bylaws so provide (and the Articles and Bylaws do not so provide at this time), control shares acquired in a control share acquisition with respect to which the shares have not been accorded full voting rights by the stockholders can be redeemed by the corporation at "fair value." But if in fact the stockholders of the corporation do vote to accord full voting rights to the acquiring person's control shares, and if the acquiring person has acquired control with a majority or more of the voting power, all stockholders of the issuing public corporation are allowed to invoke dissenters' rights, providing "fair value" to them (defined as not less than the highest price paid per share by the acquiring person in the control share acquisition. In order to secure stockholder approval, as required, the acquiring person must deliver an acquiring person "statement" to the corporation, setting forth pertinent information concerning the identity of the acquiring person, the number of shares already owned, the range of voting power that the control share acquisition seeks, and the terms of the proposed acquisition. Thereafter, the directors for the issuing public corporation, within ten days, are required to call a special meeting of the stockholders to consider the voting rights issue, and the stockholders meeting must be held within 50 days after receipt of the statement by the issuing public corporation. The acquiring person can specifically request that the special stockholders meeting not be held sooner than thirty days after delivery of the acquiring person's statement to the issuing public corporation. The corporation's notice of the special stockholders meeting must be accompanied by the acquiring person's statement, as well as a statement by the Board of Directors of the corporation concerning its position or recommendation (or that it is taking no position or making no recommendation) with respect to the voting rights issue in the proposed control share acquisition.

THE STOCKHOLDERS AGREEMENT

     Under the Stockholders Agreement between the Company and various stockholder groups identified therein as the "Bain Group," "GECC" (General Electric Capital Corporation), the "Whitney Group," "Heavy Metal" (Heavy Metal, L.C.), the "Keylock Group," "Low Cost" (Low Cost Limited Partnership), the "Management Group" (Messrs. Busse, Millett, Teets, and Shellabarger), "Preussag," "Sumitomo" and members of the "Subdebt Group," the sale, assignment, transfer, encumbrance, or other disposition of both shares owned by the stockholder signatories (the "Stockholder Shares") are subject to certain prior rights and obligations as between the parties, as are certain corporate actions proposed to be taken by the Company.

     Election of Directors. For a period of 10 years or until a "public float" has been realized (defined as the date upon which 25% of the outstanding Common Stock of the Company has been sold pursuant to effective registration statements under the Securities Act), each holder of Stockholder Shares has agreed to vote all of its Stockholder Shares to maintain the authorized number of directors on the Company's Board of Directors at an agreed level (currently 10 persons) and, further, to elect to the Board one representative designated by the holders of a majority of the Bain Shares, one representative designated by the holders of a majority of the GECC Shares, one representative designated by the holders of a majority of the Heavy Metal Shares, one representative designated by the holders of a majority of the Keylock Shares, one representative designated by the holders of a majority of the Keith Busse Shares, one representative designated by the holders of a majority of the Mark Millett Shares, one representative designated by the holders of a majority of the Richard Teets Shares, one representative designated by the holders of a majority of the Busse, Millett, and Teets Shares, one representative designated by the holders of a majority of the Whitney Shares, and one representative designated by the holders of a majority of the Preussag Shares.

     Transfers of Common Stock: Participation Rights. No holder of Stockholder Shares nor any holder of Warrants is entitled to sell, transfer, assign, pledge, or otherwise dispose of (a "Transfer") any interest in any Stockholder Shares, except in an "exempt transfer," unless 20 days prior to making any Transfer, the transferring holder delivers an "Offer Notice" to all other holders of Stockholder Shares, disclosing the applicable number of securities intended to be transferred, the price at which the Transfer is proposed to be made, and other relevant terms and conditions. All other holders of Stockholder Shares then have 20 days within which to purchase their respective pro rata shares of the offered securities. These transfer restrictions are not applicable to any Transfer to an affiliate, to any "Public Sale" (as defined), to a sale of the Company, or a transfer between members of the same group.

     Tag-Along Rights. In the event of an approved Transfer, each holder of Stockholder Shares which did not elect to purchase its pro rata share pursuant to someone else's Offer Notice, may, instead, elect to sell its pro rata portion together with the holder that originated the Offer Notice, thereby cutting that person back in the number of shares.

     Sale of the Company. In the event that the Company's board of directors approves a sale of the Company, not otherwise prohibited, each holder of Stockholder Shares is required to consent. This undertaking, however, ceases to apply upon the earlier to occur of a sale of the Company or the realization of a "public float."

     Other Restrictions. Unless the holders of 70% of the outstanding Stockholder Shares consent the Company may not do such things as pay dividends, make distributions, buy back any of its stock, issue additional debt or equity securities, make loans or advances to anyone, make investments in excess of $5.0 million, merge or consolidate with another company, make any business acquisition exceeding $2.0 million, make any capital expenditures exceeding $5.0 million, adopt any stock option plan, permit a sale of the company, or hire, terminate, or enter into or amend any compensation arrangement with any of the Company's senior management. These restrictions terminate when the Company has realized a "public float."

THE REGISTRATION AGREEMENT

     Under a Registration Agreement dated as of June 30, 1994, as amended, between the Company and various stockholder groups identified therein as the "Bain Stockholders," "General Electrical Capital Corporation," "Heavy Metal, L.C.," the "Keylock Stockholders," the "Whitney Stockholders," the "Management Stockholders," "Preussag," and "Sumitomo" (collectively the "Stockholders"), the Stockholders were granted certain demand and piggyback registration rights.

     Demand Registrations. The Bain Stockholders and General Electric Capital Corporation are each entitled to request two demand registrations, and the Heavy Metal, L.C., Keylock Stockholders and Preussag are entitled to request one demand registration each. A demand registration must be for at least 50% of the total Company shares held by the Stockholder making the demand.

     Piggyback Registrations. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a demand registration), the Company is required to notify all holders of "Registrable Securities" and will include all Registrable Securities requested to be included that may be prudently sold in the offering.

     All expenses incident to the Company's compliance with its obligations under the Registration Agreement will be paid by the Company, regardless of whether in connection with a demand registration or a piggyback registration, and the Company has agreed to reimburse the holders of Registrable Securities for the reasonable fees and disbursements of one legal counsel chosen by all of them in connection with a registration.

     The obligations under the Registration Agreement terminate on the seventh anniversary of a sale of the Company's Common Stock pursuant to an effective registration statement under the Securities Act, subject to extension for an additional six-month period under certain circumstances.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is First Chicago Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to the offerings there has been no market for the Common Stock of the Company. The Company can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities. See "Risk Factors -- Shares Eligible for Future Sale."

     Upon completion of the offerings, the Company will have a total of 47,803,341 shares of Common Stock outstanding. Of these shares, the 9,843,750 shares of Common Stock sold in the offerings will be freely tradeable without restriction under the Securities Act, except for any such shares which may be acquired by an "affiliate" of the Company (an "Affiliate") as that term is defined in Rule 144 under the Securities Act, which shares will be subject to the resale limitations of Rule 144. The remaining 37,959,591 shares of Common Stock outstanding will be "restricted securities" as the term is defined by Rule 144 promulgated under the Securities Act.

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this Prospectus, if a period of at least two years has elapsed since the later of the date the "restricted securities" were acquired from the Company and the date they were acquired from an Affiliate, then the holder of such restricted securities (including an Affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of 1% of the then outstanding shares of the Common Stock (approximately 478,033 shares immediately after the offerings) or the average weekly reported volume of trading of the

Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale with the Securities and Exchange Commission (the "Commission"). The holder may only sell such shares through unsolicited brokers' transactions. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales, and the availability of current public information concerning the Company. Under Rule 144(k), if a period of at least three years has elapsed between the later of the date restricted securities were acquired from the Company and the date they were acquired from an Affiliate, as applicable, a holder of such restricted securities who is not an Affiliate at the time of the sale and has not been an Affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the limitations described above. The Commission has proposed shortening the applicable holding periods under Rule 144(d) and Rule 144(k) to one and two years, respectively (from the current periods of two and three years). The Company cannot predict whether such amendments will be adopted or the effect thereof on the trading market for its Common Stock.

     The Company, its directors and executive officers, the Selling Stockholders, and certain other stockholders of the Company who in the aggregate own substantially all of the outstanding shares of Common Stock immediately prior to the offerings have entered into "lock-up" agreements with the Underwriters, providing that they will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either currently owned by such person or are thereafter acquired from the Company) or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 180 days after the date of this Prospectus without the prior written consent of Morgan Stanley & Co. Incorporated, other than (i) the sale to the Underwriters of the shares of Common Stock offered hereby or (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option sold or granted pursuant to existing benefit plans of the Company and outstanding on the date of this Prospectus.

     The preceding description does not include shares of Common Stock issuable upon the exercise of options granted under the Company's 1994 Plan or the 1996 Plan. Rule 701 under the Securities Act provides that shares of Common Stock acquired on the exercise of outstanding options may be resold by nonaffiliates beginning 90 days after the date of this Prospectus, subject only to the manner-of-sale provisions of Rule 144, and by affiliates beginning 90 days after the date of this Prospectus, subject to all provisions of Rule 144 except the two-year minimum holding period. As of October 28, 1996, the Company had reserved an aggregate of 634,159 shares of Common Stock for issuance upon the exercise of options granted pursuant to the 1994 Plan and no options outstanding under the 1996 Plan. As soon as practicable after the offerings, the Company intends to register on Form S-8 under the Securities Act approximately 2,955,764 shares of Common Stock issuable under options subject to the Company's 1994 Plan and 1996 Plan thus permitting, subject to the lock-up agreements described above, the resale of such shares by nonaffiliates upon issuance in the public market without restriction under the Securities Act.

                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES
                         FOR NON-UNITED STATES HOLDERS

GENERAL

     The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of Common Stock by a Non-U.S. Holder. For this purpose, the term "Non-U.S. Holder" is defined as any person who is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership or a foreign estate or trust, as such terms are defined in the Code. This discussion does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevant to such Non-U.S. Holders in light of their personal circumstances, or to certain types of Non-U.S. Holders which may be subject to special treatment under United States federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions and broker-dealers). Furthermore, this discussion is based on provisions of the Code, existing and proposed regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF SHARES OF COMMON STOCK.

     An individual may, subject to certain exceptions, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). U.S. resident aliens are subject to U.S. federal tax as if they were U.S. citizens.

DIVIDENDS

     The Company does not anticipate paying cash dividends on its capital stock in the foreseeable future. See "Dividend Policy." In the event, however, that dividends are paid on shares of Common Stock, dividends paid to a Non-U.S. Holder of Common Stock will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be provided by an applicable income tax treaty between the United States and the country of which the Non-U.S. Holder is a tax resident, unless (i) the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States and the Non-U.S. Holder provides the payor with proper documentation or (ii) if a tax treaty applies, the dividends are attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder. In order to claim the benefit of an applicable tax treaty rate, a Non-U.S. Holder may have to file with the Company or its dividend paying agent an exemption or reduced treaty rate certificate or letter in accordance with the terms of such treaty. Dividends that are effectively connected with the conduct of a trade or business within the United States or, if a tax treaty applies, are attributable to such a United States permanent establishment, are subject to United States federal income tax on a net income basis (that is, after allowance for applicable deductions) at applicable graduated individual or corporate rates. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

     Under current United States Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above (unless the payor has knowledge to the contrary) and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. However, under proposed United States Treasury regulations, in the case of dividends paid after December 31, 1997 (December 31, 1999 in the case of dividends paid to accounts in existence on or before the date that is 60 days after the proposed United States Treasury regulations are published as final regulations), a Non-U.S. Holder generally would be subject to United States withholding tax at a 31% rate under the backup withholding rules described below, rather than at a 30% rate or a reduced rate under an income tax treaty, unless certain certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures) are complied with, directly or through an intermediary. Certain certification and disclosure requirements must be complied with in order to be exempt from withholding under the effectively connected income exemption.

     A Non-U.S. Holder of Common Stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service (the "IRS"), provided that the required information is furnished to the IRS.

GAIN ON DISPOSITION OF COMMON STOCK

     A Non-U.S. Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of Common Stock unless (i) (a) the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder within the United States, or (b) if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, (iii) the Non-U.S. Holder is subject to tax pursuant to certain provisions of the Code applicable to United States expatriates, or (iv) the Company is or has been a "U.S. real property holding corporation" for United States federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or the period such Non-U.S. Holder held the Common Stock. If the Company were, or to become, a U.S. real property holding corporation, gains realized upon a disposition of Common Stock by a Non-U.S. Holder which did not directly or indirectly own more than 5% of the Common Stock during the shorter of the periods described above generally would not be subject to United States federal income tax so long as the Common Stock is "regularly traded" on an established securities market. The Company believes that it has not been, is not currently, and does not anticipate becoming, a "U.S. real property holding corporation" for United States federal income tax purposes.

     If a Non-U.S. Holder who is an individual falls under clause (i) above, such individual generally will be taxed on the net gain derived from a sale under regular graduated United States federal income tax rates. If an individual Non-U.S. Holder falls under clause (ii) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a resident alien of the United States). Thus, individual Non-U.S. Holders who have spent (or expect to spend) more than a de minimis period of time in the United States in the taxable year in which they contemplate a sale of Common Stock are urged to consult their tax advisors prior to the sale as to the U.S. tax consequences of such sale.

     If a Non-U.S. Holder that is a foreign corporation falls under clause (i) above, it generally will be taxed on its net gain under regular graduated United States federal income tax rates and, in addition, will be subject to the branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

FEDERAL ESTATE TAX

     Common Stock owned or treated as owned by an individual who is neither a United States citizen nor a United States resident (as defined for United States federal estate tax purposes) at the time of death will be included in the individual's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise and, therefore, may be subject to United States federal estate tax.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     Under United States Treasury regulations, the Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected with a trade or business in the United States of the Non-U.S. Holder or withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

     United States backup withholding (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) generally will not apply to (i) dividends paid to Non-U.S. Holders that are subject to the 30% withholding discussed above (or that are not so subject because a tax treaty applies that reduces or eliminates such 30% withholding) or
(ii) under current law, dividends paid to a Non-U.S. Holder at an address outside of the United States. However, under proposed United States Treasury regulations, in the case of dividends paid after December 31, 1997 (December 31, 1999 in the case of dividends paid to accounts in existence on or before the date that is 60 days after the proposed United States Treasury regulations are published as final regulations), a Non-U.S. Holder generally would be subject to backup withholding at a 31% rate, unless certain certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures) are complied with, directly or through an intermediary.

     Backup withholding and information reporting generally will apply to dividends paid to addresses inside the United States on shares of Common Stock to beneficial owners that are not "exempt recipients" and that fail to provide in the manner required certain identifying information.

     In general, backup withholding and information reporting will not apply to a payment of the gross proceeds of a sale of Common Stock effected at a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person, 50% or more of whose gross income for certain periods is derived from activities that are effectively connected with the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or (ii) the beneficial owner otherwise establishes an exemption. Temporary United States Treasury regulations provide that the Treasury is considering whether backup withholding should be required in such circumstances. Under proposed United States Treasury regulations not currently in effect, backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person. The IRS recently proposed regulations addressing certain withholding, certification and information reporting rules (some of which have been mentioned above) which could affect treatment of the payment of the proceeds discussed above. Non-U.S. Holders should consult their tax advisors regarding the application of these rules to their particular situations, the availability of an exemption therefrom, the procedure for obtaining such an exemption, if available, and the possible application of the proposed United States Treasury regulations addressing the withholding and the information reporting rules.

     Payment by a United States office of a broker of the proceeds of a sale of Common Stock is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder, or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                                  UNDERWRITERS

     Under the terms and subject to the conditions in the Underwriting Agreement dated the date of this Prospectus (the "Underwriting Agreement"), the Company and Selling Stockholders have agreed to sell 9,375,000 and 468,750 shares, respectively, of the Company's Common Stock and the U.S. Underwriters named below, for whom Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, McDonald & Company Securities, Inc. and Salomon Brothers Inc are serving as U.S. Representatives, have severally agreed to purchase, and the International Underwriters named below, for whom Morgan Stanley & Co. International Limited, PaineWebber International (U.K.) Ltd., McDonald & Company Securities, Inc. and Salomon Brothers International Limited are serving as International Representatives, have severally agreed to purchase, the respective number of shares of Common Stock set forth opposite their names below:

                                                                                 NUMBER
                                             NAME                               OF SHARES
                                                                                ---------
    U.S. Underwriters:
         Morgan Stanley & Co. Incorporated....................................  1,478,750
         PaineWebber Incorporated.............................................  1,478,750
         McDonald & Company Securities, Inc. .................................  1,478,750
         Salomon Brothers Inc.................................................  1,478,750
         Bear, Stearns & Co. Inc. ............................................    140,000
         The Buckingham Research Group Incorporated ..........................     70,000
         A.G. Edwards & Sons, Inc. ...........................................    140,000
         EVEREN Securities, Inc. .............................................     70,000
         First of Michigan Corporation .......................................     70,000
         Genesis Merchant Group Securities L.P. ..............................     70,000
         Goldman, Sachs & Co. ................................................    140,000
         Edward D. Jones & Co., L.P. .........................................     70,000
         Keane Securities Co., Inc. ..........................................     70,000
         Ladenburg, Thalmann & Co. Inc. ......................................     70,000
         Merrill Lynch, Pierce, Fenner & Smith Incorporated ..................    140,000
         Moors & Cabot, Inc. .................................................     70,000
         J.P. Morgan Securities Inc. .........................................    140,000
         Morgan Keegan & Company, Inc. .......................................     70,000
         NatCity Investments, Inc. ...........................................     70,000
         The Ohio Company ....................................................     70,000
         Parker/Hunter Incorporated ..........................................     70,000
         Prudential Securities Incorporated ..................................    140,000
         The Robinson-Humphrey Company, Inc. .................................     70,000
         Roney & Co., L.L.C. .................................................     70,000
         Smith Barney Inc. ...................................................    140,000
                                                                                ---------
         Subtotal.............................................................  7,875,000
                                                                                ---------
    International Underwriters:
         Morgan Stanley & Co. International Limited...........................    357,188
         PaineWebber International (U.K.) Ltd. ...............................    357,188
         McDonald & Company Securities, Inc. .................................    357,187
         Salomon Brothers International Limited...............................    357,187
         ABN AMRO Rothschild .................................................     90,000
         Banque Indosuez .....................................................     90,000
         Bayerische Landesbank Girozentrale ..................................     90,000
         Credit Commercial de France .........................................     90,000
         IBJ International plc ...............................................     90,000
         Swiss Bank Corporation ..............................................     90,000
                                                                                ---------
         Subtotal.............................................................  1,968,750
                                                                                ---------
         Total................................................................  9,843,750
                                                                                 ========

     The U.S. Underwriters and the International Underwriters are collectively referred to as the "Underwriters." The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the U.S. Underwriters' over-allotment option described below) if any such shares are taken.

     Pursuant to the Agreement Between U.S. and International Underwriters, each U.S. Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any U.S. Shares (as defined below) for the account of anyone other than a United States or Canadian Person (as defined below) and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any U.S. Shares or distribute any prospectus relating to the U.S. Shares outside the United States or Canada or to anyone other than a United States or Canadian Person. Pursuant to the Agreement Between U.S. and International Underwriters, each International Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any International Shares (as defined below) for the account of any United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any International Shares or distribute any prospectus relating to the International Shares within the United States or Canada or to a United States or Canadian Person. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement Between U.S. and International Underwriters. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person) and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. All shares of Common Stock to be purchased by the U.S. Underwriters and the International Underwriters under the Underwriting Agreement are referred to herein as the U.S. Shares and the International Shares, respectively.

     Pursuant to the Agreement Between U.S. and International Underwriters, sales may be made between the U.S. Underwriters and International Underwriters of any number of shares of Common Stock to be purchased pursuant to the Underwriting Agreement as may be mutually agreed. The per share price of any shares sold shall be the Price to Public set forth on the cover page hereof, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

     Pursuant to the Agreement Between U.S. and International Underwriters, each U.S. Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any shares of Common Stock, directly or indirectly, in Canada in contravention of the securities laws of Canada or any province or territory thereof and has represented that any offer of shares of Common Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any shares of Common Stock a notice stating in substance that, by purchasing such shares of Common Stock, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such shares of Common Stock in Canada or to, or for the benefit of, any resident of Canada in contravention of the securities laws of Canada or any province or territory thereof and that any offer of shares of Common Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any of such shares of Common Stock a notice to the foregoing effect.

     Pursuant to the Agreement Between U.S. and International Underwriters, each International Underwriter has represented and, during the period of six months after the date hereof, agreed that (a) it has not offered or sold and will not offer or sell any shares of Common Stock in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations (1995) (the "Regulations"); (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the shares of Common Stock offered hereby in, from or otherwise involving the United Kingdom;

and (c) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the shares of Common Stock if that person is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, or is a person to whom such document may otherwise lawfully be issued or passed on.

     The Underwriters initially propose to offer part of the shares of Common Stock directly to the public at the Price to Public set forth on the cover page hereof and part to certain dealers at a price which represents a concession not in excess of $.56 per share under the public offering price. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $.10 per share to other Underwriters or to certain dealers. After the initial offering of the shares of Common Stock, the offering price and other selling terms may from time to time be varied by the Underwriters.

     The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance, under the symbol STLD.

     Pursuant to the Underwriting Agreement, Sumitomo Corporation of America, SDI Limited Partnership, APT Holdings Corporation and the Bain Capital Entities have granted to the U.S. Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 1,476,562 additional shares of Common Stock at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option to purchase solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Common Stock offered hereby. To the extent such option is exercised, each U.S. Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as the number set forth next to such U.S. Underwriter's name in the preceding table bears to the total number of shares of Common Stock offered by the U.S. Underwriters hereby.

     At the request of the Company, the Underwriters have reserved for sale, at the initial public offering price, up to 492,187 shares offered hereby for directors, officers, employees and their relatives. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby. Reserved shares purchased by such individuals will, except as restricted by applicable securities laws, be available for resale following the offerings.

     The Company, its executive officers and directors, the Selling Stockholders, and certain other stockholders of the Company who in the aggregate own substantially all of the outstanding shares of Common Stock immediately prior to the offerings, have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated, they will not, for a period of 180 days after the date of this Prospectus, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either currently owned by such person or are thereafter acquired from the Company) or (b) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (i) the sale to the Underwriters of the shares of Common Stock offered hereby or (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option sold or granted pursuant to existing benefit plans of the Company and outstanding on the date of this Prospectus.

     McDonald & Company Securities, Inc. ("McDonald & Company") has provided investment banking, financial advisory and other services to the Company for which it has received customary fees and reimbursement of its out-of-pocket expenses. McDonald & Company and its affiliates are stockholders of the Company. McDonald & Company and certain of its affiliates and associated persons (collectively, the "Affiliates") purchased 259,146 unregistered shares of Common Stock for an aggregate amount of $2,125,000 on September 10, 1996 pursuant to a subscription made in December 1995 and accepted by the Company in February 1996 and purchased 126,913 shares of Common Stock from an officer of the Company for an aggregate amount of $995,000 on February 2, 1996. Under applicable National Association of Securities Dealers, Inc. ("NASD") rules governing compensation to underwriters in registered offerings, a portion of the difference between the price paid for the shares by McDonald & Company and Affiliates and the initial public offering price may be deemed compensation to McDonald & Company in connection with the offerings. These unregistered securities may not be sold, transferred, assigned, pledged or hypothecated for a period of one year following the offerings.

     GE Capital Services, which owns 100% of the outstanding common stock of General Electric Capital Corporation, owns 100% of the common stock of Kidder, Peabody Group Inc. which in turn owns 100% of the common stock of Kidder, Peabody & Co. Incorporated ("Kidder"). Kidder in turn owns approximately 22% of the issued and outstanding common stock of PaineWebber Group Inc. and Convertible Preferred Stock and Redeemable Preferred Stock of PaineWebber Group Inc. PaineWebber Incorporated, a member of the NASD and a subsidiary of PaineWebber Group Inc., will participate in the distribution of the Common Stock offered hereby. In addition, General Electric Capital Corporation owns 15% of the shares of Common Stock outstanding prior to the offerings and $14,675,000 principal amount of the Subordinated Notes (which are to be repaid with a portion of the net proceeds from the offerings). As a result the offering of the shares of Common Stock offered hereby are required to be made in accordance with the applicable provisions of Rule 2720 of the NASD.

     In compliance with Rule 2720, the initial public offering price can be no higher than that recommended by a "qualified independent underwriter." Morgan Stanley & Co. Incorporated is assuming the responsibilities of acting as qualified independent underwriter and the initial offering price of the shares of Common Stock offered hereby will not be higher than the initial public offering price recommended by Morgan Stanley & Co. Incorporated. In connection with the offerings, Morgan Stanley & Co. Incorporated in its role as "qualified independent underwriter" has performed due diligence investigations and reviewed and participated in the preparation of the Registration Statement of which this Prospectus is a part. In addition, the underwriters may not confirm sales to any discretionary account without the prior written approval of the customer.

     The Company, the Selling Stockholders and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

PRICING OF OFFERINGS

     Prior to the offerings, there has been no public market for the shares of Common Stock. Consequently, the initial public offering price has been determined by negotiation among the Company, the Selling Stockholders and the Underwriters. Among the factors considered in determining the initial public offering price were the Company's record of operations, the Company's current financial condition and future prospects, the experience of its management, the economics of the industry in general, the general condition of the equity securities market and the market prices of similar securities of companies considered comparable to the Company and such other factors deemed relevant. There can be no assurance that a regular trading market for the shares of Common Stock will develop after the offerings or, if developed, that a public trading market can be sustained. There can also be no assurance that the prices at which the Common Stock will sell in the public market after the offerings will not be lower than the price at which it is issued by the Underwriters in the offerings.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Barrett & McNagny, Fort Wayne, Indiana. Robert S. Walters, a partner at Barrett & McNagny, may be deemd to beneficially own 2.9% of the equity units in Heavy Metal, L.C., a stockholder of the Company. Mr. Walters disclaims beneficial ownership of all but 1.6% of such units. Certain legal matters will be passed upon for the Underwriters by Shearman & Sterling, New York, New York.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1994 and 1995 and September 28, 1996 and for the period from September 7, 1993 (date of inception) through December 31, 1993, for each of the two years in the period ended December 31, 1995 and for the nine-month period ended September 28, 1996, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part and which term shall encompass all amendments, exhibits and schedules thereto) on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement certain parts of which are omitted from the Prospectus in accordance with the rules and regulations of the Commission, and to which reference is made. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by such reference.

     Upon completion of the offerings, the Company will be subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, will be required to file reports, proxy statements and other information with the Commission. The Registration Statement, reports, proxy statements and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Independent Auditors' Report..........................................................  F-2
Consolidated Balance Sheets as of December 31, 1994 and 1995 and September 28, 1996...  F-3
Consolidated Statements of Operations for the Period from September 7, 1993 (date of inception) through December 31, 1993, for each of the two years in the period ended
  December 31, 1995, for the nine-month period ended September 28, 1996 and for the unaudited nine-month period ended September 30, 1995................................  F-4
Consolidated Statements of Stockholders' Equity for the Period from September 7, 1993
  (date of inception) through December 31, 1993, for each of the two years in the period ended December 31, 1995, and for the nine-month period ended September 28,
  1996................................................................................  F-5
Consolidated Statements of Cash Flows for the Period from September 7, 1993 (date of inception) through December 31, 1993, for each of the two years in the period ended
  December 31, 1995, for the nine-month period ended September 28, 1996 and for the unaudited nine-month period ended September 30, 1995................................  F-6
Notes to Consolidated Financial Statements............................................  F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Steel Dynamics, Inc. and Subsidiary

     We have audited the accompanying consolidated balance sheets of Steel Dynamics, Inc. and subsidiary (the "Company") as of December 31, 1994 and 1995 and September 28, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from September 7, 1993 (date of inception) through December 31, 1993, for each of the two years in the period ended December 31, 1995 and for the nine-month period ended September 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Steel Dynamics, Inc. and subsidiary as of December 31, 1994 and 1995 and September 28, 1996, and the results of their operations and their cash flows for the period from September 7, 1993 (date of inception) through December 31, 1993, for each of the two years in the period ended December 31, 1995 and for the nine-month period ended September 28, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
October 28, 1996 (October 30, 1996 as to Note 12)

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                  DECEMBER 31,
                                                              ---------------------   SEPTEMBER 28,
                                                                1994        1995          1996
                                                              ---------   ---------   -------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  28,108   $   6,884    $    30,564
  Short-term investments....................................                                 3,000
  Accounts receivable, net of allowance for doubtful
     accounts of $534 as of September 28, 1996..............                    125         20,225
  Accounts receivable -- related parties....................                                14,842
  Inventories...............................................                 13,580         35,860
  Other current assets......................................        255       1,634          1,224
                                                               --------    --------       --------
          Total current assets..............................     28,363      22,223        105,715
PROPERTY, PLANT, AND EQUIPMENT, NET.........................     54,566     274,197        289,431
DEBT ISSUANCE COSTS, less accumulated amortization of $32
  and $1,520 as of December 31, 1995 and September 28, 1996,
  respectively..............................................     11,140      12,211         14,265
RESTRICTED CASH.............................................                  2,666          2,590
OTHER ASSETS................................................        549       9,382         10,367
                                                               --------    --------       --------
          TOTAL ASSETS......................................  $  94,618   $ 320,679    $   422,368
                                                               ========    ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $  16,247   $  24,478    $    17,475
  Accounts payable -- related parties.......................                  3,424         14,389
  Accrued interest..........................................         29       2,660          1,929
  Accrued foreign currency loss.............................      2,970       1,013            328
  Other accrued expenses....................................        887       3,078          6,906
  Current maturities of long-term debt......................                  2,058          5,840
                                                               --------    --------       --------
          Total current liabilities.........................     20,133      36,711         46,867
LONG-TERM DEBT, less current maturities.....................     11,949     220,996        251,865
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Class A common stock voting, $.01 par value; 100,000,000
     shares authorized; 28,060,145, 28,644,722 and
     36,636,869 shares issued and outstanding as of December
     31, 1994 and 1995 and September 28, 1996,
     respectively...........................................        280         286            366
  Class B common stock convertible non-voting, $.01 par
     value; 500,000 shares authorized; no shares issued
  Additional paid-in capital................................     83,046      93,083        163,341
  Amounts due from stockholders.............................    (10,750)       (469)          (325)
  Accumulated deficit.......................................    (10,040)    (29,928)       (39,746)
                                                               --------    --------       --------
          Total stockholders' equity........................     62,536      62,972        123,636
                                                               --------    --------       --------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $  94,618   $ 320,679    $   422,368
                                                               ========    ========       ========

                See notes to consolidated financial statements.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                   NINE MONTHS ENDED
                             SEPTEMBER 7, 1993                          ---------------------------------------
                            (DATE OF INCEPTION)       YEAR ENDED        SEPTEMBER 30, 1995
                                  THROUGH            DECEMBER 31,       ------------------
                               DECEMBER 31,       -------------------
                                   1993            1994       1995         (UNAUDITED)       SEPTEMBER 28, 1996
                            -------------------   -------   ---------                        ------------------
Net sales:
  Unrelated parties.......                                  $     137                            $   92,824
  Related parties.........                                                                           81,795
                                                            ---------                             ---------
     Total net sales......                                        137                               174,619
Cost of goods sold........                                      3,169                               158,257
                                  -------         -------   ---------        ---------            ---------
Gross profit (loss).......                                     (3,032)                               16,362
Selling, general and
  administrative
  expenses................        $ 1,159         $ 4,192      13,580       $    8,640                9,347
                                  -------         -------   ---------        ---------            ---------
Operating income (loss)...         (1,159)         (4,192)    (16,612)          (8,640)               7,015
Foreign currency gain
  (loss)..................                         (4,952)     (3,272)          (2,658)                 260
Interest expense..........              2              43         564              139               18,050
Interest income...........              1             307         560              463                  957
                                  -------         -------   ---------        ---------            ---------
Net loss..................        $(1,160)        $(8,880)  $ (19,888)      $  (10,974)          $   (9,818)
                                  =======         =======   =========        =========            =========
Net loss per share........        $  (.07)        $  (.36)  $    (.62)      $     (.34)          $     (.27)
                                  =======         =======   =========        =========            =========
Weighted average shares
  outstanding.............         15,931          24,679      31,975           31,952               35,940
                                  =======         =======   =========        =========            =========

                See notes to consolidated financial statements.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                CLASS A COMMON
                                    STOCK          ADDITIONAL      AMOUNTS                          TOTAL
                               ----------------     PAID-IN        DUE FROM      ACCUMULATED    STOCKHOLDERS'
                               SHARES    AMOUNT     CAPITAL      STOCKHOLDERS      DEFICIT         EQUITY
                               ------    ------    ----------    ------------    -----------    -------------
Issuance of shares...........  13,436     $134      $     597                                     $     731
Net loss.....................                                                     $  (1,160)         (1,160)
                               ------    ------    ----------    ------------    -----------    -------------
Balances at December 31,
  1993.......................  13,436      134            597                        (1,160)           (429)
Issuance of shares...........  14,624      146         81,042      $(10,750)                         70,438
Issuance of Class A common
  stock warrants.............                           1,407                                         1,407
Net loss.....................                                                        (8,880)         (8,880)
                               ------    ------    ----------    ------------    -----------    -------------
Balances at December 31,
  1994.......................  28,060      280         83,046       (10,750)        (10,040)         62,536
Issuance of shares...........     585        6          4,994                                         5,000
Issuance of Class A common
  stock warrants.............                           5,043                                         5,043
Collection of amounts due
  from
  Class A common
  stockholders...............                                        10,000                          10,000
Amortization of amount due
  from officer...............                                           281                             281
Net loss.....................                                                       (19,888)        (19,888)
                               ------    ------    ----------    ------------    -----------    -------------
Balances at December 31,
  1995.......................  28,645      286         93,083          (469)        (29,928)         62,972
Issuance of shares...........   7,992       80         70,258                                        70,338
Amortization of amount due
  from officer...............                                           144                             144
Net loss.....................                                                        (9,818)         (9,818)
                               ------    ------    ----------    ------------    -----------    -------------
Balances at September 28,
  1996.......................  36,637     $366      $ 163,341      $   (325)      $ (39,746)      $ 123,636
                               ======    ======      ========     =========       =========      ==========

                See notes to consolidated financial statements.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                          SEPTEMBER 7, 1993
                                         (DATE OF INCEPTION)       YEAR ENDED             NINE MONTHS ENDED
                                          THROUGH DECEMBER        DECEMBER 31,       ----------------------------
                                                 31,          --------------------                  SEPTEMBER 28,
                                                1993            1994       1995      SEPTEMBER 30,      1996
                                         -------------------  --------   ---------       1995       -------------
                                                                                     -------------
                                                                                      (UNAUDITED)
OPERATING ACTIVITIES:
  Net loss...............................       $(1,160)      $ (8,880)  $ (19,888)    $ (10,974)     $  (9,818)
  Adjustments to reconcile net loss to
     net cash used in operating
     activities:
     Depreciation and amortization.......                           13         876           450         14,208
     Foreign currency loss (gain)........                        4,952       3,272         2,658           (260)
     Changes in certain assets and
       liabilities:
       Accounts receivable...............                                     (125)                     (34,942)
       Inventories.......................                                  (13,580)       (1,659)       (22,280)
       Other assets......................            (5)          (251)       (788)       (1,947)           410
       Accounts payable..................            29            691       6,441       (12,054)         3,962
       Accrued expenses..................           120            796       4,822         2,525          3,095
                                               -------        --------   ---------     ---------      ---------
          Net cash used in operating
            activities...................        (1,016)        (2,679)    (18,970)      (21,001)       (45,625)
                                               -------        --------   ---------     ---------      ---------
INVESTING ACTIVITIES:
  Purchases of property, plant, and
     equipment...........................          (198)       (43,709)   (224,449)     (168,054)       (29,286)
  Proceeds from government grants........                        2,878      21,188        14,688          1,558
  Purchase of short-term investments.....                                                                (7,000)
  Maturities of short-term investments...                                                                 4,000
  Other..................................                         (549)     (1,602)         (718)          (985)
                                               -------        --------   ---------     ---------      ---------
          Net cash used in investing
            activities...................          (198)       (41,380)   (204,863)     (154,084)       (31,713)
FINANCING ACTIVITIES:
  Proceeds from vendor/customer
     advances............................           800
  Repayment of vendor/customer
     advances............................                         (800)
  Issuance of long-term debt.............                       13,352     188,430       141,010         35,157
  Repayments of long-term debt...........                                                                (1,079)
  Issuance of common stock...............           681         70,488      15,281        10,287         70,482
  Debt issuance costs....................          (150)       (10,990)     (1,102)       (1,019)        (3,542)
                                               -------        --------   ---------     ---------      ---------
          Net cash provided by financing
            activities...................         1,331         72,050     202,609       150,278        101,018
                                               -------        --------   ---------     ---------      ---------
Increase (decrease) in cash and cash
  equivalents............................           117         27,991     (21,224)      (24,807)        23,680
Cash and cash equivalents at beginning of
  period.................................                          117      28,108        28,108          6,884
                                               -------        --------   ---------     ---------      ---------
Cash and cash equivalents at end of
  period.................................       $   117       $ 28,108   $   6,884     $   3,301      $  30,564
                                               =======        ========   =========     =========      =========
Supplemental disclosure of cash flow
  information:
  Cash paid for interest.................       $     2       $     14   $   8,000     $   4,456      $  18,900
                                               =======        ========   =========     =========      =========
Supplemental disclosure of noncash
  information:
  Electric utility transmission facility
     loan and other equipment
     obligation..........................       $    --       $     --   $  24,349     $      --      $      --
                                               =======        ========   =========     =========      =========

                See notes to consolidated financial statements.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Interim financial information for the nine-month period ended September 30, 1995 is unaudited. The unaudited interim financial statements reflect all adjustments, consisting of normal, recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period. Information for the interim period is not necessarily indicative of results to be achieved for the full year.)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Basis of Presentation -- The accompanying consolidated financial statements include the accounts of the Company and Iron Dynamics, Inc., a wholly owned subsidiary. All significant intercompany transactions have been eliminated. The Company operates on a four week, four week, five week accounting cycle. Accordingly, the Company's interim periods end on the last day of the fourth or fifth week within the month.

     Business -- The Company, formed on September 7, 1993, operates in one industry segment and operates a thin-slab cast steel mini-mill in the Midwest, with the capacity to produce 1.4 million tons annually of hot-rolled steel coils. The Company's products are sold primarily to the automotive, tubing, construction and commercial equipment industries.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents -- The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     Inventories -- Inventories consist of approximately 97% and 93% of raw materials and supplies, and 3% and 7% of finished products as of December 31, 1995 and September 28, 1996, respectively. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Property, Plant, and Equipment -- Property, plant, and equipment are stated at cost of acquisition which includes capitalized interest on construction-in-progress of $.3 million, $10.1 million and $.1 million in 1994, 1995 and 1996, respectively. Depreciation is provided on the units-of-production method for manufacturing plant and equipment and the straight-line method over the estimated useful lives of the assets ranging from 12 years to 30 years for non-manufacturing equipment. Repairs and maintenance are expensed as incurred. The Company recorded proceeds received from state and local government grants and other capital cost reimbursements as reductions of the related capital assets. Grants and reimbursements recorded as reductions of the related capital cost, net of accumulated depreciation, totaled $24.0 million and $24.7 million as of December 31, 1995 and September 28, 1996, respectively.

     Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, among other things, requires entities to review long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable. Adoption of this standard had no effect on the Company's financial position, results of operations or cash flows in 1996.

     Stock Options -- Employee-based stock options are accounted for in accordance with Accounting Principles Board Opinion No. 25 and related Interpretations.

     Debt Issuance Costs -- The costs related to the issuance of debt are deferred and amortized to interest expense using a method that approximates the effective interest method over the terms of the related debt.

     Restricted Cash -- Restricted cash consists of cash held by a trustee in a debt service fund for the repayment of principal and interest on the Company's municipal bonds.

     Revenue Recognition -- The Company records sales upon shipment and provides an allowance for estimated costs associated with returns.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

     Income Taxes -- Deferred tax assets and liabilities are computed based on differences between the financial statement and income tax bases of assets and liabilities using enacted income tax rates. Deferred income tax expense or benefit is based on the change in deferred tax assets and liabilities from period to period, subject to an ongoing assessment of realization of deferred tax assets.

     Concentrations of Credit Risk -- Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, short-term investments and accounts receivable. The Company places its cash with high quality financial institutions and limits the amount of credit exposure from any one institution. Generally, the Company does not require collateral or other security to support customer receivables.

     Foreign Currency Transactions -- Transaction gains and losses incurred by the Company for equipment purchases denominated in a foreign currency are recorded in results of operations currently.

     Net Loss Per Share -- Net loss per share is calculated by dividing net loss by the weighted average number of shares of common stock outstanding including the anti-dilutive effect of shares issued from September 23, 1995 through September 23, 1996 using the treasury stock method. Common stock equivalents do not have a dilutive effect on net loss per share.

     Reclassifications -- Certain amounts in the 1994 and 1995 consolidated financial statements have been reclassified to conform to the 1996 presentation.

2.  PROPERTY, PLANT, AND EQUIPMENT (IN THOUSANDS)

                                                             DECEMBER 31,          SEPTEMBER
                                                         --------------------         28,
                                                          1994         1995          1996
                                                         -------     --------     -----------
    Land and improvements..............................  $ 2,497     $  5,309      $   4,752
    Buildings and improvements.........................                24,849         26,939
    Plant, machinery and equipment.....................       77      242,690        244,045
    Construction-in-progress...........................   52,001        1,499         25,916
                                                         -------     --------       --------
                                                          54,575      274,347        301,652
    Less accumulated depreciation......................        9          150         12,221
                                                         -------     --------       --------
    Property, plant, and equipment, net................  $54,566     $274,197      $ 289,431
                                                         =======     ========       ========

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

3.  DEBT

     Debt consists of the following (in thousands):

                                                            DECEMBER 31,         SEPTEMBER 28,
                                                        --------------------     -------------
                                                         1994         1995           1996
                                                        -------     --------     -------------
    Senior secured notes payable, principal and
      interest due semi-annually beginning in 1997
      through 2002, interest is variable (including
      the effect of the interest rate cap, the
      weighted average rate was 8.6% and 8.0% as of
      December 31, 1995 and September 28, 1996,
      respectively)...................................              $115,000       $ 150,000
    8.01% municipal bond, principal and interest due
      monthly through 2015............................                21,400          21,100
    Electric utility, transmission facility and other
      equipment obligation at interest rates ranging
      from 7% to 8%, collateralized by on-site
      substation and related equipment, principal and
      interest due monthly or quarterly through
      2015............................................  $ 1,352       37,397          36,700
    11% senior subordinated promissory notes payable,
      principal and interest due quarterly through
      2002............................................   10,597       49,257          49,905
                                                        -------     --------        --------
    Total debt........................................   11,949      223,054         257,705
    Less current maturities...........................                 2,058           5,840
                                                        -------     --------        --------
    Long-term debt....................................  $11,949     $220,996       $ 251,865
                                                        =======     ========        ========

     The Company entered into a credit agreement, as amended, with a syndicate bank group, on June 30, 1994. Subject to the terms and conditions of the credit agreement, borrowings of $150 million under senior secured notes were used to fund the construction of the steel mini-mill, $150.0 million was designated and remains available for construction of the cold mill, and $45 million of revolving credit is available for working capital purposes. At December 31, 1994 and 1995 and September 28, 1996 there were no amounts outstanding under the revolving credit facility. The senior secured notes and revolving credit facility are collateralized by substantially all assets of the Company other than certain property, plant, and equipment securing the electric utility loan. The Company is required to pay a commitment fee equal to a percentage ranging from 0.125% to 0.50% annually depending upon the principal amount of the unused borrowing capacity under the senior notes and the unused revolving credit facility.

     The credit agreement requires the Company to maintain tangible net worth of at least $45 million plus 50% of cumulative net income, a minimum current ratio, a maximum leverage ratio and a minimum fixed charge coverage ratio. The credit agreement also limits indebtedness of the Company and the amount of capital expenditures and prohibits the payment of dividends.

     In 1995 the Company borrowed $21.4 million through a state government municipal bond program, of which $2.7 million and $2.6 million as of December 31, 1995 and September 28, 1996, respectively, is held by a trustee in a debt service reserve fund, and is recorded as restricted cash. At September 28, 1996, a stand-by letter of credit amounting to $22.0 million relating to the municipal bonds was outstanding.

     The electric utility transmission facility loan of $7.8 million and $7.5 million at December 31, 1995 and September 28, 1996, respectively, represents the Company's portion of the cost of the transmission facilities constructed by the utility to service the Company's site. The corresponding cost is included in other assets and is being amortized over twenty years on the straight-line basis.

     The electric utility loan of $13.0 million and $12.8 million at December 31, 1995 and September 28, 1996, respectively, represents the Company's portion of the cost of the Company's substation constructed on-site. Interest and principal payments are made equally on a monthly basis in an amount necessary to repay the loan fifteen years from the date of commencement of operations.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

     The other equipment obligation represents deferred payments for the purchase of certain equipment. The obligation is non-interest bearing and was discounted at 7% over a term of five years.

     The Company in June 1994 entered into an agreement with respect to senior subordinated promissory notes ("Subordinated Notes") in the aggregate principal amount of $55 million and warrants to purchase up to 1,641,827 shares of Class A common stock (warrants for the purchase of 29,851 shares per $1 million of Subordinated Notes) at an exercise price of $0.01 per share. In the event of payment default on any senior secured notes or revolving credit facility, the Company may not make any direct or indirect payment of or on account of the principal of or interest on the Subordinated Notes until such payment default shall have been remedied or waived or shall have ceased to exist. Subordinated Notes in the principal amount of $55 million and warrants for the purchase of 1,641,827 shares of Class A common stock are outstanding at September 28, 1996. The proceeds received from the issuance of the Subordinated Notes and warrants are allocated to the Subordinated Notes and warrants based upon their estimated fair values. The Subordinated Notes are recorded net of unamortized debt discount of $1.4 million, $5.7 million and $5.1 million as of December 31, 1994 and 1995 and September 28, 1996, respectively. The debt discount is being amortized as interest expense over the life of the Subordinated Notes, resulting in an effective interest rate of 12.8%. A prepayment premium of up to 4% of the Subordinated Notes outstanding is required in the event the Subordinated Notes are redeemed prior to maturity. Stockholders of the Company held 71% of the Subordinated Notes outstanding at December 31, 1994 and 1995 and September 28, 1996.

     Maturities of outstanding debt as of September 28, 1996 are as follows (in thousands):

                                    YEAR ENDING                      AMOUNT
                ---------------------------------------------------  -------
                1997...............................................  $ 5,840
                1998...............................................   47,228
                1999...............................................   46,627
                2000...............................................   57,863
                2001...............................................   12,088

4.  INCOME TAXES

     The effective income tax rate differs from the statutory federal income tax rate for the period from September 7, 1993 (date of inception) through December 31, 1993, for the years ended December 31, 1994 and 1995 and for the nine months ended September 28, 1996 because of the valuation allowances recorded.

     The components of deferred tax assets and liabilities are as follows (in thousands):

                                                         DECEMBER 31,         SEPTEMBER 28,
                                                      -------------------     --------------
                                                       1994        1995            1996
                                                      -------     -------     --------------
    Deferred tax assets:
      Net operating loss carryforwards..............  $    69     $ 1,002        $ 16,802
      Inventory, including tax over book
         depreciation...............................      826       5,498
      Other accrued expenses........................      779       1,828           2,349
                                                      -------     -------        --------
    Total deferred tax assets.......................    1,674       8,328          19,151
    Less valuation allowance........................   (1,667)     (8,009)        (11,931)
                                                      -------     -------        --------
    Net deferred tax assets.........................        7         319           7,220
    Deferred tax liabilities:
      Inventory, including tax over book
         depreciation...............................                               (6,894)
      Amortization of fees..........................                 (102)           (322)
      Other.........................................       (7)       (217)             (4)
                                                      -------     -------        --------
    Total deferred tax liabilities..................       (7)       (319)         (7,220)
                                                      -------     -------        --------
    Net deferred tax assets and liabilities.........  $    --     $    --        $     --
                                                      =======     =======        ========

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

     As of September 28, 1996, the Company had available net operating loss carryforwards for federal income tax purposes of approximately $42.0 million. The carryforwards expire $.2 million in 2009, $2.3 million in 2010 and $39.5 million in 2011. Because of the Company's limited operating history, a valuation allowance for net deferred tax assets has been provided.

5.  COMMON STOCK

     The Company's articles of incorporation provide preemptive rights in certain circumstances to holders of Class A common stock and warrants to purchase common stock. The Company is currently prohibited from declaring cash dividends on the Class A common stock under its senior credit agreement. Each share of Class B common stock is convertible into one share of Class A common stock at the holder's option or upon consummation of a public offering pursuant to the Company's articles of incorporation.

     Warrants to purchase 149,645 shares of Class B common stock at an exercise price of $3 per share were issued to an affiliate of the agent bank to the credit agreement (see Note 3) pursuant to a warrant purchase agreement in 1994. These warrants expire on June 30, 2004. At December 31, 1994 and 1995 and September 28, 1996, there were 149,645 Class B common stock warrants outstanding.

     An officer of the Company has an employment agreement through July 1998 which requires the officer to perform duties commensurate with his role as chief financial officer, and provides for a $750,000 note receivable from the officer to purchase 280,601 shares of Class A common stock. The note was recorded as a reduction of stockholders' equity at December 31, 1994, bears interest at 10% and will be forgiven on the earlier of the fourth anniversary of the employment agreement or the effective date of the Company's initial public offering. Compensation expense is being recorded ratably over the term of the note.

     1994 Incentive Stock Option Plan. The Company has adopted the 1994 Incentive Stock Option Plan ("1994 Plan") for certain key employees who are responsible for management of the Company. A total of 611,712 and 1,102,765 shares of Class A common stock have been reserved for issuance under the 1994 Plan as of December 31, 1995 and September 28, 1996, respectively. Eligible individuals under the 1994 Plan may be granted options to purchase the Company's Class A common stock at an exercise price per share of at least 100% of fair market value at the date of grant. Options under the 1994 Plan vest 100% five years after the date of grant and have a maximum term of ten years. The following summarizes the transactions under the 1994 Plan:

                                                                            OUTSTANDING OPTIONS
                                                      SHARES       -------------------------------------
                                                    AVAILABLE       NUMBER       PRICE PER     AGGREGATE
                                                    FOR GRANT      OF SHARES       SHARE         PRICE
                                                    ----------     ---------     ---------     ---------
                                                                                                  (IN
                                                                                               THOUSANDS)
Authorized in December 1994.......................     611,711
Options granted...................................    (241,317)     241,317         $ 3         $   800
                                                       -------       ------                     -------
Balance, December 31, 1994........................     370,394      241,317                         800
Options granted...................................    (272,183)     272,183           3             902
Options granted...................................     (58,926)      58,927           5             290
                                                       -------       ------                     -------
Balance, December 31, 1995........................      39,285      572,427                       1,992
Options forfeited.................................       8,418       (8,418)          3             (28)
Additional shares authorized......................     491,053
Options granted...................................      (2,806)       2,806           8              24
Options granted...................................     (67,344)      67,344          11             708
                                                       -------       ------                     -------
Balance, September 28, 1996.......................     468,606      634,159                     $ 2,696
                                                       =======       ======                    ==========

     At September 28, 1996, no options were exercisable under the plan.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

     1996 Incentive Stock Option Plan. The Company on October 28, 1996 adopted the 1996 Incentive Stock Option Plan ("1996 Plan") for all employees of the Company. A total of 1,403,000 shares of common stock has been reserved for issuance under the 1996 Plan. Eligible employees under the 1996 Plan may be granted options to purchase the Company's common stock at an exercise price per share of at least 100% of fair market value at the grant of date. Options under the 1996 Plan vest 100% six months after the date of grant and have a maximum term of five years.

     The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for the 1994 Plan. No compensation cost has been recognized for the 1994 Plan because the stock option price is equal to fair value at the grant date. Had compensation cost for the 1994 Plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below (in thousands, except per share data):

                                                                             NINE MONTHS
                                                          YEAR ENDED            ENDED
                                                         DECEMBER 31,       SEPTEMBER 28,
                                                             1995               1996
                                                         ------------       -------------
          Net loss
               As reported.............................    $(19,888)           $(9,818)
               Pro forma...............................     (19,972)            (9,872)
          Net loss per share
               As reported.............................    $   (.62)           $  (.27)
               Pro forma...............................        (.63)              (.28)

     The fair value of the option grants are estimated on the date of grant using an option pricing model with the following assumptions: no dividend yield, risk-free interest rates of 5.7% to 7.1%, expected volatility of 30% and expected lives of five to eight years. The pro forma amounts are not representative of the effects on reported net income (loss) for future years.

6.  COMMITMENTS

     The Company has executed a raw material supply contract with OmniSource Corporation ("OmniSource") for the purchase of steel scrap resources (see Note
8). Under the terms of the contract, OmniSource will locate and secure at the lowest then-available market price steel scrap for the Company in grades and quantities sufficient for the Company to meet substantially all of its production requirements. The initial term of the contract is through October 2001. The Company retains the right to acquire scrap from other sources if certain business conditions are present.

     The Company has executed finished goods off-take contracts with Heidtman Steel Products ("Heidtman") and Preussag Stahl, AG ("Preussag") (see Note 8). Under the terms of the contracts, the Company retains the right to sell its hot-rolled coils in the open market; however, the Company is required to sell and Heidtman and Preussag are required to purchase a minimum of 30,000 and 12,000 tons, respectively, each month at the then-current market price the Company is charging for similar products. The Company is required to provide Heidtman and Preussag with a volume discount for all tons purchased each month in which Heidtman and Preussag purchase the minimum tons from the Company. The initial term of the contracts for Heidtman and Preussag are through December 2001.

     The Company purchases its electricity pursuant to a contract which extends through 2005. Under the contract the Company is subject to a monthly minimum charge. At September 28, 1996, the Company's fixed and determinable purchase obligations for electricity are $7.5 million annually from 1997 through 2001. Purchases under the electricity contract were $.5 million in 1995 and $12.2 million in 1996.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

     The Company began construction of its cold mill in August 1996 and had construction related commitments of $126.3 million as of September 28, 1996.

7.  LEGAL PROCEEDINGS

     The Company, from time to time, is subject to claims relating to the conduct of its business. In the opinion of management any such matters presently outstanding will not have a material adverse effect upon the Company's financial position or future results of operations.

8.  TRANSACTIONS WITH AFFILIATED COMPANIES

     The Company sells hot-rolled coils to Heidtman and affiliates of Preussag and purchases steel scrap resources from OmniSource. Heidtman, Preussag and OmniSource are stockholders of the Company. The Company had sales of $65.1 million and $18.5 million during the nine-months ended September 28, 1996 to Heidtman and affiliates of Preussag, respectively. The Company as of September 28, 1996 had outstanding accounts receivable of $11.3 million and $3.5 million from Heidtman and affiliates of Preussag, respectively. The Company had purchases (including fees) of $7.2 million and $92.3 million from OmniSource in 1995 and the nine-months ended September 28, 1996, respectively. The Company as of December 31, 1995 and September 28, 1996 had accounts payable to OmniSource of $3.4 million and $14.4 million, respectively. During 1996, sales to Heidtman and Preussag represented 37% and 10%, respectively, of the Company's total net sales.

     In 1995, the Company sold approximately 32 unimproved acres of its plant site to Heidtman for $96,000, for the construction by Heidtman of a steel processing and storage facility. In addition, the Company permits OmniSource to maintain a scrap handling facility, with its own equipment and staff, on the Company's plant site. OmniSource does not pay rent for this facility.

     The on-site substation was purchased by the Company for approximately $12.8 million in 1995 from General Electric Corporation, the parent of General Electric Capital Corporation, a stockholder of the Company, and has commitments to purchase additional equipment for approximately $23.4 million.

9.  FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments including cash and cash equivalents, short-term investments, accounts receivable and accounts payable approximated fair value as of December 31, 1994 and 1995 and September 28, 1996, because of the relatively short maturity of these instruments. The carrying value of long-term debt, including the current portion, approximated fair value as of December 31, 1994 and 1995 and September 28, 1996, respectively. The fair values of the Company's long-term debt are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates.

     As required by the credit agreement, in August 1994 the Company entered into an interest rate cap agreement with the agent bank whereby the maximum base rate on fifty percent of the principal amount, up to $75 million, of the Company's projected outstanding senior term loans during the period from June 30, 1995 through December 31, 1996 is 7.0%. The Company is exposed to credit loss in the event of nonperformance by the counterparty to its interest rate cap agreement. The Company anticipates that the counterparty will be able to fully satisfy its obligation under the interest rate cap agreement. The fair value of the interest rate cap agreement was $1.1 million at December 31, 1994 and the interest rate cap agreement had nominal values at December 31, 1995 and September 28, 1996. The fair value of the interest rate cap agreement was estimated by obtaining a quote from a broker and represents the cash requirement if the existing contract had been settled at period end. The premium paid for the interest rate cap agreement is included in other current assets and is being amortized to interest expense over the term of the interest rate cap agreement.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

10.  RETIREMENT PLANS

     The Company sponsors a tax-deferred retirement savings plan for all employees of the Company under which eligible employees may elect to contribute on a pre-tax basis up to 8% of their eligible compensation. The Company provides matching contributions equal to 5% of the participants' contributions to the savings plan. Employer contributions are not significant for any periods presented.

11.  STOCK SPLIT

     On October 28, 1996, the board of directors approved a 28.06 for one-stock split. Share and per share data has been restated to give effect to the stock split for all periods presented.

12.  SUBSEQUENT EVENT

     On October 30, 1996, all of the Company's outstanding warrants to purchase 1,791,472 shares of common stock were exercised for an aggregate price of $400,560.

                     [GRAPHIC DEPICTING PICTURES OF STEEL
                             DYNAMICS' STEEL MILL


                                  [LOGO] SDI
                            STEEL DYNAMICS, INC.]

                                              Filed Pursuant to Rule 424(b)(1)
                                              Registration No. 333-12521


PROSPECTUS

                                9,843,750 Shares

                              Steel Dynamics, Inc.
                                  COMMON STOCK
                            ------------------------
OF THE 9,843,750 SHARES OF COMMON STOCK BEING OFFERED HEREBY, 9,375,000 SHARES ARE BEING SOLD BY THE COMPANY AND 468,750 SHARES ARE BEING SOLD BY THE SELLING
 STOCKHOLDERS. SEE "PRINCIPAL AND SELLING STOCKHOLDERS." THE COMPANY WILL NOT
   RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF THE SHARES OF COMMON STOCK
     BY THE SELLING STOCKHOLDERS. OF THE 9,843,750 SHARES OF COMMON STOCK
      BEING OFFERED, 1,968,750 SHARES ARE OFFERED INITIALLY OUTSIDE THE
        UNITED STATES AND CANADA BY THE INTERNATIONAL UNDERWRITERS AND
          7,875,000 SHARES ARE BEING OFFERED INITIALLY IN THE UNITED
               STATES AND CANADA BY THE U.S. UNDERWRITERS. SEE
                "UNDERWRITERS." PRIOR TO THE OFFERINGS, THERE
                   HAS BEEN NO PUBLIC MARKET FOR THE COMMON
                   STOCK OF THE COMPANY. SEE "UNDERWRITERS"
                       FOR A DISCUSSION OF THE FACTORS
                        CONSIDERED IN DETERMINING THE
                        INITIAL PUBLIC OFFERING PRICE.
                           ------------------------

THE COMMON STOCK HAS BEEN APPROVED FOR QUOTATION ON THE NASDAQ NATIONAL MARKET,
        SUBJECT TO OFFICIAL NOTICE OF ISSUANCE, UNDER THE SYMBOL "STLD."

                            ------------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR INFORMATION THAT SHOULD
                    BE CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
           HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------
                               PRICE $16 A SHARE
                            ------------------------

                                                          UNDERWRITING                        PROCEEDS TO
                                          PRICE TO       DISCOUNTS AND      PROCEEDS TO         SELLING
                                           PUBLIC        COMMISSIONS(1)      COMPANY(2)       STOCKHOLDERS
                                      ----------------  ----------------  ----------------  ----------------
Per Share...........................       $16.00             $.92             $15.08            $15.08
Total(3)............................    $157,500,000       $9,056,250       $141,375,000       $7,068,750

------------
    (1) The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriters."
    (2) Before deducting expenses payable by the Company estimated at $875,000.
    (3) Certain stockholders have granted the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of 1,476,562 additional Shares of Common Stock at the price to public less underwriting discounts and commissions, for the purpose of covering over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions, proceeds to Company and proceeds to Selling Stockholders will be $181,124,992.00, $10,414,687.04, $141,375,000.00 and
        $29,335,304.96, respectively. See "Underwriters."
                            ------------------------
    The Shares are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Shearman & Sterling, counsel for the Underwriters. It is expected that delivery of the Shares will be made on or about November 27, 1996 at the office of Morgan Stanley & Co. Incorporated, New York, N.Y., against payment therefor in immediately available funds.
                            ------------------------


MORGAN STANLEY & CO.                    PAINEWEBBER INTERNATIONAL
   International

McDONALD & COMPANY                      SALOMON BROTHERS INTERNATIONAL LIMITED
  Securities, Inc.

November 21, 1996

[Various photographs of mini-mill equipment]

THE EXISTING MILL
JANUARY 1996

- Twin Shell, 195t, AC, Electric Arc Furnace Battery
- Ladle Metallurgy Facility, Desulphurization
- SMS, Thin-Slab Caster
- Tunnel Furnace for Direct Charge
- Six Stand, SMS Hot Mill, Single Downcoiler
- CAPACITY @ 1,400,000 TONS


THE COLD MILL PROJECT
MID 1997

- Continuous Pickle Line
- Hot-Rolled Products Galvanizing Line
- Semi-Tandem 2-Stand Reversing Cold-Rolling Mill
- Cold-Rolled Products Galvanizing Line
- Batch Annealing Furnaces
- Temper Mill
- PLANNED CAPACITY @ 1,000,000 TONS


THE IRON DYNAMICS PROJECT
LATE 1998

- Pelletizing Plant
- Rotary Hearth Reduction Furnace
- PLANNED DRI CAPACITY @ 520,000 TONNES


THE CASTER PROJECT
LATE 1998

- Second Hybrid Electric Arc Furnace
- Second Thin-Slab Caster
- Second Tunnel Furnace
- Second Downcoiler
- PLANNED INCREMENTAL CAPACITY @ 1,000,000 TONS



[[LOGO] SDI
STEEL DYNAMICS, INC.]


     IN CONNECTION WITH THE OFFERINGS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDER OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREBY SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

     For investors outside the United States: No action has been or will be taken in any jurisdiction by the Company, any Selling Stockholder or any Underwriter that would permit a public offering of the Common Stock or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company, the Selling Stockholders and the Underwriters to inform themselves about, and to observe any restrictions as to, the offering of the Common Stock and the distribution of this Prospectus.
                            ------------------------

     In this Prospectus, references to "dollar" and "$" are to United States dollars, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.
                            ------------------------

     Until December 16, 1996 (25 days after the date of this Prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.
                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    4
Risk Factors..........................   10
Use of Proceeds.......................   18
Dividend Policy.......................   18
Dilution..............................   19
Capitalization........................   20
Selected Consolidated Financial
  Data................................   21
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   22
Business..............................   29
Management............................   52
Certain Transactions..................   62

                                        PAGE
                                        ----
Principal and Selling Stockholders....   65
Description of Certain Indebtedness...   67
Description of Capital Stock..........   69
Shares Eligible for Future Sale.......   72
Certain United States Federal Tax
  Consequences for Non-United States
  Holders.............................   74
Underwriters..........................   77
Legal Matters.........................   80
Experts...............................   81
Available Information.................   81
Index to Consolidated Financial
  Statements..........................  F-1

                            ------------------------

     The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited by its independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited consolidated financial information.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the Company's Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise indicates, "Steel Dynamics," "SDI" or the "Company" means Steel Dynamics, Inc. and its consolidated subsidiaries. "Common Stock" means the Company's Common Stock, par value $.01 per share. Unless otherwise indicated, the information contained in this Prospectus (i) assumes that the U.S. Underwriters' over-allotment option is not exercised and (ii) gives effect to a
28.06 for 1.00 split of the Common Stock effected in November 1996. As used in this Prospectus, the term "tonne" means a metric tonne, equal to 2,204.6 pounds, and the term "ton" means a net ton, equal to 2,000 pounds. Certain information contained in this summary and elsewhere in this Prospectus, including information with respect to the Company's plans and strategy for its business, are forward-looking statements. For a discussion of important factors which could cause actual results to differ materially from the forward-looking statements contained herein, see "Risk Factors."

                                  THE COMPANY

OVERVIEW

     Steel Dynamics owns and operates a new, state-of-the-art flat-rolled steel mini-mill, which commenced operations in January 1996. The Company was founded by executives and managers who pioneered the development of thin-slab/flat-rolled compact strip production ("CSP") technology and directed the construction and operation of the world's first thin-slab/flat-rolled mini-mill. Building upon their past experience with CSP technology, management founded SDI to produce steel more efficiently, at a lower cost and of higher quality. Steel Dynamics' goal is to become the low cost producer of a broad range of flat-rolled steel products, including hot-rolled, cold-rolled and galvanized sheet, and to serve more markets than any other flat-rolled mini-mill. In addition, the Company intends to participate in the development and use of new technologies to produce a broad range of steel products.

     The Company was founded in September 1993 by Keith E. Busse, Mark D. Millett and Richard P. Teets, Jr. Steel Dynamics commenced construction of the mini-mill in October 1994 and commissioned it in December 1995. The Company believes that this 14-month construction period is the fastest ever for this kind of facility. In addition, the Company believes that the approximately $275.7 million initial capital cost of its mini-mill is approximately $75.0 million, or approximately 20%, less than the cost of comparable mini-mills currently operating. Actual production at the mini-mill of primary grade steel commenced on January 2, 1996. The mill achieved an annualized production rate of 930,000 tons by the end of September 1996, or 66% of its capacity of 1.4 million tons, making the mini-mill's start-up and ramp-up the fastest in the industry.

     Pursuant to the Company's plan to develop downstream processing facilities to produce further value-added steel products, Steel Dynamics is currently constructing a cold mill, contiguous to the mini-mill, with a 1.0 million ton annual capacity (the "Cold Mill Project") which is scheduled for completion during the second half of 1997. Steel Dynamics also plans to add a second melting furnace, a second caster and tunnel furnace, and an additional coiler in 1998 to expand its annual production capacity of hot-rolled steel from 1.4 million tons to approximately 2.4 million tons (the "Caster Project"). In addition, through its wholly-owned subsidiary, Iron Dynamics, Inc. ("IDI"), the Company intends to construct a 520,000 tonne annual capacity plant for the manufacture of direct reduced iron ("DRI"), which the Company expects to be completed in 1998 (the "IDI Project"). The DRI, after further processing into 430,000 tonnes of liquid pig iron, will be used in SDI's mini-mill as a steel scrap substitute.

     Management strategically located the Company's mini-mill within close proximity to its natural customer base, steel service centers and other end users, abundant supplies of automotive and other steel scrap (SDI's principal raw material), competitive sources of power, and numerous rail and truck transportation routes. Steel Dynamics believes that its strategic location provides it with sales and marketing as well as production cost advantages. The Company has secured a stable baseload of sales through long-term "off-take" contracts with two major steel consumers, a 30,000 ton per month sales contract with Heidtman Steel Products, Inc. ("Heidtman"), a major Midwest-based steel service center and distributor and an affiliate of one of the Company's stockholders, and a 12,000 ton per month sales contract with Preussag Stahl AG ("Preussag"), a major German steel manufacturer and a stockholder of the Company, with affiliate distributors and steel service centers throughout the United States. The Company has also sought to assure itself of a secure supply of steel scrap and scrap substitute. To accomplish this objective, SDI has entered into a long-term scrap purchasing services contract with OmniSource Corporation ("OmniSource"), one of the largest scrap dealers in the Midwest and an affiliate of one of the Company's stockholders. In addition, the Company has also sought to assure itself of a secure supply of scrap substitute material for use as a lower cost complement to steel scrap as part of the Company's melt mix. SDI has entered into a long-term 300,000 tonne per year "off-take" contract to purchase iron carbide from Qualitech Steel Corporation's ("Qualitech's") iron carbide facility currently under construction in Corpus Christi, Texas which is expected to be completed in 1998. Additional scrap substitute material will be provided through the Company's IDI Project.

     Although the Company reported net income for July, August and September 1996, the Company had incurred aggregate net losses since commencing commercial operations in January 1996 through June 29, 1996 of approximately $14.1 million. In addition, from September 7, 1993 through December 31, 1995, the Company had incurred an aggregate of approximately $29.9 million of net losses, resulting principally from operating expenses during start-up.

STRATEGY

     The Company's business strategy is to use advanced CSP hot-rolled steelmaking and cold-rolling technologies to produce high surface quality flat-rolled steel in a variety of value-added sizes, gauges and surface treatments, emphasizing low production costs, reliable product quality and excellent customer service. In addition, SDI intends to remain financially strong and competitive through the selective purchasing of scrap and scrap substitutes to offset the effects of cyclical cost/price imbalances. The principal elements of the Company's strategy include:

     - Achieve Lowest Conversion Costs in Industry. Steel Dynamics' electric arc furnace ("EAF"), caster and rolling mill designs represent substantial improvements over earlier mini-mills using CSP technology. These improvements have been designed to speed the steelmaking process, to limit "power off time" and other non-productive time in the EAF, to reduce the per ton cost of consumables and to yield higher quality finished steel product. By designing and using equipment that is more efficient, requires less periodic maintenance or rebuilding, requires less consumables and improves the consistency and reliability of the steelmaking process, the Company believes that it will achieve lower unit costs for converting metallics and other raw materials into flat-rolled steel. The Company believes that its per ton manufacturing costs are already among the lowest in the industry.

     - Emphasize Value-Added Products. Steel Dynamics believes that it will be able to produce thinner gauge (down to .040") steel in hot-rolled form with consistently better surface and edge characteristics than most other flat-rolled producers. The Company believes that its high quality, thinner hot-rolled products will compete favorably with certain more expensive cold-rolled (further processed) products, enabling it to obtain higher margins. In addition, with the completion of the Cold Mill Project, SDI expects to devote a substantial portion of its hot-rolled products to the production of higher value-added cold-rolled and galvanized products, as well as thinner gauges, down to .015". This increased product breadth should also allow the Company to broaden its customer base.

     - Secure Reliable Sources of Low Cost Metallics. The principal raw material used in the Company's mini-mill is steel scrap which represents approximately 45% to 50% of the Company's total manufacturing costs. Steel Dynamics has pursued a three-part strategy to secure access to adequate low cost supplies of steel scrap and steel scrap substitute materials. First, the Company has entered into a long-term steel scrap contract with OmniSource. Second, SDI has sought to further this strategy through its iron carbide "off-take" contract with Qualitech. Third, Steel Dynamics is pursuing the IDI Project to produce DRI as a lower cost complement for use in the melt mix with steel scrap.

     - Secure a Solid Baseload of Hot Band Sales. In order to help ensure consistent and efficient plant utilization, SDI has entered into six-year "off-take" sales and distribution agreements with Heidtman and Preussag, pursuant to which Heidtman has agreed to purchase at least 30,000 tons and Preussag has agreed to purchase at least an average of 12,000 tons of the Company's flat-rolled products per month, at the Company's market price, subject to certain volume and single run discounts.

     - Increase Unit Growth at Low Capital Cost. SDI seeks to continue to grow its production of flat-rolled steel coil at low capital and unit costs. The Company plans to use approximately $75.0 million of the net proceeds of the offerings to finance its Caster Project. The Caster Project, which is expected to be completed in 1998, will increase the annual production capacity of the Company's mini-mill from 1.4 to approximately 2.4 million tons of hot-rolled steel. The Caster Project will enable the Company to better use the increased rolling and finishing capacity that its Cold Mill Project will provide when completed in 1997. The foundations and infrastructure necessary to house and support the second caster have been pre-planned into the existing plant and, therefore, the 1.0 million additional tons of annual hot-rolled steel capacity should be added at a relatively low capital cost. In addition, management intends to continue to explore new production technologies to further lower its unit costs of production.

     - Incentivize Employees. In contrast to the high fixed labor costs of many of the Company's competitors, SDI has established certain incentive compensation programs specifically designed to reward employee teams for their efforts towards enhancing productivity, thereby encouraging a sense of ownership throughout Steel Dynamics. Production employees actively share in the Company's success through a production bonus and a conversion cost bonus. The production bonus is directly tied to the quantity and quality of products manufactured during a particular shift. The conversion cost bonus encourages employees to use materials and resources more efficiently. Steel Dynamics' employees' bonuses may equal or exceed their base hourly wage.

     - Pursue Future Opportunities. Steel Dynamics believes that technology development and management's experience will provide significant opportunities for SDI in a broad range of markets, potentially including flat-rolled, non-flat-rolled, stainless and specialty steels. The Company plans to pursue opportunities through greenfield projects, strategic alliances or acquisitions to secure the long-term future growth and profitability of SDI. Steel Dynamics will seek to enter new steel markets and to produce new steel products using the latest technology, with the objective of being a low cost producer. In addition, the Company has a technology sharing agreement with Preussag which will provide SDI with Preussag's expertise and know-how in steel manufacturing, particularly steel finishing.

                                 THE OFFERINGS

Common Stock offered:
  By the Company.............................  9,375,000 shares
  By the Selling Stockholders................  468,750 shares
          Total..............................  9,843,750 shares
  United States offering.....................  7,875,000 shares
  International offering.....................  1,968,750 shares
Common Stock to be outstanding after the
  offerings(1)...............................  47,803,341 shares
Use of proceeds..............................  The net proceeds to the Company will be used to prepay approximately $65.5 million of
                                               outstanding indebtedness (including
                                               prepayment premiums and accrued interest
                                               thereon) and to finance the Caster Project
                                               (approximately $75.0 million). The Company
                                               will not receive any proceeds from the sale
                                               by the Selling Stockholders of Common Stock
                                               in the offerings. See "Use of Proceeds."
Nasdaq National Market symbol................  "STLD"

---------------
(1) Based on 36,636,869 shares of Common Stock outstanding on September 28, 1996, as adjusted to reflect the exercise of warrants (the "Warrants") to purchase 1,791,472 shares of Common Stock at an aggregate purchase price of $400,560 which were exercised after such date. Excludes 634,159 shares of Common Stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $4.25 per share.

                                  RISK FACTORS

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE COMMON STOCK, SEE "RISK FACTORS." The risk factors include
(i) Start-up; Limited Operating History; Recent Losses, (ii) Variability of Financial Results; Production Shutdowns, (iii) Significant Capital Requirements,
(iv) Cost of Steel Scrap and Other Raw Materials, (v) Cyclicality of Steel Industry and End User Markets, (vi) Competition, (vii) Risks Related to Scrap Substitutes, (viii) Reliance on Major Customers, (ix) Potential Costs of Environmental Compliance, (x) Dependence upon Key Management, (xi) Restrictions on Payment of Dividends on Common Stock, (xii) Restrictive Covenants, (xiii) Absence of Prior Public Market and Possible Volatility of Stock Prices, (xiv) Shares Eligible for Future Sale, (xv) Anti-Takeover Provisions and (xvi) Dilution.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table sets forth summary consolidated financial and operating data for the dates and periods indicated. The monthly summary statement of operations data are derived from unaudited consolidated financial statements of the Company and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary to present fairly such data. Operating results for interim periods are not necessarily indicative of a full year's operations. The consolidated financial data as of and for the nine months ended September 28, 1996 are derived from the Company's audited consolidated financial statements appearing elsewhere in this Prospectus. The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                         MONTH ENDED(1)
                                ------------------------------------------------------------------------------------------------
                                JANUARY 27,   FEBRUARY 24,   MARCH 30,   APRIL 27,   MAY 25,    JUNE 29,   JULY 27,   AUGUST 24,
                                   1996           1996         1996        1996        1996       1996     1996(2)       1996
                                -----------   ------------   ---------   ---------   --------   --------   --------   ----------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER TON AMOUNTS)
STATEMENT OF
 OPERATIONS DATA:
Net sales......................  $   3,558      $ 10,183     $ 18,546    $  17,874   $ 20,941   $ 27,560   $ 18,286    $ 25,277
Cost of products
 sold..........................      5,610        11,281       18,294       16,532     18,951     24,925     15,704      20,546
                                  --------     ---------     --------     --------   --------   --------   --------    --------
 Gross profit
   (loss)......................     (2,052)       (1,098)         252        1,342      1,990      2,635      2,582       4,731
Selling, general and
 administrative expenses.......        776           799        1,234        1,006      1,154        924        863       1,178
                                  --------     ---------     --------     --------   --------   --------   --------    --------
 Income (loss) from
   operations..................     (2,828)       (1,897)        (982 )        336        836      1,711      1,719       3,553
Foreign currency gain (loss)...        235          (189)         108          127         20        (41)       (94)         (6)
Interest expense(3)............      1,650         1,896        2,291        1,879      1,930      2,482      1,675       1,887
Interest income................         33            28           32          101        176        209        117          92
                                  --------     ---------     --------     --------   --------   --------   --------    --------
 Net income (loss)(4)..........  $  (4,210)     $ (3,954)    $ (3,133 )  $  (1,315)  $   (898)  $   (603)  $     67    $  1,752
                                  ========     =========     ========     ========   ========   ========   ========    ========
Net income (loss) per
 share(4)......................  $    (.13)     $   (.12)    $   (.10 )  $    (.04)  $   (.02)  $   (.02)  $     --    $    .04
Weighted average common shares
 outstanding(4)(5).............     32,537        32,537       32,871       34,123     37,798     37,798     39,729      39,758
OTHER DATA:
Shipments
 (net tons)....................     13,093        35,966       65,855       60,187     69,384     89,069     56,280      75,629
Hot band production (net
 tons)(6)......................     22,282        38,777       66,871       62,226     66,407     84,758     58,411      76,033
Prime tons produced(6).........     15,495        28,690       50,220       54,215     58,242     78,577     53,996      73,096
Prime ton
 percentage....................       69.5%         74.0%        75.1%        87.1%      87.7%      92.7%      92.4%       96.1%
Yield percentage(7)............       78.3%         85.4%        84.9%        84.9%      89.2%      87.0%      88.3%       87.8%
Average sales price per prime
 ton...........................  $     302      $    313     $    313    $     319   $    317   $    322   $    336    $    346
Effective capacity
 utilization(8)................       19.9%         34.6%        47.8%        55.6%      59.3%      60.5%      69.5%       67.9%
Man-hours per net ton
 produced......................       1.77           .83          .66          .73        .69        .65        .61         .61
Number of employees (end of
 period).......................        224           230          238          248        252        255        256         259
Operating profit (loss) per net
 ton shipped...................  $ (215.99)     $ (52.74)    $ (14.91 )  $    5.58   $  12.05   $  19.21   $  30.54    $  46.98
Depreciation and
 amortization..................  $     466      $    951     $  1,453    $   1,413   $  1,532   $  1,844   $  1,219    $  1,616
Net cash provided by (used in):
 Operating activities..........  $ (13,293)     $ (4,040)    $(10,404 )  $ (13,434)  $ (9,784)  $  7,019   $ (6,623)   $ 12,108
 Investing activities..........  $     114      $   (247)    $ (4,682 )  $  (1,268)  $(32,153)  $  1,639   $    757    $  9,015
 Financing activities..........  $  12,953      $  3,917     $ 19,486    $  43,683   $    484   $ (4,048)  $   (652)   $    (32)
EBITDA(9)......................  $  (2,362)     $   (946)    $    471    $   1,749   $  2,368   $  3,555   $  2,938    $  5,169

                                                NINE MONTHS
                                                   ENDED
                                                 SEPTEMBER
                                 SEPTEMBER 28,      28,
                                     1996           1996
                                 -------------  ------------

                                <
STATEMENT OF
 OPERATIONS DATA:
Net sales......................     $32,394       $174,619
Cost of products
 sold..........................      26,414        158,257
                                   --------       --------
 Gross profit
   (loss)......................       5,980         16,362
Selling, general and
 administrative expenses.......       1,413          9,347
                                   --------       --------
 Income (loss) from
   operations..................       4,567          7,015
Foreign currency gain (loss)...         100            260
Interest expense(3)............       2,360         18,050
Interest income................         169            957
                                   --------       --------
 Net income (loss)(4)..........     $ 2,476       $ (9,818)
                                   ========       ========
Net income (loss) per
 share(4)......................     $   .06       $   (.27)
Weighted average common shares
 outstanding(4)(5).............      41,162         35,940
OTHER DATA:
Shipments
 (net tons)....................      96,659        562,122
Hot band production (net
 tons)(6)......................      92,984        568,749
Prime tons produced(6).........      85,470        498,001
Prime ton
 percentage....................        91.9%          87.6%
Yield percentage(7)............        89.2%          86.9%
Average sales price per prime
 ton...........................     $   348       $    330
Effective capacity
 utilization(8)................        66.4%          53.5%
Man-hours per net ton
 produced......................         .61            .73
Number of employees (end of
 period).......................         263            263
Operating profit (loss) per net
 ton shipped...................     $ 47.25       $  12.48
Depreciation and
 amortization..................     $ 2,224       $ 12,718
Net cash provided by (used in):
 Operating activities..........     $(7,174)      $(45,625)
 Investing activities..........     $(4,888)      $(31,713)
 Financing activities..........     $25,227       $101,018
EBITDA(9)......................     $ 6,791       $ 19,733

                                                                                                          SEPTEMBER 28, 1996
                                                                                                      ---------------------------
                                                                                                                         AS
                                                                                                       ACTUAL       ADJUSTED(10)
                                                                                                      --------     --------------
                                                                                                            (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...........................................................................  $ 30,564        $105,965
Working capital.....................................................................................    58,848         134,249
Property, plant, and equipment, net.................................................................   289,431         289,431
Total assets........................................................................................   422,368         496,299
Long-term debt (including current portion)..........................................................   257,705         198,700
Stockholders' equity................................................................................   123,636         256,746

                                                   (footnotes on following page)

 (1) The Company commenced actual production of primary grade steel in January 1996. Accordingly, management believes that the Company's results of operations prior to 1996 are not indicative of results to be expected in the future. See "Selected Consolidated Financial Data." Management believes that during the start-up phase, while the Company is in the process of ramping up steel production, monthly data provides a potential investor with meaningful information to evaluate an investment in the Company. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. The Company does not intend to continue to disclose its statement of operations and other data on a monthly basis.

 (2) The Company's accounting year, which ends on December 31, consists of quarterly reporting periods of two four-week months, followed by a five-week month. For operational purposes July 1996, which would have been a four-week month, and December 1996, which would typically be a five-week month, are three week- and four week-months, respectively, to take into account scheduled semi-annual shutdowns for maintenance. Beginning in 1997, the Company intends to change to a quarterly maintenance shutdown schedule and, as a result, for operational purposes, each fiscal quarter will consist of two four-week months and a four and one half-week month.

 (3) Interest expense for the nine months ended September 28, 1996 would have been approximately $12.3 million, giving pro forma effect to the offerings and the application of net proceeds therefrom to prepay (a) all $55.0 million principal amount of the Company's outstanding 11% Subordinated Notes due 2002 (the "Subordinated Notes") and (b) approximately $9.1 million of the Company's Senior Term Loan Notes (the "Term Loan Notes"). These adjustments (i) assume that the transactions occurred as of January 1, 1996 and (ii) assume that the average interest rate on the Term Loan Notes during the period was 7.6%. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

 (4) For the nine months ended September 28, 1996, on a pro forma basis, giving effect to the transactions described in footnote 3 above and the exercise of the Warrants as if they had occurred as of January 1, 1996, the Company's net loss and net loss per share would have been approximately $4.1 million and $.09, respectively. The pro forma net loss and net loss per share does not give effect to an extraordinary charge of approximately $8.3 million ($.9 million in cash) that the Company expects to incur as a result of the prepayment of the Subordinated Notes. Pro forma net loss per share is based on the weighted average number of common shares outstanding during the period plus the issuance of 9,375,000 shares of Common Stock offered by the Company hereby and 1,791,472 shares of Common Stock upon exercise of the Warrants.

 (5) Weighted average common shares outstanding for each period presented give effect to the anti-dilutive effect of shares issued from September 23, 1995 through September 23, 1996 using the treasury stock method. Common Stock equivalents are included only when dilutive.

 (6) Hot band production refers to the total production of finished coiled products. Prime tons refer to hot bands produced which meet or exceed metallurgical and quality standards for surface, shape, and metallurgical properties.

 (7) Yield percentage refers to tons of finished products divided by tons of raw materials.

 (8) Effective capacity utilization is the ratio of tons produced for the operational month to the operational month's capacity based on an annual capacity of 1.4 million tons.

 (9) EBITDA represents operating income before depreciation and amortization. Based on its experience in the steel industry, the Company believes that EBITDA and related measures of cash flow serve as important financial analysis tools for measuring and comparing steel companies in several areas, such as liquidity, operating performance and leverage. However, EBITDA is not a measurement of financial performance under generally accepted accounting principles ("GAAP") and may not be comparable to other similarly titled measures of other companies. EBITDA should not be considered as an alternative to operating or net income (as determined in accordance with GAAP), as an indicator of the Company's performance or as an alternative to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. See the Company's Consolidated Statements of Operations and Consolidated Statements of Cash Flows, including the notes thereto, appearing elsewhere in this Prospectus.

(10) As adjusted to give effect to the transactions described in footnote 3 above and the exercise of the Warrants as if they had occurred as of September 28, 1996. See "Use of Proceeds." As adjusted stockholders' equity reflects an extraordinary charge of approximately $8.3 million ($.9 million in cash) that the Company expects to incur as a result of the prepayment of the Subordinated Notes.

                                  RISK FACTORS

     Prospective investors should consider carefully the following factors in addition to other information set forth in this Prospectus in evaluating an investment in the shares of the Common Stock offered hereby.

START-UP; LIMITED OPERATING HISTORY; RECENT LOSSES

     The Company was formed in September 1993 and commenced commercial quality production at its thin-slab steel mini-mill in January 1996. The Company is in the process of ramping up steel production to full capacity. The Company has experienced normal start-up and operational difficulties in bringing its mini-mill into full scale production, and the mini-mill is not yet operating at full capacity. By the end of September 1996, the Company was operating at an annualized production rate of 930,000 tons, or 66% of full capacity. Because of the high fixed cost nature of operating a steel mill, failure to bring production to, or maintain production at, full capacity could have a material adverse effect on the Company's cost and pricing structure and on its resulting ability to compete and results of operations. Although the Company believes that the start-up difficulties it experienced are typical of those encountered when a new steel mill commences production, there is no assurance that the Company will not continue to experience operational difficulties beyond start-up difficulties, or that it will ultimately achieve or be able to sustain full production. In addition, the Company could experience construction, start-up or operational difficulties as it implements the Cold Mill, IDI and Caster Projects. There can be no assurance that the Company will be able to operate its mini-mill at full capacity or that the Cold Mill, IDI and Caster Projects will be successfully built, started-up, and integrated with the Company's existing operations. Management has no experience in building or operating scrap substitute manufacturing plants. The Company's continued rapid development and the implementation of the Cold Mill, IDI and Caster Projects may place a strain on its administrative, operational and financial resources. As the Company increases its production and expands its customer base, there will be additional demands on the Company's ability to coordinate sales and marketing efforts with production. The failure to produce at full capacity, coordinate its sales and marketing efforts with production or manage its future development and growth, or the emergence of unexpected production difficulties could adversely affect the Company's business, results of operations and financial condition.

     Because the Company commenced commercial quality production in January 1996, the Company's results of operations for prior periods will not be comparable with future periods. As a result, there is only limited financial and operating information available for a potential investor to evaluate an investment in the Common Stock. Although the Company reported net income for July, August and September 1996, the Company has incurred aggregate net losses since start-up of production of prime grade flat-rolled steel on January 2, 1996 and through September 28, 1996 of approximately $9.8 million. As of September 28, 1996 the Company had an accumulated deficit of approximately $39.7 million. These losses have resulted principally from operating expenses during start-up. The Company will experience additional start-up losses in connection with the Cold Mill, IDI and Caster Projects. There can be no assurance that the Company's operations will continue to be profitable. If the Company cannot maintain profitability it may not be able to make required debt service payments and the value of the Common Stock could be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

VARIABILITY OF FINANCIAL RESULTS; PRODUCTION SHUTDOWNS

     The Company's results of operations are substantially affected by variations in the realized sales prices of its products, which in turn depend both on prevailing prices for steel and demand for particular products. In 1995, spot prices for hot bands dropped in the second and third quarters by approximately $40 and $20 per ton, respectively. Operating results have been, and in the future will be, affected by numerous factors, including the prices and availability of raw materials, particularly steel scrap and scrap substitutes, the demand for and prices of the Company's products, the level of competition, the level of unutilized production capacity in the steel industry, the mix of products sold by the Company, the timing and pricing of large orders, start-up difficulties with respect to the Cold Mill Project, IDI Project or Caster Project, the integration and modification of facilities and other factors. There can be no assurance that these events and circumstances or other events or circumstances, such as seasonal factors like weather, disruptions in the transportation, energy or the Company's customers' industries or an economic downturn adversely affecting the steel industry, generally, or the Company, in particular, will not occur, any of which could have a material adverse effect on the Company.

     The Company's manufacturing processes are dependent upon certain critical pieces of steelmaking equipment, such as its EAF and continuous caster, which on occasion may be out of service due to routine scheduled maintenance or as the result of equipment failures. This interruption in the Company's production capabilities could result in fluctuations in the Company's quarterly results of operations. The most significant scheduled maintenance outages are planned to occur quarterly, for three days at a time, and involve routine maintenance work. Other routine scheduled maintenance could limit the Company's production for a period of less than a day, while unanticipated equipment failures could limit the Company's production for a longer period.

     Equipment failures at its plant could limit or shut down the Company's production. During the first ten months of its operations, the Company experienced some equipment failures, none of which lasted more than two days. In order to reduce the risk of equipment failure, the Company follows a comprehensive maintenance and loss prevention program, has on-site maintenance and repair facilities, and maintains an inventory of spare parts and machinery. For example, the Company maintains a spare EAF transformer as well as spare caster parts, mechanical parts and electrical controls for its cranes and other tools. No assurance can be given, however, that material shutdowns will not occur in the future or that a shutdown would not have a material adverse affect on the Company. In addition to equipment failures, the mill is also subject to the risk of catastrophic loss.

SIGNIFICANT CAPITAL REQUIREMENTS

     The Company's business is capital intensive and will require substantial expenditures for, among other things, the purchase and maintenance of equipment used in its steelmaking and finishing operations and compliance with environmental laws. In addition, the construction and start-up of the Cold Mill, IDI and Caster Projects (collectively, the "Expansion Projects") will require substantial capital.

     The Company currently estimates that the funds required for the construction and start-up of (i) the Cold Mill Project, which is expected to be completed in the second half of 1997, will total approximately $200.0 million,
(ii) the IDI Project, which is expected to be completed in 1998, will total approximately $65.0 million and (iii) the Caster Project, which is expected to be completed in the second quarter of 1998, will total approximately $75.0 million. There can be no assurance that the Expansion Projects will be completed as planned or at the costs currently budgeted or that the Company will have adequate sources of funds for any such future capital expenditures. The Company may also require additional financing in the event it decides to enter into strategic alliances or make acquisitions.

     The Company intends to use cash on hand, funds from operations and borrowings under the Credit Agreement (as defined) to finance the construction and startup of the Cold Mill Project. The Company's Credit Agreement provides for a $150.0 million senior term loan facility for the construction of the Cold Mill Project. Borrowings under the Credit Agreement are conditioned upon the Company's compliance with various financial and other covenants and other conditions set forth therein and, as a result, there can be no assurance that such financing will be available to the Company as planned. See "Description of Certain Indebtedness." The Company intends to use $20.0 million of the $25.4 million of net proceeds it recently received from the private placement of its Common Stock to finance a portion of the IDI Project and intends to finance the remaining $45.0 million of expenditures required to construct and fund the start-up operating losses for the IDI Project with indebtedness (the "IDI Financing"). The IDI Financing will be raised by IDI, the Company's wholly owned subsidiary. Although IDI is negotiating to obtain such indebtedness, it has not yet secured a commitment. No assurances can be given that the IDI Financing will be obtained on terms acceptable to the Company or within the limitations contained in the Credit Agreement. The Company intends to use approximately $75.0 million of the net proceeds from the offerings to finance the Caster Project. The extent of additional financing will depend on the success of the Company's business. There can be no assurance that additional financing, if needed, will be available to the Company or, if available, that it can be obtained on terms acceptable to the Company and within the limitations contained in the Credit Agreement or any future financing, including the IDI Financing. Failure to obtain the required funds could delay or prevent some portion of the Expansion Projects from being implemented or completed, which could have a material adverse effect on the Company. See "-- Restrictive Covenants."

COST OF STEEL SCRAP AND OTHER RAW MATERIALS

     The Company's principal raw material is scrap metal derived from, among other sources, junked automobiles, industrial scrap, railroad cars and railroad track materials, agricultural machinery and demolition scrap from obsolete structures, containers and machines. The prices for scrap are subject to market forces largely beyond the control of the Company, including demand by U.S. and international steel producers, freight costs and speculation. The prices for scrap have varied significantly and may vary significantly in the future. In addition, the Company's operations require substantial amounts of other raw materials, including various types of pig iron, alloys, refractories, oxygen, natural gas and electricity, the price and availability of which are also subject to market conditions. The Company may not be able to adjust its product prices, especially in the short-term, to recover the costs of increases in scrap and other raw material prices. The Company's future profitability may be adversely affected to the extent it is unable to pass on higher raw material and energy costs to its customers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Steel Scrap and Scrap Substitute Resources" and "-- Energy Resources."

CYCLICALITY OF STEEL INDUSTRY AND END USER MARKETS

     The steel industry is highly cyclical in nature and sensitive to general economic conditions. The financial condition and results of operations of companies in the steel industry are generally affected by macroeconomic fluctuations in the U.S. and global economies. The Company is particularly sensitive to trends in the automotive, oil and gas, gas transmission, construction, commercial equipment, rail transportation, agriculture and durable goods industries, because these industries are significant markets for the Company's products and are highly cyclical. In the early 1980s, U.S. integrated steel producers incurred significant restructuring charges associated with efforts to reduce excess capacity. Significant losses and bankruptcies in certain cases, occurred as a result of a number of factors, including worldwide production overcapacity, increased U.S. and global competition, low levels of steel demand, substitution of alternative materials for steel, high labor costs, inefficient plants and the strength of the U.S. dollar relative to other currencies. In the late 1980s, earnings of U.S. steel producers benefitted from improved industry conditions. During the 1990 to 1992 downturn, substantial excess worldwide manufacturing capacity for steel products, combined with a worldwide economic slowdown, resulted in a substantial decrease in the demand for steel products, increased competition and a decline in financial performance for the steel industry. Although demand for steel products recovered and the profitability of the industry has improved recently, there can be no assurance that economic conditions will remain favorable to the steel industry. Future economic downturns, a stagnant economy or currency fluctuations may adversely affect business, results of operations, and financial condition of the Company.

COMPETITION

     Competition within the steel industry can be intense. The Company competes primarily on the basis of price, quality, and the ability to meet customers' product specifications and delivery schedules. Many of the Company's competitors are integrated steel producers which are larger, have substantially greater capital resources and experience, and, in some cases, have lower raw material costs than the Company. The Company also competes with other mini-mills which may have greater financial resources. The highly competitive nature of the industry, combined with excess production capacity in some products, may in the future exert downward pressure on prices for certain of the Company's products. In addition, in the case of certain product applications, steel competes with other materials, including plastics, aluminum, graphite composites, ceramics, glass, wood and concrete. There can be no assurance that the Company will be able to compete effectively in the future.

     U.S. The Company's products compete with many integrated hot-rolled coil producers, such as Rouge Steel Co. and National Steel Corp.'s Great Lakes Steel Division in the Detroit area, LTV Steel Co., Inc., Inland Steel Co., Bethlehem Steel Corp., U.S. Steel, Acme Steel Co. and Beta Steel Corp. in the northwest Indiana and Chicago area, as well as a growing number of hot-rolled mini-mills, such as Nucor Corporation's ("Nucor's") Crawfordsville, Indiana and Hickman, Arkansas facilities and the Gallatin Steel Company's mini-mill in Ghent, Kentucky. New hot-rolled band producing mini-mills are scheduled to be opened by Delta Steel, the BHP/Northstar joint venture in Delta, Ohio, and TRICO Steel, the three-way, joint venture in Alabama among LTV Steel Co., Inc., Sumitomo Metal USA Corp. and British Steel, in 1997. Despite significant reductions in raw steel production capacity by major U.S. producers over the last decade, the U.S. industry continues to be adversely affected, from time to time, by excess world capacity. According to the American Iron and Steel Institute (the "AISI"), annual U.S. raw steel production capacity was reduced from approximately 154 million tons in 1982 to approximately 112 million tons in 1995. This reduction resulted in higher utilization rates. Average utilization of U.S. industry capacity improved from approximately 61% in the 1982 to 1986 period to approximately 83% in the 1987 to 1991 period, was approximately 89% in 1993, 93% in 1994 and 93% in 1995. Recent improved production efficiencies also have begun to increase overall production capacity in the United States. Excess production capacity exists in certain product lines in U.S. markets and, to a greater extent, worldwide. Increased industry overcapacity, coupled with economic recession, would intensify an already competitive environment.

     Over the last decade, extensive downsizings have necessitated costly restructuring charges that, when combined with highly competitive market conditions, have resulted at times in substantial losses for some U.S. integrated steel producers. A number of U.S. integrated steel producers have gone through bankruptcy reorganization. These reorganizations have resulted in somewhat reduced capital costs for these producers and may permit them to price their steel products at levels below those that they could have otherwise maintained.

     An increasing number of mini-mills have entered or are expected to enter the EAF-based thin-slab/flat-rolled steel market in the next several years. These mini-mills have cost structures and management cultures more closely akin to those of the Company than to the integrated producers. Flat-rolled mini-mill production capacity increased from 4.0 million tons in 1994 to approximately 5.0 million tons in 1995, and industry sources expect this cumulative flat-rolled mini-mill capacity to reach up to 14.9 million tons in 1997 and up to 18.7 million tons in 1998. The Company's penetration into the flat-rolled steel market is limited by geographic considerations, to some extent by gauge and width of product specifications and by metallurgical and physical quality requirements. Based on product type and geographic location, the Company believes it will most closely compete with the following mini-mills: Nucor's Crawfordsville, Indiana facility, Gallatin Steel's Ghent, Kentucky facility, Delta Steel's Delta, Ohio facility, and, to a more limited extent, Nucor's Hickman, Arkansas facility, Nucor's Berkeley County, South Carolina facility, and TRICO Steel's facility in northern Alabama. Each of these mills produces hot-rolled product, however, only an affiliate of the anticipated Delta Steel facility in Delta, Ohio is expected to produce hot-rolled galvanized product, and only Nucor's Crawfordsville, Indiana facility produces cold-rolled and cold-rolled galvanized products.

     Non-U.S. U.S. steel producers face significant competition from certain non-U.S. steel producers who may have lower labor costs. In addition, U.S. steel producers may be adversely affected by fluctuations in the relationship between the U.S. dollar and non-U.S. currencies. Furthermore, some non-U.S. steel producers have been owned, controlled or subsidized by their governments, and their decisions with respect to production and sales may be, or may have been in the past, influenced more by political and economic policy considerations than by prevailing market conditions. Some non-U.S. producers of steel and steel products have continued to ship into the U.S. market despite decreasing profit margins or losses. If certain pending trade proceedings ultimately do not halt or otherwise provide relief from such trade practices, if other relevant U.S. trade laws are weakened, if world demand for steel eases or if the U.S. dollar strengthens, an increase in the market share of imports may occur, which could adversely affect the pricing of the Company's products. The costs for current and future environmental compliance may place U.S. steel producers, including the Company, at a competitive disadvantage with respect to non-U.S. steel producers, which are not subject to environmental requirements as stringent as those in the U.S.

RISKS RELATED TO SCRAP SUBSTITUTES

     The process that the Company currently plans to use to produce DRI in the IDI Project (the "IDI Process") has not been previously used commercially for this purpose. There are many alternative technologies available to produce commercially viable scrap substitute material, but only a small number have been commercially operated. The technologies that the Company intends to use in its IDI Project have not been previously combined into a steel scrap substitute production facility. There is a risk, therefore, that the IDI Process will not produce DRI for a price that makes it commercially viable as a steel scrap substitute. If the IDI Process does not work as planned, the capital costs incurred in designing and building the facility may be largely unrecoverable, the planned 430,000 tonnes of low cost liquid pig iron that was intended to be available annually to help lower the Company's overall metallics costs might be unavailable or available at higher costs, and the impact could be materially adverse to the Company's profitability. In addition, the Company does not have any experience in the production of DRI and there can be no assurance that the Company will be able to successfully design, construct and operate the IDI Project or that the expected production capacity will be achieved. Although the technologies to be employed by Qualitech to produce iron carbide in its Corpus Christi, Texas plant currently under construction have been used commercially, Qualitech is a start-up company, and there is no assurance that it will be able to successfully complete that project, or that the project, when completed, will produce commercially viable iron carbide. If this material were not available to the Company, the Company could be unable to secure a comparable amount of similar material or the cost to the Company could be materially higher, causing the Company to rely more heavily on potentially higher-priced steel scrap for a greater proportion of its melt mix. See "Business -- The Company's Steelmaking Equipment and Technology -- The IDI Project" and "-- Steel Scrap and Scrap Substitute Resources."

RELIANCE ON MAJOR CUSTOMERS

     The Company has entered into long-term "off-take" contracts with Heidtman and with Preussag pursuant to which they have agreed to purchase an aggregate of at least 42,000, or 36%, of the Company's monthly output capacity. If the Company's actual output is less than its full capacity, as it has been to date, sales to these customers increase as a percentage of the Company's total net sales. For the nine months ended September 28, 1996, these customers accounted for 37% and 10%, respectively, of the Company's total net sales, and the Company's top five customers accounted for approximately 66% of its total net sales. Although the Company expects to continue to depend upon certain customers for a significant percentage of its net sales, there can be no assurance that any of the Company's customers will continue to purchase its steel from the Company. A loss of one or more of them, or of a group of its next largest customers could have a material adverse effect on the Company's results of operations and financial condition. Heidtman is an affiliate of a stockholder of the Company. The President and Chief Executive Officer of Heidtman serves as the designated director of such stockholder and another stockholder on the Company's Board of Directors. Preussag is a stockholder of the Company and a representative of Preussag serves on the Company's Board of Directors. If the terms of the "off-take" contracts are or become burdensome to these companies, or if a dispute arises over the contracts, either or both of the "off-take" providers could be viewed as having a conflict of interest between what they perceive to be best for their companies as "off-take" buyers and what is best for the Company as the product seller.

POTENTIAL COSTS OF ENVIRONMENTAL COMPLIANCE

     U.S. steel producers, including the Company, are subject to stringent federal, state and local laws and regulations relating to, among other things, wastewater, air emissions, toxic use reduction and hazardous material disposal. The Company believes that its facility is in material compliance with these laws and regulations and does not believe that future compliance with such laws and regulations will have a material adverse effect on its results of operations or financial condition. The Company has made, and will continue to make, expenditures to comply with such provisions. The Company generates certain waste products, such as EAF dust, that are classified as hazardous waste and must be properly disposed of under applicable environmental laws, which, despite the Company's due care, could result in the imposition of strict liability for the costs of clean-up of any landfills to which the waste may have been transported.

     Environmental legislation and regulations and related administrative policies have changed rapidly in recent years. It is likely that the Company will be subject to increasingly stringent environmental standards in the future (including those under the Clean Air Act Amendments of 1990, the Clean Water Act Amendments of 1990, stormwater permit program and toxic use reduction programs) and will be required to make additional expenditures, which could be significant, relating to environmental matters on an ongoing basis. In addition, due to the possibility of unanticipated regulatory or other developments, the amount and timing of future environmental expenditures may vary substantially from those currently anticipated.

DEPENDENCE UPON KEY MANAGEMENT

     The Company's ability to maintain its competitive position is dependent to a large degree on the services of its senior management team, including Keith E. Busse, President and Chief Executive Officer, Mark D. Millett, Vice President of Melting and Casting, Richard P. Teets, Jr., Vice President of Rolling and Finishing, and Tracy L. Shellabarger, Vice President and Chief Financial Officer. Although these senior managers all have employment agreements with, and are substantial stockholders of, the Company, there can be no assurance that such individuals will remain with the Company. The loss of the services of any of these individuals or an inability to attract, retain and maintain additional senior management personnel could have a material adverse effect on the Company. There can be no assurance that the Company will be able to retain its existing senior management personnel or to attract additional qualified senior management personnel. See "Management." The Company maintains key man life insurance on Messrs. Busse, Millett, Teets and Shellabarger.

RESTRICTIONS ON PAYMENT OF DIVIDENDS ON COMMON STOCK

     The Company has never paid any dividends on its Common Stock and does not anticipate paying dividends on its Common Stock in the foreseeable future. In addition, the Company is currently prohibited from declaring cash dividends on the Common Stock under its Credit Agreement. See "Dividend Policy" and "Description of Certain Indebtedness."

RESTRICTIVE COVENANTS

     The Company's Credit Agreement restricts the Company's ability to incur additional indebtedness, except (i) refinancings of indebtedness incurred under the Credit Agreement and other existing indebtedness, (ii) licensing or royalty fees payable to SMS Schloemann-Siemag AG and (iii) unsecured indebtedness in an aggregate principal amount at any one time not greater than $5.0 million. In addition, the Credit Agreement prohibits the Company from making capital expenditures (other than specified permitted capital expenditures) in any fiscal year in excess of the lesser of (i) $20.0 million and (ii) the sum of $12.0 million plus 25% of excess cash flow for the immediately preceding year plus 70% of the amount of capital expenditures allowed but not made in the immediately preceding fiscal year. The Company may make specified permitted capital expenditures including up to $230.0 million for the Cold Mill Project, up to $55.0 million for the Caster Project and an equity investment of up to $25.0 million for the IDI Project. The Company is also prohibited from creating liens on its properties except (i) liens created in connection with its indebtedness under the Credit Agreement and in connection with its existing indebtedness,
(ii) liens created and/or deposits made in the ordinary course of business for taxes and assessments, workmen's compensation, unemployment insurance and other social security obligations, bids, surety and appeal bonds and the like and
(iii) purchase money liens on assets acquired after completion of the Cold Mill Project in an aggregate amount not to exceed $5.0 million. The Credit Agreement contains additional restrictive covenants, including among others, covenants restricting the Company and its subsidiaries with respect to: investments in additional equipment and business opportunities, entering into certain contracts, disposition of property or assets, the payment of dividends, entering into sale-leaseback transactions, entering into transactions with affiliates, mergers and consolidations, the making of payments on and modifications of certain indebtedness and modification of certain agreements. In addition, the Credit Agreement requires the Company to meet certain financial tests, including maintaining (a) its current ratio at or above 1.3, (b) its leverage ratio at or below 2.25 for 1996, 2.10 for 1997, 1.90 for 1998, 1.40 for 1999 and 1.00
thereafter, (c) its tangible net worth at or above the sum of (i) $45.0 million and

(ii) 50% of cumulative net income at such time and (d) its fixed charge coverage ratio at or above 1.00 for 1996, 1.15 for 1997 and 1998, and 1.25 thereafter. See "Description of Certain Indebtedness." In addition, the Stockholders Agreement dated as of June 30, 1994 (the "Stockholders Agreement"), among the Company and the stockholders party thereto, contains a number of restrictive covenants. See "Description of Capital Stock -- The Stockholders Agreement." In addition to a voting agreement for the election of all ten of the Company's Directors, the Stockholders Agreement restricts the stockholders from selling, transferring, assigning, pledging, or otherwise disposing of their shares without first according all other parties "first offer" rights, and, even if declined, enables any stockholder who wishes to do so to particpate with the selling stockholder in any proposed sale (thereby reducing the amount of shares the selling stockholder would otherwise be entitled to sell). These restrictions do not apply to affiliate Transfers (as defined) within a stockholder group, to public sales, or to a sale of the Company, and the restriction will cease to apply entirely upon the realization of a "public float" (defined as the date upon which at least 25% of the Company's Common Stock has been sold pursuant to effective registration statements under the Securities Act). Except with the prior written consent of holders of 70% of the outstanding shares of Common Stock subject to the Stockholders Agreement, until a Public Float has been realized, the Company is not permitted to pay dividends or make distributions, redeem, purchase, or acquire its own equity securities, issue debt or equity securities (except for stock options), make investments (except for investments in limited financial instruments) in excess of $5.0 million, merge, sell or dispose of assets in excess of $5.0 million, acquire an interest in any business involving consideration of $2.0 million or more, or make capital expenditures in excess of $5.0 million. These restrictions may make it more difficult for the Company to operate in a manner that it deems necessary or appropriate to take advantage of opportunities, to adjust to operational difficulties or to respond to other difficulties.

ABSENCE OF PRIOR PUBLIC MARKET AND POSSIBLE VOLATILITY OF STOCK PRICES

     Prior to the offerings, there has been no public market for the Common Stock. The initial public offering price of the Common Stock was determined by negotiations among the Company, the Selling Stockholders and the Underwriters and may not be indicative of the market price for shares of the Common Stock after the offerings. For a description of the factors considered in determining the initial public offering price, see "Underwriters -- Pricing of the Offerings." Although the Common Stock has been approved for quotation on the Nasdaq National Market ("Nasdaq"), subject to official notice of issuance, there can be no assurance that an active trading market for the Common Stock will develop or if developed, that such a market will be sustained. The market price for shares of the Common Stock may be significantly affected by such factors as the Company's net sales, earnings and cash flow, the difference between the Company's actual results and results expected by investors and analysts, news announcements including price reductions by the Company or its competitors or changes in general market conditions. In addition, broad market fluctuation and general economic conditions may adversely affect the market price of the Common Stock, regardless of the Company's actual performance.

SHARES ELIGIBLE FOR FUTURE SALE

     The future sale of a substantial number of shares of Common Stock in the public market following the offerings, or the perception that such sales could occur, could adversely affect the market price for the Common Stock and could make it more difficult for the Company to raise funds through equity offerings in the future. Upon completion of the offerings, the Company expects to have 47,803,341 shares of Common Stock outstanding. Of these shares, the 9,843,750 shares of Common Stock sold in the offerings will be freely tradeable without restriction under the Securities Act of 1933, as amended (the "Securities Act"), except for any such shares which may be acquired by an "affiliate" of the Company. The remaining 37,959,591 shares of Common Stock outstanding will be "restricted securities" and may in the future be sold without registration under the Securities Act to the extent permitted by Rule 144 under the Securities Act or any applicable exemption under the Securities Act. See "Shares Eligible for Future Sale." In connection with the offerings, the Company, its executive officers and directors, the Selling Stockholders, and certain other stockholders of the Company, have agreed that, subject to certain exceptions, they will not sell, offer or contract to sell any shares of Common Stock without the prior written consent of Morgan Stanley & Co. Incorporated, for a period of 180 days after the date of this Prospectus. Certain of the Company's existing stockholders also have registration rights with respect to their Common Stock. In addition, as soon as practicable after the offerings, the Company intends to file a registration statement under the Securities Act to register shares of Common Stock reserved for issuance under the Company's 1994 and 1996 Incentive Stock Option Plans, thus permitting the resale of such shares by non-affiliates upon issuance in the public market without restriction under the Securities Act. As of October 26, 1996, options to purchase 634,159 shares were outstanding under these Plans. See "Management -- Employee Plans," "Description of Capital Stock -- The Registration Agreement," "Shares Eligible for Future Sale" and "Underwriters."

ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Indiana Business Corporation Law (the "BCL"), and certain provisions of the Stockholders Agreement may have the effect of delaying or preventing transactions involving a change of control of the Company, including transactions in which stockholders might otherwise receive a substantial premium for their shares over then current market prices, may limit the ability of stockholders to approve transactions that they may deem to be in their best interests or may delay or frustrate the removal of incumbent directors. In addition, as long as the stockholders party to the Stockholders Agreement hold a majority of the Company's outstanding Common Stock, they will be able to elect all of the Company's directors. After giving effect to the offerings, the stockholders party to the Stockholders Agreement will hold 79.4 % of the outstanding shares of Common Stock. See "Description of Capital
Stock -- Certain Provisions of Indiana Law Regarding Takeovers" and "-- The Stockholders Agreement."

DILUTION

     Investors in the Common Stock offered hereby will experience an immediate dilution of $10.90 per share in the net tangible book value of their shares of Common Stock. See "Dilution."

                                USE OF PROCEEDS

     The net proceeds to the Company from the offerings are estimated to be approximately $140.5 million, after deducting estimated underwriting discounts and commissions and offering expenses. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

     The Company will use the net proceeds of the offerings: (i) to prepay approximately $55.0 million principal amount of the Company's Subordinated Notes (which bear interest at 11% per annum and mature on September 30, 2002), together with accrued interest to the date of payment (estimated to be approximately $.5 million) and a prepayment premium of approximately $.9 million, (ii) to finance approximately $75.0 million of construction and start-up costs for the Caster Project and (iii) to prepay approximately $9.1 million of Term Loan Notes outstanding under the Credit Agreement, together with accrued interest to the date of prepayment. The Term Loan Notes outstanding under the Credit Agreement bear interest at variable rates (8.0% weighted average rate at September 28, 1996) and mature in 2002. See "Description of Certain Indebtedness." The Company intends on funding its Caster Project over the next 30 months. Pending such use, the Company will invest these funds in short-term, marketable, investment grade securities. See "Risk
Factors -- Significant Capital Requirements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                DIVIDEND POLICY

     The Company has never declared or paid cash dividends on its Common Stock. The Company currently anticipates that all of its future earnings will be retained to finance the expansion of its business and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. Any determination to pay cash dividends in the future will be at the discretion of the Company's Board of Directors after taking into account various factors, including the Company's financial condition, results of operations, outstanding indebtedness, current and anticipated cash needs and plans for expansion. The payment of dividends on the Company's Common Stock is subject, in any event, to limitations under the terms of the Company's Credit Agreement. See "Description of Certain Indebtedness."

                                    DILUTION

     The pro forma net tangible book value of the Company at September 28, 1996 after giving effect to the exercise of the Warrants would have been approximately $109.4 million or $2.85 per share of Common Stock. Pro forma net tangible book value per share is determined by dividing the net tangible book value (total assets less net intangibles and less total liabilities) by the number of outstanding shares of Common Stock. After giving effect to the sale by the Company of 9,375,000 shares of Common Stock offered hereby and the application of the net proceeds as set forth under "Use of Proceeds," the net tangible book value of the Company as of September 28, 1996, would have been approximately $244.0 million or $5.10 per share, representing an immediate increase in net tangible book value of $2.25 per share to the existing stockholders and an immediate dilution to investors purchasing shares in the offerings of $10.90 per share. The following table illustrates this per share dilution:

    Initial public offering price......................................             $ 16.00
      Pro forma net tangible book value per share at September 28,
         1996..........................................................  $  2.85
      Increase per share attributable to sale of Common Stock in the
         offerings.....................................................     2.25
                                                                          ------
    Pro forma net tangible book value per share after the offerings....                5.10
                                                                                    -------
                                                                                        ---
    Dilution per share to investors who purchase Common Stock in the
      offerings........................................................             $ 10.90
                                                                                    ==========

     The foregoing table does not give effect to the exercise of outstanding options granted to employees to purchase 634,159 shares of Common Stock at a weighted average exercise price of $4.25 per share. If all such outstanding options were exercised, the dilution to new investors would be $10.96 per share.

     The following table sets forth on a pro forma basis as of September 28, 1996, the number of shares and percentage of total outstanding Common Stock purchased, the total consideration and percentage of total consideration paid and the weighted average price per share paid by existing stockholders (including the holders of the Warrants) and by investors purchasing the shares of Common Stock offered by the Company hereby.

                                       SHARES PURCHASED          TOTAL CONSIDERATION          WEIGHTED
                                    ----------------------     ------------------------     AVERAGE PRICE
                                      NUMBER       PERCENT        AMOUNT        PERCENT       PER SHARE
                                    ----------     -------     ------------     -------     -------------
Existing stockholders(1)..........  38,428,341       80.4%     $158,559,705       51.4%        $  4.12
New investors.....................   9,375,000       19.6       150,000,000       48.6           16.00
                                     ---------        ---         ---------        ---
          Total...................  47,803,341      100.0%     $308,559,705      100.0%
                                     =========        ===         =========        ===

---------------
(1) Sales by the Selling Stockholders in the offerings (assuming no exercise of the U.S. Underwriters' over-allotment option) will cause the number of shares held by existing stockholders to be reduced, and the number of shares held by new investors to be increased by 468,750. See "Principal and Selling Stockholders."

                                 CAPITALIZATION

     The following table sets forth the actual cash and cash equivalents, current maturities of long-term debt and capitalization of the Company as of September 28, 1996, and as adjusted to give effect to the offerings and the exercise of the Warrants and the application of the net proceeds therefrom. This information should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                           SEPTEMBER 28, 1996
                                                                        ------------------------
                                                                         ACTUAL      AS ADJUSTED
                                                                        --------     -----------
                                                                         (IN THOUSANDS, EXCEPT
                                                                           SHARE INFORMATION)
Cash and cash equivalents.............................................  $ 30,564      $ 105,965
                                                                        ========       ========
Current maturities of long-term debt..................................  $  5,840      $   5,840
                                                                        ========       ========
Long-term debt, excluding current maturities:
  Revolving credit facility...........................................  $     --      $      --
  Senior term loans...................................................   150,000        140,900
  11% subordinated notes..............................................    49,905(1)          --
  Other(2)............................................................    51,960         51,960
                                                                        --------       --------
          Total long-term debt........................................   251,865        192,860
Stockholders' equity:
  Common Stock, $.01 par value per share, 100,000,000 shares authorized, 36,636,869 shares issued and outstanding; 47,803,341
     shares issued and outstanding, as adjusted.......................       366            478
  Additional paid-in capital..........................................   163,341        303,804
  Amounts due from stockholders.......................................      (325)            --
  Accumulated deficit.................................................   (39,746)       (47,536)
                                                                        --------       --------
          Total stockholders' equity..................................   123,636        256,746
                                                                        --------       --------
            Total capitalization......................................  $375,501      $ 449,606
                                                                        ========       ========

---------------

(1) The Subordinated Notes are recorded net of unamortized debt discount (approximately $5.1 million as of September 28, 1996). The Subordinated Notes were originally issued with warrants to purchase Common Stock. A portion of the net proceeds from the sale of the Subordinated Notes was allocated to additional paid-in capital to reflect the issuance of the warrants. The remaining debt discount will be expensed in connection with the prepayment of the Subordinated Notes with a portion of the net proceeds of the offerings.

(2) For a description of other long-term debt, see Note 3 to the Company's Consolidated Financial Statements appearing elsewhere in this Prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data of the Company for the periods indicated. The selected consolidated financial data for the period from September 7, 1993 (date of inception) through December 31, 1993, as of December 31, 1993, 1994 and 1995 and September 28, 1996, for each of the two years in the period ended December 31, 1995 and for the nine months ended September 28, 1996 are derived from the Company's Consolidated Financial Statements appearing elsewhere in this Prospectus which have been audited by Deloitte & Touche LLP. The selected consolidated financial data for the nine months ended September 30, 1995 are derived from the unaudited consolidated financial statements of the Company and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly such data. Operating results for interim periods are not necessarily indicative of a full year's operations. The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                   SEPTEMBER 7, 1993        YEAR ENDED
                                  (DATE OF INCEPTION)      DECEMBER 31,                  NINE MONTHS ENDED
                                        THROUGH         -------------------   ---------------------------------------
                                   DECEMBER 31, 1993      1994       1995     SEPTEMBER 30, 1995   SEPTEMBER 28, 1996
                                  -------------------   --------   --------   ------------------   ------------------
                                                     (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net sales.......................        $    --         $     --   $    137       $       --           $  174,619
Cost of products sold...........             --               --      3,169               --              158,257
                                       --------         --------   ----------     ----------           ----------
    Gross profit (loss).........             --               --     (3,032)              --               16,362
Selling, general and
  administrative expenses.......          1,159            4,192     13,580            8,640                9,347
                                       --------         --------   ----------     ----------           ----------
    Income (loss) from
      operations................         (1,159)          (4,192)   (16,612)          (8,640)               7,015
Foreign currency gain (loss)....                          (4,952)    (3,272)          (2,658)                 260
Interest expense(1).............              2               43        564              139               18,050
Interest income.................              1              307        560              463                  957
                                       --------         --------   ----------     ----------           ----------
    Net loss(2).................        $(1,160)        $ (8,880)  $(19,888)      $  (10,974)          $   (9,818)
                                       ========         ========   ==========     ==========           ==========
Net loss per share(2)...........        $  (.07)        $   (.36)  $   (.62)      $     (.34)          $     (.27)
Weighted average common shares
  outstanding(2)(3).............         15,931           24,679     31,975           31,952               35,940
BALANCE SHEET DATA (END OF
  PERIOD):
Cash and cash equivalents.......        $   117         $ 28,108   $  6,884       $    3,202           $   30,564
Working capital.................            (29)           8,230    (14,488)          (2,995)              58,848
Property, plant, and equipment,
  net...........................            200           54,566    274,197          204,796              289,431
Total assets....................            521           94,618    320,679          227,989              422,368
Long-term debt (including
  current maturities)...........            800           11,949    223,054          151,012              257,705
Stockholders' equity
  (deficiency)..................           (429)          62,536     62,972           66,820              123,636

---------------
(1) Interest expense for the nine months ended September 28, 1996 would have been approximately $12.3 million, giving pro forma effect to the offerings and the application of net proceeds therefrom to prepay (a) all $55.0 million principal amount of the Company's outstanding Subordinated Notes and
    (b) approximately $9.1 million of the Company's Term Loan Notes. These adjustments assume that (i) the transactions occurred as of January 1, 1996 and (ii) the average interest rate on the Term Loan Notes during the period was 7.6%. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(2) For the nine months ended September 28, 1996, on a pro forma basis, giving effect to the transactions described in footnote 1 above and the exercise of the Warrants as if they had occurred as of January 1, 1996, the Company's net loss and net loss per share would have been approximately $4.1 million and $.09, respectively. The pro forma net loss and net loss per share does not give effect to an extraordinary charge of approximately $8.3 million ($.9 million in cash) that the Company expects to incur as a result of the prepayment of the Subordinated Notes. Pro forma net loss per share is based on the weighted average number of common shares outstanding during the period plus the issuance of 9,375,000 shares of Common Stock offered by the Company hereby and the 1,791,472 shares of Common Stock upon exercise of the Warrants.

(3) Weighted average common shares outstanding for each period presented give effect to the anti-dilutive effect of shares issued from September 23, 1995 through September 23, 1996 using the treasury stock method. Common Stock equivalents are included only when dilutive.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with, and is qualified in its entirety by reference to, the Company's Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. Certain information contained below, including information with respect to the Company's plans with respect to the Cold Mill, IDI and Caster Projects, are forward-looking statements. See "Risk Factors" for a discussion of important factors which could cause actual results to differ materially from the forward-looking statements contained herein.

OVERVIEW

     Steel Dynamics owns and operates a new, state-of-the-art flat-rolled steel mini-mill, which commenced operations in January 1996. The Company was founded by executives and managers who pioneered the development of thin-slab/flat-rolled CSP technology and directed the construction and operation of the world's first thin-slab/flat-rolled mini-mill. Building upon their past experience with CSP technology, management founded SDI to produce steel more efficiently, at a lower cost and of higher quality. Steel Dynamics' goal is to become the low cost producer of a broad range of flat-rolled steel products, including hot-rolled, cold-rolled and galvanized sheet, and to serve more markets than any other flat-rolled mini-mill. In addition, the Company intends to participate in the development and use of new technologies to produce a broad range of steel products.

     The Company was founded in September 1993 by Keith E. Busse, Mark D. Millett and Richard P. Teets, Jr. Steel Dynamics commenced construction of the mini-mill in October 1994 and commissioned it in December 1995. The Company believes that this 14-month construction period is the fastest ever for this kind of facility. In addition, the Company believes that the approximately $275.7 million initial capital cost of its mini-mill is approximately $75.0 million, or approximately 20%, less than the cost of comparable mini-mills currently operating. Actual production at the mini-mill of primary grade steel commenced on January 2, 1996. The mill achieved an annualized production rate of 930,000 tons by the end of September 1996, or 66% of its capacity of 1.4 million tons, making the mini-mill's start-up and ramp-up the fastest in the industry.

     Pursuant to the Company's plan to develop downstream processing facilities to produce further value-added steel products, Steel Dynamics is currently constructing a cold mill, contiguous to the mini-mill, with a 1.0 million ton annual capacity which is scheduled for completion during the second half of 1997. Steel Dynamics also plans to add a second melting furnace, a second caster and tunnel furnace, and an additional coiler in 1998 to expand its annual production capacity of hot-rolled steel from 1.4 million tons to approximately
2.4 million tons. In addition, through IDI, the Company intends to construct a 520,000 tonne annual capacity plant for the manufacture of DRI, which the Company expects to be completed in 1998. The DRI, after further processing into 430,000 tonnes of liquid pig iron, will be used in SDI's mini-mill as a steel scrap substitute.

     Management strategically located the Company's mini-mill within close proximity to its natural customer base, steel service centers and other end users, abundant supplies of automotive and other steel scrap (SDI's principal raw material), competitive sources of power, and numerous rail and truck transportation routes. Steel Dynamics believes that its strategic location provides it with sales and marketing as well as production cost advantages. The Company has secured a stable baseload of sales through long-term "off-take" contracts with two major steel consumers, a 30,000 ton per month sales contract with Heidtman, a major Midwest-based steel service center and distributor and an affiliate of one of the Company's stockholders, and a 12,000 ton per month sales contract with Preussag, a major German steel manufacturer and a stockholder of the Company, with affiliate distributors and steel service centers throughout the United States. The Company has also sought to assure itself of a secure supply of steel scrap and scrap substitute. To accomplish this objective, SDI has entered into a long-term scrap purchasing services contract with OmniSource, one of the largest scrap dealers in the Midwest and an affiliate of one of the Company's stockholders. In addition, the Company has also sought to assure itself of a secure supply of scrap substitute material for use as a lower cost complement to steel scrap as part of the Company's melt mix. SDI has entered into a long-term 300,000 tonne per year

"off-take" contract to purchase iron carbide from Qualitech's iron carbide facility currently under construction in Corpus Christi, Texas which is expected to be completed in 1998. Additional scrap substitute material will be provided through the IDI Project.

     The Company's business strategy is to use advanced CSP hot-rolled steel making and cold-rolling technologies to produce high surface quality flat-rolled steel in a variety of value-added sizes, gauges and surface treatments, emphasizing low production costs, reliable product quality and excellent customer service. In addition, SDI intends to remain financially strong and competitive through the selective purchasing of scrap and scrap substitutes to offset the effects of cyclical cost/price imbalances.

     Since commencing commercial operations in January 1996, through June 29, 1996, the Company incurred net losses of approximately $14.1 million and had an accumulated deficit of approximately $44.0 million. However, in July, a three-week operating period, August 1996, a four-week operating period, and September 1996, a five-week operating period, SDI reported monthly net income of approximately $67,000, approximately $1.8 million and approximately $2.5 million as a result of shipments of approximately 56,000, 76,000 and 97,000 tons, respectively, representing approximately 67%, 68% and 69%, respectively, of capacity.

     The Company's operations are subject to the cyclical nature of the steel industry and the U.S. economy as a whole. U.S. steel industry production was approximately 104.9 million tons in 1995, an increase of 8.0% from an average during the prior three-year period of approximately 97.1 million tons. This increase was due primarily to an improvement of general economic conditions and increased demand for durable goods. For instance, the production of U.S. cars and trucks in 1995 increased to approximately 12.0 million units from an annual average during the prior three-year period of approximately 11.0 million units. U.S. steel production in 1995 increased approximately 4.3% to approximately
104.9 million tons compared to approximately 100.6 million tons in 1994. Shipments increased over the same corresponding period from approximately 95.1 million tons to approximately 97.5 million tons, an increase of approximately 2.5%. Other factors which affect the performance of the Company include increasing competition from U.S. and international steel producers (both integrated mills and mini-mills), worldwide supply and demand for hot bands and the strength of the U.S. dollar relative to the currencies of other steel producing countries.

     The following table summarizes the annual raw steel capacity, raw steel production, utilization rates and finished shipments information for the U.S. steel industry (as reported by the AISI) for the years 1993 through 1995:

                             U.S. RAW STEEL     U.S. RAW STEEL                     TOTAL U.S.
YEAR                           CAPABILITY         PRODUCTION       UTILIZATION     SHIPMENTS
----                         --------------     --------------     -----------     ----------
                                                   (THOUSANDS OF TONS)
1993.......................      109,900             97,877            89.1%         89,022
1994.......................      108,200            100,579            93.0%         95,084
1995.......................      112,400            104,930            93.4%         97,494

     The Company believes that the current market for flat-rolled steel appears to be sufficiently strong to absorb the current capacity of integrated and mini-mill producers. In 1995, spot prices for hot band dropped significantly in the second and third quarters, approximately $40 and $20 per ton, respectively, before recovering by $10 per ton in the fourth quarter. Since December 1995, a series of spot price increases for hot band amounting to $30 to $40 per ton have been announced by leading U.S. producers, the most recent of which was announced effective for the third quarter of 1996. Although Steel Dynamics believes the immediate outlook for the U.S. economy remains positive, there can be no assurance that the level of net tons shipped in the industry and current price levels will continue or increase from present levels in view of the modest nature of the improvement in the U.S. economy to date, increasing worldwide competition within the steel industry and increasing steel production capacity.

     Net Sales. The Company's net sales are a function of net tons shipped, prices and mix of products. SDI has experienced continued net sales growth since start-up and expects that trend to continue due to increasing production and shipments as well as improving pricing. In addition, the Company's products are sold out through the end of the fourth quarter of 1996 (the latest date for which Steel Dynamics has accepted orders).

     SDI has not entered into any fixed-price, long-term (exceeding one calendar quarter) contracts for the sale of steel. Although fixed price contracts may reduce the risk of price declines, these contracts also limit the ability of the Company to take advantage of price increases. All of the Company's orders are taken at its announced pricing levels with price discounts for high volume purchases when appropriate. SDI is also able to charge premium prices for certain grades of steel, dimensions of product, or certain smaller volumes, based upon the cost of production. When the Cold Mill Project is completed in the second half of 1997, the Company will be able to manufacture more value-added products requiring more exacting tolerances, thinner gauges, finer surface conditions, and galvanized coatings, thereby enabling it to charge premium prices.

     Of the Company's shipments through September 28, 1996, approximately 37% have been purchased by Heidtman and 10% have been purchased by Preussag pursuant to long-term "off-take" contracts based upon market pricing. In addition to this stable baseload of demand, the Company is continually seeking to attract new customers for its products. The Company had 18 customers at the end of January 1996 and the number of the Company's customers has grown to 100 at the end of September. SDI is also continually seeking to enter new markets. Of the Company's shipments since start-up, the Company believes that approximately 23% has been used in the automotive industry, approximately 18% for tubing, approximately 13% for construction, approximately 12% for commercial equipment, with the balance for appliances and rail, machinery, agriculture and recreational equipment. Steel Dynamics believes that when the Cold Mill Project is completed, it will be able to broaden its customer base, diversify its product mix and access more profitable markets. See "Business -- The Flat-Rolled Market."

     Cost of Products Sold. All direct and indirect manufacturing costs are included in costs of products sold. The principal elements comprising Steel Dynamics' current costs of products sold are steel scrap and scrap substitutes, electricity, natural gas, oxygen and argon, electrodes, alloys, depreciation and direct and indirect labor and benefits.

     Steel scrap and scrap substitutes represent the most significant component of the Company's total cost of products sold. Although SDI believes that there will be an ample supply of high quality, low residual scrap in the future, the Company recognizes that the construction of additional mini-mills, increased efficiency of the steel making process and the continuing general recovery in steel prices have led to increased demand for, and higher prices of, steel scrap. The Company believes that, over the long-term, prices of steel scrap will continue to be volatile but its price ranges will likely increase. As a result, Steel Dynamics has pursued a three-part strategy to secure access to adequate supplies of steel scrap and lower cost steel scrap substitute materials. First, the Company has entered into a long-term steel scrap contract with OmniSource. Second, SDI has sought to assure itself of a secure supply of scrap substitute material as a lower cost complement for use in the melt mix with steel scrap through its iron carbide "off-take" contract with Qualitech. Third, the Company is pursuing the IDI Project to develop DRI.

     The Company purchases its electricity from American Electric Power ("AEP"), pursuant to a contract which extends through 2005. The contract designates a portion of the Company's load as "firm" with the majority of the load designated as "interruptible." The blended rate under the contract is favorable and when the mill reaches full production is expected to be between $.024 and $.025 per kilowatt hour ("kWh"). The Company has a "primary firm" natural gas delivery contract on the Panhandle Eastern Pipeline that extends through May 2000 and an interruptible delivery contract with NIPSCO/NIFL/Crossroads that extends through December 2000. The Company believes the combined negotiated cost of natural gas and its transportation to be favorable. The Company has also contracted for all of its estimated requirements of natural gas at $1.91 per decatherm through July 1997. The Company maintains a liquid propane tank farm on site with sufficient reserves to sustain operations for approximately two weeks in the event of an interruption in the natural gas supply. SDI purchases all of its requirements for oxygen and argon from Air Products and Chemicals, Inc. ("Air Products"), which built a large plant adjacent to the mini-mill. Air Products uses its plant to supply other customers as well as the Company. As a result, the Company has been able to buy its oxygen and argon at what SDI believes to be favorable prices. Steel Dynamics generally purchases its other raw materials, such as electrodes and alloys, in the open market from various sources and their availability and price are subject to market conditions.

     For manufacturing plant and equipment, the Company uses the units-of-production method of depreciation.

     The current work force of Steel Dynamics consists of approximately 200 hourly and 60 salaried personnel. For September 1996, the Company's employment costs per ton shipped were approximately $14. The Company has established certain incentive compensation programs specifically designed to reward employee teams for their productivity efforts. Production employees actively share in SDI's success through a production bonus, a conversion cost bonus and a profit sharing plan. The Company's employees are not represented by any labor unions.

     Selling, General & Administrative. Selling, general and administrative expenses are comprised of all costs associated with the sales, finance/accounting, materials and transportation, and administrative departments. These costs include labor and benefits, advertising, promotional materials, bad debt expenses and professional fees. These costs are not directly affected by sales volumes. SDI has established a Profit Sharing Plan for eligible employees under which a minimum of 5% of pretax profits are paid into a "profit sharing pool." The majority of the profit sharing pool is used to fund the Profit Sharing Plan, with the balance paid to employees as a cash bonus in March of each year. Selling, general and administrative expenses also include all non-capitalized start-up costs associated with the construction of the Cold Mill Project, including all labor and benefits, utilities and general supplies and services. The Company expects that these costs will increase through the construction and start-up of the Cold Mill Project. The Company may incur additional selling, general and administrative expenses as a result of becoming a publicly-held company.

     Foreign Currency Gain (Loss). The foreign currency gains and losses represent transaction gains and losses incurred by the Company for purchases of equipment used within the Company's mini-mill. A portion of the purchase price, as stated within the contract to purchase the equipment, was denominated in German marks. The Company committed to purchase the equipment in December 1993 with settlement of the liability primarily occurring during the construction period of the mini-mill. No foreign currency financial instruments were entered into as a result of this equipment purchase to hedge the foreign currency risk. No commitments for equipment purchases denominated in a foreign currency exist at December 31, 1995 or September 28, 1996. The Company's strategy for managing foreign currency risk will depend on the facts and circumstances of the related transactions and the Company will consider risk management strategies, as appropriate.

     Interest Expense. During the construction of the mini-mill, the costs related to construction expenditures are considered to be assets qualifying for interest capitalization under Statement of Financial Accounting Standards ("SFAS") No. 34, "Capitalization of Interest Cost." Capitalized interest for the year ended December 31, 1994 ("Fiscal 1994"), the year ended December 31, 1995 ("Fiscal 1995"), the nine months ended September 30, 1995 (the "1995 Nine-Month Period") and the nine months ended September 28, 1996 (the "1996 Nine-Month Period") was approximately $.3 million, $10.1 million, $6.0 million and $.1 million, respectively. There was no capitalized interest for the period from September 7, 1993 (date of inception) to December 31, 1993 ("Fiscal 1993"). Management expects that a majority of the interest on the indebtedness incurred to finance the construction of the Cold Mill and the IDI Projects will be capitalized.

     Taxes. At September 28, 1996, the Company had available net operating loss carryforwards ("NOLs") for federal income tax purposes of approximately $42.0 million of which $.2 million expire in 2009, $2.3 million expire in 2010 and $39.5 million expire in 2011. Because of the Company's limited operating history, a valuation allowance for net deferred tax assets has been provided.

RESULTS OF OPERATIONS

     Founded in September 1993, SDI commenced actual production of primary grade steel in January 1996. Accordingly, the Company's historical results of operations are not indicative of results to be expected in the future.

     Net Sales. Net sales totaled approximately $174.6 million for the 1996 Nine-Month Period. SDI commenced commercial production of primary grade steel on January 2, 1996 and has continued to increase its net sales as its production of prime tons increased. By the end of September 1996, the Company was operating at an annualized rate of 930,000 tons, or at 66% of full capacity. In addition, the average sales price per prime ton increased from $302 for January 1996 to $348 for September 1996. For Fiscal 1993, Fiscal 1994 and Fiscal 1995, during which time the mini-mill was under construction, Steel Dynamics had no net sales other than $137,000 in December 1995 from the sale of approximately 600 tons of secondary grade steel.

     Cost of Products Sold. Cost of products sold totaled approximately $158.3 million, or 91% of net sales, for the 1996 Nine-Month Period. As the Company continues to increase the number of prime tons sold, the Company expects that cost of products sold will continue to increase but, as a percentage of net sales, the cost of products sold will decrease. For Fiscal 1995 cost of products sold was $3.2 million.

     Selling, General and Administrative. Selling, general and administrative was approximately $1.2 million, $4.2 million and $13.6 million for Fiscal 1993, Fiscal 1994 and Fiscal 1995, respectively and approximately $8.6 million and $9.3 million for the 1995 Nine-Month Period and the 1996 Nine-Month Period, respectively. The increasing costs through 1995 were due to the increasing employee base as construction activity accelerated toward completion in December 1995.

     Interest Expense. Interest expense totaled approximately $2,000, $43,000 and $564,000 for Fiscal 1993, Fiscal 1994 and Fiscal 1995, respectively, and approximately $139,000 and $18.1 million for the 1995 Nine-Month Period and the 1996 Nine-Month Period, respectively. The low level of interest expense during Fiscal 1993, Fiscal 1994 and Fiscal 1995 reflects the effect of capitalizing interest relating to construction costs.

     Foreign Currency Gain (Loss). Foreign currency loss totaled approximately $0, $5.0 million and $3.3 million for Fiscal 1993, Fiscal 1994 and Fiscal 1995, respectively, and approximately $2.7 million for the 1995 Nine-Month Period. In the 1996 Nine-Month Period, foreign currency gain totaled $260,000.

     Interest Income. Interest income totaled approximately $1,000, $307,000 and $560,000 for Fiscal 1993, Fiscal 1994 and Fiscal 1995, respectively, and approximately $463,000 and $957,000 for the 1995 Nine-Month Period and the 1996 Nine-Month Period, respectively.

     Taxes. At September 28, 1996, the Company had available NOLs for federal income tax purposes of approximately $42.0 million of which $.2 million expire in 2009, $2.3 million expire in 2010 and $39.5 million expire in 2011. Because of the Company's limited operating history, a valuation allowance for net deferred tax assets has been provided.

LIQUIDITY AND CAPITAL RESOURCES

     Steel Dynamics' business is capital intensive and requires substantial expenditures for, among other things, the purchase and maintenance of equipment used in its steelmaking and finishing operations and compliance with environmental laws. See "Risk Factors -- Significant Capital Requirements" and "-- Potential Costs of Environmental Compliance." The Company's liquidity needs arise primarily from capital investments, working capital requirements and principal and interest payments on its indebtedness. Since its inception, SDI has met these liquidity requirements with cash provided by equity, long-term borrowings, state and local government grants and capital cost reimbursements.

     Net cash used in operating activities totaled approximately $22.7 million for Fiscal 1993 through Fiscal 1995. During the 1996 Nine-Month Period, the Company used net cash of approximately $45.6 million in operating activities. Net cash used in investing activities totaled approximately $246.4 million for Fiscal 1993 through Fiscal 1995 and approximately $31.7 million for the 1996 Nine-Month Period. Investing activities primarily consisted of capital expenditures of approximately $268.4 million for the construction of the Company's existing facility and the beginning of the Cold Mill Project. Cash provided by financing activities totaled approximately $276.0 million for Fiscal 1993 through Fiscal 1995 and approximately $101.0 million for the 1996 Nine-Month Period.

     In June 1994, the Company issued $55.0 million principal amount of the Subordinated Notes (together with warrants to purchase Common Stock) to finance a portion of the construction of the mini-mill. All of the

Subordinated Notes will be repaid with a portion of the net proceeds from the offerings. See "Use of Proceeds."

     The Credit Agreement provides for (i) up to an aggregate of $300.0 million of senior term loans and (ii) a $45.0 million revolving credit facility (the "Revolving Credit Facility") for working capital purposes, subject to borrowing base restrictions. Indebtedness outstanding under the Credit Agreement is secured by a first priority lien on substantially all of the assets of the Company. Of the $300.0 million in senior term loan commitments the Company borrowed $150.0 million for the construction of the mini-mill and $150.0 million was designated and remains available for the construction of the Cold Mill Project. See "Description of Certain Indebtedness." As of September 28, 1996, $150.0 million of senior term loans were outstanding and there were no outstanding borrowings under the Revolving Credit Facility. The Company will prepay $9.1 million of such indebtedness with a portion of the net proceeds from the offerings. See "Use of Proceeds."

     As of September 28, 1996, after giving pro forma effect to the offerings and the application of the net proceeds therefrom, the Company's long-term debt (including current portion) would have been approximately $198.7 million and SDI would have had approximately $150.0 million available under the Credit Agreement to finance the Cold Mill Project. Most of the Company's indebtedness will bear interest at floating rates, causing the Company's results of operations to be affected by prevailing interest rates.

     The Company currently estimates that the funds required for the construction and start-up (including capital expenditures) of the Expansion Projects will total approximately $340.0 million (approximately $200.0 million for the Cold Mill Project; approximately $65.0 million for the IDI Project and approximately $75.0 million for the Caster Project). The Company may also require additional financing in the event it decides to enter into strategic alliances or make acquisitions. See "Risk Factors -- Significant Capital Requirements."

     The Company intends to use $20.0 million of the $25.4 million of net proceeds it recently received from the private placement of its Common Stock to finance a portion of the IDI Project and intends to finance the remaining $45.0 million with the IDI Financing. Although IDI is negotiating to obtain the IDI Financing, it has not yet secured a commitment. No assurance can be given that the IDI Financing will be obtained on terms acceptable to the Company or at all. See "Certain Transactions."

     The Company intends to use approximately $75.0 million of the net proceeds from the offerings to finance the Caster Project. The Company intends to finance the Cold Mill Project with cash on hand and borrowings under the Credit Agreement. Borrowings under the Credit Agreement are conditioned upon the Company's compliance with various financial and other covenants and other conditions set forth therein and, as a result, there can be no assurance that such financing will be available to the Company as planned. See "Description of Certain Indebtedness." The extent of additional financing required, if any, by the Company will depend on the success of the Company's business. There can be no assurance that additional financing, if needed, will be available to the Company or, if available, that it can be obtained on terms acceptable to the Company and within the limitations contained in the Credit Agreement or the terms of any future financings, including the IDI Financing. Failure to obtain the required funds could delay or prevent some portion of the Expansion Projects from being implemented or completed, which could have a material adverse effect on the Company. See "Risk-Factors -- Significant Capital Requirements."

ENVIRONMENTAL EXPENDITURES AND OTHER CONTINGENCIES

     SDI has incurred and, in the future, will continue to incur capital expenditures and operating expenses for matters relating to environmental control, remediation, monitoring and compliance. Capital expenditures for environmental control for the Fiscal 1994, Fiscal 1995 and 1996 Nine-Month Period were approximately $595,000, $15.9 million, and $790,000, respectively, and operating expenses relating to environmental matters were approximately $0, $30,000, and $2.1 million, for the same periods. SDI has planned environmental capital expenditures for the years ending December 31, 1996, 1997, and 1998 of approximately $1.0 million, $3.0 million, and $6.1 million, respectively. In addition, the Company expects to incur expenses relating to environmental matters of approximately $2.7 million, $4.3 million, and $4.4 million, for the years ending December 31, 1996, 1997, and 1998, respectively. Steel Dynamics believes that compliance with current environmental laws and regulations is not likely to have a material adverse effect on the Company's financial condition, results of operations or liquidity; however, environmental laws and regulations have changed rapidly in recent years and SDI may become subject to more stringent environmental laws and regulations in the future. See "Risk Factors -- Potential Costs of Environmental Compliance."

RECENT ACCOUNTING PRONOUNCEMENTS

     SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets, and for Long-Lived Assets to be Disposed of " and SFAS No. 123, "Accounting for Stock-Based Compensation" were adopted effective January 1, 1996. Adopting these standards had no effect on the Company's financial position, results of operations or cash flows in 1996.

INFLATION

     SDI does not believe that inflation has had a material effect on its results of operations over the periods presented.

                                    BUSINESS

OVERVIEW

     Steel Dynamics owns and operates a new, state-of-the-art flat-rolled steel mini-mill, which commenced operations in January 1996. The Company was founded by executives and managers who pioneered the development of thin-slab/flat-rolled CSP technology and directed the construction and operation of the world's first thin-slab/flat-rolled mini-mill. Building upon their past experience with CSP technology, management founded SDI to produce steel more efficiently, at a lower cost and of higher quality. Steel Dynamics' goal is to become the low cost producer of a broad range of flat-rolled steel products, including hot-rolled, cold-rolled and galvanized sheet, and to serve more markets than any other flat-rolled mini-mill. In addition, the Company intends to participate in the development and use of new technologies to produce a broad range of steel products.

     The Company was founded in September 1993 by Keith E. Busse, Mark D. Millett and Richard P. Teets, Jr. Steel Dynamics commenced construction of the mini-mill in October 1994 and commissioned it in December 1995. The Company believes that this 14-month construction period is the fastest ever for this kind of facility. In addition, the Company believes that the approximately $275.7 million initial capital cost of its mini-mill is approximately $75.0 million, or approximately 20%, less than the cost of comparable mini-mills currently operating. Actual production at the mini-mill of primary grade steel commenced on January 2, 1996. The mill achieved an annualized production rate of 930,000 tons by the end of September 1996, or 66% of its capacity of 1.4 million tons, making the mini-mill's start-up and ramp-up the fastest in the industry.

     Pursuant to the Company's plan to develop downstream processing facilities to produce further value-added steel products, Steel Dynamics is currently constructing a cold mill, contiguous to the mini-mill, with a 1.0 million ton annual capacity which is scheduled for completion during the second half of 1997. Steel Dynamics also plans to add a second melting furnace, a second caster and tunnel furnace, and an additional coiler in 1998 to expand its annual production capacity of hot-rolled steel from 1.4 million tons to approximately
2.4 million tons. In addition, through IDI, the Company intends to construct a 520,000 tonne annual capacity plant for the manufacture of DRI, which the Company expects to be completed in 1998. The DRI, after further processing into 430,000 tonnes of liquid pig iron, will be used in SDI's mini-mill as a steel scrap substitute.

     Management strategically located the Company's mini-mill within close proximity to its natural customer base, steel service centers and other end users, abundant supplies of automotive and other steel scrap (SDI's principal raw material), competitive sources of power, and numerous rail and truck transportation routes. Steel Dynamics believes that its strategic location provides it with sales and marketing as well as production cost advantages. The Company has secured a stable baseload of sales through long-term "off-take" contracts with two major steel consumers, a 30,000 ton per month sales contract with Heidtman, a major Midwest-based steel service center and distributor and an affiliate of one of the Company's stockholders, and a 12,000 ton per month sales contract with Preussag, a major German steel manufacturer and a stockholder of the Company, with affiliate distributors and steel service centers throughout the United States. The Company has also sought to assure itself of a secure supply of steel scrap and scrap substitute. To accomplish this objective, SDI has entered into a long-term scrap purchasing services contract with OmniSource, one of the largest scrap dealers in the Midwest and an affiliate of one of the Company's stockholders. In addition, the Company has also sought to assure itself of a secure supply of scrap substitute material for use as a lower cost complement to steel scrap as part of the Company's melt mix. SDI has entered into a long-term 300,000 tonne per year "off-take" contract to purchase iron carbide from Qualitech's iron carbide facility currently under construction in Corpus Christi, Texas which is expected to be completed in 1998. Additional scrap substitute material will be provided through the Company's IDI Project.

STRATEGY

     The Company's business strategy is to use advanced CSP hot-rolled steelmaking and cold-rolling technologies to produce high surface quality flat-rolled steel in a variety of value-added sizes, gauges and surface treatments, emphasizing low production costs, reliable product quality and excellent customer service. In addition, SDI intends to remain financially strong and competitive through the selective purchasing of scrap and scrap substitutes to offset the effects of cyclical cost/price imbalances. The principal elements of the Company's strategy include:

     - Achieve Lowest Conversion Costs in Industry. Steel Dynamics' EAF, caster and rolling mill designs represent substantial improvements over earlier mini-mills using CSP technology. These improvements have been designed to speed the steelmaking process, to limit "power off time" and other non-productive time in the EAF, to reduce the per ton cost of consumables and to yield high quality finished steel product. By designing and using equipment that is more efficient, requires less periodic maintenance or rebuilding, requires less consumables and improves the consistency and reliability of the steelmaking process, the Company believes that it will achieve lower unit costs for converting metallics and other raw materials into flat-rolled steel. The Company believes that its per ton manufacturing costs are already among the lowest in the industry.

     - Emphasize Value-Added Products. Steel Dynamics believes that it will be able to produce thinner gauge (down to .040") steel in hot-rolled form with consistently better surface and edge characteristics than most other flat-rolled producers. The Company believes that its high quality, thinner hot-rolled products will compete favorably with certain more expensive cold-rolled (further processed) products, enabling it to obtain higher margins. In addition, with the completion of the Cold Mill Project, SDI expects to devote a substantial portion of its hot-rolled products to the production of higher value-added cold-rolled and galvanized products, as well as thinner gauges, down to .015". This increased product breadth should also allow the Company to broaden its customer base.

     - Secure Reliable Sources of Low Cost Metallics. The principal raw material used in the Company's mini-mill is steel scrap which represents approximately 45% to 50% of the Company's total manufacturing costs. Steel Dynamics has pursued a three-part strategy to secure access to adequate low cost supplies of steel scrap and steel scrap substitute materials. First, the Company has entered into a long-term steel scrap contract with OmniSource. Second, SDI has sought to further this strategy through its iron carbide "off-take" contract with Qualitech. Third, Steel Dynamics is pursuing the IDI Project to produce DRI as a lower cost complement for use in the melt mix with steel scrap.

     - Secure a Solid Baseload of Hot Band Sales. In order to help ensure consistent and efficient plant utilization, SDI has entered into six-year "off-take" sales and distribution agreements with Heidtman and Preussag, pursuant to which Heidtman has agreed to purchase at least 30,000 tons and Preussag has agreed to purchase at least an average of 12,000 tons of the Company's flat-rolled products per month, at the Company's market price, subject to certain volume and single run discounts.

     - Increase Unit Growth at Low Capital Cost. SDI seeks to continue to grow its production of flat-rolled steel coil at low capital and unit costs. The Company plans to use approximately $75.0 million of the net proceeds of the offerings to finance its Caster Project. The Caster Project, which is expected to be completed in 1998, will increase the annual production capacity of the Company's mini-mill from 1.4 to approximately 2.4 million tons of hot-rolled steel. The Caster Project will enable the Company to better use the increased rolling and finishing capacity that its Cold Mill Project will provide when completed in 1997. The foundations and infrastructure necessary to house and support the second caster have been pre-planned into the existing plant and, therefore, the 1.0 million additional tons of annual hot-rolled steel capacity should be added at a relatively low capital cost. In addition, management intends to continue to explore new production technologies to further lower its unit costs of production.

     - Incentivize Employees. In contrast to the high fixed labor costs of many of the Company's competitors, SDI has established certain incentive compensation programs specifically designed to reward employee teams for their efforts towards enhancing productivity, thereby encouraging a sense of ownership throughout Steel Dynamics. Production employees actively share in the Company's success through a production bonus and a conversion cost bonus. The production bonus is directly tied to the quantity and quality of products manufactured during a particular shift. The conversion cost bonus encourages employees to use materials and resources more efficiently. Steel Dynamics' employees' bonuses may equal or exceed their base hourly wage.

     - Pursue Future Opportunities. Steel Dynamics believes that technology development and management's experience will provide significant opportunities for SDI in a broad range of markets, potentially including flat-rolled, non-flat-rolled, stainless and specialty steels. See "-- The Flat-Rolled Market." The Company plans to pursue opportunities through greenfield projects, strategic alliances or acquisitions to secure the long-term future growth and profitability of SDI. Steel Dynamics will seek to enter new steel markets and to produce new steel products using the latest technology, with the objective of being a low cost producer. In addition, the Company has a technology sharing agreement with Preussag which will provide SDI with Preussag's expertise and know-how in steel manufacturing, particularly steel finishing.

INDUSTRY OVERVIEW

     The steel industry has historically been and continues to be highly cyclical in nature, influenced by a combination of factors including periods of economic growth or recession, strength or weakness of the U.S. dollar, worldwide production capacity, levels of steel imports and tariffs. The industry has also been affected by other company-specific factors such as failure to adapt to technological change, plant inefficiency, and high labor costs. As an industry, most U.S. steel producers suffered losses between 1982 and 1986, earned profits between 1987 and 1989, weakened again through the end of 1992, strengthened during 1993 and 1994, weakened again in 1995 and appear to be strengthening at the present time. Steel, regardless of product type, is a commodity that responds to forces of supply and demand, and prices have been volatile and have fluctuated in reaction to general and industry specific economic conditions. Under such conditions, a steel company must be a low cost, efficient producer and a quality manufacturer.

     There are generally two kinds of primary steel producers, "integrated" and "mini-mill." The following diagram illustrates the differences in production methodologies between the typical multi-step integrated mill production process and the typical continuous mini-mill melting-casting-rolling process.

                                 [FLOW CHART]

     Steel manufacturing by an "integrated" producer involves a series of distinct but related processes, often separated in time and in plant geography. This process generally involves ironmaking followed by steelmaking, followed by billet or slab making, followed by reheating and further rolling into steel plate or bar, or flat-rolling into sheet steel or coil. These processes may, in turn, be followed by various finishing processes (including cold-rolling) or various coating processes (including galvanizing). In integrated producer steelmaking, coal is converted to coke in a coke oven, then combined in a blast furnace with iron ore (or pellets) and limestone to produce pig iron, and then combined with scrap in a "basic oxygen" or other furnace to produce raw or liquid steel. Once produced, the liquid steel is metallurgically refined and then either poured as ingots for later reheating and processing or transported to a continuous caster for casting into a billet or slab, which is then further shaped or rolled into its final form. Typically, though not always, and whether by design or as a result of downsizing or re-configuration, many of these processes take place in separate and remote facilities.

     In contrast, a mini-mill employs an electric arc furnace to directly melt scrap steel or steel scrap substitute, thus entirely eliminating the energy-intensive blast furnace. A mini-mill incorporates the melt shop, ladle metallurgical station, casting, and rolling into a unified continuous flow. The melting process begins with the charging of a furnace vessel with scrap steel, carbon, and lime, following which the vessel's top is swung into place and electrodes lowered into the scrap through holes in the top of the furnace. Electricity is then applied to melt the scrap. The liquid steel is then checked for chemistry and the necessary metallurgical adjustments are made while the steel is still in the melting furnace or, if the plant has a separate staging area for that process (as SDI's does), the material is transported by a ladle to an area, commonly known as a ladle metallurgy station. From there, the liquid steel is transported by ladle to a turret at the continuous caster, wherein it is then transferred into a tundish, a kind of reservoir, which controls the flow of the liquid steel into a water-cooled copper-lined mold (collectively, the "caster") from which it exits as an externally solid billet or slab. After a billet is cast, it is then cut to length and either shipped as billets or stored until needed for further rolling or processing (which would involve reheating) or it may be sent directly into the rolling process, after which it may then be cut to length, straightened, or stacked and bundled. In the case of thin-slab casting, however, the slabs proceed directly into a tunnel furnace, which maintains and equalizes the slab's temperature, and then after descaling, into the first stand of the rolling mill operation. In this rolling process, the steel is progressively reduced in thickness. In the case of sheet steel, it is wound into coil and may be sold either directly to end users or to intermediate steel processors or service centers, where it may be pickled, cold-rolled, annealed, tempered, or galvanized.

     As a group, mini-mills are generally characterized by lower costs of production and higher productivity than the integrated steelmakers. This is due, in part, to the mini-mills' lower capital costs and to their lower operating costs resulting from their streamlined melting process and smaller, more efficient plant layouts. Moreover, mini-mills have tended to employ a management culture that emphasizes worker empowerment and flexible, incentive-oriented non-union labor practices. The smaller plant size of the mini-mill operation also permits greater flexibility in locating the facility to optimize access to scrap supply, attractive energy costs, infrastructure and markets. Furthermore, the mini-mill's more efficient plant size and layout, which incorporates the melt shop, metallurgical station, casting and rolling in a unified continuous flow under the same roof (as contrasted with integrated mills, which have typically been downsized and re-configured over time and thus may perform each of these functions in separate facilities), have reduced or eliminated costly re-handling and re-heating of partially finished product. Mini-mills, moreover, have tended to be more willing to adapt to newer, more innovative and aggressive management styles, featuring decentralized decision-making. They have also adapted more quickly to the use of newer, more cost effective and efficient machinery and equipment, translating technological advances in the industry into more efficient production more quickly than the integrated mills.

EVOLUTION OF COMPACT STRIP PRODUCTION TECHNOLOGY

     Mini-mills have been producing steel since the early 1960s when EAFs and continuous casting were initially commercialized. For many of those years, the mini-mills focused almost exclusively on lower-quality, lower-priced "long products," including merchant shapes such as rebar, wire, rod, angles, and structurals, due to the mini-mill's relatively smaller size, initial quality limitations and early power and capacity limitations. In 1989, however, a mini-mill, using the world's first CSP machine employing a revolutionary mold design, directly cast a 2" slab that was less than 25% of the thickness of the typical 8" to 10" slabs cast by the integrated producers.

     The CSP technology was one of the most significant advances in steelmaking in the last forty years. The thinner slab greatly reduces costs, as less reduction is necessary in the hot-strip rolling mill to create hot-rolled bands or coils of steel, and there is substantially less re-heating required prior to rolling. Most important, the development of this thin-slab casting technology, with its lower capital cost requirement, allowed for the entry of the mini-mills into the flat-rolled segment of the steel market.

THE FLAT-ROLLED MARKET

     The flat-rolled market represents the largest steel product group, accounting for approximately 62.4% of the total annual U.S. steel shipments. Flat-rolled products consist of hot-rolled, cold-rolled, and coated sheet and coil. Currently, the Company's products consist only of hot-rolled coil. This product group has been the fastest growing segment of the U.S. steel market over the last 40 years, amounting to approximately 60.8 million tons of shipments in 1995. The following table shows the U.S. flat-rolled shipments by hot-rolled, cold-rolled, and coated production (as reported by the AISI) for the last five years.

                                                                  YEAR ENDED DECEMBER 31,
                                                          ----------------------------------------
                                                          1991     1992     1993     1994     1995
                                                          ----     ----     ----     ----     ----
                                                                     (MILLIONS OF TONS)
Hot-Rolled(1)...........................................  20.8     20.8     22.7     24.6     26.8
Cold-Rolled(2)..........................................  13.0     14.2     14.4     14.7     14.1
Coated(3)...............................................  13.9     15.6     18.3     20.2     19.9
                                                          ----     ----     ----     ----     ----
          Total.........................................  47.7     50.6     55.4     59.5     60.8
                                                          ====     ====     ====     ====     ====
% Total Steel Shipments.................................  60.6%    61.6%    62.3%    62.6%    62.4%

---------------
(1) Includes pipe/tube, sheet, strip and plate in coils.
(2) Includes blackplate, sheet, strip and electrical.
(3) Includes tin coated, hot dipped, galvanized, electrogalvanized and all other metallic coated.

     The following chart presents 1995 U.S. industry flat-rolled product shipments by market segment (as reported by the AISI):

                                 [PIE CHART]

     Hot-Rolled Products. All coiled flat-rolled steel is initially hot-rolled, a process that consists of passing an ingot or a cast slab through a multi-stand rolling mill to reduce its thickness to less than 1/2" and, in some mills, to less than 1/16". Hot-rolled steel is minimally processed steel coil that is used in the manufacture of various non-surface critical applications such as automobile suspension arms, frames, wheels, and other unexposed parts in auto and truck bodies, agricultural equipment, construction products, machinery, tubing, pipe, tools, lawn care products and guard rails. The U.S. market for hot-rolled steel in 1995 was approximately 26.8 million tons, excluding imports. This is a market segment that the Company's existing mini-mill currently serves. The following chart presents 1995 U.S. industry hot-rolled product shipments by market segment (as reported by the AISI):

                                 [PIE CHART]

     Cold-Rolled Products. Cold-rolled steel is hot-rolled steel that has been further processed through a pickler and then successively passed through a rolling mill without reheating until the desired gauge (or thickness) and other physical properties have been achieved. Cold-rolling reduces gauge and hardens the steel and, when further processed through an annealing furnace and a temper mill, improves uniformity, ductility and formability. Cold-rolling can also impart various surface finishes and textures. Cold-rolled steel is used in applications that demand higher quality or finish, such as exposed automobile and appliance panels. As a result, cold-rolled prices are typically higher than hot-rolled. The U.S. market for cold-rolled steel in 1995 was approximately 14.1 million tons, excluding imports. This is a market segment that the Company's cold mill will serve when completed in 1997. The following chart presents 1995 U.S. industry cold-rolled product shipments by market segment (as reported by the AISI):

                                 [PIE CHART]

     Coated Products. Coated steel is usually cold-rolled sheet that has been coated with a non-ferrous metal to render it corrosion-resistant and to improve its paintability. Hot-dipped galvanized, electrogalvanized and aluminized products are types of coated steels. These are also the highest value-added sheet products because they require the greatest degree of processing and tend to have the strictest quality requirements. Coated steel is used in high volume applications such as automotive, household appliances, roofing and siding, heating and air conditioning equipment, air ducts, switch boxes, chimney flues, awnings, garbage cans and food containers. The use of coated steels in the U.S. has increased dramatically over the last 40 years. The U.S. market for coated steels in 1995 was approximately 19.9 million tons, excluding imports. This market segment will be served by SDI's cold mill when completed in 1997. The following chart presents 1995 U.S. industry coated product shipments by market segment (as reported by the AISI):

           LOGO

THE COMPANY'S PRODUCTS AND APPLICATIONS

     The Company's current array of hot-rolled products includes a variety of high quality mild and medium carbon and high strength low alloy hot-rolled bands in 40" to 62" widths and in thicknesses from .500" down to .040" (1 mm). These products are suitable for mechanical and structural tubing, gas and fluid transmission piping, metal building systems, parts and components for automobiles, trucks, trailers, and recreational vehicles, rail cars, ships, barges, and other marine equipment, agricultural equipment and farm implements, lawn, garden, and recreational equipment, industrial machinery and shipping containers. SDI believes that, because of innovations made in its state-of-the-art caster, its basic production hot band has surface and edge quality characteristics that exceed those of the other thin-slab/flat-rolled mini-mills operating currently. The Company also believes that the surface and edge quality of its hot bands compares favorably with conventional mills. Steel Dynamics believes that it is able to access a substantial portion of the current U.S. shipped hot-rolled market of 26.8 million tons. Based on information from its customers, the following chart displays SDI's 1996 flat-rolled shipments, for the first nine months of its operations, by market classification of the ultimate end user, regardless of whether the Company's hot band was further processed by a steel service center or other intermediate processor before being shipped to the end user.

      END USER INDUSTRY     PERCENTAGE                     TYPICAL APPLICATIONS
    ----------------------  ----------     ----------------------------------------------------
    Automotive............       23%       Safety restraints, suspension, frame
    Tubing................       18        Structural tube, mechanical tube, conduit
    Construction..........       13        Metal buildings, piling, safety grating
    Commercial equipment..       12        Racks, shelving, hardware
    Machinery.............        6        Construction equipment, machine tools
    Rail..................        4        Rail car sides, tops, end caps
    Residential
      equipment...........        4        Lawn equipment, garden implements, motion furniture
    Appliances............        3        Liners, backs, brackets
    Agriculture...........        2        Farm equipment, feeders, bins
    Other.................       15        Exercise and recreational equipment
                            ----------
              Total.......      100%
                            ==========

     After completion of the Cold Mill Project (expected to occur during the second half of 1997), SDI expects to produce a full range of hot-rolled, hot-rolled coated, cold-rolled and cold-rolled coated products. At that time, the Company expects to devote a substantial portion of its hot bands to the production of higher value added products, including galvanized coatings, as well as thinner gauge cold-rolled, down to .015(). This increased product breadth should also allow SDI to broaden its direct customer base, so that many of the products required by end user consumers could be purchased directly from the Company, instead of through an intermediate processor or steel service center. The Company believes that upon completion of the Cold Mill Project it will be able to access a substantial portion of the current U.S. shipped flat-rolled market of 60.8 million tons.

THE COMPANY'S CUSTOMERS AND MARKETS

     Intermediate Steel Processors and Steel Service Centers. The Company's customers currently are primarily intermediate steel processors and steel service centers. Of Steel Dynamics' total net sales since the Company commenced operations, 81% were to steel processors or service centers. These steel processors and service centers typically act as intermediaries between primary steel producers, such as SDI, and the various end user manufacturers that require further processing of hot bands. The additional processing performed by the intermediate steel processors and service centers include pickling, galvanizing, cutting to length, slitting to size, leveling, blanking, shape correcting, edge rolling, shearing and stamping. After the completion of the Cold Mill Project, the Company expects to provide additional value-added cold-rolling and coating services. The Company expects, however, that its intermediate steel processor and service center customers will remain an integral part of its future customer base and plans to continue to sell its hot bands and other products to these customers after the Cold Mill Project is complete.

     The Company's largest customers, Heidtman and Preussag, accounted in the aggregate for approximately 47% of Steel Dynamics' total net sales through September 28, 1996. While the loss of either Heidtman or Preussag as a customer, or a significant reduction in the business generated by Heidtman or Preussag, might have a material adverse effect on SDI's results of operations, the Company believes its relationships with these two companies have enabled it to baseload the mill, thus helping to ensure consistent and sufficient plant utilization. Heidtman and Preussag are the only two customers of SDI that have accounted, individually, for more than 10% of the Company's total net sales through September 28, 1996. Heidtman is an affiliate of one of the Company's stockholders and Preussag is a stockholder. See "Principal and Selling Stockholders." The Company's five largest customers in the aggregate accounted for approximately 66% of total net sales through September 28, 1996. See "Risk Factors -- Reliance on Major Customers."

     SDI has a six-year purchasing agreement with Heidtman for the purchase of at least 30,000 tons of the Company's hot band products per month, at market prices, determined by reference to the lowest prices charged by other thin-slab mini-mills or conventional mills for the same products. The price at which the Company is required to sell 30,000 tons of steel coil to Heidtman cannot be higher than the lowest price at which SDI offers its products to any other customer. Heidtman is entitled to single run as well as certain volume discounts. In addition, Heidtman has priority purchase rights to the Company's secondary material and field claim material. The Company's aggregate sales to Heidtman (including its affiliated companies) through September 28, 1996 has amounted to 201,500 tons.

     SDI also has a six-year Purchasing, U.S. Sales and Export Distribution Agreement (the "Preussag Purchasing Agreement") with Preussag pursuant to which, and subject to the Company's obligations to fill Heidtman's orders, Preussag is obligated to purchase an average of at least 12,000 tons per month of the Company's available products, at a market price determined by reference to the Company's price sheet and by reference to prevailing competitive market prices charged to large customers by other mills within the Company's typical marketing area. Preussag is entitled to single run and certain volume discounts. Under the Preussag Purchasing Agreement, the Company has also appointed Preussag as its preferred distributor for all sales to customers outside the United States, Canada and Mexico. See "-- International Sales." Preussag's affiliated companies include: Delta Steel, Inc., located in Houston, Texas; Feralloy Corporation, located in Chicago, Illinois; Feralloy North American Steel Co., LP, located in Melvindale, Michigan; Preussag Handel, Canada, located in Vancouver, British Columbia, Canada; Preussag Handel, GmbH, located in Mexico City,

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

Mexico; and Preussag International Steel Corporation, located in Atlanta, Georgia. The Company's aggregate sales to Preussag (including its affiliated companies) through September 28, 1996 has amounted to 56,800 tons.

     Direct Sales to End Users. The Company sells directly to end users, including manufacturers of cold-rolled strip, oil and gas transmission pipe, and mechanical and structural tubing. The Company employs a 12-person direct sales staff, consisting of a Manager of Sales and Marketing, three Field Sales Managers, a Manager of Secondary Sales, with the balance dedicated to inside sales and administration. Steel Dynamics plans on keeping its end user sales and support staff small and efficient, reflecting the Company's emphasis on cost-containment and productivity.

     Geographic Proximity to Customers. The following map illustrates the geographic proximity of certain of the more significant U.S. markets for flat-rolled sheet to the Company's mini-mill in Butler, Indiana.

                                    [MAP]

     Of the Company's total net sales through September 28, 1996, more than 80% were to customers within 300 miles of SDI. In addition to its low production costs, the Company believes that it also enjoys a pricing advantage over most of its competitors due to freight savings to its customers to the north and east of SDI's mini-mill, where it sold 60% of its flat-rolled steel through September 28, 1996.

     International Sales. Of the Company's total net sales through September 28, 1996, sales outside the continental United States accounted for less than 5%. Pursuant to the Preussag Purchasing Agreement, the Company has appointed Preussag its preferred distributor for all sales to customers outside the United States, Canada and Mexico (the "Export Territory"). Under the Preussag Purchasing Agreement, if the Company wishes to sell in the Export Territory, it must notify Preussag of the products available for sale and the price of these products. Preussag must then use its best efforts to solicit these sales and to present the Company with any purchase orders for the product, which the Company may then accept or reject. Sales within the Export Territory are for Preussag's own account, regardless of whether Preussag is purchasing for its use or for resale. If the Company receives an unsolicited offer to purchase any products from a prospective customer in the Export Territory, the Company must notify Preussag of the terms and Preussag has a right of first refusal to effect the purchase. For sales in the Export Territory, Preussag is entitled to a sales commission in addition to

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

any other applicable discounts or rebates. The Company has also entered into a "second look" export sales agreement for such international sales with Sumitomo Corporation of America ("Sumitomo"). Sumitomo is also a stockholder in the Company.

THE COMPANY'S STEELMAKING EQUIPMENT AND TECHNOLOGY

     Steel Dynamics' thin-slab/flat-rolled steelmaking equipment represents the state-of-the-art in EAF melting and thin-slab casting and rolling technology and embodies advancements and improvements reflecting the combined design and operating experience with thin-slab steelmaking of the Company's three founders, Keith E. Busse, Mark D. Millett, and Richard P. Teets, Jr. The Company's existing equipment and technology, as well as the design criteria of the equipment and technology that will constitute the Cold Mill Project and the Caster Project, are intended to improve steelmaking speed, efficiency and output, result in less "power off" and down time, require less maintenance, prolong equipment life and produce steel of better consistency and of better surface and edge qualities.

     The Existing Mill. The principal steelmaking equipment that comprises the existing thin-slab/flat-rolling plant that is currently producing the Company's hot bands consists of a melting furnace, a ladle metallurgy station, a turret, thin-slab caster and rolling mill.

      [SCHEMATIC DRAWING OF THE COMPANY'S CURRENT STEELMAKING PROCESS]

     The Electric Arc Furnace. The Company's EAF is a 165-ton capacity tap weight (195-ton gross weight with a 30-ton "hot heel") Fuchs AC-powered 120 MVA high reactance twin-shell EBT (eccentric bottom tap) furnace, consisting of two melting hearths working off of a single power source. Although such a large capacity furnace might have suggested the use of DC power, SDI purchased an AC-powered unit but with a reactor added to the electrical system on the primary side of the transformer. In addition to saving approximately 30% in the capital cost of the EAF (as compared to a DC-type unit), the AC-powered EAF is designed to use smaller electrodes, which are less expensive than those required by a DC-type EAF, and to consume a smaller amount of electrodes per pound of steel produced. With a large capacity EAF, such as Steel Dynamics' furnace, using a DC power source would require substantially larger (28() to 30() diameter) electrodes, which cost up to 30% more per pound than the smaller (24() diameter) electrodes required by the Company's AC-powered EAF. Furthermore, electrode consumption by the Company's EAF (a substantial operating cost component) is designed to be less than a DC-powered unit, approximately 3.2 pounds per ton vs.
3.8 to 4.0 pounds per ton, a function of lower amperage to the electrode brought about by the reactor, which allows it to mimic the power characteristics of the DC EAF.

     SDI's twin-shell EAF design results in virtually continuous melting and reduces the tap-to-tap time (i.e. the length of time between successive melting cycles or "heats"). While melting is being done on one side, the other vessel can be tapped and then refilled with scrap and readied for the next melt. In a single EAF with a 60-minute tap-to-tap time, typically 10 to 15 minutes is taken to tap liquid metal, gun refractories onto the side walls of the furnace, re-sand and repair the tap hole, and recharge the vessel with scrap. Therefore, for a small incremental capital cost of a second vessel, there is an approximate 20% increase in productivity gained by reducing the tap-to-tap time. Preheating of the scrap will occur in the idle vessel with both oxygen and natural gas, at a fairly low cost, aided by the 30-ton "hot heel" of melted scrap remaining in the idle vessel after tapping. This design enables the Company to save the additional capital cost of competing technologies such as a shaft furnace with a scrap preheating feature. The Company believes that shaft furnaces do not work well with larger pieces of scrap, such as the industrial bundles which the Company purchases. An additional attractive feature of the twin-shell design is that if there is a maintenance problem requiring work on one

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

vessel, melting can proceed in the other vessel without interruption. Electricity consumption in the EAF is approximately 350 to 375 kWh per ton.

     Ladle Metallurgy Station. The Company has a separate ladle metallurgy station, built by Fuchs, consisting of two small EAFs, each of which consumes approximately 25 kWh of electricity per ton of steel, and a desulfurization station. A separate ladle refining station, located apart from the primary melting furnace, allows metallurgical adjustments to be effected, while still maintaining the steel at a sufficiently high temperature during the refining stage. This maximizes the time that the primary furnace can be used for scrap melting, while enabling the molten steel to continue through metallurgical testing, stirring, alloying, desulfurization, reheating and other adjustments, on its way to the casting deck. There are two ladle stations, each of which receives molten steel from the primary furnaces after tapping. When the adjustment process has been completed the refined metal is then transported by overhead crane to the casting deck. The ladles are placed on a turret, which rotates an empty ladle away from the top of the casting machine while simultaneously replacing it with a full ladle, allowing for a continuous process. The molten steel flows from the ladle to a tundish (a holding reservoir) and then directly into the mold of the casting machine.

     The Thin-Slab Caster. The state-of-the-art continuous thin-slab caster was built by SMS Schloemann-Siemag AG and SMS Concast and is equipped with Liquid Core Reduction ("LCR") which the Company has not yet activated. LCR enables the caster to perform as a typical thin slab caster producing 50 mm slabs for hot rolling, as well as allowing the flexibility to produce slabs from 40 mm to 80 mm thick by using a variable thickness mold and movable segments. This feature is designed to ensure greater quality and a more diversified product line for the Company by reducing turbulence in the mold; providing for "soft reduction" on segregation sensitive grades; improving hot rolling reduction ratios on thick gauge products and the reduction of hot rolling loads to produce light gauge products.

     The caster is also equipped with a newly designed submerged entry nozzle ("SEN"), with an improved geometry. This permits the walls of the SEN to be thicker, resulting in longer SEN life and, in turn, enables the Company to run a "string" of 12 heats before the SEN requires replacement (in contrast with 10 or less with a smaller SEN). These advantages are directly reflected in increased productivity. Within the newly designed SEN, SDI has incorporated a new baffle design to modify the fluid flow of molten steel into the mold cavity which slows and more evenly distributes the molten steel into the mold as compared to previous designs. This results in a quieter top surface of the liquid steel in the mold (at the meniscus), a more uniform solidification of the shell, and effectively eliminates sub-surface inclusions. The tundish design has been upgraded to include state-of-the-art baffle and other flow modification dividers which allow for maximum flotation and subsequent removal of inclusions prior to the molten steel entering the SEN.

     The Hot-Rolling Mill. The Company's rolling mill is a state-of-the-art, six-stand rolling mill built by SMS Schloemann-Siemag AG. The hot-rolling mill is equipped with a specially designed high pressure 6,000 psi water descaling system to remove the mill scale after the steel emerges from the Bricmont-supplied tunnel furnace just before entering the rolling mill. This system provides an exceptionally clean surface while minimizing the cooling of the 2,000(++)F slab. The tunnel furnace restores heat lost during the casting process. The rolling mill is equipped with the latest electronic and hydraulic controls. Each rolling stand is driven by a high-powered 10,000 horsepower mill drive motor. The normal exit speed of light gauge steel, prior to coiling as it exits the last stand of the rolling mill, is approximately 10.5 meters per second. The Company's smaller more closely-spaced rolls on the run-out table will help prevent the steel strip from cobbling when rolling lighter gauges. When rolling to a thickness of 1 mm (.040()), the exit speed will remain the same until the sheet is captured in the down-coiler, at which point it will "zoom" the strip to a faster speed of 13.3 meters per second; which increases productivity. The last two stands of the rolling mill use specially designed work rolls to facilitate the Company's ability to roll to the thinnest gauge of any hot mill in the industry. Steel Dynamics' coiler is approximately 210 feet from the last stand of the rolling mill, and all necessary foundations and infrastructure have been pre-engineered and constructed to accommodate the second coiler that will be added as part of the Caster Project.

     Throughout the rolling process, laser optical measuring equipment and multiple x-ray devices measure all strip dimensions, allowing adjustments to occur continuously and providing feedback information to the mill

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

process controls and computers. All positioning and control equipment used to adjust the rolling mill is hydraulically operated and regulated electronically to achieve a high degree of accuracy. The entire production process is monitored and controlled by both business and process computers. Production schedules are created based on order input information and transmitted to the mill computers by the plant business system. Mathematical models then determine the optimum settings for the tunnel furnace, the hot rolling mill and the strip cooling sprays. This information is then directly transmitted to the equipment controlling the rolling operations. As the material is processed, operating and quality data are gathered and stored for analysis of operating performance and for documentation of product parameters to the customer. The system then coordinates and monitors the shipping process, and prints all relevant paper work for shipping when the coil leaves the plant.

     The Cold Mill Project. The Cold Mill Project is under construction adjacent to and south of the existing hot mill. Design work and equipment specification for the Cold Mill Project began in November 1995. Site preparation work began in July 1996, and foundation work began in August 1996. The budgeted cost for the Cold Mill Project is approximately $200.0 million.

                 [SCHEMATIC DRAWING OF THE COLD MILL PROJECT]

     The Cold Mill Project will consist of a continuous pickle line, two hot dipped galvanizing lines, a semi-tandem two-stand reversing cold-rolling mill, batch annealing furnaces and a temper mill. The pickle line will consist of a dual payoff system, scale breaker, shallow bath pickling section, rinsing section and recoiler built by Davy International; the hot dipped galvanizing lines will consist of dual payoff, cleaning, annealing, coating, rolling, tension leveling, post-coating treatment, and recoiling systems built by Davy International and others; the semi-tandem two-stand reversing cold-rolling mill will consist of a payoff system, two take-up reels, two four-high stands, full instrumentation and quality controls, to be built by SMS Schloemann-Siemag AG; the batch annealing furnaces will be built by Ebner Furnaces and will consist of 18 bases and nine hydrogen annealing bells; and the temper mill will consist of a single four-high stand built by SMS Schloemann-Siemag AG. All electric drives and controls will be supplied by the General Electric Corporation, a stockholder of SDI. One of the galvanizing lines will process primarily hot-rolled product, while the second galvanizing line will process primarily cold-rolled product.

     The pickle line will begin at the existing hot strip mill building, and will deliver pickled product to a coil storage facility centrally located in the cold-rolling and processing facility. Configuring the facility in this manner eliminates the need for equipment to transfer coils to the cold-rolling facility. At the entry end of the pickle line, there are two reels to unwind coils and a welder to join the coils together. Coils will be unwound on alternate reels and attached end to end by the welder, creating a continuous strip through the pickle tanks. The center section of the 700-foot pickle line consists of the scale breaker/tension leveler, the pickling tanks, where the strip moves through a bath of hydrochloric acid that thoroughly cleans the strip in preparation for galvanizing and rolling operations, and the rinse tanks. At the delivery end of the line there is a reel for recoiling the pickled product, and shearing facilities to separate the strip back into discrete coils. After recoiling, each coil is stored in the central coil storage facility.

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

     From the central coil storage area, coils can proceed in either of two directions. Some coils will be immediately galvanized on the hot-rolled galvanizing line. The ability of the hot-rolling mill to produce steel strip that is extremely thin by comparison will allow for immediate galvanizing without the need for further rolling in the cold-rolling mill. The hot-rolled galvanizing line is designed to efficiently handle this type of material.

     Hot-rolled coils that are not intended for immediate galvanizing will be processed on the cold-rolling mill. SDI's cold-rolling mill will be unique in that it will be a semi-tandem two-stand reversing cold-rolling operation. This configuration provides considerably higher throughput than a conventional single-stand reversing mill, yet also takes advantage of considerably lower equipment costs than the conventional four to six-stand tandem cold-rolling mill. The rolling mill is configured with multiple x-ray gauges, hydraulic bending systems, rolling solution controls, gauge controls and strip flatness controls used to produce an extremely high level of product quality parameters. The cold-rolling mill will also use a process control computer using sophisticated mathematical models to optimize both quality and throughput.

     Cold-rolled product that requires galvanizing will proceed to the cold-rolled galvanizing line. There it will be annealed and coated. The cold-rolled galvanizing line is quite similar to the hot-rolled galvanizing line, but will have a more elaborate and larger strip heating furnace. This larger furnace is required to anneal cold-rolled product, which is not necessary on hot-rolled product. Designing the pickle line and the two galvanizing lines concurrently and procuring the equipment from the same manufacturer has allowed a high degree of commonality of parts between the three lines. This provides a high degree of flexibility and cost savings with regard to management of spare parts.

     Cold-rolled product that does not require galvanizing will then proceed to the batch annealing furnaces. The batch annealing furnaces heat and then cool the coils in a controlled manner to reduce the hardness of the steel that is created in the cold-rolling process. The batch annealing furnaces will heat the steel in a hydrogen environment that optimizes the efficiency of the heating process and produces a product that is superior to conventional batch annealing with regard to cleanliness and uniform metallurgical characteristics. The heating and cooling of the coils is regulated by means of computer models based on current knowledge of heat transfers and steel characteristics.

     Product from the annealing furnaces will then be temper-rolled. The temper-rolling facility is a single stand four-high rolling mill designed for relatively light reduction of the product. The temper mill introduces a small amount of hardness into the product and further ensures the overall flatness and surface quality of the product. The temper mill will also have an x-ray gauge to monitor strip thickness. This mill was purchased concurrently with the two-stand cold-rolling mill from the same manufacturer. This provides a high degree of flexibility and cost savings with regard to management of spare parts.

     Product from both galvanizing lines and the temper mill will be delivered directly from the processes to a common coil storage area, where they will then be shipped by either truck or rail.

     As in its hot mill, all facilities in the cold mill will be linked by means of business and process computers. Business systems will be expanded to comprehend order entry of the additional cold mill products and all line scheduling will be accomplished in the business computer systems, with schedules transmitted to the appropriate process related computers. Operating and quality data will also be collected for analysis and quality control purposes, and for reporting product data to customers.

     The Caster Project. The Caster Project, which the Company believes will enable it to increase its annual production capacity of hot-rolled steel from
1.4 million tons to approximately 2.4 million tons, primarily involves the design and construction of an additional hybrid EAF, a second thin-slab caster, a second tunnel furnace, a second coiler and minor modifications to the meltshop building. The total cost of the Caster Project is estimated to be approximately $75.0 million. The Company expects this project to be completed in 1998. The following diagram shows the components of SDI's hot-mill upon completion of the Caster Project.

                               [CASTER GRAPHIC]

     The necessary foundations and infrastructure to house and support the second caster were pre-planned into the existing plant at the time of its design and construction. This should allow SDI to add additional annual capacity of 1.0 million tons of hot-rolled steel at an incrementally low capital cost. The Company believes that these additional tons will allow it to maximize its rolling and finishing capacity that its Cold Mill Project is expected to provide in the second half of 1997.

     The equipment that is being considered as a part of the Caster Project is similar in design and use to the equipment that constitutes the existing mini-mill facility.

     The IDI Project. The IDI Project consists of the design, construction, and operation of a facility for the manufacture of DRI for use by Steel Dynamics (or, when desired, for resale to others) as a steel scrap substitute. The Company has studied and considered many alternative methods of securing a low cost source of steel scrap substitute material. Some of these methods are in limited commercial use while others have not been tested commercially, either for their ability to successfully yield useable substitute iron units or, even if technologically successful, their ability to do so at a cost that makes its use as a scrap substitute commercially feasible. The existing commercial processes differ by the type of raw feedstock they employ and the type of reductant that is used to "reduce" the feedstock to useable or semi-finished iron units. The Company currently intends to use the IDI Process, which uses low cost iron ore fines that are ultimately reduced to DRI in a rotary hearth furnace using coal as the reductant. The resulting DRI will be converted by SDI into liquid pig iron in a hybrid EAF and desulphurization station, intended to yield a final iron content of 96% (with little sulphur and gangue).

                         [FLOW CHART OF IDI PROCESS]

     Background of Alternative Scrap Substitute Methodologies. DRI is a metallic product produced from iron ore that is used as an alternative or complementary feedstock in EAF steelmaking, blast furnaces and other iron and steelmaking applications. Of the approximately 30.7 million tonnes of DRI produced in 1995, over 90% was produced by either the Midrex or HYL processes, both of which use lump form iron ore or pellets that are treated in a direct reduction shaft furnace with natural gases to reduce the iron oxide to metallic iron. Although these processes are proven to work commercially, iron ore pellets tend to command a premium over iron ore fines. There are a number of other processes that use iron ore fines with natural gas as a reductant. One of these has been selected by Qualitech in building its iron carbide production facility, with which the Company has a long-term 300,000 tonne per year "off-take" contract.

     The IDI Process. While the IDI Process has not been commercially employed, the Company believes that it has the technical capability to develop and implement the IDI Process. Moreover, the Company believes that the IDI Process, when combined with further processing by SDI, will produce a liquid pig iron with a richer iron content, at a lower cost, using readily available raw material and energy resources, than any other available process considering the location of SDI's mill.

     The IDI Project will use low cost standard iron ore fines, which will be combined with ground coal, mixed with a bentonite binder and other fluxes, and then pelletized. The resulting green pellets will be fed onto a rotary hearth furnace, where they will be heated to 1,300(++)C for approximately 12 to 15 minutes, after which they will be removed by water-cooled screws to a refractory-lined container. At this stage, the DRI will be expected to have an iron content of approximately 81% to 82%, which is less than optimum. Although this product would be commercially viable, IDI intends to transport the DRI to Steel Dynamics for melting in SDI's hybrid EAF where gangue will be reduced, and then to SDI's desulphurization station, where impurities, such as sulphur, will be reduced. This reduction process is expected to reduce the resulting DRI to 96% to 97% metallic iron (versus an average 91% to 94% for standard DRI or 94% to 96% for standard manufactured pig iron), and which would have characteristics similar to that produced in conventional blast furnaces. The hybrid EAF and desulphurization station will be located within the Company's existing melt shop in Butler, Indiana, as part of the Caster Project. An added benefit which the Company expects to realize from the use of this process is that electricity consumption can be lowered by the chemical energy available from the carbon, as well as from the fact that the liquid pig iron is expected to contain no iron oxide (versus 6% iron oxide in most other available DRI), which would otherwise take additional energy to reduce. Furthermore, since the resulting liquid pig iron would already be molten at 2,400(++)F, the electrical energy required in the Company's regular EAF would be substantially reduced when the liquid pig iron is introduced into the melt mix, resulting in not only an electrical consumption savings but a reduction in electrode consumption as well. The Company believes that there would be an approximate 20% productivity gain if pig iron produced by the IDI Process constituted 25% of the melt mix, and more if iron carbide is also added into the melt mix.

     Steel Dynamics believes that the anticipated advantages of the IDI Process are that it permits the use of high silica iron ore fines, which are the cheapest iron ore units available (approximately $20 per ton cheaper than DRI pellets), that the fines do not have to be sized or graded, that pricing of the fines appears to be stable, and that coal as the reductant is abundantly available and not affected by global shortages that sometimes affect gas availability and prices. Additionally, the IDI Process is expected to allow for the use, as additional raw materials, of EAF dust and mill scale, which the Company will generate and will be able to purchase from other area mills. At present, the Company generates 30,000 tons of EAF dust per year, which otherwise causes the Company to incur disposal costs in excess of $120 per ton.

     Steel Dynamics also believes that the DRI which it expects IDI to begin producing in 1998, when combined into the melt mix with iron carbide to be manufactured by Qualitech, and which the Company expects to begin receiving in 1998, will enable the Company to use these steel scrap substitute materials for up to 40% of its metallics charge, thus reducing its dependency upon low residual scrap (the most expensive grade).

STEEL SCRAP AND SCRAP SUBSTITUTE RESOURCES

     Steel scrap is the single most important raw material used in the Company's steelmaking process, representing approximately 45% to 50% of the direct cost of a ton of finished steel. All steel scrap, however, is not the same. As it relates to final product quality, EAF flat-rolled producers, such as the Company, can only tolerate a maximum .2% level of "residuals" (i.e. non-ferrous metallic contamination such as copper, nickel, tin, chromium, and molybdenum, which, once having been dissolved into steel cannot be refined out). In order for the scrap melt to provide this level of quality under present circumstances (without the anticipated availability of future scrap substitute products), the mill must use approximately 60% of "low residual" steel scrap or an equivalent material. There are many grades of scrap (for example, Steel Dynamics maintains 10 to 12 separate grades of scrap in its 20-acre scrap holding yard on premises adjacent to the mini-mill), but scrap can be broadly categorized as either "obsolete scrap" or "prompt industrial scrap." Obsolete scrap, which is derived from discarded agricultural and construction equipment, consumer goods such as automobiles and appliances, container drums and building demolition scrap, generally contains residuals that exceed the tolerable maximums for EAF use (the only exception being old structural steel and rails that were made from Bessemer and open-hearth steel production process with high iron content, the supply of which is limited). Prompt industrial scrap, on the other hand, is produced as a by-product of various metalworking operations, such as steel fabricators, machine shops, automobile production and stamping plants, and is the most desirable for EAF steelmaking due to the traceability of its origins and to the fact that it is generally "low residual" scrap. Such low residual scrap generally takes the form of No. 1 Dealer Bundles, No. 1 Factory Bundles, busheling, and clips. Many variables impact scrap prices, the most critical of which is U.S. steel production. Generally, as steel demand increases, so does scrap demand (and resulting prices).

     Until 1989 when Nucor commenced flat-rolled production of steel in its Crawfordsville, Indiana mini-mill and the subsequent opening of additional thin-slab/flat-rolled mini-mills (including the Company's), the availability of low residual scrap kept pace with demand, indeed exceeded demand, enabling the United States to be a net exporter of low residual scrap. By 1994, however, the supply of low residual scrap became tighter, although the shortfall was made up by a combination of pig iron use, obsolete structural steel, and, to a limited extent, non-U.S. or imported DRI. This supply/demand pressure on the cost of low residual scrap is expected to continue, as more flat-rolled EAF production comes on-line, although this may be mitigated to some extent

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

by the anticipated production of more steel scrap substitute material (such as the IDI Project or Qualitech's iron carbide production facility).

     The Company uses various grades of obsolete (and thus less expensive) scrap in its melt mix, which it blends with its low residual scrap to keep within final tolerances. To the extent that SDI will be able to introduce the relatively pure pig iron that it expects to obtain from IDI's DRI (commencing in 1998), or the Qualitech iron carbide which it expects to begin receiving in 1998, Steel Dynamics believes that it will be able to use greater amounts of lower-priced obsolete scrap in its melt and still remain within acceptable limits.

     There are several regions in the United States where scrap generation exceeds consumption within the region. One of these regions is in the Midwest. The Company believes that it enjoys freight savings versus other current mini-mill competitors for scrap generated near the mini-mill and made available to Steel Dynamics for use in its mini-mill.

     The Company believes that the demand for low residual steel scrap will rise more rapidly than the supply in the coming years. This belief has prompted SDI, as a means of maintaining a low metallics cost, to seek and secure both a strong and dependable source through which to purchase steel scrap of all grades, including low residual scrap, and a reliable source for lower cost steel scrap substitute resources. SDI has accomplished this through a long-term scrap purchase agreement with OmniSource, and, in addition to its own IDI Project, through a long-term purchase contract for iron carbide with Qualitech.

     Steel Scrap. The Company has entered into a six-year Agreement To Provide Scrap Purchasing Services And Certain Priority Purchase Rights with OmniSource, an affiliate of Heavy Metal, L.C., a stockholder of the Company. See "Principal and Selling Stockholders." Pursuant to this agreement, OmniSource has agreed to act as the Company's exclusive scrap purchasing agent and to use its best efforts to locate and secure for the Company's mini-mill such scrap supplies as SDI may from time-to-time wish to purchase, at the lowest then available market prices for material of like grade, quantity and delivery dates. The cost to the Company of OmniSource-owned scrap is the price at which OmniSource, in bona fide market transactions, can actually sell material of like grade, quality and quantity. With respect to general market scrap, the cost to the Company is the price at which OmniSource can actually purchase that scrap in the market (without mark-up or any other additional cost). For its services, OmniSource receives a commission per gross ton of scrap received by Steel Dynamics at its mini-mill. All final decisions regarding scrap purchases belong to the Company, and SDI maintains the sole right to determine its periodic scrap needs, including the extent to which it may employ steel scrap substitutes in lieu of or in addition to steel scrap. No commission is payable to OmniSource for scrap substitutes purchased or manufactured by the Company.

     During the first nine months of 1996, the Company purchased 661,000 tons of steel scrap from OmniSource, and expects to purchase an average of 100,000 to 120,000 tons of steel scrap per month once full production is reached in 1997. Thereafter, although SDI expects that its total output in tons of flat-rolled steel coil will increase from 1.4 million to approximately 2.4 million after the completion of the Cold Mill and Caster Projects, the Company expects that its receipt of substantial quantities of steel scrap substitute material, both iron carbide from Qualitech and DRI from the IDI Project, will mitigate its continued dependency on low residual steel scrap. Steel Dynamics believes that its scrap purchasing relationship with OmniSource, an affiliate of one of the Company's stockholders, provides the Company with excellent access to available steel scrap within its primary scrap generation area.

     Steel Scrap Substitutes. In June 1996, the Company entered into an Iron Carbide Off-Take Agreement (the "Iron Carbide Agreement") with Qualitech, in whose parent SDI is a 4% stockholder. The Iron Carbide Agreement is for five years, running from the time that Qualitech begins commercial production of iron carbide, and is subject to renewal. Qualitech is building a 660,000 tonne annual capacity iron carbide facility in Corpus Christi, Texas, of which 300,000 tonnes annually is expected to be sold to Steel Dynamics at a formula purchase price based on various components of Qualitech's costs of production, which the Company believes is favorable, and with a ceiling price which SDI believes will be favorable relative to the price of steel scrap. The Company will also purchase iron carbide from Qualitech during Qualitech's ramp-up commencing as early as 1998, although the amount of iron carbide that SDI can anticipate receiving during that period is unknown. In addition to the Iron Carbide Agreement, the Company has formed IDI, which is designing and will construct a 520,000 tonne capacity rotary hearth-based DRI production facility. See "Certain Transactions."

ENERGY RESOURCES

     SDI believes that it has very favorable energy rates, both electricity and gas, as well as for oxygen. These rates are critical to the Company in maintaining its status as a low-cost provider of flat-rolled steel.

     Electricity. The plant operates at an average electrical power consumption level of 100 million watts, under an electric service contract with AEP that extends through 2005. The contract designates a capacity reservation of 150,000 kVa with provisions allowing for a total capacity increase of 80,000 kVa for new load connected within five years of the commencement date with a one-year notice of intent requirement. The contract designates a portion of the Company's load as "firm," which is billed under the applicable AEP retail tariff. All of the rest of the Company's load is designated as "interruptible service," which allows customers the option of accepting varying levels of risk of power interruption as a trade-off for discounted energy prices. With interruptible service, the Company is subject to risk of interruption at any time in the operation of the AEP System, as a result of an AEP annual peak demand, or even when AEP can receive a higher market price from an alternate buyer. Under such circumstances, the Company has the option of matching the market price of the alternate buyer in order to avoid interruption.

     The interruptible load is billed as either "base" energy or as "peak" energy. The base energy charge is derived monthly from a formula that includes a discounted demand component, an energy component, and a fuel component. A peak energy charge, or "real-time price," is calculated hourly for differing peak-period hours throughout the year. The real-time price is defined as AEP's incremental cost of supplying energy that otherwise would not have been incurred if such energy had not been supplied to the Company, plus a fixed cost increment. The Company's average price of electricity for the month of September 1996 was $.027 per kWh. The Company's negotiated rate with AEP, once it reaches full capacity, however, should be in the range of $.024 and $.025 per kWh, which SDI believes is relatively attractive.

     Electrical power to the plant site is supplied by AEP over its 14-mile, 345,000 volt transmission line directly to the Company's own electrical substation. The Company entered into a Transmission Facilities Agreement with AEP to pay "contributions in aid of construction" for the electric transmission lines, and these payments to AEP from the Company, pursuant to a $7.8 million 20-year note, at 8% interest, which commenced January 1, 1996, amounts to $65,400 per month. According to the Transmission Facilities Agreement, if any other users use these transmission lines, the amount owed by SDI would decrease. Additionally, the Company entered into a Substation Facilities Agreement with AEP whereby AEP provided the financing for Steel Dynamics' on-site substation and related facilities. This financing totaled $13.0 million as of January 1, 1996, and requires repayment, at 8% interest, commencing January 1, 1996, over a 15-year period, amounting to monthly payments of $125,000.

     Gas. The Company uses approximately 3,200 decatherms (equivalent to 1,000 BTUs or 1,000 cubic feet) of natural gas per day. The Company holds a "Primary Firm" delivery contract on the Panhandle Eastern Pipeline that extends through May 2000, costing the Company $.42 per decatherm, with a current fuel surcharge equal to 5.72% of the gas the Company flows. The Company also has an interruptible delivery contract with NIPSCO/NIFL/Crossroads ("LDC") that extends through December 2000, costing the Company $.20 per decatherm with a fuel surcharge of .2%. LDC takes the gas from the Panhandle Eastern Pipeline and delivers it to the mini-mill.

     The actual purchase of the gas itself is currently contracted through July 1997 for $1.91 per decatherm. The Company maintains a liquid propane tank farm on site with sufficient reserves to sustain operations for approximately two weeks in the event of an interruption in the natural gas supply. During February 1996, when severe weather conditions disrupted the flow of natural gas, the Company operated on liquid propane for a period of eight days.

     Oxygen. Steel Dynamics uses oxygen, as well as nitrogen and argon for production purposes, which it purchases from Air Products, which built a plant on land adjacent to the Butler, Indiana mill site. Air

Products uses its plant not only to supply the Company, but also to provide oxygen and other gasses to other industrial customers. As a result, SDI has been able to effect very favorable oxygen and other gas purchase prices on the basis of Air Products' volume production.

COMPETITION

     Competition within the steel industry can be intense. The Company competes primarily on the basis of price, quality, and the ability to meet customers' product specifications and delivery schedules. Many of the Company's competitors are integrated steel producers which are larger, have substantially greater capital resources and experience, and, in some cases, have lower raw material costs than the Company. The Company also competes with other mini-mills which may have greater financial resources. The highly competitive nature of the industry, combined with excess production capacity in some products, may in the future exert downward pressure on prices for certain of the Company's products. In addition, in the case of certain product applications, steel competes with other materials, including plastics, aluminum, graphite composites, ceramics, glass, wood and concrete.

     U.S. The Company's products compete with many integrated hot-rolled coil producers, such as Rouge Steel Co. and National Steel Corp.'s Great Lakes Steel Division in the Detroit area, LTV Steel Co., Inc., Inland Steel Co., Bethlehem Steel Corp., U.S. Steel, Acme Steel Co. and Beta Steel Corp. in the northwest Indiana and Chicago area, as well as a growing number of hot-rolled mini-mills, such as Nucor's Crawfordsville, Indiana and Hickman, Arkansas facilities and the Gallatin Steel Company's mini-mill in Ghent, Kentucky. New hot-rolled band producing mini-mills are scheduled to be opened by Delta Steel in Delta, Ohio and TRICO Steel in Alabama in 1997. Despite significant reductions in raw steel production capacity by major U.S. producers over the last decade, the U.S. industry continues to be adversely affected, from time to time, by excess world capacity. According to the AISI, annual U.S. raw steel production capacity was reduced from approximately 154 million tons in 1982 to approximately 112 million tons in 1995. This reduction resulted in higher utilization rates. Average utilization of U.S. industry capacity improved from approximately 61% in the 1982 to 1986 period to approximately 83% in the 1987 to 1991 period, was approximately 89% in 1993, 93% in 1994 and 93% in 1995. Recent improved production efficiencies also have begun to increase overall production capacity in the United States. Excess production capacity exists in certain product lines in U.S. markets and, to a greater extent, worldwide. Increased industry overcapacity, coupled with economic recession, would intensify an already competitive environment.

     Over the last decade, extensive downsizings have necessitated costly restructuring charges that, when combined with highly competitive market conditions, have resulted at times in substantial losses for some U.S. integrated steel producers. A number of U.S. integrated steel producers have gone through bankruptcy reorganization. These reorganizations have resulted in somewhat reduced capital costs for these producers and may permit them to price their steel products at levels below those that they could have otherwise maintained.

     An increasing number of mini-mills have entered or are expected to enter the EAF-based thin-slab/flat-rolled steel market in the next several years. These mini-mills have cost structures and management cultures more closely akin to those of the Company than to the integrated producers. Flat-rolled mini-mill production capacity increased from 4.0 million tons in 1994 to approximately 5.0 million tons in 1995, and industry sources expect this cumulative flat-rolled mini-mill capacity to reach up to 14.9 million tons in 1997 and up to 18.7 million tons in 1998. The Company's penetration into the total flat-rolled steel market is limited by geographic considerations, to some extent by gauge and width of product specifications, and by metallurgical and physical quality requirements. Based on product type and geographic location, the Company believes it will most closely compete with the following mini-mills: Nucor's Crawfordsville, Indiana facility, Gallatin Steel's Ghent, Kentucky facility, Delta Steel's Delta, Ohio facility, and, to a more limited extent, Nucor's Hickman, Arkansas facility, Nucor's Berkeley County, South Carolina facility, and TRICO Steel's facility in northern Alabama. Of the anticipated 14.9 million tons of 1997 flat-rolled mini-mill capacity, the Company believes that it will most closely compete for approximately 4.6 million of those flat-rolled tons. Each of these mills will produce hot-rolled product, however, only an affiliate of the anticipated Delta Steel facility in Delta, Ohio is expected to produce hot-rolled galvanized product, and only Nucor's Crawfordsville, Indiana facility is expected to produce cold-rolled and cold-rolled galvanized products.

     Non-U.S. U.S. steel producers face significant competition from certain non-U.S. steel producers who may have lower labor costs. In addition, U.S. steel producers may be adversely affected by fluctuations in the relationship between the U.S. dollar and non-U.S. currencies. Furthermore, some non-U.S. steel producers have been owned, controlled or subsidized by their governments, and their decisions with respect to production and sales may be, or may have been in the past, influenced more by political and economic policy considerations than by prevailing market conditions. Some non-U.S. producers of steel and steel products have continued to ship into the U.S. market despite decreasing profit margins or losses. If certain pending trade proceedings ultimately do not halt or otherwise provide relief from such trade practices, if other relevant U.S. trade laws are weakened, if world demand for steel eases or if the U.S. dollar strengthens, an increase in the market share of imports may occur, which could adversely affect the pricing of the Company's products. The costs for current and future environmental compliance may place U.S. steel producers, including the Company, at a competitive disadvantage with respect to non-U.S. steel producers, which are not subject to environmental requirements as stringent as those in the United States.

BACKLOG

     SDI's backlog was approximately 248,000 tons of flat-rolled product or $87.0 million as of September 28, 1996.

FACILITIES

     The Company's plant is situated on a greenfield 806-acre site in DeKalb County, Indiana, strategically located within eight miles of Interstate 69 (north-south), twenty miles from the Indiana Toll Road System (east-west Interstate 80). In addition, a cross-country high pressure gas line is located three-quarters of a mile north of the plant, and a 14-mile, 345,000 volt transmission line brings electrical power to the Company's own electrical sub-station. In addition, two truck scales and one rail scale have been installed. The land was formerly farm land, and 67 acres are still being farmed. The site is served by the east-west rail lines of Conrail, the north-south lines of the Norfolk & Southern Railway, and the east-west lines of CSX. Railroad spurs and switching apparatus link the plant with all three railroads. Within the plant site, the Company has 10 1/2 miles of railroad track, serving both the plant and the on-site 20-acre scrap yard facility operated by the Company to receive, hold, and stage its scrap. Water is supplied by two 12" 2,500 gallon per minute wells which are located on site and which pump out of an aquifer, located between 160 and 190 feet down, into a 13.0 million gallon reservoir. Water from this reservoir is pumped to a service water piping system that links the reservoir to the various water treatment facilities that support the steelmaking processes.

     There are three main buildings that comprise the mill. They are the melt shop building, containing four bays totaling 103,740 square feet, the tunnel furnace building, which is 675 feet long and which is, 54,511 square feet in area (connecting the melt shop to the hot mill), and the hot mill building, 283,558 square feet in size, consisting of two bays in width and is 1,146 feet in length. The tunnel furnace building is serviced by a 10-ton crane, and the hot mill building is serviced by three 80 ton cranes. Office buildings on site include a general administrative corporate headquarters building, consisting of 12,000 square feet, a building for the hot rolling, engineering and safety personnel, consisting of 6,000 square feet, a melt shop office, consisting of 2,000 square feet, and a shipping office of 1,000 square feet. There is an employee services building of 8,000 square feet that includes a shower and locker room facility, as well as the plant cafeteria. A 22,000 square foot warehouse has been constructed to receive, store, and manage necessary parts and materials to maintain the plant.

     Other support facilities include a bag house and a water treatment system with buildings located at various places in the plant. The bag house captures the gasses from the melting operation and cleans them to comply with all federal emissions standards. The bag house is capable of cleaning 1.5 million cubic feet per minute of these gasses. The water treatment system cleans, cools, and recirculates the water used by the plant in various processes at the overall rate of 100,000 gallons per minute.

     The Company considers its manufacturing and operating facilities adequate for its needs, including the Expansion Projects, and for the foreseeable future.

     Equipment failures at its plant could limit or shut down the Company's production. During the first ten months of its operations, the Company experienced some equipment failures, none of which lasted more than two days. In order to reduce the risk of equipment failure, SDI follows a comprehensive maintenance and loss prevention program, has on-site maintenance and repair facilities, and maintains an inventory of spare parts and machinery. For example, the Company maintains a spare EAF transformer as well as spare caster parts, mechanical parts and electrical controls for its cranes and other tools. No assurance can be given, however, that material shutdowns will not occur in the future or that a shutdown would not have a material adverse affect on Steel Dynamics. In addition to equipment failures, the mill is also subject to the risk of catastrophic loss. The Company believes that it maintains adequate property damage insurance to provide for reconstruction of damaged equipment, as well as business interruption insurance to mitigate losses resulting from any production shutdown caused by an insured loss.

     The Company's executive offices are located at 4500 County Road 59, Butler, Indiana 46721 and its telephone number is (219) 868-8000.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to substantial and evolving environmental laws and regulations concerning, among other things, emissions to the air, discharges to surface and ground water, noise control and the generation, handling, storage, transportation, treatment and disposal of toxic and hazardous substances. SDI believes that its facilities are in material compliance with all provisions of federal and state laws concerning the environment and does not believe that future compliance with such provisions will have a material adverse effect on its results of operations or financial conditions. Since environmental laws and regulations are becoming increasingly more stringent, the Company's environmental capital expenditures and costs for environmental compliance may increase in the future. In addition, due to the possibility of unanticipated regulatory or other developments, the amount and timing of future environmental expenditures may vary substantially from those currently anticipated. The cost for current and future environmental compliance may also place U.S. steel producers at a competitive disadvantage with respect to foreign steel producers, which may not be required to undertake equivalent costs in their operations.

     Under CERCLA, the Environmental Protection Agency ("EPA") has the authority to impose joint and several liability for the remediation of contaminated properties upon generators of waste, current and former site owners and operators, transporters and other potentially responsible parties, regardless of fault or the legality of the original disposal activity. Many other states, including Indiana, have statutes and regulatory authorities similar to CERCLA and to the EPA. Steel Dynamics has a hazardous waste hauling agreement with The Waste Management Company of Indiana, Inc. to properly dispose of its flue dust, ash, and other waste products of steelmaking, but there can be no assurance that, even through no fault of the Company, SDI may not still be cited as a waste generator by reason of an environmental clean up at a site to which its waste products were transported.

EMPLOYEES

     SDI's work force consists of approximately 200 hourly and 60 salaried personnel as of September 28, 1996. The Company's employees are not represented by labor unions. The Company believes that its relationship with its employees is good.

     Performance Based Incentive Compensation Program. SDI has established certain incentive compensation programs for its employees, designed to encourage them to be productive by paying bonuses to groups of employees, based on various measures of productivity. The programs are designed to reward employees for productivity efforts. It is not unusual for a significant amount of an employee's total compensation to consist of such bonuses.

     The productivity of the employees is measured by focusing on groups of employees and not individual performance. Three groups of employees participate in the bonus program: production, administrative and clerical, and department managers and officers. Each group of employees has its own bonus program or programs. See "Management -- Employee Plans" for a description of the department manager/officer incentive bonus.

     Production employees, consisting of those directly involved in the melting, casting and rolling processes, are eligible to participate in two cash bonus programs: the production bonus and the conversion cost bonus programs. The production bonus, if any, is based upon the quantity of quality product produced that week. The amount of the production bonus is determined for and allocated to each shift of employees. Depending upon the amount of quality product produced, the bonus may be equal to or greater than the base hourly wage paid to an employee. The conversion cost bonus is determined and paid on a monthly basis based on the costs for converting raw material into finished product. The program is intended to encourage employees to be efficient in converting the raw materials into finished steel. Costs of raw materials, over which the production employees have no control, are not considered.

     SDI has also established a cash bonus plan for non-production employees, including accountants, engineers, secretaries, accounting clerks and receptionists. Bonuses under the plan are based upon the Company's return on assets.

     SDI has also established the 1994 Stock Option Plan, 1996 Stock Option Plan, the Profit Sharing Plan and the Retirement Savings Plan for certain of its employees. See "Management -- Employee Plans."

RESEARCH AND DEVELOPMENT

     At the present time, the Company engages in no substantial third-party research and development activities. Steel Dynamics, however, is continually working to improve the quality, efficiency and cost-effectiveness of its EAF-based thin-slab/flat-rolled CSP technology. The Company is also engaged in development efforts in connection with the IDI Project.

PATENTS AND TRADEMARKS

     The Company filed an application with the U.S. Patent and Trademark Office to register the mark "SDI" and an accompanying design of a steel coil. The mark was published on September 3, 1996, in the Official Gazette and not opposed within 30 days. A notice of allowance is expected to be issued.

LEGAL PROCEEDINGS

     The Company is involved in various lawsuits arising in the normal course of business. In management's opinion, the ultimate outcome of these lawsuits will not have a material effect on the results of operations or on the financial condition of the Company.

                                   MANAGEMENT

     The Company's Board of Directors consists of ten directors. Directors and executive officers of the Company are elected to serve until they resign or are removed or are otherwise disqualified to serve or until their successors are elected and qualified. Directors of the Company are elected at the annual meeting of stockholders. The directors and executive officers of the Company, their ages as of August 31, 1996 and positions are as follows:

             NAME               AGE                  POSITION WITH THE COMPANY
------------------------------  ---   --------------------------------------------------------
Keith E. Busse................  53    President, Chief Executive Officer and Director
Mark D. Millett...............  37    Vice President of Melting and Casting and Director
Richard P. Teets, Jr. ........  41    Vice President of Rolling and Finishing and Director
Tracy L. Shellabarger.........  39    Vice President of Finance, Chief Financial Officer and
                                      Director
John C. Bates.................  53    Director
Leonard Rifkin(a).............  65    Director
Paul B. Edgerley(b),(c).......  40    Director
William D. Strittmatter(d)....  40    Director
William Laverack,
  Jr.(b),(e)..................  39    Director
Dr. Jurgen Kolb(f)............  53    Director

------------

(a) Mr. Rifkin serves as the designated director of the "Heavy Metal Shares" pursuant to the Stockholders Agreement. Pursuant to the Bylaws and the Stockholders Agreement, Daniel M. Rifkin has been designated as the Heavy Metal Shares' alternate director to serve in place of the designated director in case of absence or unavailability. See "Description of Capital Stock -- The Stockholders Agreement."

(b) Member of the Audit Committee.

(c) Mr. Edgerley serves as the designated director of the "Bain Shares" pursuant to the Stockholders Agreement. Pursuant to the Bylaws and the Stockholders Agreement, Robert C. Gay has been designated as the Bain Shares' alternate director to serve in place of the designated director in case of absence or unavailability. See "Description of Capital Stock -- The Stockholders Agreement."

(d) Mr. Strittmatter serves as the designated director of the "GECC Shares" pursuant to the Stockholders Agreement. Pursuant to the Bylaws and the Stockholders Agreement, Molly Ferguson has been designated as the GECC Shares' alternate director to serve in place of the designated director in case of absence or unavailability. See "Description of Capital Stock -- The Stockholders Agreement."

(e) Mr. Laverack serves as the designated director of the "Whitney Shares" pursuant to the Stockholders Agreement. Pursuant to the Bylaws and the Stockholders Agreement, Michael Stone has been designated as the Whitney Shares' alternate director to serve in place of the designated director in case of absence or unavailability. See "Description of Capital Stock -- The Stockholders Agreement."

(f) Mr. Kolb serves as the designated director of the "Preussag Shares" pursuant to the Stockholders Agreement. Pursuant to the Bylaws and the Stockholders Agreement, Dr. Jorg Fuhrmann has been designated as the Preussag Shares' alternate director to serve in place of the designated director in case of absence or unavailability. See "Description of Capital Stock -- The Stockholders Agreement."

     Keith E. Busse co-founded the Company in September 1993 and has been its President and Chief Executive Officer and a director since its inception. Mr. Busse is also the President and Chief Executive Officer and a director of IDI. Previously, for a period of 21 years, he worked for Nucor in a variety of positions, first as Division Controller and then as Vice President and General Manager of Nucor's Vulcraft Division, and then, additionally as the Vice President and General Manager of Nucor's Fastener Division. In 1987, he was given the responsibility to coordinate and direct the building in Crawfordsville, Indiana of the world's first thin-slab/flat-rolled mini-mill (the "Crawfordsville Mini-Mill"). Mr. Busse remained with Nucor's Crawfordsville Division as its Vice President and General Manager until his resignation in August 1993. Mr. Busse is a director of Qualitech Steel Holdings, Inc.

     Mark D. Millett co-founded the Company in September 1993 and has been its Vice President of Melting and Casting and a director since its inception. Previously, Mr. Millett worked for Nucor since 1982 as chief metallurgist at its Darlington, South Carolina facility and then as manager of its Hazelett thin-slab casting project in 1985. In 1987, Mr. Millett joined Mr. Busse's senior management team to help build the Crawfordsville Mini-Mill, and from 1987 until his resignation in August 1993, Mr. Millett served as the Melting and Casting Manager for the Crawfordsville Mini-Mill.

     Richard P. Teets, Jr. co-founded the Company in September 1993 and has been its Vice President of Rolling and Finishing and a director since its inception. Previously, Mr. Teets worked for LTV Steel Co., Inc., in its engineering, maintenance, and production areas, and in 1987, was hired by Nucor to be one of the senior managers to assist Messrs. Busse and Millett in the construction of the Crawfordsville Mini-Mill, overseeing the actual engineering and construction process, including its electrical, mechanical, and environmental aspects. In 1991, Mr. Teets assumed the responsibilities for the Crawfordsville Mini-Mill's cold-rolling and finishing operations as its Manager.

     Tracy L. Shellabarger joined the Company as its Vice President of Finance and Chief Financial Officer and a director in July 1994. Previously, from 1987, Mr. Shellabarger worked for Nucor, first as its Manager of Internal Audit in its Charlotte, North Carolina home office, and, eight months later, as its Controller at the Crawfordsville Mini-Mill, where he also served as a member of the senior management team that constructed and operated that facility for Nucor.

     John C. Bates was elected a director of the Company in September 1994, as the designated director of the "Keylock/Mazelina Shares" under the Stockholders Agreement. Mr. Bates is the President and Chief Executive Officer of Heidtman, which he joined in 1963, and for which he has served as its President and Chief Executive Officer since 1969. Mr. Bates is also a director of Heidtman and of National City Bank, N.W.

     Leonard Rifkin was elected a director of the Company in November 1994, as the designated director of the "Heavy Metal Shares" under the Stockholders Agreement. Mr. Rifkin has been the President and Chief Executive Officer of OmniSource since 1959 and since September 1996 has been Chairman of the Board. He is also a director of Qualitech Steel Holdings, Inc.

     Paul B. Edgerley was elected a director of the Company in September 1996, as the designated director of the "Bain Shares" under the Stockholders Agreement, having previously served as an alternate director from September 1994. Mr. Edgerley has been a Managing Director of Bain Capital, Inc. since May 1993 and has been a general partner of Bain Venture Capital since 1990. Mr. Edgerley was a principal of Bain Capital Partners from 1988 through 1990. Mr. Edgerley is also a director of GS Industries, Inc. and AMF Group, Inc.

     William D. Strittmatter was elected a director of the Company in September 1994, as the designated director of the "GECC Shares" under the Stockholders Agreement. Mr. Strittmatter is a Vice-President and Senior Credit Officer of General Electric Capital Corporation, which he joined in 1982. Mr. Strittmatter is also a director of Newsprint South, Inc. and is Vice Chairman of Shanghai Zhadian Gas Turbine Power Generation Co., Ltd.

     William Laverack, Jr. was elected a director of the Company in September 1994, as the designated director of the "Whitney Shares" under the Stockholders Agreement. Mr. Laverack is a general partner of J.H. Whitney & Co., a private equity and mezzanine capital investment firm, which he joined in 1993. Prior to joining Whitney, he was with Gleacher & Co., a mergers and acquisitions advisory firm, from 1991 to 1993, and from 1985 to 1991 was employed by Morgan Stanley & Co. Incorporated in its Merchant Banking Group. Mr. Laverack is also a director of CRA Managed Care, Inc., The North Face, Inc. and Qualitech Steel Holdings, Inc.

     Dr. Jurgen Kolb was elected a director of the Company in April 1996, as the designated director of the "Preussag Shares" under the Stockholders Agreement. Dr. Kolb is a member of the Executive Board of Preussag Stahl AG, which he joined in 1986. Dr. Kolb is also a member of the Supervisory Board of Preussag Handel Gmbh and of Ruhrkohle Bergbau A.G., is Chairman of the Supervisory Board of Universal GmbH and of Peiner Agrar and Huttenstoffe GmbH; and is a director of Feralloy Corporation.

     Daniel M. Rifkin was elected as an alternate director of the Company in November 1994, having been designated as such by "Heavy Metal Shares" to serve as director of the Company in Leonard Rifkin's absence or unavailability. Daniel
M. Rifkin is the son of Leonard Rifkin. Mr. Rifkin is the President and Chief Operating Officer of OmniSource, which he joined in 1979.

     Robert C. Gay was elected as an alternate director of the Company in September 1996, having been designated as such by the "Bain Shares" to serve as director of the Company in Mr. Edgerley's absence or unavailability. Mr. Gay has been a managing director of Bain Capital, Inc. since 1996 and has been a general partner of Bain Venture Capital since 1989. From 1988 through 1989, Mr. Gay was a principal of Bain Venture Capital. Mr. Gay is a Vice Chairman of the Board of Directors of IHF Capital, Inc., parent of ICON Health & Fitness, Inc. In addition, Mr. Gay is a director of Alliance Entertainment Corp., GT Bicycles, Inc., GS Industries, Inc. and its subsidiary, GS Technologies Operating Co., Inc. and Physio-Control International Corporation.

     Molly Ferguson was elected as an alternate director of the Company in September 1994, having been designated as such by the "GECC Shares" to serve as director of the Company in Mr. Strittmatter's absence or unavailability. Ms. Ferguson is a Manager, Operations of General Electric Capital Corporation which she joined in 1987.

     Michael L. Stone was elected as an alternate director of the Company in September, 1994, having been designated as such by the "Whitney Shares" to serve as a director of the Company in Mr. Laverack's absence or unavailability. Mr. Stone is a general partner of J.H. Whitney & Co., a private equity and mezzanine capital investment firm, which he joined in 1989. Mr. Stone was an associate of the firm from 1989 through January 1992, at which time he became a general partner.

     Dr. Jorg Fuhrmann was elected as an alternate director of the Company in November 1994, having been designated as such by the "Preussag Shares" to serve as a director of the Company in Dr. Kolb's absence or unavailability. Dr. Fuhrmann is a member of the Executive Board of Preussag Stahl AG, which he joined in 1995.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation paid by the Company for services rendered for 1995 for the Chief Executive Officer and the other three most highly compensated executive officers of the Company whose salary and bonus amounts exceeded $100,000 (collectively, the "Named Executive Officers"). The amounts shown include compensation for services rendered in all capacities.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                          ------------------------------------------
                                                                        OTHER ANNUAL        ALL OTHER
      NAME AND PRINCIPAL POSITION         SALARY($)     BONUS($)(1)     COMPENSATION     COMPENSATION(2)
----------------------------------------  ---------     -----------     ------------     ---------------
Keith E. Busse..........................  $ 275,000      $ 180,000        $     --           $ 1,320
  President and Chief Executive Officer
Mark D. Millett.........................    165,000         90,000              --               469
  Vice President
Richard P. Teets, Jr. ..................    165,000         90,000              --               446
  Vice President
Tracy L. Shellabarger...................    120,000         28,515          87,882(3)            366
  Vice President and Chief Financial
     Officer

------------
(1) Represents guaranteed bonuses through construction of mill.

(2) Represents matching contributions made by the Company under its Retirement Savings Plan and optional life insurance.

(3) Amount reimbursed for the payment of interest and taxes to Mr. Shellabarger for interest payments on a $750,000 promissory note payable to the Company. The promissory note will be forgiven in connection with the offerings. See "-- Employment Agreements."

OPTIONS

     None of the Named Executive Officers was granted options to purchase Common Stock in 1995, nor were any options to purchase Common Stock held by any Named Executive Officer as of December 31, 1995.

DIRECTOR COMPENSATION

     At present, no separate compensation or fees are payable to directors of the Company for their services, other than reimbursement of expenses incurred with respect to such services. The Company expects, however, that new directors that are not employed by or otherwise affiliated with the Company or its stockholders will be paid in a manner and at a level consistent with industry practice.

COMMITTEES OF THE BOARD OF DIRECTORS

     Prior to the offerings, the Board of Directors of the Company had no formal committees. Immediately prior to the completion of the offerings, the Board of Directors will establish an Audit Committee. The Board of Directors may also establish other committees to assist in the discharge of its responsibilities.

     The Audit Committee will make recommendations to the Board of Directors regarding the independent auditors to be nominated for election by the stockholders and will review the independence of such auditors, approve the scope of the annual audit activities of the independent auditors, approve the audit fee payable to the independent auditors and review such audit results. Deloitte & Touche LLP presently serves as the independent auditors of the Company.

     The Board of Directors, acting as a compensation committee, will provide a general review of the Company's compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Board of Directors will review the Chief Executive Officer's recommendations on (i) compensation of all officers of the Company and (ii) adopting and changing major Company compensation policies and practices.

EMPLOYMENT AGREEMENTS

     Effective as of June 24, 1994, the Company entered into an Employment Agreement with Mr. Busse for a term of five years, to serve as President and Chief Executive Officer. Mr. Busse received a Base Salary of $275,000 for 1995 and will receive a Base Salary of $290,000 for 1996. The Employment Agreement provides for an annual bonus (an "Annual Bonus"). The bonus is determined by making an award among executive employees selected by the Board of Directors in proportion to their respective base salaries, out of an "Annual Bonus Pool" consisting of 4% of the Company's pre-tax earnings, less an amount equal to 10% of the "equity investment" in the Company, determined as of the beginning of the year. The Annual Bonus is subject to first, a maximum of 200% of Base Salary paid in cash, then, a maximum of 100% of Base Salary paid in restricted stock vesting ratably over four years. For the first five years of employment, the Annual Bonus is guaranteed at not less than 60% of Base Salary, regardless of the Company's profitability. In addition, Mr. Busse received an additional sum of $30,000 during 1995 and will receive $30,000 during 1996 and 1997.

     In the event that Mr. Busse's employment is terminated by the Company for cause, Mr. Busse is entitled to compensation earned prior to the date of termination computed pro rata up to and including the date of termination and all further obligations of the Company will terminate. For purposes of Mr. Busse's Employment Agreement, "cause" is defined as Mr. Busse's willful and knowing commission of a criminal act under applicable state or federal law. In the event that Mr. Busse's employment is terminated by the Company without "cause" or if he terminates his employment for certain specified reasons, Mr. Busse is entitled to all compensation set forth in his Employment Agreement, subject to Mr. Busse's reasonable duty to mitigate his damages, and provided that compensation payable to Mr. Busse will be reduced on a dollar for dollar basis to the extent of pre-tax compensation received by Mr. Busse from any competitor of the Company. In the event that Mr. Busse terminates his employment for any other reason, he will receive no further compensation under his employment agreement. Upon termination of Mr. Busse's employment due to his disability or death, the Company will continue paying to Mr. Busse or his estate, as the case may be, a base salary during the remainder of the five-year term; provided that in the case of disability, such payments will be reduced to the extent of any benefits paid by workers' compensation, or under any state disability benefit program or under any disability policy maintained by the Company.

     Effective June 24, 1994, the Company entered into five-year Employment Agreements with Mr. Millett and Mr. Teets, pursuant to which Mr. Millett, as Vice President of Melting and Casting, and Mr. Teets, as

Vice President of Rolling and Finishing, received a Base Salary of $165,000 for 1995 and will receive a Base Salary of $175,000 for 1996. Both Mr. Millett and Mr. Teets are entitled to an Annual Bonus, calculated in the same manner and subject to the same limitations discussed above for Mr. Busse. The termination provisions contained in the Employment Agreements with Messrs. Millett and Teets are identical to those contained in the Employment Agreement with Mr. Busse.

     Effective July 7, 1994, the Company entered into a four-year Employment Agreement with Mr. Shellabarger, to serve as Chief Financial Officer, at a Base Salary for 1995 of $120,000 ($135,000 for 1996). Mr. Shellabarger is entitled to an Annual Bonus calculated in the same manner and subject to the same limitations discussed above for Mr. Busse. In addition, the Company sold to Mr. Shellabarger, at the commencement of his employment, 280,601 shares of its Common Stock, at an aggregate purchase price of $750,100, for which he executed a promissory note for $750,000, secured by a pledge of the stock, due and payable in July 1998. Installments of interest are payable in July 1995 through 1997. Mr. Shellabarger is to receive an additional $70,000 annual bonus so long as the promissory note is outstanding and Mr. Shellabarger is employed by the Company to offset the interest payments due on the note. Pursuant to the terms of his employment agreement the note will be forgiven in connection with the offerings. See "Certain Transactions."

     The termination provisions contained in Mr. Shellabarger's Employment Agreement are substantially similar to those contained in the other Employment Agreements. For purposes of Mr. Shellabarger's Employment Agreement, "cause" is defined as (i) dishonesty with respect to the Company or any of its subsidiaries; (ii) the unexcused failure, neglect, or refusal to perform his duties and responsibilities, despite being apprised of such failure, neglect or refusal and given a reasonable period to correct such problem; (iii) willful misfeasance or nonfeasance of duty intended to injure or having the effects of injuring the business or business opportunities of the Company or any of its subsidiaries; or (iv) his conviction of a crime that materially adversely affects the business of the Company or any of its subsidiaries, or his ability to perform his duties and responsibilities as contemplated by the Employment Agreement.

     After the initial employment term expires, and although each of the foregoing Employment Agreements continues only on a month-to-month basis thereafter (unless renewed), Messrs. Busse, Millett, Teets, and Shellabarger are entitled to six months of severance pay, at their Base Salary, if employment is in fact not continued.

     All four Named Executive Officers receive major medical, long-term disability, and term life insurance equal to twice their Base Salaries.

EMPLOYEE PLANS

     Officer and Manager Cash and Stock Bonus Plan. In October 1996, the board of directors adopted and the stockholders approved an Officer and Manager Cash and Stock Bonus Plan (the "Bonus Plan"), which prescribes cash and stock bonus awards based upon the Company's profitability and the Officer's and Manager's relative base salaries.

     Under the Bonus Plan, 5% of an amount determined by subtracting from the Company's "Adjusted Pre-Tax Net Income" an amount equal to 10% of "Stockholder's Equity" as determined by the Company's audited Consolidated Balance Sheets, is placed into a "Distribution Pool," from which the bonus awards are made. Adjusted Pre-Tax Net Income for any of the Company's fiscal years, commencing January 1, 1997, is defined as the Company's net income before taxes, extraordinary items and bonuses payable to Participants under the Bonus Plan, as determined by the Company's outside auditors, except that, to the extent reasonably determinable, the effect upon Adjusted Pre-Tax Net Income of any income and start-up expenses associated with significant capital expenditures, for a period not to exceed twelve months following start-up, are to be excluded from and not taken into account in determining Adjusted Pre-Tax Net Income. "Participants" under the Bonus Plan include "Officers" and "Managers" selected from time to time to participate in the Bonus Plan by a committee of the Board which administers the Bonus Plan, consisting of at least two members of the Board, each of whom should be both a "non-employee director" (as defined in Rule 16(b)-3 under Section 16 of the Exchange Act) and an "outside director" as defined in Section 162 of the Code. The Board currently serves as the committee, in the absence of the appointment of a separate committee. At the present time, four

Officers (the President and three Vice-Presidents) and four Managers have been selected to participate in the Bonus Plan.

     Once the Distribution Pool has been calculated, and if it is a positive number, the Participants are entitled to receive a bonus, payable in cash and, if the Distribution Pool is sufficient, in stock of the Company, up to the amount prescribed in the Bonus Plan's formula. Specifically, each Participant is entitled to receive a cash bonus in an amount determined by multiplying the amount in the Distribution Pool by the Participant's Bonus Percentage (as defined below), except that, with respect to an Officer, the cash bonus is not to exceed two times the Officer's base salary and, with respect to a Manager, the cash bonus is not to exceed the Manager's base salary. Inasmuch as Keith E. Busse, Mark D. Millett, Richard P. Teets, Jr. and Tracy L. Shellabarger, the four Officers currently covered by the Bonus Plan, have existing employment agreements which provide for the payment of a cash bonus, and in order to preclude duplication of bonus payments, the Bonus Plan provides that the amount of any cash bonus payable to those Officers under their existing employment agreements is to be deducted from the cash bonus, if any, payable to them under the Bonus Plan. The "Participant's Bonus Percentage" means, in any year with respect to a Participant, a fraction, the numerator of which is equal to either
(i) with respect to an Officer, two (2) times the Officer's base salary or (ii) with respect to a Manager, the Manager's base salary (both (i) and (ii) are defined as the "Participant's Adjusted Base Salary"), and the denominator of which is equal to the sum of all the Participants' Adjusted Base Salaries.

     If there is any excess in the Distribution Pool over the sum of the aggregate cash bonuses payable under the Bonus Plan to all Participants and the amounts deducted from the cash bonuses otherwise payable to Messrs. Busse, Millett, Teets and Shellabarger because of bonuses already payable to them under their employment agreements (which sum is defined as the "Adjusted Distribution Pool"), the amount thereof is to be distributed to the Participants in the form of "Restricted Stock." Each Participant is to receive that number of shares of Restricted Stock having a fair market value, at the time of issuance, equal to the product of that Participant's Bonus Percentage and the Adjusted Distribution Pool, except that, with respect to an Officer, the aggregate fair market value of the Restricted Stock so issued is not to exceed the Officer's Base Salary, and, with respect to a Manager, the aggregate fair market value of the Restricted Stock so issued is not to exceed 50% of the Manager's Base Salary. The Bonus Plan provides that Restricted Stock will vest and become nonforfeitable over a four year period. Commencing on January 1 following the year with respect to which the Restricted Stock was issued, the stock will vest and become nonforfeitable at the rate of 25% thereof for each full year following the year with respect to which the Restricted Stock was issued. Upon termination of a Participant's employment for any reason other than retirement, all shares of Restricted Stock of that Participant which were not vested at the time of termination of employment are required to be forfeited and returned to the Company (although the committee, in its discretion, may waive the forfeiture provisions). Until vested, Restricted Stock is not permitted to be transferred, assigned, sold, pledged, or otherwise disposed of in any manner, nor subject to levy, attachment or other legal process, and, while restricted, the stock certificates evidencing those shares are required to be legended and held by the Company. Subject to these limitations, however, and as long as a forfeiture has not occurred, the Participant is treated as the owner of the Restricted Stock with full dividend and voting rights.

     The total number of shares of Common Stock of the Company reserved for distribution pursuant to the Restricted Stock portion of the Bonus Plan is 450,000 shares, subject to adjustment in the event of any stock dividends, stock splits, combinations or exchanges of shares, recapitalizations or other changes in the capital structure of the Company, as well as any other corporate transaction or event having any effect similar to any of the foregoing. If any such event occurs, the aggregate number of shares reserved for issuance under the Bonus Plan would be adjusted to equitably reflect the effect of such changes. The Bonus Plan will commence with the Company's fiscal year beginning January 1, 1997, and no cash or stock bonuses under this Bonus Plan will accrue until after the conclusion of the Company's 1997 fiscal year.

     Because the attainment of the performance goals is not certain, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future.

     The Company has also established other bonus plans for its employees. See "Business -- Employees."

     Stock Option Plans. The following general discussion of certain features of the Company's 1994 Incentive Stock Option Plan (the "1994 Plan") and the 1996 Incentive Stock Option Plan (the "1996 Plan") is subject to and qualified in its entirety by reference to the 1994 Plan and the 1996 Plan, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     1994 Incentive Stock Option Plan. In December 1994, the Company adopted the 1994 Plan, which was approved by stockholders in March 1995. Under the 1994 Plan, the Company's Board of Directors, or a committee designated by the Board of Directors, grants to managers, supervisors and professionals of the Company (48 employees) incentive stock options ("ISOs") intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of an ISO granted to any participant is the fair market value at the time of the grant (110% of fair market value in the case of an ISO granted to a 10% stockholder). ISOs granted under the 1994 Plan become exercisable on the fifth anniversary of the date of grant or at such time and subject to such terms and conditions as determined by the Board of Directors or a committee designated by the Board of Directors. In no event will exercise be permitted after ten years from the date of grant (five years, in the case of an ISO granted to a 10% stockholder). If an option expires or terminates without having been exercised in full, the unpurchased shares will continue to be available for award under the 1994 Plan. An ISO may be exercised during the life of the participant solely by the participant or the participant's duly appointed guardian or personal representative. The total number of shares of Common Stock available for awards under the 1994 Plan is 1,102,765 shares, subject to adjustment for future stock splits, stock dividends and similar events. As of September 28, 1996, there were options for 634,159 shares outstanding under the 1994 Plan, none of which were exercisable.

     Awards under the 1994 Plan are determined by the Board of Directors (or a committee designated by the Board of Directors) in its discretion. For this reason, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future.

     1996 Incentive Stock Option Plan. In October 1996, the Company adopted and the stockholders approved the 1996 Plan. The 1996 Plan covers all full-time employees of SDI (approximately 260 employees as of October 28, 1996) and its subsidiaries, including officers, department managers, supervisors, professional staff, and hourly employees, and provides for automatic semi-annual grants of stock options to all such employees, by position category, in the following amounts, based upon the fair market value of the Company's Common Stock on each semi-annual grant date, with an exercise price equal to the same fair market value on such date (110% of fair market value in the case of 10% stockholders):

                                                                    GRANTS    SEMI-ANNUAL
                                POSITION                           PER YEAR   GRANT VALUE
        ---------------------------------------------------------  --------   -----------
        President................................................      2        $80,000
        Vice-President...........................................      2         60,000
        Manager..................................................      2         30,000
        Supervisors/Professionals
             Grade 3.............................................      2         15,000
             Grade 2.............................................      2         12,500
             Grade 1.............................................      2         10,500
        Hourly...................................................      2          2,500

The stock options are intended to qualify as ISOs under the Code, except that to the extent that the aggregate fair market value (determined as of the time of the option grant) of all shares of Common Stock with respect to which ISOs are first exercisable by an individual optionee in any calendar year (under all plans of the Company and any parent or subsidiary) exceeds $100,000, the excess of the options over $100,000 will be issued as nonstatutory stock options, not qualifying as ISOs. In any fiscal year of the Company, no employee may be granted options to purchase more than 300,000 shares of the Company's Common Stock.

     The 1996 Plan is a five year plan, which terminates December 31, 2001. Options issued under the 1996 Plan become exercisable six months after the date of grant and must be exercised no later than five years thereafter. Subject to certain exceptions, the employee must remain in the continuous employment of the

Company or any of its subsidiaries from the date of grant to and including the date of exercise. Options are not transferable, except by will or pursuant to a qualified domestic relations order, or as permitted under Section 422 of the Code or under applicable Securities and Exchange Commission rules, and may be exercised, during the optionee's lifetime, only by the optionee. No shares of Common Stock may be issued until full payment has been made, and an optionee has no right to any dividends or other rights of a stockholder with respect to shares subject to an option until such time as the stock has actually been issued in the optionee's name in accordance with the 1996 Plan. If an option expires or terminates without having been exercised in full, the unpurchased shares will continue to be available for award under the 1996 Plan.

     The 1996 Plan is to be administered by a committee of directors appointed by the Board from time to time and consisting of at least two members of the Board each of whom must be both a "non-employee director," as defined in Rule 16(b)-3 promulgated under Section 16 of the Securities Exchange Act of 1934, and an "outside director" as that term is used in Section 162 of the Code and the regulations thereunder. Currently, in the absence of the appointment of a committee by the Board, the Board is serving as the committee. The committee is required to administer the 1996 Plan so as to comply at all times with Rule 16(b)-3 of the Exchange Act and Sections 162, 421, 422, and 424 of the Code.

     The Board may amend, alter, or discontinue the 1996 Plan at any time and from time to time. The total number of shares of Common Stock available for award under the 1996 Plan is 1,403,000, subject to adjustment for future stock splits, stock dividends and similar events. As of October 28, 1996, no options had been issued under the 1996 Plan.

     Set forth below is a chart summarizing the grants that will be made under the 1996 Plan upon completion of the offerings:

                        1996 INCENTIVE STOCK OPTION PLAN

                                   NAME                                  NUMBER OF OPTIONS
    ------------------------------------------------------------------  --------------------
    Keith E. Busse....................................................          5,000
      President and Chief Executive Officer
    Mark D. Millett...................................................          3,750
      Vice President
    Richard P. Teets, Jr..............................................          3,750
      Vice President
    Tracy L. Shellabarger.............................................          3,750
      Vice President and Chief Financial Officer
    Executive Group...................................................         23,750
    Non-Employee Director Group.......................................             --
    Non-Executive Officer Employee Group..............................         64,531

     Certain Federal Income Tax Consequences of Options.

     Incentive Stock Options. Certain federal income tax consequences to optionees and the Company of ISOs granted under the 1994 and 1996 Plans are set forth in the following summary.

     An employee to whom an ISO is granted will not recognize income at the time of grant or exercise of such ISO. No federal income tax deduction will be allowable to the employee's employer upon the grant or exercise of such ISO. However, upon the exercise of an ISO, any excess in the fair market price of the Common Stock over the exercise price constitutes a tax preference item which may have alternative minimum tax consequences for the employee. When the employee sells such shares more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the exercise price. If the employee does not hold such shares for the required period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and the regulations thereunder and the Company will generally be entitled to a federal income deduction in the amount of such ordinary compensation issues.

     Nonstatutory Stock Options. An employee to whom a nonstatutory stock option ("NSO") is granted will not recognize income at the time of grant of such option. When such employee exercises a NSO, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value, as of the date of option exercise, of the shares the employee receives upon such exercise over the exercise price paid. The tax basis of such shares to the employee will be equal to the exercise price paid plus the amount, if any, includible in the employee's gross income, and the employee's holding period for such shares will commence on the date which the employee recognizes taxable income in respect of such shares. Gain or loss upon a subsequent sale of any Common Stock received upon the exercise of a NSO generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). Certain additional rules apply if the exercise price is paid in shares previously owned by the participant. Subject to the applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of a NSO in an amount equal to the ordinary compensation income recognized by the employee. This deduction will be allowed, in general, for the taxable year of the Company in which the employee recognizes such ordinary income.

     Profit Sharing Plan. Steel Dynamics has also established a Profit Sharing Plan, for eligible employees. The plan is a "qualified plan" for federal income tax purposes. Under the Profit Sharing Plan, the Company allocates each year to a trust fund such sum, if any, as the Board of Directors determines, up to an amount equal to 15% of the wages paid to Profit Sharing Plan participants ("profit sharing pool"). The profit sharing pool is used to fund the Profit Sharing Plan as well as a separate cash profit sharing bonus which is paid to employees in March of the following year. The allocation between the Profit Sharing Plan contribution and the cash bonus amount is determined by the Board of Directors each year. Employees become eligible to participate in the Profit Sharing Plan after they have completed 30 days of employment with the Company. An employee is entitled to a Profit Sharing Plan allocation only if that employee has worked at least 1,000 hours during the year. An employee becomes fully vested over a period of seven years of service with the Company, subject to prior vesting in the event of retirement, death or disability. Contributions to the Profit Sharing Plan by Steel Dynamics are deductible by the Company and the contributions and the income earned thereon are not taxable to an employee until actually received by the employee at a later date.

     Retirement Savings Plan. SDI has also established a Retirement Savings Plan for eligible employees, which is also a "qualified plan" for federal income tax purposes. Employees become eligible to participate in the Retirement Savings Plan on the first day of the month following the date of employment with the Company. Contributions to the Retirement Savings Plan by the employees may be made on a pre-tax basis and the income earned on such contributions is not taxable to an employee until actually received at a later date. Generally, employees may contribute on a pre-tax basis up to 8% of their eligible compensation. SDI matches employee contributions in an amount equal to a minimum of 5% of the employee's pre-tax contribution, subject to certain applicable tax law limitations and to profitability levels of the Company. Employees are immediately 100% vested with respect to their pre-tax contributions and the Company's matching contributions. Contributions by Steel Dynamics are deductible by the Company and contributions and the income earned thereon are not taxable to the employee until actually received.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The full Board of Directors acts as a compensation committee. See "-- Committees of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS.

     The Company's Amended and Restated Articles of Incorporation (the "Articles") limit the liability of directors by providing that the Company shall indemnify an individual made a party to a proceeding, because the individual is or was a director, against liability incurred in the proceeding if the individual's conduct was in good faith, and if the individual reasonably believed, in the case of "official conduct" with the Company, that the individual's conduct was in its best interests (or at least that the individual's conduct was not opposed to the Company's best interests), and, in the case of any criminal proceeding, that the individual either had reasonable cause to believe that his conduct was lawful, or had no reasonable cause to believe that his conduct was unlawful. These subsections prohibit indemnity if a director is found liable in a proceeding by the Company against the director (or a stockholder derivative action), or in connection with a proceeding in which the director has been adjudged liable for having improperly received a personal benefit in his capacity as a director. Further, in a direct action by the Company (or in a derivative action), indemnification is permitted but only to the extent of reasonable expenses incurred by the director in connection with the proceeding.

     The underlying statutory standard for director liability in Indiana, however, is broad, providing that a director is not liable for any action taken as a director, or any failure to take any action, unless the director has breached or failed to perform the duties of the director's office, and the breach or failure to perform constitutes willful misconduct or recklessness.

                              CERTAIN TRANSACTIONS

     Since commencing commercial production of steel in January 1996, through September 28, 1996, the Company has sold 201,500 tons of its hot bands to Heidtman (and its affiliated companies) for $65.1 million, pursuant to a six-year "off-take" agreement. See "Business -- The Company's Customers and Markets." John Bates is the President and Chief Executive Officer of Heidtman and is a member of Steel Dynamics' Board of Directors, designated by the Keylock Investments Limited stockholder in which Heidtman and Mr. Bates own a controlling interest, and by the Mazelina Anstalt stockholder (collectively, the owners of 5,823,097 shares of the Company's Common Stock, or 15.2% of the total outstanding shares prior to the offerings). Keylock Investments Limited was one of the Company's initial investors, becoming a stockholder in September 1993. Pursuant to the Company's off-take agreement with Heidtman, Heidtman has a 6-year obligation to purchase from the Company, and the Company is obligated to sell to Heidtman, at least 30,000 tons of the Company's hot band products per month. Heidtman also has priority purchase rights to the Company's secondary and field claim material. The Company's pricing to Heidtman is determined by reference to the lowest prices charged by other thin-slab mini-mills or conventional mills for the same products, and the Company cannot charge Heidtman higher prices than the lowest prices at which it offers its products to any other customer. In addition, in 1995 the Company sold approximately 32 unimproved acres of its plant site to Heidtman for $96,000, for the construction by Heidtman of a steel center processing and storage facility. See "Principal and Selling Stockholders."

     Pursuant to a six-year "off-take" agreement, the Company has sold 56,800 tons of its steel coil to Preussag for an aggregate of $18.5 million during the nine months ended September 28, 1996. Under this agreement, the Company is obligated to sell to Preussag, and Preussag is required to purchase, not less than 12,000 tons per month of the Company's available products, for either domestic or export use or resale, at market prices determined by reference to the Company's price sheet and by reference to prevailing competitive market prices charged to large customers by other mills within the Company's marketing area. In addition, Preussag has been appointed as the Company's preferred distributor for all export sales to customers outside the United States, Canada and Mexico. See "Business -- The Company's Customers and Markets." Dr. Jurgen Kolb, a director of the Company, is a member of the Executive Board of Preussag Stahl AG and Preussag owns 6,089,865 shares of Common Stock, or 15.8% of the total outstanding shares prior to the offerings. See "Principal and Selling Stockholders."

     Pursuant to a six-year scrap purchasing agreement with OmniSource, the Company purchased an aggregate of 661,000 tons of steel scrap for $91.1 million during the nine months ended September 28, 1996, and paid OmniSource a total of $1.2 million in fees. See "Business -- Steel Scrap and Scrap Substitute Resources." Leonard Rifkin is the Chairman of the Board and Chief Executive Officer of OmniSource and is a member of Steel Dynamics' Board of Directors designated by the Heavy Metal, L.C. stockholder (the owner of 6,233,926 shares of the Company's Common Stock, or 16.2% of the total outstanding shares prior to the offerings). Leonard Rifkin, together with members of his family, and OmniSource collectively own a controlling interest in Heavy Metal, L.C. See "Principal and Selling Stockholders." Heavy Metal, L.C. was one of the Company's initial investors, becoming a stockholder in September 1993. Pursuant to the OmniSource scrap purchasing agreement, OmniSource acts as the exclusive scrap purchasing agent for the Company's steel scrap, which may involve sales of OmniSource's own scrap, at the prevailing market prices which OmniSource can get for the same product, or it may involve brokering of general market scrap, for which the Company pays whatever is the lowest market price for which OmniSource can purchase that product. OmniSource is paid a commission per gross ton of scrap received by the Company at its mini-mill. In addition, OmniSource maintains a scrap handling facility, with its own equipment and staff, on the Company's plant site. OmniSource does not pay rent for this facility.

     The Company has entered into a five-year "off-take" agreement with Qualitech, pursuant to which the Company has agreed to purchase from Qualitech approximately 300,000 tonnes of iron carbide that Qualitech intends to produce commencing in 1998. See "Business -- Steel Scrap and Scrap Substitute Resources." Steel Dynamics owns approximately 4.3% of the common stock of Qualitech Steel Holdings, Inc. ("Holdings"), the parent company of Qualitech. In addition, Keith E. Busse, Leonard Rifkin, and William Laverack, directors of the Company, also serve on Holdings' 12-member board of directors. OmniSource and Leonard

Rifkin, affiliates of Heavy Metal, L.C., one of the Company's stockholders, own approximately 6% of Holdings' common stock, and Whitney Equity Partners, L.P., an affiliate of J.H. Whitney & Co., a stockholder of the Company (of which Mr. Laverack is a general partner) owns approximately 10% of Holdings' common stock. The Company's iron carbide supply contact with Qualitech represents approximately 45% of Qualitech's estimated plant capacity, and the contract was considered vital to Qualitech's successful financing of its iron carbide project, which is presently under construction. OmniSource also has an iron carbide off-take contract with Qualitech, for 120,000 tonnes of iron carbide annually.

     The Company has entered into a six year "second look" export sales agreement with Sumitomo. See "Business -- The Company's Customers and Markets." Sumitomo and its parent Sumitomo Corporation (Japan) own in the aggregate 1,582,620 shares of Common Stock or 4.1% of the total outstanding shares prior to the offerings. The export sales agreement applies if Preussag declines to handle the particular export sale. In addition, Sumitomo and IDI have entered into a Sale of Excess Product Agreement, pursuant to which Sumitomo will represent IDI, once it is producing DRI, in selling up to half of any of IDI's excess DRI that is not needed by the company for its own use and consumption. No export sales have been made to date under this agreement.

     The Company's wholly owned subsidiary, IDI, has also entered into an agreement with Sumitomo, pursuant to which IDI has agreed to sell to or through Sumitomo up to 50% of any DRI that IDI manufactures starting in 1998 which Steel Dynamics does not retain for its own consumption. Such sales would be at the then prevailing market prices, either for Sumitomo's own account or on a sales commission basis for sale to third parties. In addition, IDI has agreed to enter into a license agreement with Sumitomo pursuant to which Sumitomo would be authorized, on an exclusive worldwide basis, except for the United States and Canada, and except for additional plants that IDI may wish to construct for its own use or for SDI's use, to sublicense others or to use any proprietary know-how or other intellectual property that constitutes the IDI Process or is part of the IDI Project and which may be developed by IDI in connection with the manufacture of DRI, or by Steel Dynamics either in connection with the conversion of DRI into liquid pig iron or in connection with the use thereof in the steelmaking process. Such license rights contemplate that Sumitomo would build and construct plants using this technology for itself or for others within the licensed territory. IDI would be entitled to receive a one-time license fee from Sumitomo, based upon each plant's rated production capacity, plus a negotiated royalty fee for the use of any IDI or SDI patents that may be acquired by IDI or SDI in connection with the enterprise. Any underlying royalties or fees that might have to be paid to third parties would be passed through to Sumitomo or to its sub-licensees. IDI has also agreed to afford Sumitomo an opportunity to provide its proposed DRI plant with its raw material and equipment supplies, on a competitive basis that is intended to secure for IDI the lowest and best prices for the supplies and products.

     In September 1996, the Company closed two interrelated private placements of Common Stock pursuant to agreements that were entered into during the first and second quarters of 1996. In February 1996, the Company accepted subscriptions from existing stockholders and others, all "accredited" purchasers, for the purchase, at approximately $8.20 per share, of approximately $11.9 million of Common Stock, as part of the Company's efforts to place an aggregate of $25.0 million of Common Stock to be used in whole or in part to finance its IDI Project. In the exercise or waiver of their limited preemptive rights under the Stockholders Agreement existing stockholders and others, owning collectively (prior to the purchase) an aggregate of 26,444,666 shares of the Company's Common Stock, or 78.0% of the total then outstanding, agreed to purchase that amount. The purchase price was determined by reference to the arm's length Stock Purchase Agreement of December 1995 with Preussag, relating to the purchase by Preussag of $50.0 million of Common Stock at approximately $8.55 per share, which contained a provision that contemplated the Company's sale to existing stockholders or to others of up to $10 million of its shares of Common Stock at a purchase price of approximately $8.20 per share. Because of the interrelatedness of the Company's placement of the balance of approximately $13.0 million before the IDI Project could be undertaken, the approximately $11.9 million private placement was not closed until September 1996, at which time the Company also closed a $13.5 million private placement of its Common Stock with Sumitomo and Sumitomo Corporation (Japan), which was agreed to by the parties in April 1996, at a per share purchase price of approximately $10.51. This purchase price was determined at arm's length by the Company's Board of Directors, in negotiations with Sumitomo.

     During August and September, 1996, in connection with its Cold Mill Project, the Company entered into two agreements with units of General Electric Corporation, of which General Electric Capital Corporation, the owner of 5,750,029 of the Company's shares of Common Stock, or 15.0% of the total outstanding shares prior to the offerings is a wholly-owned subsidiary, for the purchase of equipment for the Cold Mill Project in the aggregate amount of approximately $23.4 million. This contract was entered into as a result of a competitive bidding process conducted by the Company in the same manner that it has used in connection with the letting of other equipment and supply agreements for its existing mini mill and for its Cold Mill Project.

     The Company is intending to use a portion of the proceeds of the offerings to prepay all $55.0 million principal amount of the Subordinated Notes, together with accrued interest thereon and a prepayment premium. General Electric Capital Corporation and Whitney Subordinated Debt Fund, L.P., which owned $15.0 million principal amount and $18.5 million principal amount of the Subordinated Notes, respectively, are also each stockholders of the Company, owning 15.0% and 1.4% respectively, of the Company's shares of Common Stock prior to the offerings.

     In July 1994, the Company sold Mr. Shellabarger, the Chief Financial Officer and a director of the Company, 280,601 shares of Common Stock, and accepted a $750,000 promissory note in partial payment of the purchase price. Pursuant to the terms of his employment agreement, the note will be forgiven in connection with the offerings. See "Management -- Employment Agreements."

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 28, 1996, and as adjusted to reflect the sale of the Common Stock offered hereby, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer, (iv) each Selling Stockholder and (v) all executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by them.

                                            SHARES BENEFICIALLY                    SHARES BENEFICIALLY
                                             OWNED PRIOR TO THE                      OWNED AFTER THE
                                                 OFFERINGS          NUMBER OF           OFFERINGS
                                            --------------------   SHARES BEING   ----------------------
   NAME AND ADDRESS OF BENEFICIAL OWNER       NUMBER     PERCENT     OFFERED        NUMBER       PERCENT
------------------------------------------  ----------   -------   ------------   ----------     -------
Heavy Metal, L.C.(1)......................  6,233,926      16.2%           --      6,233,926       13.0%
Preussag Stahl AG(2)......................  6,089,865      15.8            --      6,089,865       12.7
Bain Capital Entities(3)..................  5,128,889      13.3            --      5,128,889       10.7
General Electric Capital Corporation(4)...  5,750,029      15.0            --      5,750,029       12.0
Keylock Investments Limited(5)............  3,017,139       7.9            --      3,017,139        6.3
Mazelina Anstalt(6).......................  2,805,958       7.3            --      2,805,958        5.9
J.H. Whitney & Co.(7).....................  1,753,591       4.6            --      1,753,591        3.7
Sumitomo Corporation of America(8)........   812,173        2.1       135,562        676,611        1.4
Sumitomo Corporation (Japan)(9)...........   770,447        2.0            --        770,447        1.6
Keith E. Busse(10)........................  1,823,909       4.7       140,300      1,683,609        3.5
Richard P. Teets, Jr......................  1,122,406       2.9            --      1,122,406        2.3
Mark D. Millett...........................  1,063,957       2.8            --      1,063,957        2.2
Tracy L. Shellabarger.....................   280,601         .7            --        280,601         .6
Leonard Rifkin(11)........................  6,233,926      16.2            --      6,233,926       13.0
OmniSource Corporation(12)................  6,233,926      16.2            --      6,233,926       13.0
John C. Bates(13).........................  3,017,139       7.9            --      3,017,139        6.3
Heidtman Steel Products, Inc.(14).........  3,017,139       7.9            --      3,017,139        6.3
Paul B. Edgerley(15)......................  5,128,889      13.3            --      5,128,889       10.7
William D. Strittmatter(16)...............  5,750,029      15.0            --      5,750,029       12.0
William Laverack, Jr.(17).................  1,753,591       4.6            --      1,753,591        3.7
Dr. Jurgen Kolb(18).......................  6,089,865      15.8            --      6,089,865       12.7
SDI Limited Partnership(19)...............   173,889         .5        13,780        160,109         .3
Lincoln National Life Insurance Company...   119,396         .3        59,698         59,698         .1
Lincoln National Income Fund, Inc.........    29,856          *        14,928         14,928          *
LDI, Ltd. ................................    29,856          *        29,856             --         --
KLANS Associates..........................    25,451          *         3,125         22,326          *
APT Holdings Corporation(20)..............   208,094         .5        71,501        136,593         .3
Directors and Executive Officers
  as a Group (10 persons)(13, 15-18)......  32,264,312     84.0       140,300     32,124,012       67.2

------------
  *  Less than .1%.

 (1) The address of this stockholder is 1650 21st Street, Santa Monica, CA
     90404.

 (2) The address of this stockholder is Eisenhuttenstrasse 99 D-38223, 38239 Salzgitter, Germany.

 (3) The address for these stockholders is Two Copley Place, Boston, MA 02116. Consists of 2,140,444 held of record by Bain Capital Fund IV, L.P. ("Fund IV"), 2,449,533 held by Bain Capital Fund IV-B, L.P. ("Fund IV-B"), 412,575 held by BCIP Associates, L.P., and 126,337 held by BCIP Trust Associates, L.P. (collectively, the "Bain Capital Entities"). If the U.S. Underwriters exercise their over-allotment option in full, the shares beneficially owned after the offerings by Fund IV would be 1,687,572, Fund IV-B would be 1,931,267, BCIP Associates, L.P. would be 325,285 and BCIP Trust Associates, L.P. would be 99,608.

 (4) The address of this stockholder is 1600 Summer Street, Fifth Floor, Stamford, CT 06927.

 (5) The address of this stockholder is 17 Dame Street, Dublin 2, Republic of Ireland.

 (6) The address of this stockholder is c/o Lic. for Gertrud Beck, Stadtle 36, 9490 Vaduz, Liechtenstein.

 (7) The address of this stockholder is 177 Broad Street, Stamford, CT 06901. Consists of 961,060 held of record by Whitney 1990 Equity Fund, L.P. (the "Whitney Equity Fund"), 240,279 held of record by J.H. Whitney & Co., and 552,252 shares held of record by the Whitney Subordinated Debt Fund.

 (8) The address of this stockholder is 5000 USX Tower, 600 Grant Street, Pittsburgh, PA 15219. In September 1996 Sumitomo Corporation entered into a "second look" export distribution agreement with the Company, and in October 1996 entered into a Sale of Excess Product Agreement with IDI. Two representatives designated by Sumitomo Corporation serve on IDI's five person Board of Directors. If the U.S. Underwriters exercise their over-allotment option in full, the shares beneficially owned by Sumitomo Corporation of America would be 513,750.

 (9) The address of this stockholder is Josuikai Building, 2-1-1 Hitotsubashi, Chiyoda-ku, Tokyo, 101, Japan. Sumitomo Corporation is an affiliate of Sumitomo Corporation of America. See footnote (8).

(10) Mr. Busse is the President and Chief Executive Officer and a director of the Company, and is one of the Company's founders.

(11) Consists of 6,233,926 shares of Common Stock held of record by Heavy Metal, L.C. that Mr. Rifkin may be deemed to beneficially own due to his relationship with other beneficial owners of that entity. Mr. Rifkin is a member of Heavy Metal, L.C., a member-managed limited liability company. Three of Mr. Rifkin's adult sons also hold membership units, as does OmniSource, of which Mr. Rifkin is Chairman of the Board and a director. See "Certain Transactions." Mr. Rifkin disclaims beneficial ownership of all but 587,018 of these shares.

(12) Consists of 6,233,926 shares of Common Stock held of record by Heavy Metal, L.C. that OmniSource may be deemed to beneficially own due to its relationship with Heavy Metal, L.C. OmniSource is a member of Heavy Metal, L.C., a member-managed limited liability company. Leonard Rifkin, OmniSource's Chairman of the Board and a director, is also a member of Heavy Metal, L.C. OmniSource disclaims beneficial ownership of all but 1,716,439 of these shares.

(13) Consists of all 3,017,139 shares of Common Stock held of record by Keylock Investments Limited that Mr. Bates may be deemed to beneficially own due to his relationship with Keylock Investments Limited. Mr. Bates and Heidtman own a controlling interest in Keylock Investments Limited.

(14) Consists of 3,017,139 shares of Common Stock held of record by Keylock Investments Limited that Heidtman may be deemed to beneficially own due to its relationship with Keylock Investments Limited. Heidtman and its President, John F. Bates, own a controlling interest in Keylock Investments Limited.

(15) Consists of all 5,128,889 shares of Common Stock held of record by the Bain Entities that Mr. Edgerley may be deemed to beneficially own due to his relationship with those entities. Mr. Edgerley is a Managing Director of Bain Capital, Inc., which manages the Bain Capital Entities. Mr. Edgerley disclaims beneficial ownership of these shares.

(16) Consists of all 5,750,029 shares of Common Stock held of record by General Electric Capital Corporation that Mr. Strittmatter may be deemed to beneficially own due to his relationship with that entity. Mr. Strittmatter is a Vice President and Senior Credit Officer of General Electric Capital Corporation. Mr. Strittmatter disclaims beneficial ownership of these shares.

(17) Consists of all 1,753,591 shares of Common Stock held of record by the Whitney Equity Fund, J.H. Whitney & Co., and Whitney Subordinated Debt Fund that Mr. Laverack may be deemed to beneficially own due to his relationship with those entities. Mr. Laverack is a general partner of J.H. Whitney & Co., an affiliate of Whitney Equity Fund and Whitney Subordinated Debt Fund. Mr. Laverack disclaims beneficial ownership of these shares.

(18) Consists of all 6,089,865 shares of Common Stock held of record by Preussag that Mr. Kolb may be deemed to beneficially own due to his relationship with that entity. Mr. Kolb is a member of the Executive Board of Preussag Stahl AG. Mr. Kolb disclaims beneficial ownership of these shares.

(19) If the U.S. Underwriters exercise their over-allotment option in full, SDI Limited Partnership would sell its remaining shares of Common Stock.

(20) APT Holdings Corporation is an affiliate of Mellon Bank, N.A., one of the Company's lenders and the agent under its Credit Agreement. If the U.S. Underwriters exercise their over-allotment option in full, the shares beneficially owned after the offerings by APT Holdings Corporation would be 68,158.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following is a brief description of the basic terms of and instruments governing certain indebtedness of the Company. The following discussion does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the instruments governing the respective indebtedness, which instruments are filed as exhibits to the Registration Statement of which this Prospectus is a part.

     The Company entered into a Credit Agreement, dated as of June 30, 1994, as amended (the "Credit Agreement"), with Mellon Bank, N.A. (the "Agent") and the lenders party thereto (the "Lenders"), which provides for (i) up to an aggregate of $300.0 million of senior term loans ("Senior Term Loans") and (ii) a $45.0 million revolving credit facility (the "Revolving Credit Facility") for working capital purposes. Indebtedness outstanding under the Credit Agreement is secured by a first priority lien on substantially all of the assets of the Company.

     Of the $300.0 million in senior term loan commitments, $150.0 million was designated for the construction of the Company's mini-mill and $150.0 million was designated and remains available for the construction of the Cold Mill Project. Borrowings under the Revolving Credit Facility are subject to a borrowing base consisting of specified percentages of eligible inventory and receivables.

     The Revolving Credit Facility will mature on September 30, 2000. The Senior Term Loans will amortize semi-annually from September 30, 1997 to March 31, 2002. Borrowings under the Revolving Credit Facility must be repaid to the extent such borrowings exceed the borrowing base. In addition, the Company is required to make prepayments under certain circumstances from excess cash flow, asset sales, insurance proceeds, condemnation awards and issuances of debt or equity.

     Borrowings under the Revolving Credit Facility bear interest at the option of the Company, at (i) the "Base Rate" plus an applicable margin, depending on the status of the construction of the mini-mill and Cold Mill Project or (ii) the "Euro-Rate" plus an applicable margin (the "Euro-Rate Option"). The Senior Term Loans bear interest on the basis of the Euro-Rate Option. The "Base Rate" for any day is defined as the greater of (A) the prime rate for such day or (B)
 .50% plus the federal funds effective rate for such day. The "Euro-Rate" for any day is defined as the rate for each funding segment determined by the Agent by dividing the rate of interest quoted on the Reuter's screen ISDA page to be the average of the rates per annum for deposits in dollars offered to major money center banks in the London interbank market two business days prior to the first day of the funding period in amounts comparable to the funding segment and with maturities comparable to such funding period by 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate Reserve Percentage is the percentage as determined by the Agent which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System representing the maximum reserve requirement with respect to eurocurrency funding of a member bank.

     The Company's Credit Agreement restricts the Company's ability to incur additional indebtedness, except (i) refinancings of indebtedness incurred under the Credit Agreement and other existing indebtedness, (ii) licensing or royalty fees payable to SMS Schloemann-Siemag AG and (iii) unsecured indebtedness in an aggregate principal amount at any one time not greater than $5.0 million. In addition, the Credit Agreement prohibits the Company from making capital expenditures (other than specified permitted capital expenditures) in any fiscal year in excess of the lesser of (i) $20.0 million and (ii) the sum of $12.0 million plus 25% of excess cash flow for the immediately preceding year plus 70% of the amount of capital expenditures allowed but not made in the immediately preceding fiscal year. The Company may make specified permitted capital expenditures including up to $230.0 million for the Cold Mill Project, up to $55.0 million for the Caster Project and an equity investment of up to $25.0 million for the IDI Project. The Company is also prohibited from creating liens on its properties except (i) liens created in connection with its indebtedness under the Credit Agreement and in connection with its existing indebtedness,
(ii) liens created and/or deposits made in the ordinary course of business for taxes and assessments, workmen's compensation, unemployment insurance and other social security obligations, bids, surety and appeal bonds and the like and
(iii) purchase money liens on assets acquired after completion of the Cold Mill Project in an aggregate amounted not to exceed $5.0 million. The Credit Agreement contains additional restrictive covenants, including among others, covenants restricting the Company and its subsidiaries with respect to: investments in additional equipment and business opportunities, entering into certain contracts, disposition of property or assets, the payment of dividends, entering into sale-leaseback transactions, entering into transactions with affiliates, mergers and consolidations, the making of payments on and modification of certain indebtedness and modification of certain agreements. In addition, the Credit Agreement requires the Company to meet certain financial tests, including maintaining (a) its current ratio at or above 1.3, (b) its leverage ratio at or below 2.25 for 1996, 2.10 for 1997, 1.90 for 1998, 1.40 for 1999 and 1.00 thereafter, (c) its tangible net worth at or above the sum of (i) $45.0 million and (ii) 50% of cumulative net income at such time and (d) its fixed charge coverage ratio at or above 1.00 for 1996, 1.15 for 1997 and 1998, and 1.25 thereafter.

     The failure of the Company to satisfy any of the covenants will constitute an event of default under the Credit Agreement, notwithstanding the Company's ability to meet its debt service obligations. The Credit Agreement also contains customary events of default, including the nonpayment of principal, interest, fees and other amounts, change of control, change of management and cross-defaults to certain other obligations of the Company and certain events including bankruptcy, reorganization and insolvency of the Company, SMS Schloemann-Siemag AG, Heidtman or OmniSource.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary of certain provisions of the Common Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Articles and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part, as well as by the provisions of Indiana's law. Upon consummation of the offerings, the Company's authorized capital stock will consist of 100,000,000 shares of Common Stock, par value $.01 per share. As of October 30, 1996 there were 38,428,341 shares of Common Stock issued and outstanding, validly issued and fully paid and non-assessable, that were held of record by 29 stockholders. As of September 28, 1996, 634,159 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. The Articles do not provide for cumulative voting in the election of directors and, thus, holders of a majority of the shares of Common Stock may elect all of the directors standing for election. However, under the Stockholders Agreement, stockholders of the Company having the power to vote in the aggregate 79.4% of the shares of the Company's Common Stock outstanding after the offerings, have agreed to vote their shares in the election of directors for representatives of stockholder parties designated by them. All 10 of the Company's directors have been elected in this manner and will continue to be so long as the Stockholders Agreement is in effect and the stockholders party to the Stockholders Agreement hold a majority of the Company's outstanding Common Stock. See "-- The Stockholders Agreement." Accordingly, these stockholder parties will retain the power to elect the entire Board of Directors of the Company.

     All holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon the liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company that are available after the payment of all debts and liabilities. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities, nor are there any redemption or sinking fund provisions applicable to the Common Stock.

     All outstanding shares of Common Stock are, and the shares to be issued in the offerings will be, validly issued, fully paid, and non-assessable.

CERTAIN PROVISIONS OF INDIANA LAW REGARDING TAKEOVERS

     As an Indiana corporation, the Company is subject to certain provisions of Indiana law which may discourage or render more difficult an unsolicited takeover of the Company. There are two principal statutes relating to this issue that constitute part of the BCL, the statute regulating "business combinations" and the statute regulating "control share acquisitions."

     Under Chapter 43 of the BCL relating to "business combinations" a corporation (with 100 or more stockholders) may not engage in any "business combination" with any "interested" stockholder for a period of five years following the interested stockholder's "share acquisition date" unless the business combination or the purchase of shares made by the interested stockholder was approved by the corporation's board of directors prior to the interested stockholder's share acquisition date. The term "business combination" is broadly defined to apply to any merger or consolidation of the corporation and the interested stockholder, as well as any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in a single or a series of transactions) to or with the interested stockholder (or any affiliate or associate thereof) of any assets of the corporation if the transaction represents 10% or more of the corporation's assets, outstanding shares of stock, or consolidated net income of the corporation. Similarly, the issuance or transfer by the corporation of any of its (or its subsidiary's) stock that has an aggregate market value equal to 5% or more of all the outstanding shares of stock to the interested stockholder (or any affiliate or associate thereof) is a "business combination," except if it is in connection with the distribution of a dividend or the exercise of warrants paid or made pro rata to all stockholders. The term is applicable as well to the adoption of any plan of liquidation or dissolution

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

proposed by or under any understanding with an interested stockholder (or an affiliate or associate thereof), and to any reclassification of securities, recapitalization, merger or consolidation with any subsidiary, or any other transaction proposed by or under any arrangement with the interested stockholder (or any affiliate or associate thereof) that has the "effect" of increasing the proportionate interest of the interested stockholder in the corporation.

     An "interested stockholder," as defined, is any person (other than the corporation or a subsidiary) that is the beneficial owner of 10% or more of the voting power, or an affiliate or associate of the corporation that at any time within the five prior years was the beneficial owner of 10% or more of the voting power. For purposes of the statute, the "share acquisition date" is the date upon which the person first becomes an interested stockholder of a corporation. So long as the board of directors does not approve of the business combination with the interested stockholder, the five year "blackout" period, in which the business combination is prohibited, applies, and the board of directors is required to render its decision within a 30-day period (or sooner if required by the Securities Exchange Act of 1934 (the "Exchange Act")).

     In addition to the absolute five-year business combination prohibition, the statute also requires that, any business combination between the corporation and an interested stockholder must satisfy additional statutory conditions. The board of directors must have approved of the business combination before the interested stockholder's share acquisition date, or a majority of the outstanding voting stock not beneficially owned by the interested stockholder must have approved the business combination at a meeting held no earlier than five years after the interested stockholder's share acquisition date, or the business combination transaction must meet certain per share values to all stockholders (keyed to the highest per share price paid by the interested stockholder within the prior five-year period). All consideration must also be paid either in cash or in the same form as the interested stockholder has used to acquire the largest number of shares acquired by it. Furthermore, the statute requires an interested stockholder to purchase all remaining shares of stock, if any are purchased, not just one class or series.

     Under Chapter 42 of the BCL, the "control share acquisition" statute, "control shares" (shares that, in the election of directors, could exercise or direct the exercise of voting power of one-fifth, one-third or a majority or more of all of the voting power) of any "issuing public corporation" (one hundred or more stockholders, principal office or place of business, or substantial assets within Indiana, or 10% of its stockholders resident in Indiana) that are acquired in a "control share acquisition" by an "acquiring person" will be accorded only such voting rights, after the acquisition, as are specifically conferred by the stockholders, voting as a group, excluding all "interested shares." If a person holding "interested shares" engages in a control share acquisition of control shares, and the stockholders have not acted to specifically grant those acquired shares the voting rights they had prior to the control share acquisition, the acquired shares lose their voting rights. A majority of the shares (excluding interested shares) must be voted to confer voting rights upon the acquiring person. The only exemption from this statute is if the corporation's articles of incorporation or its bylaws provide that this statute does not apply to control share acquisitions of the corporation's shares, and such provisions must exist prior to the occurrence of any "control share acquisition." However, the Company does not have such a provision in either its Articles or in its Bylaws. Furthermore, if the Articles or Bylaws so provide (and the Articles and Bylaws do not so provide at this time), control shares acquired in a control share acquisition with respect to which the shares have not been accorded full voting rights by the stockholders can be redeemed by the corporation at "fair value." But if in fact the stockholders of the corporation do vote to accord full voting rights to the acquiring person's control shares, and if the acquiring person has acquired control with a majority or more of the voting power, all stockholders of the issuing public corporation are allowed to invoke dissenters' rights, providing "fair value" to them (defined as not less than the highest price paid per share by the acquiring person in the control share acquisition. In order to secure stockholder approval, as required, the acquiring person must deliver an acquiring person "statement" to the corporation, setting forth pertinent information concerning the identity of the acquiring person, the number of shares already owned, the range of voting power that the control share acquisition seeks, and the terms of the proposed acquisition. Thereafter, the directors for the issuing public corporation, within ten days, are required to call a special meeting of the stockholders to consider the voting rights issue, and the stockholders meeting must be held within 50 days after receipt of the statement by the issuing public corporation. The acquiring person can specifically request that the special stockholders meeting not be held sooner than thirty days after delivery of the acquiring person's statement to the issuing public corporation. The corporation's notice of the special stockholders meeting must be accompanied by the acquiring person's statement, as well as a statement by the Board of Directors of the corporation concerning its position or recommendation (or that it is taking no position or making no recommendation) with respect to the voting rights issue in the proposed control share acquisition.

THE STOCKHOLDERS AGREEMENT

     Under the Stockholders Agreement between the Company and various stockholder groups identified therein as the "Bain Group," "GECC" (General Electric Capital Corporation), the "Whitney Group," "Heavy Metal" (Heavy Metal, L.C.), the "Keylock Group," "Low Cost" (Low Cost Limited Partnership), the "Management Group" (Messrs. Busse, Millett, Teets, and Shellabarger), "Preussag," "Sumitomo" and members of the "Subdebt Group," the sale, assignment, transfer, encumbrance, or other disposition of both shares owned by the stockholder signatories (the "Stockholder Shares") are subject to certain prior rights and obligations as between the parties, as are certain corporate actions proposed to be taken by the Company.

     Election of Directors. For a period of 10 years or until a "public float" has been realized (defined as the date upon which 25% of the outstanding Common Stock of the Company has been sold pursuant to effective registration statements under the Securities Act), each holder of Stockholder Shares has agreed to vote all of its Stockholder Shares to maintain the authorized number of directors on the Company's Board of Directors at an agreed level (currently 10 persons) and, further, to elect to the Board one representative designated by the holders of a majority of the Bain Shares, one representative designated by the holders of a majority of the GECC Shares, one representative designated by the holders of a majority of the Heavy Metal Shares, one representative designated by the holders of a majority of the Keylock Shares, one representative designated by the holders of a majority of the Keith Busse Shares, one representative designated by the holders of a majority of the Mark Millett Shares, one representative designated by the holders of a majority of the Richard Teets Shares, one representative designated by the holders of a majority of the Busse, Millett, and Teets Shares, one representative designated by the holders of a majority of the Whitney Shares, and one representative designated by the holders of a majority of the Preussag Shares.

     Transfers of Common Stock: Participation Rights. No holder of Stockholder Shares nor any holder of Warrants is entitled to sell, transfer, assign, pledge, or otherwise dispose of (a "Transfer") any interest in any Stockholder Shares, except in an "exempt transfer," unless 20 days prior to making any Transfer, the transferring holder delivers an "Offer Notice" to all other holders of Stockholder Shares, disclosing the applicable number of securities intended to be transferred, the price at which the Transfer is proposed to be made, and other relevant terms and conditions. All other holders of Stockholder Shares then have 20 days within which to purchase their respective pro rata shares of the offered securities. These transfer restrictions are not applicable to any Transfer to an affiliate, to any "Public Sale" (as defined), to a sale of the Company, or a transfer between members of the same group.

     Tag-Along Rights. In the event of an approved Transfer, each holder of Stockholder Shares which did not elect to purchase its pro rata share pursuant to someone else's Offer Notice, may, instead, elect to sell its pro rata portion together with the holder that originated the Offer Notice, thereby cutting that person back in the number of shares.

     Sale of the Company. In the event that the Company's board of directors approves a sale of the Company, not otherwise prohibited, each holder of Stockholder Shares is required to consent. This undertaking, however, ceases to apply upon the earlier to occur of a sale of the Company or the realization of a "public float."

     Other Restrictions. Unless the holders of 70% of the outstanding Stockholder Shares consent the Company may not do such things as pay dividends, make distributions, buy back any of its stock, issue additional debt or equity securities, make loans or advances to anyone, make investments in excess of $5.0 million, merge or consolidate with another company, make any business acquisition exceeding $2.0 million, make any capital expenditures exceeding $5.0 million, adopt any stock option plan, permit a sale of the

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

company, or hire, terminate, or enter into or amend any compensation arrangement with any of the Company's senior management. These restrictions terminate when the Company has realized a "public float."

THE REGISTRATION AGREEMENT

     Under a Registration Agreement dated as of June 30, 1994, as amended, between the Company and various stockholder groups identified therein as the "Bain Stockholders," "General Electrical Capital Corporation," "Heavy Metal, L.C.," the "Keylock Stockholders," the "Whitney Stockholders," the "Management Stockholders," "Preussag," and "Sumitomo" (collectively the "Stockholders"), the Stockholders were granted certain demand and piggyback registration rights.

     Demand Registrations. The Bain Stockholders and General Electric Capital Corporation are each entitled to request two demand registrations, and the Heavy Metal, L.C., Keylock Stockholders and Preussag are entitled to request one demand registration each. A demand registration must be for at least 50% of the total Company shares held by the Stockholder making the demand.

     Piggyback Registrations. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a demand registration), the Company is required to notify all holders of "Registrable Securities" and will include all Registrable Securities requested to be included that may be prudently sold in the offering.

     All expenses incident to the Company's compliance with its obligations under the Registration Agreement will be paid by the Company, regardless of whether in connection with a demand registration or a piggyback registration, and the Company has agreed to reimburse the holders of Registrable Securities for the reasonable fees and disbursements of one legal counsel chosen by all of them in connection with a registration.

     The obligations under the Registration Agreement terminate on the seventh anniversary of a sale of the Company's Common Stock pursuant to an effective registration statement under the Securities Act, subject to extension for an additional six-month period under certain circumstances.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is First Chicago Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to the offerings there has been no market for the Common Stock of the Company. The Company can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities. See "Risk Factors -- Shares Eligible for Future Sale."

     Upon completion of the offerings, the Company will have a total of 47,803,341 shares of Common Stock outstanding. Of these shares, the 9,843,750 shares of Common Stock sold in the offerings will be freely tradeable without restriction under the Securities Act, except for any such shares which may be acquired by an "affiliate" of the Company (an "Affiliate") as that term is defined in Rule 144 under the Securities Act, which shares will be subject to the resale limitations of Rule 144. The remaining 37,959,591 shares of Common Stock outstanding will be "restricted securities" as the term is defined by Rule 144 promulgated under the Securities Act.

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this Prospectus, if a period of at least two years has elapsed since the later of the date the "restricted securities" were acquired from the Company and the date they were acquired from an Affiliate, then the holder of such restricted securities (including an Affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of 1% of the then outstanding shares of the Common Stock (approximately 478,033 shares immediately after the offerings) or the average weekly reported volume of trading of the

Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale with the Securities and Exchange Commission (the "Commission"). The holder may only sell such shares through unsolicited brokers' transactions. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales, and the availability of current public information concerning the Company. Under Rule 144(k), if a period of at least three years has elapsed between the later of the date restricted securities were acquired from the Company and the date they were acquired from an Affiliate, as applicable, a holder of such restricted securities who is not an Affiliate at the time of the sale and has not been an Affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the limitations described above. The Commission has proposed shortening the applicable holding periods under Rule 144(d) and Rule 144(k) to one and two years, respectively (from the current periods of two and three years). The Company cannot predict whether such amendments will be adopted or the effect thereof on the trading market for its Common Stock.

     The Company, its directors and executive officers, the Selling Stockholders, and certain other stockholders of the Company who in the aggregate own substantially all of the outstanding shares of Common Stock immediately prior to the offerings have entered into "lock-up" agreements with the Underwriters, providing that they will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either currently owned by such person or are thereafter acquired from the Company) or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 180 days after the date of this Prospectus without the prior written consent of Morgan Stanley & Co. Incorporated, other than (i) the sale to the Underwriters of the shares of Common Stock offered hereby or (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option sold or granted pursuant to existing benefit plans of the Company and outstanding on the date of this Prospectus.

     The preceding description does not include shares of Common Stock issuable upon the exercise of options granted under the Company's 1994 Plan or the 1996 Plan. Rule 701 under the Securities Act provides that shares of Common Stock acquired on the exercise of outstanding options may be resold by nonaffiliates beginning 90 days after the date of this Prospectus, subject only to the manner-of-sale provisions of Rule 144, and by affiliates beginning 90 days after the date of this Prospectus, subject to all provisions of Rule 144 except the two-year minimum holding period. As of October 28, 1996, the Company had reserved an aggregate of 634,159 shares of Common Stock for issuance upon the exercise of options granted pursuant to the 1994 Plan and no options outstanding under the 1996 Plan. As soon as practicable after the offerings, the Company intends to register on Form S-8 under the Securities Act approximately 2,955,764 shares of Common Stock issuable under options subject to the Company's 1994 Plan and 1996 Plan thus permitting, subject to the lock-up agreements described above, the resale of such shares by nonaffiliates upon issuance in the public market without restriction under the Securities Act.

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

                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES
                         FOR NON-UNITED STATES HOLDERS

GENERAL

     The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of Common Stock by a Non-U.S. Holder. For this purpose, the term "Non-U.S. Holder" is defined as any person who is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership or a foreign estate or trust, as such terms are defined in the Code. This discussion does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevant to such Non-U.S. Holders in light of their personal circumstances, or to certain types of Non-U.S. Holders which may be subject to special treatment under United States federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions and broker-dealers). Furthermore, this discussion is based on provisions of the Code, existing and proposed regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF SHARES OF COMMON STOCK.

     An individual may, subject to certain exceptions, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). U.S. resident aliens are subject to U.S. federal tax as if they were U.S. citizens.

DIVIDENDS

     The Company does not anticipate paying cash dividends on its capital stock in the foreseeable future. See "Dividend Policy." In the event, however, that dividends are paid on shares of Common Stock, dividends paid to a Non-U.S. Holder of Common Stock will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be provided by an applicable income tax treaty between the United States and the country of which the Non-U.S. Holder is a tax resident, unless (i) the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States and the Non-U.S. Holder provides the payor with proper documentation or (ii) if a tax treaty applies, the dividends are attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder. In order to claim the benefit of an applicable tax treaty rate, a Non-U.S. Holder may have to file with the Company or its dividend paying agent an exemption or reduced treaty rate certificate or letter in accordance with the terms of such treaty. Dividends that are effectively connected with the conduct of a trade or business within the United States or, if a tax treaty applies, are attributable to such a United States permanent establishment, are subject to United States federal income tax on a net income basis (that is, after allowance for applicable deductions) at applicable graduated individual or corporate rates. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

     Under current United States Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above (unless the payor has knowledge to the contrary) and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. However, under proposed United States Treasury regulations, in the case of dividends paid after December 31, 1997 (December 31, 1999 in the case of dividends paid to accounts in existence on or before the date that is 60 days after the proposed United States Treasury regulations are published as final regulations), a Non-U.S. Holder generally would be subject to United States withholding tax at a 31% rate under the backup withholding rules described below, rather

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

than at a 30% rate or a reduced rate under an income tax treaty, unless certain certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures) are complied with, directly or through an intermediary. Certain certification and disclosure requirements must be complied with in order to be exempt from withholding under the effectively connected income exemption.

     A Non-U.S. Holder of Common Stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service (the "IRS"), provided that the required information is furnished to the IRS.

GAIN ON DISPOSITION OF COMMON STOCK

     A Non-U.S. Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of Common Stock unless (i) (a) the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder within the United States, or (b) if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, (iii) the Non-U.S. Holder is subject to tax pursuant to certain provisions of the Code applicable to United States expatriates, or (iv) the Company is or has been a "U.S. real property holding corporation" for United States federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or the period such Non-U.S. Holder held the Common Stock. If the Company were, or to become, a U.S. real property holding corporation, gains realized upon a disposition of Common Stock by a Non-U.S. Holder which did not directly or indirectly own more than 5% of the Common Stock during the shorter of the periods described above generally would not be subject to United States federal income tax so long as the Common Stock is "regularly traded" on an established securities market. The Company believes that it has not been, is not currently, and does not anticipate becoming, a "U.S. real property holding corporation" for United States federal income tax purposes.

     If a Non-U.S. Holder who is an individual falls under clause (i) above, such individual generally will be taxed on the net gain derived from a sale under regular graduated United States federal income tax rates. If an individual Non-U.S. Holder falls under clause (ii) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a resident alien of the United States). Thus, individual Non-U.S. Holders who have spent (or expect to spend) more than a de minimis period of time in the United States in the taxable year in which they contemplate a sale of Common Stock are urged to consult their tax advisors prior to the sale as to the U.S. tax consequences of such sale.

     If a Non-U.S. Holder that is a foreign corporation falls under clause (i) above, it generally will be taxed on its net gain under regular graduated United States federal income tax rates and, in addition, will be subject to the branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

FEDERAL ESTATE TAX

     Common Stock owned or treated as owned by an individual who is neither a United States citizen nor a United States resident (as defined for United States federal estate tax purposes) at the time of death will be included in the individual's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise and, therefore, may be subject to United States federal estate tax.

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

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     Under United States Treasury regulations, the Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected with a trade or business in the United States of the Non-U.S. Holder or withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

     United States backup withholding (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) generally will not apply to (i) dividends paid to Non-U.S. Holders that are subject to the 30% withholding discussed above (or that are not so subject because a tax treaty applies that reduces or eliminates such 30% withholding) or
(ii) under current law, dividends paid to a Non-U.S. Holder at an address outside of the United States. However, under proposed United States Treasury regulations, in the case of dividends paid after December 31, 1997 (December 31, 1999 in the case of dividends paid to accounts in existence on or before the date that is 60 days after the proposed United States Treasury regulations are published as final regulations), a Non-U.S. Holder generally would be subject to backup withholding at a 31% rate, unless certain certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures) are complied with, directly or through an intermediary.

     Backup withholding and information reporting generally will apply to dividends paid to addresses inside the United States on shares of Common Stock to beneficial owners that are not "exempt recipients" and that fail to provide in the manner required certain identifying information.

     In general, backup withholding and information reporting will not apply to a payment of the gross proceeds of a sale of Common Stock effected at a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person, 50% or more of whose gross income for certain periods is derived from activities that are effectively connected with the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or (ii) the beneficial owner otherwise establishes an exemption. Temporary United States Treasury regulations provide that the Treasury is considering whether backup withholding should be required in such circumstances. Under proposed United States Treasury regulations not currently in effect, backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person. The IRS recently proposed regulations addressing certain withholding, certification and information reporting rules (some of which have been mentioned above) which could affect treatment of the payment of the proceeds discussed above. Non-U.S. Holders should consult their tax advisors regarding the application of these rules to their particular situations, the availability of an exemption therefrom, the procedure for obtaining such an exemption, if available, and the possible application of the proposed United States Treasury regulations addressing the withholding and the information reporting rules.

     Payment by a United States office of a broker of the proceeds of a sale of Common Stock is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder, or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                                  UNDERWRITERS

     Under the terms and subject to the conditions in the Underwriting Agreement dated the date of this Prospectus (the "Underwriting Agreement"), the Company and Selling Stockholders have agreed to sell 9,375,000 and 468,750 shares, respectively, of the Company's Common Stock and the U.S. Underwriters named below, for whom Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, McDonald & Company Securities, Inc. and Salomon Brothers Inc are serving as U.S. Representatives, have severally agreed to purchase, and the International Underwriters named below, for whom Morgan Stanley & Co. International Limited, PaineWebber International (U.K.) Ltd., McDonald & Company Securities, Inc. and Salomon Brothers International Limited are serving as International Representatives, have severally agreed to purchase, the respective number of shares of Common Stock set forth opposite their names below:

                                                                                 NUMBER
                                             NAME                               OF SHARES
                                                                                ---------
    U.S. Underwriters:
         Morgan Stanley & Co. Incorporated....................................  1,478,750
         PaineWebber Incorporated.............................................  1,478,750
         McDonald & Company Securities, Inc. .................................  1,478,750
         Salomon Brothers Inc.................................................  1,478,750
         Bear, Stearns & Co. Inc. ............................................    140,000
         The Buckingham Research Group Incorporated ..........................     70,000
         A.G. Edwards & Sons, Inc. ...........................................    140,000
         EVEREN Securities, Inc. .............................................     70,000
         First of Michigan Corporation .......................................     70,000
         Genesis Merchant Group Securities L.P. ..............................     70,000
         Goldman, Sachs & Co. ................................................    140,000
         Edward D. Jones & Co., L.P. .........................................     70,000
         Keane Securities Co., Inc. ..........................................     70,000
         Ladenburg, Thalmann & Co. Inc. ......................................     70,000
         Merrill Lynch, Pierce, Fenner & Smith Incorporated ..................    140,000
         Moors & Cabot, Inc. .................................................     70,000
         J.P. Morgan Securities Inc. .........................................    140,000
         Morgan Keegan & Company, Inc. .......................................     70,000
         NatCity Investments, Inc. ...........................................     70,000
         The Ohio Company ....................................................     70,000
         Parker/Hunter Incorporated ..........................................     70,000
         Prudential Securities Incorporated ..................................    140,000
         The Robinson-Humphrey Company, Inc. .................................     70,000
         Roney & Co., L.L.C. .................................................     70,000
         Smith Barney Inc. ...................................................    140,000
                                                                                ---------
         Subtotal.............................................................  7,875,000
                                                                                ---------
    International Underwriters:
         Morgan Stanley & Co. International Limited...........................    357,188
         PaineWebber International (U.K.) Ltd. ...............................    357,188
         McDonald & Company Securities, Inc. .................................    357,187
         Salomon Brothers International Limited...............................    357,187
         ABN AMRO Rothschild .................................................     90,000
         Banque Indosuez .....................................................     90,000
         Bayerische Landesbank Girozentrale ..................................     90,000
         Credit Commercial de France .........................................     90,000
         IBJ International plc ...............................................     90,000
         Swiss Bank Corporation ..............................................     90,000
                                                                                ---------
         Subtotal.............................................................  1,968,750
                                                                                ---------
         Total................................................................  9,843,750
                                                                                 ========

     The U.S. Underwriters and the International Underwriters are collectively referred to as the "Underwriters." The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the U.S. Underwriters' over-allotment option described below) if any such shares are taken.

     Pursuant to the Agreement Between U.S. and International Underwriters, each U.S. Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any U.S. Shares (as defined below) for the account of anyone other than a United States or Canadian Person (as defined below) and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any U.S. Shares or distribute any prospectus relating to the U.S. Shares outside the United States or Canada or to anyone other than a United States or Canadian Person. Pursuant to the Agreement Between U.S. and International Underwriters, each International Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any International Shares (as defined below) for the account of any United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any International Shares or distribute any prospectus relating to the International Shares within the United States or Canada or to a United States or Canadian Person. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement Between U.S. and International Underwriters. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person) and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. All shares of Common Stock to be purchased by the U.S. Underwriters and the International Underwriters under the Underwriting Agreement are referred to herein as the U.S. Shares and the International Shares, respectively.

     Pursuant to the Agreement Between U.S. and International Underwriters, sales may be made between the U.S. Underwriters and International Underwriters of any number of shares of Common Stock to be purchased pursuant to the Underwriting Agreement as may be mutually agreed. The per share price of any shares sold shall be the Price to Public set forth on the cover page hereof, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

     Pursuant to the Agreement Between U.S. and International Underwriters, each U.S. Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any shares of Common Stock, directly or indirectly, in Canada in contravention of the securities laws of Canada or any province or territory thereof and has represented that any offer of shares of Common Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any shares of Common Stock a notice stating in substance that, by purchasing such shares of Common Stock, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such shares of Common Stock in Canada or to, or for the benefit of, any resident of Canada in contravention of the securities laws of Canada or any province or territory thereof and that any offer of shares of Common Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any of such shares of Common Stock a notice to the foregoing effect.

     Pursuant to the Agreement Between U.S. and International Underwriters, each International Underwriter has represented and, during the period of six months after the date hereof, agreed that (a) it has not offered or sold and will not offer or sell any shares of Common Stock in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations (1995) (the "Regulations"); (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the shares of Common Stock offered hereby in, from or otherwise involving the United Kingdom;

and (c) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the shares of Common Stock if that person is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, or is a person to whom such document may otherwise lawfully be issued or passed on.

     The Underwriters initially propose to offer part of the shares of Common Stock directly to the public at the Price to Public set forth on the cover page hereof and part to certain dealers at a price which represents a concession not in excess of $.56 per share under the public offering price. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $.10 per share to other Underwriters or to certain dealers. After the initial offering of the shares of Common Stock, the offering price and other selling terms may from time to time be varied by the Underwriters.

     The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance, under the symbol STLD.

     Pursuant to the Underwriting Agreement, Sumitomo Corporation of America, SDI Limited Partnership, APT Holdings Corporation and the Bain Capital Entities have granted to the U.S. Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 1,476,562 additional shares of Common Stock at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option to purchase solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Common Stock offered hereby. To the extent such option is exercised, each U.S. Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as the number set forth next to such U.S. Underwriter's name in the preceding table bears to the total number of shares of Common Stock offered by the U.S. Underwriters hereby.

     At the request of the Company, the Underwriters have reserved for sale, at the initial public offering price, up to 492,187 shares offered hereby for directors, officers, employees and their relatives. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby. Reserved shares purchased by such individuals will, except as restricted by applicable securities laws, be available for resale following the offerings.

     The Company, its executive officers and directors, the Selling Stockholders, and certain other stockholders of the Company who in the aggregate own substantially all of the outstanding shares of Common Stock immediately prior to the offerings, have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated, they will not, for a period of 180 days after the date of this Prospectus, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either currently owned by such person or are thereafter acquired from the Company) or (b) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (i) the sale to the Underwriters of the shares of Common Stock offered hereby or (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option sold or granted pursuant to existing benefit plans of the Company and outstanding on the date of this Prospectus.

     McDonald & Company Securities, Inc. ("McDonald & Company") has provided investment banking, financial advisory and other services to the Company for which it has received customary fees and reimbursement of its out-of-pocket expenses. McDonald & Company and its affiliates are stockholders of the Company. McDonald & Company and certain of its affiliates and associated persons (collectively, the "Affiliates") purchased 259,146 unregistered shares of Common Stock for an aggregate amount of $2,125,000 on September 10, 1996 pursuant to a subscription made in December 1995 and accepted by the Company in February 1996 and purchased 126,913 shares of Common Stock from an officer of the Company for an aggregate amount of $995,000 on February 2, 1996. Under applicable National Association of Securities Dealers, Inc. ("NASD") rules governing compensation to underwriters in registered offerings, a portion of the difference between the price paid for the shares by McDonald & Company and Affiliates and the initial public offering price may be deemed compensation to McDonald & Company in connection with the offerings. These unregistered securities may not be sold, transferred, assigned, pledged or hypothecated for a period of one year following the offerings.

     GE Capital Services, which owns 100% of the outstanding common stock of General Electric Capital Corporation, owns 100% of the common stock of Kidder, Peabody Group Inc. which in turn owns 100% of the common stock of Kidder, Peabody & Co. Incorporated ("Kidder"). Kidder in turn owns approximately 22% of the issued and outstanding common stock of PaineWebber Group Inc. and Convertible Preferred Stock and Redeemable Preferred Stock of PaineWebber Group Inc. PaineWebber Incorporated, a member of the NASD and a subsidiary of PaineWebber Group Inc., will participate in the distribution of the Common Stock offered hereby. In addition, General Electric Capital Corporation owns 15% of the shares of Common Stock outstanding prior to the offerings and $14,675,000 principal amount of the Subordinated Notes (which are to be repaid with a portion of the net proceeds from the offerings). As a result the offering of the shares of Common Stock offered hereby are required to be made in accordance with the applicable provisions of Rule 2720 of the NASD.

     In compliance with Rule 2720, the initial public offering price can be no higher than that recommended by a "qualified independent underwriter." Morgan Stanley & Co. Incorporated is assuming the responsibilities of acting as qualified independent underwriter and the initial offering price of the shares of Common Stock offered hereby will not be higher than the initial public offering price recommended by Morgan Stanley & Co. Incorporated. In connection with the offerings, Morgan Stanley & Co. Incorporated in its role as "qualified independent underwriter" has performed due diligence investigations and reviewed and participated in the preparation of the Registration Statement of which this Prospectus is a part. In addition, the underwriters may not confirm sales to any discretionary account without the prior written approval of the customer.

     The Company, the Selling Stockholders and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

PRICING OF OFFERINGS

     Prior to the offerings, there has been no public market for the shares of Common Stock. Consequently, the initial public offering price has been determined by negotiation among the Company, the Selling Stockholders and the Underwriters. Among the factors considered in determining the initial public offering price were the Company's record of operations, the Company's current financial condition and future prospects, the experience of its management, the economics of the industry in general, the general condition of the equity securities market and the market prices of similar securities of companies considered comparable to the Company and such other factors deemed relevant. There can be no assurance that a regular trading market for the shares of Common Stock will develop after the offerings or, if developed, that a public trading market can be sustained. There can also be no assurance that the prices at which the Common Stock will sell in the public market after the offerings will not be lower than the price at which it is issued by the Underwriters in the offerings.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Barrett & McNagny, Fort Wayne, Indiana. Robert S. Walters, a partner at Barrett & McNagny, may be deemd to beneficially own 2.9% of the equity units in Heavy Metal, L.C., a stockholder of the Company. Mr. Walters disclaims beneficial ownership of all but 1.6% of such units. Certain legal matters will be passed upon for the Underwriters by Shearman & Sterling, New York, New York.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1994 and 1995 and September 28, 1996 and for the period from September 7, 1993 (date of inception) through December 31, 1993, for each of the two years in the period ended December 31, 1995 and for the nine-month period ended September 28, 1996, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part and which term shall encompass all amendments, exhibits and schedules thereto) on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement certain parts of which are omitted from the Prospectus in accordance with the rules and regulations of the Commission, and to which reference is made. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by such reference.

     Upon completion of the offerings, the Company will be subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, will be required to file reports, proxy statements and other information with the Commission. The Registration Statement, reports, proxy statements and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Independent Auditors' Report..........................................................  F-2
Consolidated Balance Sheets as of December 31, 1994 and 1995 and September 28, 1996...  F-3
Consolidated Statements of Operations for the Period from September 7, 1993 (date of inception) through December 31, 1993, for each of the two years in the period ended
  December 31, 1995, for the nine-month period ended September 28, 1996 and for the unaudited nine-month period ended September 30, 1995................................  F-4
Consolidated Statements of Stockholders' Equity for the Period from September 7, 1993
  (date of inception) through December 31, 1993, for each of the two years in the period ended December 31, 1995, and for the nine-month period ended September 28,
  1996................................................................................  F-5
Consolidated Statements of Cash Flows for the Period from September 7, 1993 (date of inception) through December 31, 1993, for each of the two years in the period ended
  December 31, 1995, for the nine-month period ended September 28, 1996 and for the unaudited nine-month period ended September 30, 1995................................  F-6
Notes to Consolidated Financial Statements............................................  F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Steel Dynamics, Inc. and Subsidiary

     We have audited the accompanying consolidated balance sheets of Steel Dynamics, Inc. and subsidiary (the "Company") as of December 31, 1994 and 1995 and September 28, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from September 7, 1993 (date of inception) through December 31, 1993, for each of the two years in the period ended December 31, 1995 and for the nine-month period ended September 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Steel Dynamics, Inc. and subsidiary as of December 31, 1994 and 1995 and September 28, 1996, and the results of their operations and their cash flows for the period from September 7, 1993 (date of inception) through December 31, 1993, for each of the two years in the period ended December 31, 1995 and for the nine-month period ended September 28, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
October 28, 1996 (October 30, 1996 as to Note 12)

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                  DECEMBER 31,
                                                              ---------------------   SEPTEMBER 28,
                                                                1994        1995          1996
                                                              ---------   ---------   -------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  28,108   $   6,884    $    30,564
  Short-term investments....................................                                 3,000
  Accounts receivable, net of allowance for doubtful
     accounts of $534 as of September 28, 1996..............                    125         20,225
  Accounts receivable -- related parties....................                                14,842
  Inventories...............................................                 13,580         35,860
  Other current assets......................................        255       1,634          1,224
                                                               --------    --------       --------
          Total current assets..............................     28,363      22,223        105,715
PROPERTY, PLANT, AND EQUIPMENT, NET.........................     54,566     274,197        289,431
DEBT ISSUANCE COSTS, less accumulated amortization of $32
  and $1,520 as of December 31, 1995 and September 28, 1996,
  respectively..............................................     11,140      12,211         14,265
RESTRICTED CASH.............................................                  2,666          2,590
OTHER ASSETS................................................        549       9,382         10,367
                                                               --------    --------       --------
          TOTAL ASSETS......................................  $  94,618   $ 320,679    $   422,368
                                                               ========    ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $  16,247   $  24,478    $    17,475
  Accounts payable -- related parties.......................                  3,424         14,389
  Accrued interest..........................................         29       2,660          1,929
  Accrued foreign currency loss.............................      2,970       1,013            328
  Other accrued expenses....................................        887       3,078          6,906
  Current maturities of long-term debt......................                  2,058          5,840
                                                               --------    --------       --------
          Total current liabilities.........................     20,133      36,711         46,867
LONG-TERM DEBT, less current maturities.....................     11,949     220,996        251,865
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Class A common stock voting, $.01 par value; 100,000,000
     shares authorized; 28,060,145, 28,644,722 and
     36,636,869 shares issued and outstanding as of December
     31, 1994 and 1995 and September 28, 1996,
     respectively...........................................        280         286            366
  Class B common stock convertible non-voting, $.01 par
     value; 500,000 shares authorized; no shares issued
  Additional paid-in capital................................     83,046      93,083        163,341
  Amounts due from stockholders.............................    (10,750)       (469)          (325)
  Accumulated deficit.......................................    (10,040)    (29,928)       (39,746)
                                                               --------    --------       --------
          Total stockholders' equity........................     62,536      62,972        123,636
                                                               --------    --------       --------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $  94,618   $ 320,679    $   422,368
                                                               ========    ========       ========

                See notes to consolidated financial statements.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                   NINE MONTHS ENDED
                             SEPTEMBER 7, 1993                          ---------------------------------------
                            (DATE OF INCEPTION)       YEAR ENDED        SEPTEMBER 30, 1995
                                  THROUGH            DECEMBER 31,       ------------------
                               DECEMBER 31,       -------------------
                                   1993            1994       1995         (UNAUDITED)       SEPTEMBER 28, 1996
                            -------------------   -------   ---------                        ------------------
Net sales:
  Unrelated parties.......                                  $     137                            $   92,824
  Related parties.........                                                                           81,795
                                                            ---------                             ---------
     Total net sales......                                        137                               174,619
Cost of goods sold........                                      3,169                               158,257
                                  -------         -------   ---------        ---------            ---------
Gross profit (loss).......                                     (3,032)                               16,362
Selling, general and
  administrative
  expenses................        $ 1,159         $ 4,192      13,580       $    8,640                9,347
                                  -------         -------   ---------        ---------            ---------
Operating income (loss)...         (1,159)         (4,192)    (16,612)          (8,640)               7,015
Foreign currency gain
  (loss)..................                         (4,952)     (3,272)          (2,658)                 260
Interest expense..........              2              43         564              139               18,050
Interest income...........              1             307         560              463                  957
                                  -------         -------   ---------        ---------            ---------
Net loss..................        $(1,160)        $(8,880)  $ (19,888)      $  (10,974)          $   (9,818)
                                  =======         =======   =========        =========            =========
Net loss per share........        $  (.07)        $  (.36)  $    (.62)      $     (.34)          $     (.27)
                                  =======         =======   =========        =========            =========
Weighted average shares
  outstanding.............         15,931          24,679      31,975           31,952               35,940
                                  =======         =======   =========        =========            =========

                See notes to consolidated financial statements.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                CLASS A COMMON
                                    STOCK          ADDITIONAL      AMOUNTS                          TOTAL
                               ----------------     PAID-IN        DUE FROM      ACCUMULATED    STOCKHOLDERS'
                               SHARES    AMOUNT     CAPITAL      STOCKHOLDERS      DEFICIT         EQUITY
                               ------    ------    ----------    ------------    -----------    -------------
Issuance of shares...........  13,436     $134      $     597                                     $     731
Net loss.....................                                                     $  (1,160)         (1,160)
                               ------    ------    ----------    ------------    -----------    -------------
Balances at December 31,
  1993.......................  13,436      134            597                        (1,160)           (429)
Issuance of shares...........  14,624      146         81,042      $(10,750)                         70,438
Issuance of Class A common
  stock warrants.............                           1,407                                         1,407
Net loss.....................                                                        (8,880)         (8,880)
                               ------    ------    ----------    ------------    -----------    -------------
Balances at December 31,
  1994.......................  28,060      280         83,046       (10,750)        (10,040)         62,536
Issuance of shares...........     585        6          4,994                                         5,000
Issuance of Class A common
  stock warrants.............                           5,043                                         5,043
Collection of amounts due
  from
  Class A common
  stockholders...............                                        10,000                          10,000
Amortization of amount due
  from officer...............                                           281                             281
Net loss.....................                                                       (19,888)        (19,888)
                               ------    ------    ----------    ------------    -----------    -------------
Balances at December 31,
  1995.......................  28,645      286         93,083          (469)        (29,928)         62,972
Issuance of shares...........   7,992       80         70,258                                        70,338
Amortization of amount due
  from officer...............                                           144                             144
Net loss.....................                                                        (9,818)         (9,818)
                               ------    ------    ----------    ------------    -----------    -------------
Balances at September 28,
  1996.......................  36,637     $366      $ 163,341      $   (325)      $ (39,746)      $ 123,636
                               ======    ======      ========     =========       =========      ==========

                See notes to consolidated financial statements.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                          SEPTEMBER 7, 1993
                                         (DATE OF INCEPTION)       YEAR ENDED             NINE MONTHS ENDED
                                          THROUGH DECEMBER        DECEMBER 31,       ----------------------------
                                                 31,          --------------------                  SEPTEMBER 28,
                                                1993            1994       1995      SEPTEMBER 30,      1996
                                         -------------------  --------   ---------       1995       -------------
                                                                                     -------------
                                                                                      (UNAUDITED)
OPERATING ACTIVITIES:
  Net loss...............................       $(1,160)      $ (8,880)  $ (19,888)    $ (10,974)     $  (9,818)
  Adjustments to reconcile net loss to
     net cash used in operating
     activities:
     Depreciation and amortization.......                           13         876           450         14,208
     Foreign currency loss (gain)........                        4,952       3,272         2,658           (260)
     Changes in certain assets and
       liabilities:
       Accounts receivable...............                                     (125)                     (34,942)
       Inventories.......................                                  (13,580)       (1,659)       (22,280)
       Other assets......................            (5)          (251)       (788)       (1,947)           410
       Accounts payable..................            29            691       6,441       (12,054)         3,962
       Accrued expenses..................           120            796       4,822         2,525          3,095
                                               -------        --------   ---------     ---------      ---------
          Net cash used in operating
            activities...................        (1,016)        (2,679)    (18,970)      (21,001)       (45,625)
                                               -------        --------   ---------     ---------      ---------
INVESTING ACTIVITIES:
  Purchases of property, plant, and
     equipment...........................          (198)       (43,709)   (224,449)     (168,054)       (29,286)
  Proceeds from government grants........                        2,878      21,188        14,688          1,558
  Purchase of short-term investments.....                                                                (7,000)
  Maturities of short-term investments...                                                                 4,000
  Other..................................                         (549)     (1,602)         (718)          (985)
                                               -------        --------   ---------     ---------      ---------
          Net cash used in investing
            activities...................          (198)       (41,380)   (204,863)     (154,084)       (31,713)
FINANCING ACTIVITIES:
  Proceeds from vendor/customer
     advances............................           800
  Repayment of vendor/customer
     advances............................                         (800)
  Issuance of long-term debt.............                       13,352     188,430       141,010         35,157
  Repayments of long-term debt...........                                                                (1,079)
  Issuance of common stock...............           681         70,488      15,281        10,287         70,482
  Debt issuance costs....................          (150)       (10,990)     (1,102)       (1,019)        (3,542)
                                               -------        --------   ---------     ---------      ---------
          Net cash provided by financing
            activities...................         1,331         72,050     202,609       150,278        101,018
                                               -------        --------   ---------     ---------      ---------
Increase (decrease) in cash and cash
  equivalents............................           117         27,991     (21,224)      (24,807)        23,680
Cash and cash equivalents at beginning of
  period.................................                          117      28,108        28,108          6,884
                                               -------        --------   ---------     ---------      ---------
Cash and cash equivalents at end of
  period.................................       $   117       $ 28,108   $   6,884     $   3,301      $  30,564
                                               =======        ========   =========     =========      =========
Supplemental disclosure of cash flow
  information:
  Cash paid for interest.................       $     2       $     14   $   8,000     $   4,456      $  18,900
                                               =======        ========   =========     =========      =========
Supplemental disclosure of noncash
  information:
  Electric utility transmission facility
     loan and other equipment
     obligation..........................       $    --       $     --   $  24,349     $      --      $      --
                                               =======        ========   =========     =========      =========

                See notes to consolidated financial statements.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Interim financial information for the nine-month period ended September 30, 1995 is unaudited. The unaudited interim financial statements reflect all adjustments, consisting of normal, recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period. Information for the interim period is not necessarily indicative of results to be achieved for the full year.)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Basis of Presentation -- The accompanying consolidated financial statements include the accounts of the Company and Iron Dynamics, Inc., a wholly owned subsidiary. All significant intercompany transactions have been eliminated. The Company operates on a four week, four week, five week accounting cycle. Accordingly, the Company's interim periods end on the last day of the fourth or fifth week within the month.

     Business -- The Company, formed on September 7, 1993, operates in one industry segment and operates a thin-slab cast steel mini-mill in the Midwest, with the capacity to produce 1.4 million tons annually of hot-rolled steel coils. The Company's products are sold primarily to the automotive, tubing, construction and commercial equipment industries.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents -- The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     Inventories -- Inventories consist of approximately 97% and 93% of raw materials and supplies, and 3% and 7% of finished products as of December 31, 1995 and September 28, 1996, respectively. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Property, Plant, and Equipment -- Property, plant, and equipment are stated at cost of acquisition which includes capitalized interest on construction-in-progress of $.3 million, $10.1 million and $.1 million in 1994, 1995 and 1996, respectively. Depreciation is provided on the units-of-production method for manufacturing plant and equipment and the straight-line method over the estimated useful lives of the assets ranging from 12 years to 30 years for non-manufacturing equipment. Repairs and maintenance are expensed as incurred. The Company recorded proceeds received from state and local government grants and other capital cost reimbursements as reductions of the related capital assets. Grants and reimbursements recorded as reductions of the related capital cost, net of accumulated depreciation, totaled $24.0 million and $24.7 million as of December 31, 1995 and September 28, 1996, respectively.

     Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, among other things, requires entities to review long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable. Adoption of this standard had no effect on the Company's financial position, results of operations or cash flows in 1996.

     Stock Options -- Employee-based stock options are accounted for in accordance with Accounting Principles Board Opinion No. 25 and related Interpretations.

     Debt Issuance Costs -- The costs related to the issuance of debt are deferred and amortized to interest expense using a method that approximates the effective interest method over the terms of the related debt.

     Restricted Cash -- Restricted cash consists of cash held by a trustee in a debt service fund for the repayment of principal and interest on the Company's municipal bonds.

     Revenue Recognition -- The Company records sales upon shipment and provides an allowance for estimated costs associated with returns.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

     Income Taxes -- Deferred tax assets and liabilities are computed based on differences between the financial statement and income tax bases of assets and liabilities using enacted income tax rates. Deferred income tax expense or benefit is based on the change in deferred tax assets and liabilities from period to period, subject to an ongoing assessment of realization of deferred tax assets.

     Concentrations of Credit Risk -- Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, short-term investments and accounts receivable. The Company places its cash with high quality financial institutions and limits the amount of credit exposure from any one institution. Generally, the Company does not require collateral or other security to support customer receivables.

     Foreign Currency Transactions -- Transaction gains and losses incurred by the Company for equipment purchases denominated in a foreign currency are recorded in results of operations currently.

     Net Loss Per Share -- Net loss per share is calculated by dividing net loss by the weighted average number of shares of common stock outstanding including the anti-dilutive effect of shares issued from September 23, 1995 through September 23, 1996 using the treasury stock method. Common stock equivalents do not have a dilutive effect on net loss per share.

     Reclassifications -- Certain amounts in the 1994 and 1995 consolidated financial statements have been reclassified to conform to the 1996 presentation.

2.  PROPERTY, PLANT, AND EQUIPMENT (IN THOUSANDS)

                                                             DECEMBER 31,          SEPTEMBER
                                                         --------------------         28,
                                                          1994         1995          1996
                                                         -------     --------     -----------
    Land and improvements..............................  $ 2,497     $  5,309      $   4,752
    Buildings and improvements.........................                24,849         26,939
    Plant, machinery and equipment.....................       77      242,690        244,045
    Construction-in-progress...........................   52,001        1,499         25,916
                                                         -------     --------       --------
                                                          54,575      274,347        301,652
    Less accumulated depreciation......................        9          150         12,221
                                                         -------     --------       --------
    Property, plant, and equipment, net................  $54,566     $274,197      $ 289,431
                                                         =======     ========       ========

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

3.  DEBT

     Debt consists of the following (in thousands):

                                                            DECEMBER 31,         SEPTEMBER 28,
                                                        --------------------     -------------
                                                         1994         1995           1996
                                                        -------     --------     -------------
    Senior secured notes payable, principal and
      interest due semi-annually beginning in 1997
      through 2002, interest is variable (including
      the effect of the interest rate cap, the
      weighted average rate was 8.6% and 8.0% as of
      December 31, 1995 and September 28, 1996,
      respectively)...................................              $115,000       $ 150,000
    8.01% municipal bond, principal and interest due
      monthly through 2015............................                21,400          21,100
    Electric utility, transmission facility and other
      equipment obligation at interest rates ranging
      from 7% to 8%, collateralized by on-site
      substation and related equipment, principal and
      interest due monthly or quarterly through
      2015............................................  $ 1,352       37,397          36,700
    11% senior subordinated promissory notes payable,
      principal and interest due quarterly through
      2002............................................   10,597       49,257          49,905
                                                        -------     --------        --------
    Total debt........................................   11,949      223,054         257,705
    Less current maturities...........................                 2,058           5,840
                                                        -------     --------        --------
    Long-term debt....................................  $11,949     $220,996       $ 251,865
                                                        =======     ========        ========

     The Company entered into a credit agreement, as amended, with a syndicate bank group, on June 30, 1994. Subject to the terms and conditions of the credit agreement, borrowings of $150 million under senior secured notes were used to fund the construction of the steel mini-mill, $150.0 million was designated and remains available for construction of the cold mill, and $45 million of revolving credit is available for working capital purposes. At December 31, 1994 and 1995 and September 28, 1996 there were no amounts outstanding under the revolving credit facility. The senior secured notes and revolving credit facility are collateralized by substantially all assets of the Company other than certain property, plant, and equipment securing the electric utility loan. The Company is required to pay a commitment fee equal to a percentage ranging from 0.125% to 0.50% annually depending upon the principal amount of the unused borrowing capacity under the senior notes and the unused revolving credit facility.

     The credit agreement requires the Company to maintain tangible net worth of at least $45 million plus 50% of cumulative net income, a minimum current ratio, a maximum leverage ratio and a minimum fixed charge coverage ratio. The credit agreement also limits indebtedness of the Company and the amount of capital expenditures and prohibits the payment of dividends.

     In 1995 the Company borrowed $21.4 million through a state government municipal bond program, of which $2.7 million and $2.6 million as of December 31, 1995 and September 28, 1996, respectively, is held by a trustee in a debt service reserve fund, and is recorded as restricted cash. At September 28, 1996, a stand-by letter of credit amounting to $22.0 million relating to the municipal bonds was outstanding.

     The electric utility transmission facility loan of $7.8 million and $7.5 million at December 31, 1995 and September 28, 1996, respectively, represents the Company's portion of the cost of the transmission facilities constructed by the utility to service the Company's site. The corresponding cost is included in other assets and is being amortized over twenty years on the straight-line basis.

     The electric utility loan of $13.0 million and $12.8 million at December 31, 1995 and September 28, 1996, respectively, represents the Company's portion of the cost of the Company's substation constructed on-site. Interest and principal payments are made equally on a monthly basis in an amount necessary to repay the loan fifteen years from the date of commencement of operations.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

     The other equipment obligation represents deferred payments for the purchase of certain equipment. The obligation is non-interest bearing and was discounted at 7% over a term of five years.

     The Company in June 1994 entered into an agreement with respect to senior subordinated promissory notes ("Subordinated Notes") in the aggregate principal amount of $55 million and warrants to purchase up to 1,641,827 shares of Class A common stock (warrants for the purchase of 29,851 shares per $1 million of Subordinated Notes) at an exercise price of $0.01 per share. In the event of payment default on any senior secured notes or revolving credit facility, the Company may not make any direct or indirect payment of or on account of the principal of or interest on the Subordinated Notes until such payment default shall have been remedied or waived or shall have ceased to exist. Subordinated Notes in the principal amount of $55 million and warrants for the purchase of 1,641,827 shares of Class A common stock are outstanding at September 28, 1996. The proceeds received from the issuance of the Subordinated Notes and warrants are allocated to the Subordinated Notes and warrants based upon their estimated fair values. The Subordinated Notes are recorded net of unamortized debt discount of $1.4 million, $5.7 million and $5.1 million as of December 31, 1994 and 1995 and September 28, 1996, respectively. The debt discount is being amortized as interest expense over the life of the Subordinated Notes, resulting in an effective interest rate of 12.8%. A prepayment premium of up to 4% of the Subordinated Notes outstanding is required in the event the Subordinated Notes are redeemed prior to maturity. Stockholders of the Company held 71% of the Subordinated Notes outstanding at December 31, 1994 and 1995 and September 28, 1996.

     Maturities of outstanding debt as of September 28, 1996 are as follows (in thousands):

                                    YEAR ENDING                      AMOUNT
                ---------------------------------------------------  -------
                1997...............................................  $ 5,840
                1998...............................................   47,228
                1999...............................................   46,627
                2000...............................................   57,863
                2001...............................................   12,088

4.  INCOME TAXES

     The effective income tax rate differs from the statutory federal income tax rate for the period from September 7, 1993 (date of inception) through December 31, 1993, for the years ended December 31, 1994 and 1995 and for the nine months ended September 28, 1996 because of the valuation allowances recorded.

     The components of deferred tax assets and liabilities are as follows (in thousands):

                                                         DECEMBER 31,         SEPTEMBER 28,
                                                      -------------------     --------------
                                                       1994        1995            1996
                                                      -------     -------     --------------
    Deferred tax assets:
      Net operating loss carryforwards..............  $    69     $ 1,002        $ 16,802
      Inventory, including tax over book
         depreciation...............................      826       5,498
      Other accrued expenses........................      779       1,828           2,349
                                                      -------     -------        --------
    Total deferred tax assets.......................    1,674       8,328          19,151
    Less valuation allowance........................   (1,667)     (8,009)        (11,931)
                                                      -------     -------        --------
    Net deferred tax assets.........................        7         319           7,220
    Deferred tax liabilities:
      Inventory, including tax over book
         depreciation...............................                               (6,894)
      Amortization of fees..........................                 (102)           (322)
      Other.........................................       (7)       (217)             (4)
                                                      -------     -------        --------
    Total deferred tax liabilities..................       (7)       (319)         (7,220)
                                                      -------     -------        --------
    Net deferred tax assets and liabilities.........  $    --     $    --        $     --
                                                      =======     =======        ========

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

     As of September 28, 1996, the Company had available net operating loss carryforwards for federal income tax purposes of approximately $42.0 million. The carryforwards expire $.2 million in 2009, $2.3 million in 2010 and $39.5 million in 2011. Because of the Company's limited operating history, a valuation allowance for net deferred tax assets has been provided.

5.  COMMON STOCK

     The Company's articles of incorporation provide preemptive rights in certain circumstances to holders of Class A common stock and warrants to purchase common stock. The Company is currently prohibited from declaring cash dividends on the Class A common stock under its senior credit agreement. Each share of Class B common stock is convertible into one share of Class A common stock at the holder's option or upon consummation of a public offering pursuant to the Company's articles of incorporation.

     Warrants to purchase 149,645 shares of Class B common stock at an exercise price of $3 per share were issued to an affiliate of the agent bank to the credit agreement (see Note 3) pursuant to a warrant purchase agreement in 1994. These warrants expire on June 30, 2004. At December 31, 1994 and 1995 and September 28, 1996, there were 149,645 Class B common stock warrants outstanding.

     An officer of the Company has an employment agreement through July 1998 which requires the officer to perform duties commensurate with his role as chief financial officer, and provides for a $750,000 note receivable from the officer to purchase 280,601 shares of Class A common stock. The note was recorded as a reduction of stockholders' equity at December 31, 1994, bears interest at 10% and will be forgiven on the earlier of the fourth anniversary of the employment agreement or the effective date of the Company's initial public offering. Compensation expense is being recorded ratably over the term of the note.

     1994 Incentive Stock Option Plan. The Company has adopted the 1994 Incentive Stock Option Plan ("1994 Plan") for certain key employees who are responsible for management of the Company. A total of 611,712 and 1,102,765 shares of Class A common stock have been reserved for issuance under the 1994 Plan as of December 31, 1995 and September 28, 1996, respectively. Eligible individuals under the 1994 Plan may be granted options to purchase the Company's Class A common stock at an exercise price per share of at least 100% of fair market value at the date of grant. Options under the 1994 Plan vest 100% five years after the date of grant and have a maximum term of ten years. The following summarizes the transactions under the 1994 Plan:

                                                                            OUTSTANDING OPTIONS
                                                      SHARES       -------------------------------------
                                                    AVAILABLE       NUMBER       PRICE PER     AGGREGATE
                                                    FOR GRANT      OF SHARES       SHARE         PRICE
                                                    ----------     ---------     ---------     ---------
                                                                                                  (IN
                                                                                               THOUSANDS)
Authorized in December 1994.......................     611,711
Options granted...................................    (241,317)     241,317         $ 3         $   800
                                                       -------       ------                     -------
Balance, December 31, 1994........................     370,394      241,317                         800
Options granted...................................    (272,183)     272,183           3             902
Options granted...................................     (58,926)      58,927           5             290
                                                       -------       ------                     -------
Balance, December 31, 1995........................      39,285      572,427                       1,992
Options forfeited.................................       8,418       (8,418)          3             (28)
Additional shares authorized......................     491,053
Options granted...................................      (2,806)       2,806           8              24
Options granted...................................     (67,344)      67,344          11             708
                                                       -------       ------                     -------
Balance, September 28, 1996.......................     468,606      634,159                     $ 2,696
                                                       =======       ======                    ==========

     At September 28, 1996, no options were exercisable under the plan.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

     1996 Incentive Stock Option Plan. The Company on October 28, 1996 adopted the 1996 Incentive Stock Option Plan ("1996 Plan") for all employees of the Company. A total of 1,403,000 shares of common stock has been reserved for issuance under the 1996 Plan. Eligible employees under the 1996 Plan may be granted options to purchase the Company's common stock at an exercise price per share of at least 100% of fair market value at the grant of date. Options under the 1996 Plan vest 100% six months after the date of grant and have a maximum term of five years.

     The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for the 1994 Plan. No compensation cost has been recognized for the 1994 Plan because the stock option price is equal to fair value at the grant date. Had compensation cost for the 1994 Plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below (in thousands, except per share data):

                                                                             NINE MONTHS
                                                          YEAR ENDED            ENDED
                                                         DECEMBER 31,       SEPTEMBER 28,
                                                             1995               1996
                                                         ------------       -------------
          Net loss
               As reported.............................    $(19,888)           $(9,818)
               Pro forma...............................     (19,972)            (9,872)
          Net loss per share
               As reported.............................    $   (.62)           $  (.27)
               Pro forma...............................        (.63)              (.28)

     The fair value of the option grants are estimated on the date of grant using an option pricing model with the following assumptions: no dividend yield, risk-free interest rates of 5.7% to 7.1%, expected volatility of 30% and expected lives of five to eight years. The pro forma amounts are not representative of the effects on reported net income (loss) for future years.

6.  COMMITMENTS

     The Company has executed a raw material supply contract with OmniSource Corporation ("OmniSource") for the purchase of steel scrap resources (see Note
8). Under the terms of the contract, OmniSource will locate and secure at the lowest then-available market price steel scrap for the Company in grades and quantities sufficient for the Company to meet substantially all of its production requirements. The initial term of the contract is through October 2001. The Company retains the right to acquire scrap from other sources if certain business conditions are present.

     The Company has executed finished goods off-take contracts with Heidtman Steel Products ("Heidtman") and Preussag Stahl, AG ("Preussag") (see Note 8). Under the terms of the contracts, the Company retains the right to sell its hot-rolled coils in the open market; however, the Company is required to sell and Heidtman and Preussag are required to purchase a minimum of 30,000 and 12,000 tons, respectively, each month at the then-current market price the Company is charging for similar products. The Company is required to provide Heidtman and Preussag with a volume discount for all tons purchased each month in which Heidtman and Preussag purchase the minimum tons from the Company. The initial term of the contracts for Heidtman and Preussag are through December 2001.

     The Company purchases its electricity pursuant to a contract which extends through 2005. Under the contract the Company is subject to a monthly minimum charge. At September 28, 1996, the Company's fixed and determinable purchase obligations for electricity are $7.5 million annually from 1997 through 2001. Purchases under the electricity contract were $.5 million in 1995 and $12.2 million in 1996.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

     The Company began construction of its cold mill in August 1996 and had construction related commitments of $126.3 million as of September 28, 1996.

7.  LEGAL PROCEEDINGS

     The Company, from time to time, is subject to claims relating to the conduct of its business. In the opinion of management any such matters presently outstanding will not have a material adverse effect upon the Company's financial position or future results of operations.

8.  TRANSACTIONS WITH AFFILIATED COMPANIES

     The Company sells hot-rolled coils to Heidtman and affiliates of Preussag and purchases steel scrap resources from OmniSource. Heidtman, Preussag and OmniSource are stockholders of the Company. The Company had sales of $65.1 million and $18.5 million during the nine-months ended September 28, 1996 to Heidtman and affiliates of Preussag, respectively. The Company as of September 28, 1996 had outstanding accounts receivable of $11.3 million and $3.5 million from Heidtman and affiliates of Preussag, respectively. The Company had purchases (including fees) of $7.2 million and $92.3 million from OmniSource in 1995 and the nine-months ended September 28, 1996, respectively. The Company as of December 31, 1995 and September 28, 1996 had accounts payable to OmniSource of $3.4 million and $14.4 million, respectively. During 1996, sales to Heidtman and Preussag represented 37% and 10%, respectively, of the Company's total net sales.

     In 1995, the Company sold approximately 32 unimproved acres of its plant site to Heidtman for $96,000, for the construction by Heidtman of a steel processing and storage facility. In addition, the Company permits OmniSource to maintain a scrap handling facility, with its own equipment and staff, on the Company's plant site. OmniSource does not pay rent for this facility.

     The on-site substation was purchased by the Company for approximately $12.8 million in 1995 from General Electric Corporation, the parent of General Electric Capital Corporation, a stockholder of the Company, and has commitments to purchase additional equipment for approximately $23.4 million.

9.  FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments including cash and cash equivalents, short-term investments, accounts receivable and accounts payable approximated fair value as of December 31, 1994 and 1995 and September 28, 1996, because of the relatively short maturity of these instruments. The carrying value of long-term debt, including the current portion, approximated fair value as of December 31, 1994 and 1995 and September 28, 1996, respectively. The fair values of the Company's long-term debt are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates.

     As required by the credit agreement, in August 1994 the Company entered into an interest rate cap agreement with the agent bank whereby the maximum base rate on fifty percent of the principal amount, up to $75 million, of the Company's projected outstanding senior term loans during the period from June 30, 1995 through December 31, 1996 is 7.0%. The Company is exposed to credit loss in the event of nonperformance by the counterparty to its interest rate cap agreement. The Company anticipates that the counterparty will be able to fully satisfy its obligation under the interest rate cap agreement. The fair value of the interest rate cap agreement was $1.1 million at December 31, 1994 and the interest rate cap agreement had nominal values at December 31, 1995 and September 28, 1996. The fair value of the interest rate cap agreement was estimated by obtaining a quote from a broker and represents the cash requirement if the existing contract had been settled at period end. The premium paid for the interest rate cap agreement is included in other current assets and is being amortized to interest expense over the term of the interest rate cap agreement.

                      STEEL DYNAMICS, INC. AND SUBSIDIARY

10.  RETIREMENT PLANS

     The Company sponsors a tax-deferred retirement savings plan for all employees of the Company under which eligible employees may elect to contribute on a pre-tax basis up to 8% of their eligible compensation. The Company provides matching contributions equal to 5% of the participants' contributions to the savings plan. Employer contributions are not significant for any periods presented.

11.  STOCK SPLIT

     On October 28, 1996, the board of directors approved a 28.06 for one-stock split. Share and per share data has been restated to give effect to the stock split for all periods presented.

12.  SUBSEQUENT EVENT

     On October 30, 1996, all of the Company's outstanding warrants to purchase 1,791,472 shares of common stock were exercised for an aggregate price of $400,560.

                     [GRAPHIC DEPICTING PICTURES OF STEEL
                             DYNAMICS' STEEL MILL


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